Exhibit 10.80

Execution Copy

ASSET PURCHASE AGREEMENT

By and Among

OCCAM NETWORKS, INC.,

and

TERAWAVE COMMUNICATIONS, INC.

September 27, 2007

i

INDEX OF EXHIBITS

Exhibit	Description
A	Form of Accounts Certificate
B	Form of Assignment and Assumption Agreement
C	Form of Buyer Officers’ Certificate
D	Form of Closing Liabilities Certificate
E	Form of Escrow Agreement
F	Form of Seller Officers’ Certificate
G	Form of Transaction Expense Certificate

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of September 27, 2007 among Occam Networks, Inc., a Delaware corporation (“Buyer”), and Terawave Communications, Inc., a California corporation (“Seller”).

RECITALS

A.                                   Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Acquired Assets (as defined below) in exchange for the Purchase Price (as defined below) as consideration for such purchase (the foregoing transactions being referred to collectively herein as the “Acquisition” or the “Acquisition Transactions”);

B.                                     Immediately following the consummation of the Acquisition Transactions, Seller will effectuate its dissolution and liquidation under applicable provisions of California Law.

NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Capitalized Terms.  The following capitalized terms shall have the meanings set forth below:

“Accounts Certificate” shall mean the certificate in the form attached hereto as Exhibit A setting forth supplemental, detailed information concerning Seller’s accounts receivable, prepaid expenses, inventory and accounts payable (in each case, relating solely to product revenue and excluding in the case of accounts payable Realizable Inventory Purchase Commitments) as of August 17, 2007 and the Closing Date.  To be eligible for inclusion in the Accounts Certificate, accounts payable amounts incurred after August 17, 2007 must be approved in writing by Buyer.

“Acquired Assets” shall have the meaning set forth in Section 2.1.

“Acquisition” or “Acquisition Transactions” shall have the meaning set forth in the recitals to this Agreement.

“Acquisition Proposal” shall have the meaning set forth in Section 6.13.

“Actions or Proceedings” shall have the meaning set forth in Section 6.11.

“Additional Assigned Contracts” shall have the meaning set forth in Section 2.1(c).

“Affiliate” shall have, with respect to a Person, the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

“Agreement” or “this Agreement” shall mean this Asset Purchase Agreement, dated as of September 27, 2007, between Buyer and Seller (including all Exhibits hereto and the Seller Disclosure Schedule) and all amendments hereto in accordance with Section 9.3.

“Allocation” shall have the meaning set forth in Section 6.12.

“Assigned In-License Contracts” shall have the meaning set forth in Section 2.1(b).

“Assigned Permits” shall have the meaning set forth in Section 2.1(i).

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement to be executed by Buyer and Seller, in the form attached hereto as Exhibit B.

“Assumed Liabilities” shall have the meaning set forth in Section 2.4.

“Books and Records” shall mean all books, records, papers, files, documents, or correspondence of any kind, whether in printed or electronic format, in the care, custody, or control of Seller that relate to the Acquired Assets and the Assumed Liabilities, including, without limitation, copies of all Contracts, purchasing and sales records, customer and vendor lists, accounting and financial records, invention disclosures, applications, registrations, certificates, grants, and all other files and records relating to Intellectual Property, and with respect to any of the foregoing, any related documentation and/or specifications.

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

“Buyer Indemnitee” and “Buyer Indemnitees” shall have the meaning set forth in Section 8.2(b).

“Bulk Sales Laws” shall have the meaning set forth in Section 6.17.

“Buyer Officers’ Certificate” shall mean the certificate in the form attached hereto as Exhibit C to be executed and delivered at the Closing by the President and Chief Executive Officer, the Chief Financial Officer, and the Secretary of Buyer.

“California Law” shall mean the California General Corporation Law, as amended, and such other provisions of the laws of the State of California as may be applicable under the circumstances.

“Cash Consideration” shall mean the cash purchase consideration in the amount of Three Million Four Hundred Thousand Dollars ($3,400,000), subject to the Purchase Price Adjustment.

“Certificate of Dissolution” shall have the meaning set forth in Section 6.14.

“Chemical Substance” shall mean any chemical substance that is identified or regulated under any Environmental Law or any Law relating to health or safety (including the United States

Occupational Health and Safety Act, as amended) as defined below, including but not limited to any (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and (vii) any other similarly regulated substance, material or waste.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Accounts Certificate” shall have the meaning set forth in Section 2.6(b).

“Closing Date” shall have the meaning set forth in Section 3.1.

“Closing Liabilities Certificate” shall mean the certificate in the form attached hereto as Exhibit D setting forth supplemental information concerning Seller’s accounts payable, Employee Termination Liabilities and all other Liabilities of Seller as of the Closing Date, including wire instructions for making payment to any listed creditor owed more than $10,000.

“COBRA” shall refer to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral Agreements” shall have the meaning set forth in Section 3.3(a)(xiii).

“Commercial Software Rights” shall have the meaning set forth in Section 4.11(v).

“Confidentiality Agreement” shall mean the Non-Disclosure Agreement dated as of March 7, 2007 between Buyer and Seller.

“Conflict” shall mean any event or circumstance that would constitute a conflict, breach, violation or default (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit.

“Contract” shall mean any written or oral contract, agreement, plan, arrangement, undertaking, commitment, warranty, representation, or understanding of any nature, including, without limitation, any license, sublicense, lease, sublease, commitment, sale and purchase order, invoice, franchise, note, bond, mortgage, indenture, or covenant

“Contract Consent Payments” shall mean any fee, expense, charge, or other payment made or required to be made (i) by Seller or Buyer (whether before or after the Closing) to any third party as an inducement or consideration for the execution and delivery by such third party of any Contract Consent and Assignment and (ii) in connection with any license to Seller of Material Software where an assignment of Seller’s current license is not or cannot be made (whether before or within 30 days after the Closing), the amount of any license fee Buyer is required to pay in order to acquire a license comparable to the current license held by Seller to such Material Software, provided, however, that ongoing fees, royalties, or payments which Seller would otherwise have been required to pay pursuant to the terms of Contracts in the absence of the Transaction with such third parties shall not be a Contract Consent Payment.

“Contract Consents and Assignments” shall refer, with respect to any required consent, waiver, assignment, or approval set forth in Schedule 4.3 of the Seller Disclosure Schedule, to the written form thereto necessary to vest in Buyer all rights of Seller under any Assigned In-License Contract or any Additional Assigned Contract.

“Copyrights” shall mean all works of authorship, copyrights, copyright registrations and applications therefor, including all moral rights and any other rights corresponding thereto anywhere in the world.

“Creditor Releases” shall have the meaning set forth in Section 6.16.

“Customer Information” shall have the meaning set forth in Section 4.10(g).

“Employee” shall mean any current or former or retired employee, consultant, contractor, or director of Seller.

“Employee Bonus Plan” shall mean the Employee Retention Plan adopted by Seller on October 27, 2004, as amended on June 26, 2007.

“Employee Contract” shall mean each written or oral management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Seller or any ERISA Affiliate and any Employee.

“Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of Employees or with respect to which Seller or any ERISA Affiliate has or may have any Employee Plan liability or obligation.

“Employee Plan Liability” means, with respect to any Employee Plan, any and all claims, debts, Liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including (without limitation) those debts, Liabilities and obligations arising under applicable Law, any Action or Proceeding, any award of any arbitrator of any kind, and those arising under any Contract.

“Employee Termination Liability” shall mean any and all Liabilities for severance payments; termination payments; deferred compensation; forgiveness of Indebtedness; change of control payments; accrued vacation or paid time-off; accrued bonuses (including any retention or similar bonuses); employer paid Taxes (including, without limitation, any employer contribution required under FICA or any similar requirement for an employer contribution under any other Law or Employee Plan) and any “gross-up” for Taxes to which a Person may be entitled by Contract or which may otherwise be provided; any fees, expenses, contributions, payments, or other Employee Plan Liabilities resulting from accrual of benefits under any Employee Plan; or any other Liabilities to or for the benefit of any Employee, in the case of any of the foregoing to the extent that such Liability accrues or becomes payable as a result of this Agreement, the Acquisition, or upon any voluntary or involuntary termination of any such Employee.

“Environmental Laws” shall mean any applicable Law or Governmental Order, in either case relating to (i) the protection, investigation, or restoration of the environment, health and safety, or natural resources; (ii) the handling, use, presence, disposal, release, or threatened release of any Hazardous Material; or (iii) noise, odor, wetlands, pollution, contamination or injury or threat of injury to Persons or property, as in effect on or prior to the Closing Date.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean each other person or entity under common control with Seller within the meaning of Sections 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

“Escrow Agent” shall mean U.S. Bank Corporate Trust Services.

“Escrow Agreement” shall mean the Escrow Agreement in the form attached hereto as Exhibit E to be entered between Seller and Buyer, and the Escrow Agent prior to the Closing Date.

“Escrow Amount” shall mean $400,000, which shall come from the Cash Consideration.

“Escrow Fund” shall have the meaning set forth in Section 8.2(a).

“Escrow Period” shall mean the period beginning as of the Closing Date and ending on the first Business Day on or after the first anniversary of the Closing Date.

“Excess Bridge Loan Amount” shall mean the principal amount of all Secured Bridge Loans advanced by Buyer to Seller in excess of $1,900,000, and all interest accrued on such excess principal amount, plus the principal amount of any Secured Bridge Loans that are specifically designated for use in payment of Employee Termination Liabilities at the time such loans are funded.

“Exchange Act” shall mean the United States Securities and Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Excluded Liabilities” shall have the meaning set forth in Section 2.3.

“FICA” shall refer to the Federal Insurance Contributions Act.

“FUTA” shall mean the Federal Unemployment Tax Act.

“GAAP” shall mean United States generally accepted accounting principles and practices in effect from time to time and applied consistently throughout the periods involved.

“Government Permit” shall mean any franchise, permit, license, agreement, waiver, or authorization held or used in the conduct of a Person’s business and obtained from a Governmental Entity.

“Governmental Entity” shall mean any court, tribunal, judicial or arbitral body, administrative agency, or commission or any similar federal, state, county, local, municipal, or foreign or supranational governmental authority, instrumentality, agency, or commission.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination, ruling or award entered by or with any Governmental Entity.

“Hazardous Material” shall mean any hazardous substance, the use, transportation, or disposition of which is regulated by Law or by any Governmental Authority, including, without limitation, any petroleum product or by-product, material containing asbestos, lead, or polychlorinated biphenyls, radioactive material, or radon.

“Identified Employee” shall mean those Employees of Seller identified on Schedule 6.10(c).

“Indebtedness” shall mean, with respect to any Person, all Liabilities, indebtedness, or obligations of any kind or nature, contingent or otherwise, related to (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) any other indebtedness that is evidenced by a note, bond, debenture, letter of credit or similar instrument or facility; (iii) obligations under financing and operating leases; and (iv) all indebtedness referred to in clauses (i) through (iii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and Contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnifying Party” shall have the meaning set forth in Section 8.2(b).

“Information Statement” shall have the meaning set forth in Section 6.2(g).

“Initial Accounts Certificate” shall have the meaning set forth in Section 2.6.

“Initial Cash Consideration” shall mean the Cash Consideration less the Escrow Amount.

“Intellectual Property” shall mean, collectively, Technology and Intellectual Property Rights.

“Intellectual Property Rights” shall mean any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated with any or all of the following: (i) Patents; (ii) Copyrights; (iii) Maskworks; (iv) Trade Secrets; (v) Trademarks: (vi) Internet Properties; and (vii) any similar, corresponding, or equivalent rights to any of the foregoing anywhere in the world.

“Internet Properties” shall mean all Uniform Resource Locators, world wide web addresses, sites, and domain names, and all applications and registrations therefor, occurring anywhere in the world.

“IRS” shall mean the United States Internal Revenue Service.

“Law” shall mean any national, federal, state, municipal, local, foreign, supranational, or other statute, law, ordinance, rule, code, Governmental Order, or other requirement or rule of law.

“Liability” shall mean any and all debts, liabilities, obligations, and Indebtedness (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due and whether or not required to be presented on a balance sheet prepared in accordance with GAAP), including without limitation those arising under any Law, Actions or Proceedings, or Governmental Order, those arising under any Contract, and any off-balance sheet liabilities.

“Lien” shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, preferential arrangement, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom, including, without limitation, any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership.

“Loss” and “Losses” shall have the meanings set forth in Section 8.2(b).

“M&A Qualified Beneficiaries” shall have the meaning set forth in Section 6.10(b).

“Maskworks” shall mean all mask works, mask work registrations, and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures, or topology.

“Material Contracts” shall have the meaning set forth in Section 4.8(a).

“Material Software” shall mean all Software that is subject to any of the Software license agreements set forth under the caption “Material Software” on Schedule 4.11(m) of the Seller Disclosure Schedule.

“Ordinary Course of Business” shall mean the usual, regular and ordinary course of business, as presently conducted consistent with past practice (including with respect to quantity and frequency).

“Patents” shall mean all United States, international, and foreign patents, utility models, design patents, and design registrations, and applications for any of the foregoing, including provisional and Patent Cooperation Treaty (PCT) applications, all rights to file applications for any inventions or designs, and all reissues, re-examinations, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions, discoveries, and industrial designs.

“Permitted Encumbrances” shall mean (i) mechanics, materialmens’ and similar Liens and Liens for Taxes, in each case arising in the Ordinary Course of Business and securing amounts not yet due and payable but properly accrued and identified in the Reference Balance Sheet and the Closing Liabilities Certificate, (ii) Liens securing rental payments under capital lease arrangements assumed by Buyer pursuant to this Agreement and (iii) Liens granted in favor of Buyer pursuant to the Loan Agreement and the Security Agreement each dated August 21, 2007.

“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“PTO” shall mean the United States Patent and Trademark Office.

“Purchase Price” shall have the meaning set forth in Section 2.6(a).

“Purchase Price Adjustment” shall have the meaning set forth in Section 2.6.

“Realizable Inventory Purchase Commitments” up to $440,000 of Seller’s contract manufacturer or component supplier purchase commitments outstanding on the Closing Date for product deemed by Buyer to be profitably saleable in the Ordinary Course of Business, including any such purchase commitments entered into by Seller with the written approval of Buyer on or after August 17, 2007.

“Reference Balance Sheet” and “Reference Balance Sheet Date” shall have the meanings set forth in Section 4.5(a).

“Registered Intellectual Property Rights” shall mean all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks and applications for Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered Copyrights and applications for Copyrights; (iv) domain name registrations; and (v) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Entity.

“Required Shareholder Approvals” shall have the meaning set forth in Section 4.2(b).

“Required Supermajority Approvals” shall mean the approval of this Agreement, the Collateral Agreements, the Acquisition and the transactions contemplated hereby and thereby by (i) at least 66 2/3% of the outstanding common stock of Seller, (ii) at least 66 2/3% of the outstanding preferred stock of Seller, (iii) a least a majority of the outstanding preferred stock of Seller (excluding any shares held by Alta California Partners, Alta Embarcadero Partners and their affiliates), and (iv) all members of Seller’s board of directors.

“Russian Receivables” shall mean the accounts receivable payable to Seller from the following parties based in Russia or the Commonwealth of Independent States: Comcor, Teralink, Mirsilos and Concept.

“Secured Bridge Loans” shall mean all amounts owed by Buyer to Seller on the Closing Date under the Loan Agreement dated August 21, 2007, as amended.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Seller Charter Documents” shall mean Seller’s Articles of Incorporation (including any Articles of Designation) and Bylaws, as in effect on the date of this Agreement.

“Seller Disclosure Schedule” shall have the meaning set forth in the preamble to Article IV.

“Seller Financial Statements” shall have the meaning set forth in Section 4.5(a).

“Seller Intellectual Property” shall mean any and all Intellectual Property that is owned (whether exclusively or jointly with third parties) by Seller (or any Subsidiary of Seller); that is licensed to Seller or any Subsidiary of Seller from any third party; for which Seller, or any Subsidiary of Seller has obtained a covenant not to sue or similar covenant from any third party; or that otherwise is, or at any prior time, was, related to, used in, or necessary for, the operation of the business of Seller as currently conducted or planned to be conducted, including the development, manufacture, use, sale, distribution and other exploitation of the Seller Products, and including all Intellectual Property delivered or disclosed to Buyer as a result of the transactions contemplated hereby.

“Seller Licensed Intellectual Property” shall mean Seller Intellectual Property that is not Seller Owned Intellectual Property.

“Seller Liquidation” shall mean the dissolution and liquidation of Seller pursuant to the provisions of California Law.

“Seller Material Adverse Effect” shall mean any circumstance, change in, fact, event, or effect on any Acquired Asset or Assumed Liability that, individually or in the aggregate with any other circumstance, change in, fact, event, or effect on any Acquired Asset or Assumed Liability, (i)  is, or could reasonably be expected to be, materially adverse to the Intellectual Property, taken as a whole; (ii) is, or could reasonably be expected to be, materially adverse to the Acquired Assets, taken as a whole, or the Assumed Liabilities, taken as a whole; (iii) has resulted in, or could reasonably be expected to result in Seller’s incurring any material Liability; or (iv) has had, or could reasonably be expected to have, a material adverse effect on Buyer’s ability to own and operate the Acquired Assets following the Closing in the same manner as the Acquired Assets are owned and operated by Seller prior to the Closing; provided, however, that the foregoing shall exclude for all purposes (A) changes in general economic or regulatory conditions and (B) changes in events, facts, or circumstances relating to the industries in which Seller operates that affect Seller in a manner consistent with their effect on other companies in such industry.

“Seller Officers’ Certificate” shall mean the certificate in the form attached hereto as Exhibit F to be executed and delivered at the Closing by the President and Chief Executive Officer and the Secretary of Seller.

“Seller Owned Intellectual Property” shall mean all Intellectual Property that is owned (whether exclusively or jointly with third parties) by Seller.

“Seller Products” shall mean all products, Software, and service offerings, including algorithms and digital signal processing code, of Seller (or any Subsidiary of Seller) (i) that have been licensed, sold, distributed, or otherwise disposed of by Seller, or any such Subsidiary, preceding the date hereof; (ii) for which Seller, or any such Subsidiary, has any maintenance, support, or other obligation relating thereto; (iii) that Seller, or any such Subsidiary, intend to license, sell, distribute, or otherwise dispose of; or (iv) that have been developed or are under development by or for Seller, or any such Subsidiary. Without limiting the foregoing, the Seller Products shall include (i) all versions of any of the foregoing, including prior releases, alpha and beta test versions, new versions under development or proposed to be developed, (ii) all designs, packaging, displays, and documentation relating to any of the foregoing, and (iii) all products, Software, and services listed in Schedule 4.11(a) of the Seller Disclosure Schedule.

“Seller Registered Intellectual Property Rights” shall have the meaning set forth in Section 4.11(b).

“Seller Shares” shall have the meaning set forth in Section 4.4.

“Seller Source Code” shall mean, collectively, Source Code, any material portion or aspect of Source Code, or any proprietary information or algorithm contained in or relating to any Source Code, of any Seller Intellectual Property or any Seller Product.

“Seller Transaction Expenses” shall mean the reasonable fees and expenses of Seller accrued in connection with the Acquisition through the Closing Date to (i) Fenwick & West LLP, as legal counsel to Seller, and (ii) the independent accountants to Seller, in each case as certified by Seller on the Closing Date in the Transactions Expense Certificate.

“Software” shall mean any and all software and code, including digital signal processing code, array processing code, format conversion code, video and image processing code, programmable gate array code, algorithms, firmware, assemblers, applets, compilers, source code, object code, data structures, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed.  Without limiting the foregoing, Software includes all programmer comments and annotations, help text, flow charts, specifications and documentation.

“Source Code” shall mean Software, in form other than non-human readable object code form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

“Subsidiary” shall mean, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tangible Assets” shall have the meaning set forth in Section 2.1(d).

“Tax” or “Taxes” shall mean (i) any and all federal, state, local or foreign taxes (including estimated taxes), assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” shall mean any and all of the following tangible or intangible items or things, in any format: (i) Software, including all related algorithms, interfaces, data, data structures and documentation; (ii) information, invention disclosures, know-how, show-how, techniques, algorithms (including compression and noise reduction algorithms and all other video, image and data processing algorithms), converters, filters, enhancers, detectors, formats and formatters, digitizers, samplers, interlacers, de-interlacers, routines, works of authorship, processes, devices, prototypes, masks, processors (including array processors), pre-processors, computers, products, modules, boards, systems, circuits, architectures, semiconductors, components, equipment, platforms, upgrades, updates, improvements, modifications, test  and other methodologies, hardware development tools, specifications and other materials that document design or design processes (including failed designs), or that document research or testing (both design, processes, and results); (iii) databases, data collections, and libraries; (iv) Internet Properties; (v) all other technology and technical information; and (vi) all media on which any of the foregoing is recorded, and all other tangible embodiments and copies of any of the foregoing.

“Termination Date” shall mean the date twelve months after the Closing Date.

“Third-Party Claim” shall have the meaning set forth in Section 8.3.

“Trade Secrets” shall mean all inventions (whether patentable or not), invention disclosures, and improvements; all trade secret rights; all rights (other than Patents, Copyrights, and Mask-Works) in know-how, show-how, and Technology; all Customer Information; and any other proprietary or confidential information, in the case of any of the foregoing, occurring anywhere in the world.

“Trademarks” shall mean any of the following occurring anywhere in the world: trade names, logos, common law trademarks, and service marks, trademark, and service mark registrations and applications therefor (including intent to use applications), and all goodwill associated therewith throughout the world.

“Transactions Expense Certificate” shall mean the certificate in the form attached hereto as Exhibit G setting forth the particulars of the Seller Transaction Expenses, including the attachment of the final invoices of Fenwick & West LLP and any other specialist legal counsel as Seller shall have identified to Buyer prior to the engagement thereof and whose retention shall be reasonably necessary to permit Seller to enter this Agreement and the Collateral Agreements and consummate the transactions contemplated hereby and thereby, for all services rendered to Seller in connection with this Agreement and the transactions contemplated hereby.

“Transfer Taxes” shall have the meaning set forth in Section 3.4.

1.2                                 Construction.

(a)                                  For purposes of this Agreement, whenever the context requires, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)                                 Each of the parties hereto has participated actively in the negotiation and drafting of this Agreement and each party has been at all times during such negotiation represented by counsel.  Each party therefore waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(c)                                  As used in this Agreement, the words “include” and “including” and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(d)                                 The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)                                  Except as otherwise indicated, all references in this Agreement to “Articles,” “Schedules,” “Sections” and “Exhibits” are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

(f)                                    References in this Agreement to the “knowledge” of Seller will be deemed to refer to the actual knowledge of each of Raymond Lin, Bob Dilfer, Boris Auerbuch, Frank Lockwood, Tony Flores and Brian Brown and to the constructive knowledge that each such individual, as an officer of Seller, would reasonably be expected to have with respect to any matter if he or she conducted a reasonable inquiry of Seller’s records relating to such matter and the employees charged with administrative or operational responsibility for such matter.

(g)                                 References in this Agreement to the “knowledge” of Buyer will be deemed to refer to the actual knowledge of each of Robert L. Howard-Anderson and Christopher B. Farrell and to the constructive knowledge that each such individual, as an officer of Buyer, would reasonably be expected to have with respect to any matter if he or she conducted a reasonable inquiry of Buyer’s records relating to such matter and the employees charged with administrative or operational responsibility for such matter.

(h)                                 All references in this Agreement to “dollars” or “$” shall refer to the lawful currency of the United States.

(i)                                     The table of contents and headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

ARTICLE II

SALE AND PURCHASE OF ASSETS

2.1                                 Purchase and Sale of Assets.  On the Closing Date and subject to the terms and conditions set forth in this Agreement, Seller will sell, assign, transfer, and convey to Buyer, and Buyer will purchase from Seller, all of Seller’s right, title, and interest in and to all of the following assets, rights, and properties, free and clear of any Liens (collectively, the “Acquired Assets”):

(a)                                  all Seller Owned Intellectual Property, including, without limitation, the Seller Owned Intellectual Property identified on Schedule 2.1(a);

(b)                                 all rights of Seller in Seller Licensed Intellectual Property, including without limitation, all rights of Seller under the Contracts relating to Seller Licensed Intellectual Property set forth on Schedule 2.1(b), as such schedule may be amended and supplemented by Buyer on or prior to Closing (the “Assigned In-License Contracts”);

(c)                                  all rights of Seller under the additional Contracts set forth on Schedule 2.1(c), including all rights to any deposits made with third parties thereunder, as such schedule may be amended or supplemented by Buyer on or prior to Closing (the “Additional Assigned Contracts”);

(d)                                 all tangible personal property of Seller (whether or not located on the premises thereof), including, without limitation, all machinery, equipment and tools, furniture and furnishings, computers, computer equipment, and computer supplies, office materials and supplies, inventories of any kind or nature, raw materials and supplies, manufactured and purchased goods, all goods in process and finished goods, and all tangible embodiments of Technology, including, without limitation, those assets and properties specifically identified on Schedule 2.1(d) (the “Tangible Assets”);

(e)                                  all cash and cash equivalents of Seller;

(f)                                    all accounts, notes, and other receivables, including the Russian Receivables, and all prepaid assets and expenses;

(g)                                 all investments and securities;

(h)                                 all Books and Records (except as set forth in Section 2.2(a) and Section 2.2.(e)); all customer, supplier, advertiser, or other lists; all sales data; all creative, advertising, or other promotional materials, including all brochures, sales literature, graphics, artwork, user manuals, and similar documentation; all studies or reports; all labels and packaging materials; and all other printed, electronic, or written materials or data (including, without limitation, any and all documentation relating to Seller Products and Seller Intellectual Property, whether for use internally or externally), in the case of any of the foregoing, whether in printed or electronic format;

(i)                                     all Government Permits held or used by Seller in connection with, or required for, the operation of the Acquired Assets as currently conducted or proposed to be conducted (the “Assigned Permits”);

(j)                                     all claims, causes of action, choses in action, deposits, prepayments, refunds, rights of recovery, rights of set-off, and rights of recoupment, of any kind or character which either (i) arise under the Assigned-In License Contracts or the Additional Assigned Contracts or (ii) which arise with respect to past misappropriation or infringement of Seller Intellectual Property and rights to damages and other remedies for past misappropriation or infringement of Seller Intellectual Property; and

(k)                                  all goodwill associated with any of the foregoing and the business of the Seller.

2.2                                 Excluded Assets.  The Acquired Assets shall not include any of the following (collectively, the “Excluded Assets”):

(a)                                  the Seller Charter Documents, qualifications to transact business as foreign corporations, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

(b)                                 Seller’s insurance policies listed on Schedule 2.2(b) (including any proceeds thereof and any rights to refunds of unearned premiums upon cancellation of such policies in connection with Seller’s Liquidation);

(c)                                  pension, profit sharing, or savings plans and trusts and the assets thereof and any other benefit plan of Seller;

(d)                                 the rights of Seller under this Agreement and the Collateral Agreements;;

(e)                                  all tangible personal property of Seller located outside the United States and Canada as of September 24, 2007, all Government Permits issued to Seller by Government Entities outside the United States and Canada, all Contracts of Seller relating solely to its business outside the United States and Canada and all accounts and records relating solely to Seller’s business outside the United States and Canada (except, in each case, as specifically included in Section 2.1);

(f)                                    all Books and Records of Seller that relate solely to Taxes or Excluded Assets; provided, however, Seller agrees that it will provide Buyer with copies of, or reasonable access to, such Books and Records to the extent that any such Books and Records relate to any Acquired Asset or any Assumed Liability;

(g)                                 all Seller Contracts other than the Assigned In-License Contracts and the Additional Assigned Contracts; and

(h)                                 such other assets of Seller as are specifically excluded by Buyer in a signed notice delivered to Seller on or prior to the Closing.

2.3                                 Liabilities Not Assumed.  Other than the Assumed Liabilities (as defined in Section 2.4 below), Buyer shall not assume by virtue of this Agreement, and shall have no liability or obligation for, any Liability of Seller (the “Excluded Liabilities”), including (without limitation) those listed below, and Seller shall, as the case may require, retain and pay, satisfy, discharge, and perform all such Liabilities of Seller other than the Assumed Liabilities, including (without limitation) the following Excluded Liabilities:

(a)                                  Any Liability for Transfer Taxes that are the responsibility of Seller pursuant to Section 3.4 hereof, and any Liability for Taxes of Seller for any taxable period, including any Liability for Taxes relating to the Acquired Assets attributable to any taxable period or portion thereof ending on or prior to the Closing Date (with any real or personal property Taxes allocated to such taxable period on a per diem basis);

(b)                                 Any Liability to indemnify any Person by reason of the fact that such Person was a director, officer, employee, stockholder, consultant, or agent of Seller, or that such Person was serving at the request of Seller, as a partner, trustee, director, officer, employee, stockholder, consultant, or agent of another entity;

(c)                                  Any Liability as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time caused by any action that occurred or condition that existed on or prior to the Closing Date and in respect of anything done, suffered to be done, or omitted to be done by Seller, or any of its directors, officers, employees, stockholders, consultants, or agents;

(d)                                 Any Liability pertaining to Seller or its business and arising out of or resulting from noncompliance with any Laws, whether legislatively, judicially or administratively promulgated (including, without limitation, any Liability arising out of or resulting from noncompliance with Environmental Laws by Seller);

(e)                                  Any Liability of Seller under any Assigned In-License Contract and Additional Assumed Contract for any acts or events occurring prior to the Closing or any breaches or defaults existing under such Contracts as of the Closing (including without limitation, any such

Liability arising under any Contract for Intellectual Property), other than (i) as set forth in Section 2.4(b) and (ii) Liability under the Assigned In-License Contracts and the Additional Assumed Contracts, arising out of, or relating to, events occurring on and after the Closing Date;

(f)                                    Any Liability under any Contract that is not an Assigned In-License Contract and Additional Assumed Contract, including but not limited to any Liability for express or implied representations, warranties, guarantees or other service commitments under any Contract that is not an Assigned In-License Contract and Additional Assumed Contract;

(g)                                 Any Liability of Seller for any violation, misappropriation, or infringement (whether contributory, by inducement, willful, or otherwise) of any Intellectual Property of any third party; and

(h)                                 Any Employee Plan Liability (including, but not limited to, Employee Termination Liabilities set forth on Schedule 4.20(a)(iii) of the Seller Disclosure Schedule as supplemented pursuant to the Closing Liabilities Certificate); and

(i)                                     Any Employee Termination Liability and any other Liability of Seller to any Employee.

2.4                                 Assumed Liabilities.  As of the Closing, Buyer hereby agrees to assume the following, and only the following, Liabilities of Seller (collectively, the “Assumed Liabilities”):

(a)                                  The executory obligations of Seller under the Assigned In-License Contracts and the Additional Assumed Contracts, in each case solely on a going-forward basis from and after the Closing Date with respect to executory obligations of Seller that accrue on and after the Closing Date; provided, however, Buyer shall not have any obligation pursuant to any Assigned In-License Contract or Additional Assumed Contract that by its terms or under applicable Law requires, prior to assignment, a consent to assignment unless a written consent and/or assignment thereof has been obtained on or prior to the Closing Date. With respect to each such Contract not assigned to Buyer, which would have been acquired by Buyer pursuant to Section 2.1 but for the failure to obtain such required consent and/or assignment and Buyer’s waiver of any requirement to obtain such consent and/or assignment prior to the Closing, Seller shall use commercially reasonable efforts to obtain the consents of all required parties to the assignment of such Contract(s).  Such Contract(s) shall be promptly assigned by Seller to Buyer upon receipt of any such consents and/or assignments after the Closing Date and thereafter shall be deemed to be an Assumed Liability hereunder as if such consent had been obtained prior to the Closing Date.  Notwithstanding the absence of any such consent and/or assignment, Buyer shall be entitled, upon the Closing, to the benefits of such Contract(s) accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such Contract(s).  Buyer agrees to perform, at its sole discretion and expense, all of the obligations of Seller to be performed under such Contract(s) from the Closing Date until such time as Buyer reasonably determines that such consents cannot be obtained, after which Buyer shall have no further obligation with respect to the performance of such Contracts.

(b)                                 The Realizable Inventory Purchase Commitments set forth in the Closing Liabilities Certificate that are specifically approved by Buyer.

(c)                                  Up to $200,000 in Seller Transaction Expenses.

(d)                                 Any Liability for Transfer Taxes that are the responsibility of Buyer pursuant to Section 3.4 hereof.

2.5                                 Licensing Arrangements.

(a)                                  License to Acquired Assets.  Effective as of the Closing, without limiting the obligation of Seller to assign all of its right, title, and interest in and to Intellectual Property to Buyer and without limiting any of its representations, warranties, or other obligations under this Agreement, if and to the extent that any Intellectual Property is not fully and effectively assigned to Buyer as of the Closing, Seller (and any Subsidiary of Seller) agrees to grant, and do hereby grant, to Buyer and its Subsidiaries, to and under any such Intellectual Property, a royalty-free, fully-paid, world-wide, perpetual, irrevocable, non-terminable, transferable, exclusive right and license, with the right to grant and authorize sublicenses, to fully exercise, use and exploit the Acquired Assets in any manner and without limitation, including the right and license under Copyrights to copy, create derivative works from, distribute, publicly perform and display and transmit, under Mask Works to distribute, import and copy, under Trade Secrets to use and disclose and under Patents to make, have made, use, sell, offer for sale and import.  If Seller (or any Subsidiary of Seller) does not have the right to grant a license under any Intellectual Property of the full scope set forth above, then the license granted under such Intellectual Property shall be of the broadest scope that Seller (or any Subsidiary of Seller) has the right to grant.

(b)                                 Bankruptcy.  This license is, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, a license to rights of “Intellectual Property Rights” as defined thereunder.  Notwithstanding any provision contained herein to the contrary, if Seller, following consummation of the transactions contemplated by this Agreement, is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of Seller, as a debtor in possession, rightfully elects to reject the licenses granted to Buyer under this Agreement, Buyer may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of Buyer’s rights under such licenses, to the maximum extent permitted by Law.

2.6                                 Purchase Price and Purchase Price Adjustment.

(a)                                  The purchase price for the Acquired Assets (the “Purchase Price”) shall consist of (i) the assumption of the Assumed Liabilities pursuant to Section 2.4, (ii) the Cash Consideration less the Excess Bridge Loan Amount, and (iii) the forgiveness and cancellation of the Secured Bridge Loans (excluding the Excess Bridge Loan Amount which shall be repaid in full on the Closing out of the Initial Cash Consideration) pursuant to Section 3.2(d).

(b)                                 Seller has previously prepared and delivered to Buyer an Accounts Certificate as of August 17, 2007 (the “Initial Accounts Certificate”).  Seller shall prepare and deliver to Buyer on the Closing Date an Accounts Certificate as of the Closing Date (the “Closing Accounts Certificate”).  In the event that accounts payable reported in the Closing Accounts Certificate is greater than accounts payable as reported in the Initial Accounts Certificate, the Cash Consideration shall be increased by the amount of such increase in accounts payable to the extent, and only to the extent, that such increase in accounts payable is not assumed by Buyer as Realizable Inventory

Purchase Commitments and is in fact matched by an equal or greater increase in accounts receivable and realizable inventory (excluding inventory acquired pursuant to Realizable Inventory Purchase Commitments) as reported in the Initial Accounts Certificate and the Closing Accounts Certificate (such adjustment, the “Purchase Price Adjustment”).  No adjustment to the Cash Consideration will be made pursuant to this Section 2.6(b) with respect to accounts payable incurred by Seller after August 17, 2007 without the written approval of Buyer.

ARTICLE III

CLOSING AND CLOSING DELIVERIES

3.1                                 Closing.  The closing of the transactions contemplated by this Agreement and the Collateral Agreements (the “Closing”) will take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, commencing at 10:00 a.m. (Pacific Time), two Business Days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Article VII hereof, or at such other place or on such other date as the parties may mutually determine (the “Closing Date”).

3.2                                 Buyer Deliveries.  As consideration for the sale of the Acquired Assets, Buyer shall deliver the following at the Closing against delivery by Seller of the items and documents described in Section 3.3 and Section 3.4:

(a)                                  Buyer shall deliver a duly executed copy of the Assignment and Assumption Agreement in the form attached hereto as Exhibit B; and

(b)                                 Buyer shall deliver a duly executed copy of the Buyer Officers’ Certificate in the form attached hereto as Exhibit C.

(c)                                  Buyer shall deliver by wire transfer the Escrow Amount to the Escrow Agent pursuant to Section 8.2(a) and Buyer shall deliver the Initial Cash Consideration less the Excess Bridge Loan Amount in accordance with a funds flow memorandum to be agreed upon by the parties, which funds flow memorandum shall include a wire transfer to Seller at an account designated in writing by Seller and additional wires to creditors of Seller in accordance with the amounts and wire instructions set forth on the Closing Liabilities Certificate provided by Seller.  The parties acknowledge and agree that all wires sent by Buyer to creditors of Seller pursuant to this Agreement will be made at the direction and for the account of Seller and Buyer assumes no responsibility for the allocation of the Cash Consideration among creditors of Seller.  Seller represents and warrants to Buyer that Seller has reached agreements with all of its creditors on the amounts being wired to them hereunder. Any portion of the Initial Cash Consideration wired by Buyer to creditors of Seller in accordance with the amounts and wire instructions set forth on the Closing Liabilities Certificate and any portion of the Initial Cash Consideration retained by Buyer in satisfaction of the Excess Bridge Loan Amount shall be deemed to have been paid to Seller for all purposes under this Agreement.

(d)                                 Buyer shall deliver to Seller an inventory resale certificate in a form mutually agreed to by the parties; and

(e)                                  Buyer shall deliver for cancellation pursuant to this Agreement a signed original copy of the Promissory Note issued by Seller to Buyer evidencing the Secured Bridge Loans.

3.3                                 Delivery of Acquired Assets.

(a)                                  At the Closing, Seller shall, at its sole cost and expense, deliver the following to Buyer:

(i)                                     all of the Tangible Assets;

(ii)                                  all Books and Records and other documents contemplated pursuant to Section 2.1(h) above and except as permitted by Section 2.2(a) and Section 2.2(e);

(iii)                               duly executed copies of the Assignment and Assumption Agreement in the form attached hereto as Exhibit B;

(iv)                              duly executed assignments of Seller Intellectual Property in forms reasonably acceptable to Buyer, and in the case of Seller Registered Intellectual Property Rights, otherwise suitable for filing in all relevant jurisdictions;

(v)                                 the duly executed Contract Consents and Assignments;

(vi)                              the Closing Balance Sheet;

(vii)                           the duly executed Closing Accounts Certificate;

(viii)                        the duly executed Closing Liabilities Certificate;

(ix)                                the duly executed Creditor Releases;

(x)                                   the duly executed Seller Officers’ Certificate;

(xi)                                the duly executed Transaction Expense Certificate;

(xii)                             evidence of the release of any and all Liens affecting any of the Acquired Assets (including, without limitation, evidence of the filing of all UCC Termination Statements), other than Permitted Encumbrances; and

(xiii)                          such other instruments, documents, or certifications as Buyer may reasonably request to document and transfer title to any Acquired Assets to Buyer in accordance with this Agreement or to permit Buyer properly to identify and account for each Assumed Liability (the instruments referred to in Sections 3.3(iii) through (xiii), together with the Escrow Agreement, being referred to herein as the “Collateral Agreements”).  The Acquired Assets shall be delivered to the Buyer at the Seller’s principal place of business.

(b)                                 To the extent that Buyer cannot be granted possession by Seller of any Acquired Assets at the Closing or to the extent Seller comes into possession of any Acquired Asset after the Closing (such as cash receipts representing payment for accounts receivable acquired by Buyer), such Acquired Assets shall be held by Seller in trust for and on behalf of Buyer, and Seller shall bear all risk of loss thereof.  Seller shall promptly notify Buyer in writing at such time as it is able to deliver possession of such Acquired Asset to Buyer, and shall thereafter, at its sole cost and expense, promptly deliver such Acquired Asset to a location reasonably specified by Buyer; provided, however, that in connection with any immediately available funds received by Seller that relate to any accounts receivable or other Acquired Assets, Seller, as the case may require, shall deliver readily available funds to Buyer in an amount equal to such cash receipts not later than 24 hours after receipt thereof by Seller (or in the case of cash receipts received after 2:00 p.m. (Pacific Time) on any Friday, not later than 1:00 p.m. (Pacific Time) on the next Business Day), either by delivery of a certified bank check made payable to Buyer or by wire transfer in accordance with Buyer’s instructions, in either case with a notice setting forth the source, nature, and circumstances of such cash receipt, provided further, that, in connection with any instruments received by Seller that represent payment for any accounts receivable or other Acquired Assets, Seller shall deliver such instruments to Buyer endorsed with Seller’s endorsement not later than two Business days after receipt thereof by Seller, together with a notice setting forth the source, nature, and circumstances of Buyer’s receipt of such instrument.  The parties agree that with respect to any such instrument, Buyer is transferring such instrument to Seller as an accommodation under this Agreement and Buyer’s delivery of such instrument shall not constitute a guarantee from Buyer of the validity or collectability of such instrument.

3.4                                 Sales, Transfer, and Use Taxes.  Buyer and Seller shall each bear and pay 50% of any sales, use, or transfer Taxes arising out of the sale and assignment of the Acquired Assets to Buyer (the “Transfer Taxes”).  To the extent permitted by Law, Buyer and Seller shall cooperate fully with each other in minimizing such Transfer Taxes, including without limitation, through the electronic transfer of software and other assets where reasonably possible.  To the extent a Taxing authority provides notice to a party of an audit of Transfer Taxes, such party shall promptly notify the other, and both Buyer and Seller shall assume responsibility for such audit and shall each bear and pay when due 50% of any additional Transfer Taxes (plus interest and penalties) ultimately assessed with respect to the assignments and transfers contemplated by this Agreement.

3.5                                 Further Assurances.  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right and title to and possession of any Acquired Asset, free and clear of all Liens, the officers and directors of Seller, as the case may require, or any successor to the assets and liabilities of Seller shall be fully authorized to take in the name of Seller, and will take, all such lawful and necessary and/or desirable action (including obtaining any required consents or approvals).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, subject to the exceptions specifically disclosed in the disclosure letter and schedules thereto delivered by Seller to Buyer and dated as of the date of this Agreement (the “Seller Disclosure Schedule”), as follows.  With respect to exceptions or disclosure relating to Sections 4.1, 4.2, 4.3, 4.5, 4.8, 4.10, 4.11, 4.12, 4.15, 4.18, 4.20,

and 4.22, each exception or disclosure set forth in the Seller Disclosure Schedule shall reference the specific section, subsection, and paragraph number of this Article IV to which such exception or disclosure relates, and in no event will any disclosure or information set forth in the Seller Disclosure Schedule that is not identified under appropriate caption referencing such section, subsection, and paragraph be deemed to qualify any of the foregoing representations.  With respect to exceptions or disclosure relating to any section of this Article IV not specifically identified in the preceding sentence, each exception or disclosure shall also identify the corresponding section, subsection, and paragraph number to which such exception or disclosure relates, provided that information disclosed under any paragraph of the Seller Disclosure Schedule shall be deemed to qualify any section or subsection of this Article IV (other than sections and subsections identified in the preceding sentence) if it is reasonably apparent that such disclosure, without reference to any extrinsic information, would limit, alter or qualify another section or subsection.

4.1                                 Organization.

(a)                                  Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of California.  Seller has the power and authority to own, lease, and operate its assets and properties and to carry on its business as now being conducted, and as currently proposed to be conducted, is duly qualified or licensed to do business and to perform its obligations under all Contracts by which it is bound, and is in good standing in the State of California and in each other jurisdiction where the character of the properties owned, leased, or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Seller Material Adverse Effect.  Seller has provided to Buyer a true and correct copy of the Seller Charter Documents, each as amended to date.  No resolution of the board of directors or stockholders of Seller to amend any provision of the Seller Charter Documents has been approved or is pending.

(b)                                 Seller does not have, and has never had, any Subsidiary and has no parent corporation.

4.2                                 Authority.

(a)                                  Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it is a signatory, to perform its obligations under this Agreement and the Collateral Agreements, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Collateral Agreements by Seller and the performance by Seller of its obligations under this Agreement and the Collateral Agreements to which Seller is a signatory, and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no further corporate action is required on the part of Seller to approve this Agreement, the Collateral Agreements, and the transactions contemplated hereby and thereby.

(b)                                 This Agreement and the Collateral Agreements to which Seller is a party, the Acquisition, and the transactions contemplated hereby and thereby have been unanimously approved by the Boards of Directors of Seller.  The vote of Seller’s shareholders required to approve this Agreement, the Collateral Agreements, the Acquisition, and the transactions contemplated hereby and thereby is a majority of (i) the outstanding capital stock and (ii) the outstanding preferred stock of Seller (collectively, the “Required Shareholder Approvals”).  Holders of a sufficient number of shares of the outstanding capital stock of Seller necessary to obtain the Required Shareholder Approvals have, contemporaneously with the execution and delivery of this Agreement, approved the Acquisition, this Agreement and the Collateral Agreements.  Holders of a sufficient number of shares of the outstanding capital stock of Seller necessary to obtain the Required Supermajority Approvals will, prior to the Closing, approve the Acquisition, this Agreement and the Collateral Agreements.

(c)                                  This Agreement has been, and the Collateral Agreements, to which Seller is a signatory, will be, duly executed and validly delivered by Seller.  This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with the terms, except as such enforceability may be limited by principles of public policy and subject to the rules of law governing specific performance, injunctive relief or other equitable remedies.  The Collateral Agreements will, upon execution and delivery, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3                                 Conflicts.  The execution and delivery of this Agreement by Seller does not, and the execution and delivery of the Collateral Agreements by Seller (when and as required pursuant to this Agreement) and the performance of this Agreement and the Collateral Agreements by Seller will not, (i) Conflict with or violate any of the Seller Charter Documents; (ii) Conflict with or violate any Law applicable to Seller or by which its properties (including, without limitation, the Acquired Assets) is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Seller, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien on, any of the Acquired Assets pursuant to any Contract to which Seller is a party or by which any Acquired Asset is bound or affected.  Without limiting the foregoing, there are no existing Contracts, options, or commitments, whether written or oral, granting to any Person the right to acquire any of Seller’s right, title, or interest in or to any of the Acquired Assets or any interest therein.  Schedule 4.3 of the Seller Disclosure Schedule lists all consents, assignments, waivers, and approvals under any Contracts to which Seller is a party that are required to be obtained in connection with the consummation of the transactions contemplated hereby.  No Contract Consent Payment will be required in order to obtain any such consent, assignment, waiver, or approval.

4.4                                 Capitalization.  The authorized capital stock of Seller consists of 80,000,000 shares of Common Stock, no par value per share, of which 70,810 shares are issued and outstanding and 62,000,000 shares of Preferred Stock, no par value per share, of which 41,517,250 shares are issued and outstanding (the “Seller Shares”).  The outstanding Seller Shares are duly authorized, validly issued, fully paid, and non-assessable and were not issued in violation of any preemptive rights created by applicable Law, any of the Seller Charter Documents, or any Contract to which Seller is or was a party or by which Seller is or was bound.  Seller has never granted to any Person, and there are not outstanding, any options, warrants, conversion rights, preemptive rights, rights of first refusal, or any similar rights to acquire from Seller any shares of Seller’s capital stock.  There are no Contracts between or among Seller and any other Person with respect to the voting of the outstanding shares of Seller’s capital stock.  Stockholders of Seller are not entitled to require that Seller redeem any shares of its capital stock under the Seller Charter Documents, any Contract between Seller and such stockholders, or under applicable Law.  There are no declared or accrued but unpaid dividends with respect to any shares of Seller’s capital stock, and Seller has not at any time repurchased or redeemed any such shares or made any cash distribution or paid any cash dividend with respect thereto.  The Seller Shares were issued in compliance with all applicable Laws, including, without limitation, all applicable securities Laws.

4.5                                 Financial Statements; Financial Information Relating to Acquired Assets.

(a)                                  Seller Financial Statements.  Schedule 4.5(a) of the Seller Disclosure Schedule sets forth a true and complete copy of the following financial statements of Seller (collectively, the “Seller Financial Statements”): (i) Seller’s unaudited balance sheet and statements of income and cash flows as of and for the fiscal years ended December 31, 2006 and December 31, 2005 (ii) Seller’s unaudited balance sheet and statements of income and cash flows as of and for the eight months ended August 24, 2007 (the “Reference Balance Sheet” and the date thereof being the “Reference Balance Sheet Date”).  Each of the Seller Financial Statements (i) was prepared in accordance with the books of account and other financial records of Seller; (ii) presents fairly in all material respects the financial condition or results of operations of Seller, as the case may require, as of the dates thereof or for the periods covered thereby; (iii) was prepared in accordance with GAAP applied on a basis consistent with past practices of Seller, provided that the unaudited financial statements do not contain footnotes and may be subject to normal year-end adjustments that will not be material in amount, individually or in the aggregate; and (iv) includes all adjustments that are necessary for a fair presentation of the financial condition of Seller and the results of operations of Seller as of the dates thereof and for the periods covered thereby.  All reserves that are set forth and reflected on the Reference Balance Sheet are adequate and have been established in accordance with GAAP.

(b)                                 Accounts Receivable.  Schedule 4.5(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of each outstanding account receivable, including the Russian Receivables, as of the Reference Balance Sheet Date, together with an aging of such accounts receivable.  All accounts receivable of Seller reflected on the Reference Balance Sheet, which have not been collected by the date of this Agreement, on the Accounts Certificates and on Schedule 4.5(b) represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business.  Other than the Russian Receivables, as to which Seller makes no representation, unless paid prior to the Closing Date, each such account receivable is, and will be as of the Closing Date, current and, assuming commercially reasonable collection efforts by Buyer, collectible net of the specific reserves with respect to each such receivable as shown on Schedule 4.5(b) or, in the case of accounts receivable accrued between the date hereof and the Closing Date, as set forth on the Closing Accounts Certificate (which reserves are, and in the case of the Closing Accounts Certificate, will be, adequate and calculated consistent with past practice).  Subject to such reserves, each such account receivable either has been or will be collected in full, without any set off, prior to March 31, 2008.  Except as set forth on Schedule 4.5(b), none of the accounts receivable of Seller is or will be subject to any claim of offset, recoupment, set-off, or counterclaim, and to the knowledge of Seller, there are and will be no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.  No Person has or will have any Lien (other than Permitted Liens) on any such accounts receivable, and no agreement for deduction or discount has been or will have been made with respect to any such accounts receivable.

(c)                                  Inventory.  Schedule 4.5(c) of the Seller Disclosure Schedule sets forth all items of inventory shown on the Reference Balance Sheet and acquired since the date thereof which have not been sold or consumed in the operation of the Seller’s business as of the date of this Agreement.  All inventory of Seller, whether or not reflected in the Reference Balance Sheet or the Closing Accounts Certificate, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to their net realizable value as set forth in the Reference Balance Sheet or in the case of inventory acquired after the date of the Reference Balance Sheet, the net realizable value set forth in the Closing Accounts Certificate.  All inventories shown on the Reference Balance Sheet have, and all inventories shown on the Closing Accounts Certificate will be, priced at the lower of cost or market.  The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive but are reasonable in the present circumstances of Seller.

(d)                                 Accounts Payable and Accrued Liabilities.  Schedule 4.5(d) of the Seller Disclosure Schedule provides as of the date hereof, and as of the Closing, the Closing Balance Sheet and the Closing Liabilities Certificate will provide as of the Closing Date, an accurate and complete list of (i) each outstanding account payable; (ii) each Liability classified as an “Accrued Liability;” (iii) each account payable created, recorded or accrued since the Reference Balance Sheet Date or the Closing Balance Sheet and Closing Liabilities Certificate as the case may require (with all invoices and other payment obligations received and recorded since the Reference Balance Sheet Date having been accurately and properly recorded and accrued); and (iv) all other outstanding Liabilities of Seller.  For each outstanding account payable, Schedule 4.5(d) identifies the vendor or other party to whom Seller has a payment obligation, the nature of the product or service provided, the original due date of such payment obligation, the availability of discounts of any kind, wire instructions for payment of such obligation, and whether Seller is entitled to any off-set, recoupment, or set off and whether Seller disputes any portion of the account payable.  Schedule 4.5(d) further identifies the twenty largest vendors and suppliers to Seller during the 12 months preceding the Reference Balance Sheet Date, and the amounts accrued and paid to each such vendor or supplier.  The Liabilities identified on the Closing Liabilities Certificate as a Realizable Inventory Purchase Commitments shall be limited to commitments to purchase product that is profitably saleable in the Ordinary Course of Business following the Closing.

(e)                                  Contract Obligations.  Schedule 4.5(e) of the Seller Disclosure Schedule sets forth for each Assigned In-License Contract and each Additional Assigned Contract with respect to any cash payment obligations under such Contracts, a table setting forth the amount(s) of such payment(s) obligations and the due dates therefor.

(f)                                    Tangible Assets.  Schedule 4.5(f) of the Seller Disclosure Schedule sets forth for each Tangible Asset (i) the aggregate purchase price paid therefor; (ii) the current book value of such Tangible Asset as set forth on the Reference Balance Sheet; (iii) whether such Tangible Asset is subject to any Lien (including a Lien that is a purchase money lien but excluding Permitted Encumbrances); (iv) whether such Tangible Asset is the subject of any Contract for service or maintenance and, if so, Seller’s obligations, including payment obligations, thereunder; and (v) whether such Tangible Asset is covered under any written warranty and, if so, a brief description of the terms and duration thereof and a reference to the location of such written warranty in the Books and Records.

(g)                                 No Undisclosed Liabilities.  Seller has no Liabilities not reflected in the Reference Balance Sheet, and Seller will not have as of the Closing any Liabilities not reflected in the Reference Balance Sheet, as the case may require, other than (i) Liabilities incurred by Seller in the Ordinary Course of Business since the Reference Balance Sheet Date, (ii) Liabilities not required to be reflected on the Reference Balance Sheet or the Closing Balance Sheet under GAAP, and (iii) liabilities otherwise disclosed in Schedule 4.5(g) of the Seller’s Disclosure Schedule.  As of the Closing, Seller will have no Liabilities other than those reflected in the Closing Balance Sheet and the Closing Liabilities Certificate.

(h)                                 Payments and Accounts Certificates.  Except as set forth on Schedule 4.5(h) of the Seller Disclosure Schedules, since June 30, 2007, Seller has not paid, or as of the Closing will have paid, any Seller Transaction Expenses to any third party (regardless of whether such third party is specifically identified within the definition of “Seller Transaction Expenses”) pursuant to this Agreement.  Since June 30, 2007, Seller has not made, or as of the Closing will have made, any payment to any Employee other than payments for accrued wages and reimbursable expenses, in each case in the Ordinary Course of Business.  Since June 30, 2007, no assets of Seller have been used, or will be used (except for any amounts to be paid pursuant to the Employee Bonus Plan on or after the Closing, as set forth on the Closing Liabilities Certificate), to pay any bonuses to any Employee.  Without limiting the foregoing, no bonuses of any nature have been paid or accrued with respect to any Employee, and there exists no Contract that obligates or has obligated Seller to pay any bonus to any Employee for any period beginning after June 30, 2007.  The Accounts Certificates were prepared in accordance with the books and records of Seller, present fairly the financial information set forth therein, and were prepared in accordance with GAAP applied on a consistent basis.

4.6                                 Absence of Changes.  Since June 30, 2007, and except as contemplated by this Agreement, Seller has conducted its business only in the Ordinary Course of Business and, without limiting the generality of the foregoing:

(a)                                  There has been no event, circumstance, or condition (whether or not involving Seller) that has had or could reasonably be expected to have a Seller Material Adverse Effect;

(b)                                 Seller has not mortgaged, pledged, or otherwise encumbered any of the Acquired Assets (other than Permitted Encumbrances);

(c)                                  Other than in the ordinary course of business, Seller has not sold, assigned, licensed, leased, transferred, conveyed, or committed itself to sell, assign, license, lease, transfer, or convey any of the Acquired Assets; and Seller has not sold, assigned, licensed, leased, transferred, conveyed or committed itself to sell, assign, license, lease, transfer or convey any other asset or property, whether real, personal, or mixed, that would otherwise be included in the Acquired Assets if they were held by Seller as of the Closing Date;

(d)                                 Without limiting any other provision of this Section 4.6, Seller has not (i) transferred, assigned, or licensed to any Person or otherwise extended, amended, or modified any rights to any Seller Intellectual Property, or entered into any Contract to transfer or license to any Person future rights to any Seller Intellectual Property; (ii) purchased or in-licensed any Intellectual Property or executed any Contract with respect to the Intellectual Property of any Person other than Commercial Software Rights for internal operations licensed in the Ordinary Course of Business; (iii) entered into any Contract with respect to the development of any Intellectual Property with any third party; (iv) changed any prices or royalties set or charged by Seller to any customers or licensees; or (v) agreed to change or received any notice of a pending change in the prices or royalties set or charged by any Person who has licensed Intellectual Property to Seller;

(e)                                  Seller has not merged with, entered into any consolidation with, or acquired an equity interest in any Person or acquired a substantial portion of the assets or business of any Person or any division, line or business thereof, or otherwise acquired any material assets;

(f)                                    Seller has not made any material changes in its customary methods of operations, including without limitation, practices and policies relating to marketing, selling, and pricing;

(g)                                 Seller has not entered into any Contract with any Employee (or with any relative, beneficiary, spouse, or Affiliate of such Employee);

(h)                                 Seller has not allowed any permit that would constitute an Assigned Permit if in place on the Closing Date to lapse or terminate;

(i)                                     Seller has not failed to maintain any Acquired Asset in good repair and operation condition, ordinary wear and tear accepted;

(j)                                     There has been no destruction of, damage to, or loss of any of the Acquired Assets, and no event, circumstance, or condition has occurred that has impaired or reduced the value of any Acquired Asset, and Seller has not written down or written up the value of any Acquired Asset or revalued any Acquired Asset, nor has it failed to write down, write up, or revalue any Acquired Asset under circumstances where it would have been required to do so under GAAP.

(k)                                  There has been no acceleration, termination, modification, cancellation, or amendment of any Assigned In-License Contract or any Additional Assigned Contract;

(l)                                     Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to any Acquired Asset;

(m)                               Seller has not made any express or deemed election with respect to Taxes;

(n)                                 Seller has not repurchased or redeemed, or otherwise paid any dividend or made any distribution with respect to, any shares of its outstanding capital stock or any other outstanding securities;

(o)                                 Seller has not failed to pay any creditor any amount owed to such creditor when due, delayed or postponed the payment of accounts payable or other Liabilities or requested that any vendor or service provider hold or delay any invoices or billing statements;

(p)                                 Seller has not (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, severance, pension or any other benefits payable by Seller to any Employee, including, without limitation, any increase or change pursuant to any Employee Plan; (ii) established or increased or promised to increase any benefits under any Employee Plan with respect to any Employee, except as required by Law; or (iii) otherwise amended in any manner its obligations to or relationship with any Employee, including, without limitation, any amendment to any other Employee Contract;

(q)                                 No Action or Proceeding has been commenced or threatened and to the knowledge of Seller, no reasonable basis exists for any Action or Proceeding against Seller or any Employee;

(r)                                    There has been no notice of any claim or potential claim of ownership by any Person other than Seller of any Acquired Asset, nor has there been any notice of any claim or potential claim that the ownership, operation, maintenance, or use of any Acquired Asset, or the sale, license, assignment, or transfer of any Acquired Asset, infringes or will infringe the Intellectual Property Rights of any other Person;

(s)                                  Seller has not received any notice of (i) any claim or potential claim of ownership by any Person other than Seller of any Seller Intellectual Property or any Intellectual Property that was developed by or created by Seller; (ii) any direct, indirect, or contributory infringement or misappropriation of any Intellectual Property of any Person (or of unfair competition or trade practices); or (iii) any offer to license from any Person any Intellectual Property Rights in the context of a possible need to do so to avoid infringement; and

(t)                                    There has been no agreement, whether in writing or otherwise, by Seller or any Employee to take any of the actions specified in this Section 4.6, and none of Seller or any Employee has granted any options to purchase, rights of first refusal, rights of first offer, or any similar rights with respect to any of such actions (in each case, other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

4.7                                 Legal and Other Compliance.  Seller has at all times conducted, and will continue to conduct, its business and has at all times operated and will continue to operate the Acquired Assets, in all material respects in accordance with all applicable Laws and Governmental Orders (including Environmental Laws).  Seller has not at any time been in violation of any such Law or Governmental Order that has had or could reasonably be expected to have a Seller Material Adverse Effect.  No Action or Proceeding has been filed or commenced or, to the knowledge of Seller, threatened, against Seller alleging any failure to comply with any such Law or Governmental Order, nor to the knowledge of Seller, is there any reasonable basis therefor or threat thereof.  Section 4.7 sets forth a brief description of each Governmental Order, if any, applicable to Seller.

4.8                                 Material Contracts; Assigned Contracts.

(a)                                  Schedule 4.8(a) of the Seller Disclosure Schedule lists, as of the date of this Agreement, each of the following Contracts (identified by the subclause of this Section 4.8(a) to which such Contract applies) to which Seller is a party or by which any of the Acquired Assets or business of Seller are bound or that otherwise relate to the Acquired Assets (such Contracts, and to the extent not contemplated pursuant to this Section 4.8, all Contracts relating to Intellectual Property set forth on Schedule 4.10 of the Seller Disclosure Schedule and each Assigned In-License Contract or Additional Assigned Contract, being “Material Contracts”):

(i)                                     each Contract for the sale, license, or other provision of any Seller Products or any other products or services by Seller or the sale, license, or other provision of any products or services to Seller;

(ii)                                  any Contract in which Seller has granted or received exclusive rights, most favored customer pricing provisions, rights of first refusal, rights of first negotiation, or similar rights with respect to any product, service, Technology, or Intellectual Property Right that is now or hereafter owned by Seller or provided to or by Seller;

(iii)                               all Contracts with any Employee, including, without limitation, any collective bargaining agreement, any loan agreements with any Employee, or any Contract that contains any severance pay or otherwise provides for post-employment Liabilities or obligations of Seller or Employee;

(iv)                              all Employee Plans and all Contracts relating to any Employee Plans;

(v)                                 all Contracts or Employee Plans, the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Collateral Agreements;

(vi)                              all Contracts providing for the development of any Software, content (including textual, visual, or graphics content), Technology, or Intellectual Property Rights by or for (or for the benefit or use of) Seller;

(vii)                           all Contracts relating to Indebtedness;

(viii)                        all Contracts with any Governmental Entity;

(ix)                                all Contracts providing for the lease of real or personal property;

(x)                                   all purchase orders or Contracts for the purchase of supplies or materials;

(xi)                                all Contracts relating to capital expenditures;

(xii)                             all Contracts concerning confidentiality;

(xiii)                          all Contracts or any group of related Contracts under which payment has already been received by Seller (whether in whole or in part) but which requires that Seller perform services or deliver products after the Closing Date;

(xiv)                         any fidelity or surety bond or completion bond;

(xv)                            any Contract pursuant to which Seller has granted, or may grant in the future, to any Person a source-code license or option or other right to use or acquire Seller Source Code;

(xvi)                         any Contract providing for indemnification by Seller, or any representation, warranty, or guaranty by any of them;

(xvii)                      any Contract relating to the disposition or acquisition of any assets that would constitute a sale or transfer of assets not in the Ordinary Course of Business;

(xviii)                   any joint marketing, development, strategic alliance, joint venture or similar Contract under which Seller has obligations to jointly market any product, Technology, or service, or any Contract pursuant to which Seller has any obligations to jointly develop any Intellectual Property;

(xix)                           any Contract under which Seller is a licensor of Intellectual Property Rights;

(xx)                              any Contract under which Seller is a licensee of Intellectual Property Rights of any other Person (other than with respect to Commercial Software Rights);

(xxi)                           any settlement agreement under which Seller has any ongoing obligations;

(xxii)                        any Contract that (i) requires ongoing payment of royalties or periodic fees by Seller or (ii) that otherwise relates to Seller Intellectual Property or Seller Products.  All Seller Intellectual Property that is not exclusively owned by Seller is set forth in Schedule 4.8(a)(xxii) of the Seller Disclosure Schedule, which identifies Seller is party to the Contracts for such Seller Intellectual Property.  All Seller Intellectual Property that is not exclusively owned by Seller that is embedded in or provided to any customer with Seller Products is also identified in Schedule 4.8(a)(xxii) of the Seller Disclosure Schedule;

(xxiii)                     any application hosting, application management, application usage, website hosting, or data sharing, data feed, information exchange, fee sharing, lead or customer referral, co-branding, framing, service, order or transaction processing or similar Contract relating to any aspect or element of any of the Internet Properties of Seller or any other Internet Property or use of the public internet, or the extranet or internet of any Person;

(xxiv)                    any Contract with any distributor, reseller, dealer, sales representative or any other similar Contracts;

(xxv)                       any Contract pursuant to which Seller has acquired a business or entity, or any material portion of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, exclusive license, or otherwise;

(xxvi)                    any Contract under which Seller (i) is committed to provide products or services at a later date at a fixed price or (ii) has provided products or services, but which have not yet been accepted thereunder;

(xxvii)                 all Contracts between or among Seller and any of its Affiliates; and

(xxviii)              all other Contracts, whether or not made in the Ordinary Course of Business, which are material to Seller or the conduct of its business, or the absence of which could, individually or in the aggregate, reasonably be expected have a Seller Material Adverse Effect.

(b)                                 True and complete copies of each Material Contract have been delivered to Buyer or its counsel.

(c)                                  Each Material Contract is in full force and effect, and is not subject to any default or breach by Seller or any other party thereto.  Each Material Contract will be on the Closing Date, in full force and effect and will not be on the Closing Date, subject to any default or breach by Seller or any other party thereto.  None of Seller or any Affiliate of Seller has received notice from any party to a Material Contract indicating such Person’s intent to terminate such Material Contract or seeking to renegotiate the terms of such Material Contract.  Seller has not breached, violated, or defaulted under, nor received any notice that Seller has breached, violated or defaulted under, any term or condition of any Material Contract.  Seller has obtained, or will have obtained on or prior to the Closing, in each case at its own cost without any requirement for a Contract Consent Payment, all necessary consents, assignments, waivers, and approvals of parties to any Material Contract as may be required (i) in connection with the consummation of the transactions contemplated by this Agreement and the Collateral Agreements; (ii) in order that any Assigned In-License Contract and Additional Assigned Contract will remain in full force and effect, without limitation, modification, or alteration (other than the assignment to Buyer), after the Closing; and (iii) in order that each Assigned In-License Contract and Additional Assigned Contract will be freely and fully assigned to Buyer, without penalty or other adverse consequences.  Following the Closing, Buyer will be permitted to exercise any and all the rights of Seller under the Assigned In-License Contracts and the Additional Assigned Contracts held immediately prior to the assignment and transfer thereof to Buyer, without payment of any additional amounts or consideration (including any Contract Consent Payment) other than ongoing fees, royalties, or payments which Seller would otherwise have been required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement and the Collateral Agreements not occurred, and all such fees, royalties, or other payments are accurately and completely described in Schedule 4.8(a) or Schedule 4.8(c) of the Seller Disclosure Schedule.

(d)                                 There is no Contract granting any Person any preferential right to purchase any asset of Seller or any securities of Seller.

4.9                                 Restrictions on Business Activities.  There is no Contract relating to noncompetition, exclusivity, field of use, most favored nation, or otherwise or any Governmental Order to which

Seller is a party, or which is otherwise binding upon Seller, or which relates directly or indirectly to any Acquired Asset, in any case which has or reasonably could be expected to have the effect of prohibiting or impairing (i) the Acquisition or any other transaction contemplated by this Agreement or the Collateral Agreements or (ii) as a result of the Acquisition Transactions, (A) any business practice of Buyer or (B) any acquisition of property (tangible or intangible) by Buyer.

4.10                           Title to Properties, Absence of Liens, Condition of Equipment.

(a)                                  Seller has good, valid, and marketable title to, or in the case of leasehold interests, valid and subsisting leasehold interests in, each Acquired Asset, free and clear of all Liens (excluding Permitted Encumbrances).  Except as set forth in Schedule 4.3 or Schedule 4.10 of the Seller Disclosure Schedule, Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey, and deliver the Acquired Assets to Buyer without penalty or other adverse consequences.  As of the Closing, Buyer will have good, valid, and marketable title, or in the case of leasehold interests, valid and subsisting leasehold interests in, each Acquired Asset, free and clear of all Liens (excluding Permitted Encumbrances), without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement and the Collateral Agreements.

(b)                                 To the knowledge of Seller, no reasonable basis exists for the assertion of any claim which, if adversely determined, could result in a Lien (other than Permitted Encumbrances) on any Acquired Asset or otherwise adversely affect any Acquired Asset or the ownership, operation, maintenance, or use by Buyer of any Acquired Asset or the ability of Buyer to market, sell, lease, license, assign, or transfer any Acquired Asset.

(c)                                  The Acquired Assets constitute all of the properties, assets, and rights that (i) form a part of the business of Seller; (ii) are used, held for use, or intended to be held for use in such business; and (iii) are necessary to conduct such business as currently conducted or currently contemplated to be conducted.

(d)                                 Each Acquired Asset that is a Tangible Asset is and will be at the Closing in good operating condition, regularly and properly maintained, subject to normal wear and tear.  Schedule 4.10(d) identifies where each of the Tangible Assets is currently located and will be located as of the Closing Date.

(e)                                  Seller is in custody and control of each of the Acquired Assets being sold and transferred by Seller to Buyer pursuant to this Agreement and the Collateral Agreements.  No other Person has any record or possessory interest in any Acquired Asset.

(f)                                    Buyer will be able to use the Acquired Assets and exercise, and enjoy the benefits of, the Acquired Assets, in substantially the same manner as Seller prior to the Closing, without infringing the rights of any third party.

(g)                                 Seller has sole and exclusive ownership, free and clear of any Liens (other than Permitted Encumbrances), of all customer lists, customer contact information, customer correspondence, and customer payment histories relating to the Acquired Assets (the “Customer

Information”).  No Person other than Seller possesses any claims or rights with respect to use of the Customer Information, except with respect to the rights of customers, if any, to enforce restrictions on use of Customer Information arising under applicable privacy or similar laws.

4.11                           Intellectual Property.

(a)                                  Schedule 4.11(a) contains a complete and accurate list and brief description of all Seller Products.  All Seller Owned Intellectual Property is owned by or licensed to Seller.

(b)                                 Schedule 4.11(b) of the Seller Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Seller (the “Seller Registered Intellectual Property Rights”) and lists all proceedings or actions before any Governmental Entity (including the PTO or any equivalent authority anywhere in the world) related to any Seller Registered Intellectual Property Rights.

(c)                                  Each item of Seller Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance, and renewal fees in connection with such Seller Registered Intellectual Property Rights have been paid, and all necessary documents and certificates in connection with such Seller Registered Intellectual Property Rights have been filed with the relevant Patent, Copyright, Trademark, and other authorities in the United States and foreign jurisdictions, as the case may require, for the purposes of perfecting, prosecuting, and maintaining such Seller Registered Intellectual Property Rights.  There are no actions that must be taken by Seller within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions (or actions of any equivalent authority anywhere in the world), documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights.  In each case in which Seller has acquired ownership of any Intellectual Property Right from any person, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to Seller.  Seller has recorded each such assignment of a Registered Intellectual Property Right with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may require.  Except as set forth on Schedule 4.11(c), Seller has not claimed a particular status, including “Small Business Status,” in any application with respect to any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

(d)                                 Seller does not have any knowledge of any facts or circumstances that would render any Seller Intellectual Property invalid or unenforceable.  Without limiting the foregoing, Seller does not know of any information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Seller Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Seller Registered Intellectual Property Right, and Seller has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Seller Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Seller Registered Intellectual Property Right.

(e)                                  Each item of Seller Intellectual Property is free and clear of all Liens.  Seller is the exclusive owner, and has good title against all others, of all right, title, and interest in, to, and under all Seller Owned Intellectual Property.

(f)                                    All Seller Intellectual Property will be fully transferable, alienable, and licensable by Buyer, without restriction and without payment of any kind to any third party.

(g)                                 To the extent that any Intellectual Property has been developed or created by a third party for Seller, including any contractor or Employee of Seller and any predecessor of Seller, Seller has a written agreement with such third party with respect thereto, and Seller thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, all such third party’s Intellectual Property by operation of Law or by valid assignment or license.

(h)                                 Except for “shrink-wrap” or similar Commercial Software Rights, all Intellectual Property used in or necessary to the conduct of the business of Seller as presently conducted or currently contemplated to be conducted by Seller was written and created solely by either (i) Employees of Seller acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Seller, and no third party owns or has any rights to any of the Seller Intellectual Property.

(i)                                     All Employees have entered into a valid and binding written agreement with Seller sufficient to vest title in Seller of all Intellectual Property Rights created by such employee in the scope of his or her employment with Seller.

(j)                                     Seller has taken all steps that are reasonably required to protect its rights in confidential information and trade secrets of Seller or provided by any other person to Seller.  Without limiting the foregoing, Seller has, and enforces, a policy requiring each Employee to execute a proprietary information, confidentiality and assignment agreement, in the form attached as Schedule 4.11(j) to the Seller Disclosure Schedule, and all current and former Employees have executed such an agreement in such form.

(k)                                  No Person who has licensed Intellectual Property to Seller has ownership rights or license rights to improvements made by Seller in such Intellectual Property.

(l)                                     Seller has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Right that is or was Seller Intellectual Property, to any other Person.

(m)                               Schedule 4.11(m) lists all Contracts to which Seller is a party with respect to any Intellectual Property Rights (including, as specified under the separate caption “Material Software,” a summary description of all Software that is material to the business or operations of Seller and a summary of terms of any and all licenses or other Contracts relating thereto).  Seller is not in breach of or default under any of the foregoing Contracts, and, to the knowledge of Seller, no other party to any such Contract is in breach thereof or default thereunder.  Other than as set forth under the caption “Material Software” on Schedule 4.11(m) of the Seller Disclosure Schedule there exists no Software that is material to the business or operations of Seller or that affects in any material way any of the Acquired Assets.

(n)                                 Other than the standard indemnities and warranties set forth in the Contracts listed on Schedule 4.11(m), and subject to such reasonable variations therein as would not result in a Material Adverse Effect, Schedule 4.11(n) lists all Contracts between Seller and any other Person wherein or whereby Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by Seller of the Intellectual Property Rights of any person other than Seller.

(o)                                 There are no Contracts between or among Seller and any other Person with respect to Seller Intellectual Property under which there is, to the knowledge of Seller, any dispute regarding the scope of such Contract or rights under such Contract, including with respect to any payments to be made or received by Seller thereunder.

(p)                                 The operation of the business of Seller as currently conducted or as currently contemplated to be conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of Seller Products and the use of Seller Intellectual Property by Buyer has not, does not, and will not when conducted by Buyer in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the Laws of any jurisdiction, and Seller has not received notice from any Person claiming that such operation or any such Seller Product infringes or misappropriates any Intellectual Property Right of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have knowledge of any basis therefor).

(q)                                 To the knowledge of Seller, no Person is infringing or misappropriating any Seller Intellectual Property.

(r)                                    No Seller Intellectual Property or Seller Product is subject to any proceeding or outstanding Governmental Order or any settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or that may affect the validity, use or enforceability of such Seller Intellectual Property.

(s)                                  No (i) Seller Product, (ii) material published or distributed by Seller, or (iii) conduct or statement of Seller constitutes a defamatory statement or material or false advertising or, to the knowledge of Seller, otherwise violates in any material respect any Law.

(t)                                    Except for Commercial Software Rights, the Seller Intellectual Property constitutes all Intellectual Property Rights used in, related to, and/or necessary to the conduct of the business of Seller as currently conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, Technology and performance of services (including products, Technology or services currently under development).

(u)                                 Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Buyer, by operation of Law or otherwise, of any Contracts to which Seller is a party, will result in Buyer’s (i) granting to any Person any right to any Intellectual Property that is owned by, or licensed to, Buyer; (ii) being bound by, or subject to, any non-compete, exclusivity, or other restriction on the operation or scope of the business of Buyer; or (iii) being obligated to pay any royalties or other amounts to any third party.

(v)                                 Seller has not breached or violated the terms of any Contract relating to the license of packaged, commercially available software programs (“Commercial Software Rights”) and will not breach or violate the terms thereof in connection with any assignment and sale thereof to Buyer pursuant to this Agreement and the Collateral Agreements, and no claims with respect to such Commercial Software Rights have been asserted or, to the knowledge of Seller, are threatened.  To the knowledge of Seller, there has been no unauthorized use, infringement, or misappropriation of any such Commercial Software Right by any Employee of Seller.

(w)                               Seller has not received any grant, loan, subsidy, investment or other source of funding from any Governmental Entity.  No facilities of a university, college, other educational institution or research center or Governmental Entity or funding from any Governmental Entity or other third parties was used in the development of the Seller Owned Intellectual Property.  No current or former Employee, consultant or independent contractor of Seller or any prior owner of the Seller Intellectual Property, who was involved in, or who contributed to, the creation or development of any Seller Owned Intellectual Property, has performed services for any Governmental Entity, a university, college, or other educational institution, or a research center, during a period of time during which such Employee, consultant or independent contractor was creating or developing any Seller Owned Intellectual Property.

4.12                           Product Defects and Warranties.  Each Seller Product has been in conformity with all applicable Contract commitments and all express and implied warranties provided therefor.  Seller does not have any Liability (and to the knowledge of Seller, there is no current reasonable basis for any present or future Action or Proceeding against Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.  No Seller Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease set forth in the Contract between Seller and each of its customers (complete and correct copies of which have been provided to Parent).

4.13                           [Reserved]

4.14                           Insurance.  Schedule 4.14 lists all insurance policies and fidelity bonds covering the Acquired Assets, as well as all claims made under any insurance policy by Seller within the prior three years.  There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds.  All premiums payable under all such policies and bonds have been paid, and Seller is otherwise in compliance with the terms of such policies and bonds.  Such policies of insurance and bonds are of the type and in the amounts customarily carried by Person conducting business similar to that of Seller in the jurisdictions in which Seller operates.

4.15                           Tax Matters.

(a)                                  Seller has (i) accurately prepared and timely filed all required Tax Returns and (ii) paid any and all Taxes it is required to pay (whether or not shown to be due on such Tax Returns).  Such Tax Returns are true and correct in all material respects and have been completed in accordance with applicable Law.

(b)                                 Seller has timely paid or withheld with respect to its Employees (and timely paid any such withheld amounts over to the appropriate Taxing authority), all Taxes required to be paid or withheld (including, without limitation, FICA, FUTA, and similar Taxes).

(c)                                  Seller has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, proposed, or assessed against Seller.  Seller has not executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

(d)                                 No audit or other examination of any Tax Return of Seller is currently in process, nor has Seller been notified of any request for such an audit or other examination.

(e)                                  Seller does not have any Liability for unpaid Taxes, whether asserted or unasserted, contingent or otherwise, which has not been properly accrued or reserved against on the Reference Balance Sheet, and as of Closing, Seller will not have any Liability for unpaid Taxes which has not been properly accrued or reserved against on the Closing Balance Sheet.  The accruals for Taxes shown on the Reference Balance Sheet are, and the accruals shown on the Closing Balance Sheet will be, sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the date thereof, and no Taxes will be incurred by Seller between the Reference Balance Sheet Date and the Closing Date, except in the Ordinary Course of Business and except for any Liability for Transfer Taxes.

(f)                                    Seller does not know of any factual basis for the assertion of any claim for any Liabilities for unpaid Taxes for which Buyer would become liable as a result of the transactions contemplated by this Agreement, or the Collateral Agreements.

(g)                                 There are (and immediately following the Closing there will be) no Liens on any of the Acquired Assets relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

(h)                                 None of the assets of Seller is property required to be owned by any other Person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code or is treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(i)                                     Seller is not or has not ever been a part of a consolidated, combined, or affiliated group of corporations for Tax purposes, is not party to a Tax sharing or allocation Contract, or has any Liability under any such Contract.

(j)                                     Seller has provided to Buyer all Tax Returns, Tax audit records, Tax elections, Tax planning memoranda, and other documents related to the Liabilities for Taxes of Seller.

4.16                           Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of Seller in respect of the Acquired Assets, except as granted to Buyer hereunder.

4.17                           Litigation.  There is no Action or Proceeding of any nature pending, or to the knowledge of Seller, threatened, against Seller, its properties, or any officer, director, or other Employee thereof (in their capacity as such), nor to the knowledge of Seller is there any reasonable basis therefor or threat thereof.  There is no investigation pending or, to the knowledge of Seller, threatened, by or before any Governmental Entity against Seller or its properties or any of its officers, directors, or Employees (in their capacity as such), nor to the knowledge of Seller, is there any reasonable basis therefor or threat thereof.  Seller is not subject to any Government Order, and Seller is not in breach of or default under any Government Order.  No Government Entity has at any time challenged or questioned the legal right of Seller to conduct its operations as presently or previously conducted.

4.18                           Permits; Environmental Matters.

(a)                                  Schedule 4.18(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of all Government Permits held by Seller, which constitute all Government Permits necessary or proper for the conduct of the business of Seller in the manner currently conducted or the current use and operation of the Acquired Assets.  All such Government Permits are in full force and effect, and Seller, as applicable, is in compliance in all material respects with such Government Permits and the requirements thereof.

(b)                                 To the knowledge of Seller, no Chemical Substance or Hazardous Material is present in, on, or under any property that Seller has at any time owned, operated, occupied, or leased or that has been used in connection with any Acquired Asset.  Seller has not transported, stored, used, manufactured, released or exposed any Employees or any other Person to any Chemical Substance or Hazardous Material in violation of any Environmental Law.  Seller is and has been in compliance in all material respects with applicable Environmental Laws.  Seller has not received any written notice and, to the knowledge of Seller, there is no past or present condition or practice of Seller which forms or could be reasonably expected to form the basis of any Action or Proceeding arising out of the manufacture, processing, distribution, use, treatment, storage, transport, or handling, or the release or threatened release into the Environment, of any Chemical Substance or Hazardous Material by Seller.

4.19                           Brokers’ and Finders’ Fees.  Seller has not incurred, and neither will incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Collateral Agreements, or any transaction contemplated hereby or thereby.

4.20                           Employee Matters.

(a)                                  Employees.  Schedule 4.20(a) of the Seller Disclosure Schedule contains a complete and accurate list of each Employee as of August 31, 2007 showing for each such Employee:

(i)                                     the aggregate compensation and other remuneration or benefits paid to such Employee in any form for the year ended December 31, 2006 and for the period beginning January 1, 2007 and ending August 31, 2007;

(ii)                                  the aggregate compensation and other remuneration and any other benefits that Seller is obligated to provide to such Employee (whether at present or in the future), including, if any, particulars of all profit sharing, incentive, and bonus arrangements, whether legally binding or not;

(iii)                               all compensation, remuneration, and benefits to which such Employee will become entitled under his or her Employee Contract and the Employee Plans upon a termination of employment, whether voluntary or involuntary, or upon a merger, acquisition, or other change of control transaction involving Seller or a sale of assets of Seller, including as a result of the Acquisition and regardless of whether such Employee becomes an employee of Buyer (for purposes of the Acquisition, Schedule 4.20(a)(iii) shall include in tabular format a schedule identifying the aggregate Employee Termination Liability with respect to each such Employee upon a termination of employment with Seller on or prior to the Closing and shall identify and quantify the individual components of such Employee Termination Liability and variances, if any, in the amount of such Employee Termination Liability in the event such Employee becomes an employee of Buyer on or after the Closing);

(iv)                              the date of hire of such Employee;

(v)                                 if applicable, such Employee’s leave status (including type of leave); and

(vi)                              such Employee’s status as a U.S. citizen or, if applicable, the particulars of such Employee’s visa status and right to work in the United States;

(b)                                 Employee Plans.  Schedule 4.20(b) contains an accurate and complete list of all Employee Plans that Seller maintains or has maintained at any time and each Employee Contract.  Seller has not adopted or committed to establish, nor does either have any intention of adopting or committing to establish, any new Employee Plan.  Seller does not have any present intention to modify or amend, nor will Seller modify or amend, any Employee Plan, except as may be required to conform such Employee Plan to applicable Law, in each case as disclosed in writing to Buyer, or pursuant to this Agreement or to complete Seller’s Liquidation.  Seller does not have any present intention to enter into any new Employee Contract or modify or amend any existing Employee Contract, and Seller will not enter into, modify, or amend any Employee Contract, except as may be required by applicable Law, in each case as disclosed in writing to Buyer and except for the termination of employment of Seller employees in connection with the Closing or the Seller Liquidation.

(c)                                  Employee Plan Documentation.  Seller has provided to Buyer correct and complete copies of (i) all documents embodying any Employee Plan and each Employee Contract, including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each such Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) if applicable, the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto) required under ERISA or the Code in connection with each Employee Plan; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any required under ERISA with respect to each Employee Plan; (vi) if applicable, all IRS determination, opinion, notification, and advisory letters and all applications and correspondence to or from the IRS or the Department of Labor with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which could result in any Liability to Seller or otherwise affect the terms and conditions of any employment offer Buyer may make to any Employee; (viii) all correspondence to or from any Governmental Entity relating to any Employee Plan; (ix) model COBRA forms and related notices (or such forms and notices as required under comparable law); (x) if applicable, the three (3) most recent plan years discrimination tests for each Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

(d)                                 Employee Plan Compliance.  Seller and each ERISA Affiliate has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to any Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including but not limited to ERISA and the Code.  Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination, opinion, notification, or advisory letter from the IRS as to such Employee Plan’s qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation.  No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder) has occurred with respect to any Employee Plan.  There are no Actions or Proceedings pending, or, to the knowledge of Seller or ERISA Affiliate, threatened or reasonably anticipated against any Employee Plan or against the assets of any Employee Plan.  Each Employee Plan may be amended, terminated or otherwise discontinued after the Closing, without material Liability to Buyer or any of its Affiliates.  There are no audits, inquiries, or proceedings pending or, to the knowledge of Seller or its ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any Employee Plan, and none of Seller or its ERISA Affiliates is subject to any penalty or Tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

(e)                                  No Pension Plan.  Neither Seller nor any of its ERISA Affiliates maintains or has any obligation to contribute to, and neither Seller nor any of its ERISA Affiliates, has ever maintained, established, sponsored, participated in, or contributed to, any Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA and which is subject to Title IV of ERISA or Section 412 of the Code.

(f)                                    No Collectively Bargained, Multiemployer, and Multiple Employer Plans.  At no time has Seller or any of its ERISA Affiliates contributed to or been obligated to contribute to any pension plan which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.  Neither Seller nor any of its ERISA Affiliates has at any time maintained, established, sponsored, participated in, or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

(g)                                 No Post-Employment Obligations.  No Employee Plan provides, or imposes any obligation to provide, life insurance, health insurance, or any other employee benefits to any Employee upon a termination of his or her employment for any reason (including retirement), except as may be required by COBRA or other applicable Laws.  Seller has not ever represented, promised, or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person(s) would be provided with life insurance, health insurance, or any other employee benefits upon a termination of his or her employment for any reason (including retirement), except to the extent required by COBRA or other applicable Laws.

(h)                                 Health Care Compliance.  Neither Seller nor any of its ERISA Affiliates has, or will prior to the Closing, violate any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of the Laws of any other jurisdiction applicable to any Employee

(i)                                     WARN Act Liabilities.  Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (“WARN”) and has, and will not have as a result of the Acquisition or any other transaction contemplated pursuant thereto or pursuant to this Agreement or the Collateral Agreements, any Liability pursuant to WARN.

(j)                                     Parachute Payments.  Except as provided in Schedule 4.20(j), no payment or benefit which will or may be made by Seller with respect to any current or former employee, director, or consultant or any other “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) will be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(k)                                  Legal Compliance.  Seller and each of its ERISA Affiliates (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to all Employees; (ii) has withheld and reported, and will have withheld and reported as of the Closing Date, all amounts required by Law or agreement to be withheld and reported with respect to wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security, or other benefits or obligations for any Employees; and (v) has made or accrued all required contributions, reserves, or premium payments to all Employee Plans that are required to be made or accrued as of the date hereof and as of the Closing.  There are no pending, reasonably anticipated or, to the knowledge of Seller, threatened, Actions or Proceedings against Seller or any of its ERISA Affiliates under any worker’s compensation policy or long-term disability policy.

(l)                                     Employee Termination Liability.  Prior to and effective not later than the Closing Date, Seller will have terminated the employment of all current Employees of Seller, other than such employees as Seller reasonably determines are required to effect the orderly winding-down of Seller and the Seller Liquidation, and will have satisfied all Liabilities and obligations to such terminated Employees in connection therewith, other than payments to Employees pursuant to the Employee Bonus Plan and the Employee Termination Liabilities set forth in Schedule 4.20(a)(iii) of the Seller Disclosure Schedule as supplemented by the certification of Employee Termination Liabilities as of the Closing Date pursuant to the Closing Liabilities Certificate, provided that in no event shall Employee Termination Liabilities as set forth in the Closing Liabilities Certificate exceed, with respect to any individual Employee or in the aggregate, the amount(s) identified in Schedule 4.20(a)(iii) of the Seller Disclosure Schedule.  Other than any future Liability of Buyer arising solely from Buyer’s subsequent employment of any former Employee, Buyer will not have any Liability for making payments or providing benefits of any kind to any Employee (whether current or former) of Seller relating to or arising from such individual’s status at any time as an Employee of Seller (including, without limitation, (a) as a result of the consummation of the Acquisition or as a result of the termination by Seller of any Employee or any decision by Buyer not to hire any such Employee; (b) any Liability in respect of medical and other benefits for existing and future retirees of Seller or for any claims made after Closing by Employees in respect of costs and expenses incurred prior to Closing; (c) any Liability in respect of work-related employee injuries or worker’s compensation claims by Employees; and (d) any Liability in respect of any salary or wages (including any vacation or paid-time-off or other accrued but unpaid salary or wages) or any bonuses payable to any Employees).  Without limiting the foregoing, the execution and delivery of this Agreement and, as of the Closing Date, the Collateral Agreements and the consummation of the Acquisition and the other transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Contract, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

4.21                           Labor Matters.

(a)                                  Seller is not party to any collective bargaining agreement or other labor union Contract applicable to any Employees.  To the knowledge of Seller, there are no organizational campaigns, petitions, or other unionization activities seeking recognition of a collective bargaining unit.

(b)                                 There are no controversies, strikes, slowdowns, or work stoppages pending or, to the knowledge of Seller, threatened by any Employee or group of Employees, and Seller has not ever experienced any such controversy, strike, slowdown, or work stoppage.

(c)                                  There are no pending or threatened Actions or Proceedings against Seller, and to the knowledge of Seller, no fact or circumstance exists that could reasonably be expected to result in any such Action or Proceeding, in any case relating to any of the following matters: (i) complaints of unfair labor practices, including, without limitation, any complaints pending before the National Labor Relations Board or any other Governmental Entity; (ii) charges of discrimination in employment or employment practices for any reason (including, without limitation, charges of discrimination based on age, gender, race, religion, nation origin, or any other legally protected class and charges of sex discrimination or sexual harassment, including claims of a “hostile environment”), including, without limitation, any complaints pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity; or (iii) charges or proceedings with respect to a violation of applicable occupational safety and health standards.

(d)                                 Seller does not currently have, and nor does Seller have ever had, any Employees based outside the United States, and Seller has not ever been subject to the employment Laws of any foreign jurisdiction.

4.22                           Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any Contract with Seller, is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby, except for the consents listed on Schedule 4.3 of the Seller Disclosure Schedule.

4.23                           Books and Records; Minute Books.  The Books and Records (i) are complete and accurate in all material respects; (ii) have been maintained in accordance with applicable Laws and with generally accepted practices and standards in the jurisdiction(s) in which Seller operates; and (iii) are in Seller’s possession or under its control.  The Acquired Assets include all rights necessary to maintain such Books and Records, and Buyer will not be dependant upon any other rights or to enable it to continue to maintain the same consistent with the current practices of Seller.  The minute books of Seller provided to counsel for Buyer are the only minute books of Seller and contain an accurate summary of all meetings of directors (or committees thereof) and its stockholders or actions by written consent since the time of Seller.

4.24                           Affiliate Transactions.  No director or officer or former director or officer of Seller nor any holder of more than five percent (5%) of the outstanding voting stock of Seller (nor any ancestor, descendant, sibling, or spouse of any of such Persons or any trust, partnership, or corporation controlled by any such Person) (i) owns, directly or indirectly, on an individual or joint basis, any interest in any Acquired Asset; (ii) serves as an officer, director, or employee of any Person that is a supplier, customer, or competitor of Seller; (iii) is a party to or otherwise has any interest in any Material Contract; or (iv) has received any loan from or is otherwise a debtor of or has made any loan to or is otherwise a creditor of Seller.

4.25                           Avoidable Transfer; Solvency.  The following statements are, after giving effect to the Acquisition and the other transactions contemplated hereby, and will be true and correct:

(a)                                  The aggregate value of all assets and properties of Seller, at their respective then present fair saleable values, exceeds the amount of all the debts and Liabilities of Seller.  Seller understands that, in this context, “present fair saleable value” means the amount which may be realized within a reasonable time through a sale within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions.  In determining the present fair saleable value of Seller’s contingent Liabilities (such as litigation, guarantees and pension plan liabilities), Seller has considered such Liabilities that could possibly become actual or matured Liabilities.

(b)                                 Seller is not insolvent as such term is used in Section 548 of the Bankruptcy Code and the Uniform Fraudulent Transfers Act as adopted in the State of California and all other applicable fraudulent transfer or fraudulent conveyance laws, statutes, rules or regulations applicable to Seller.

(c)                                  The aggregate consideration received by Seller in connection with the transactions contemplated hereby constitutes reasonably equivalent consideration for the Acquired Assets.

(d)                                 Following the Closing, after payment of all Liabilities of Seller, Seller will have sufficient funds to carry out its orderly dissolution in accordance with California Law.

4.26                           Information Supplied.  The information set forth in the Information Statement to be sent to the stockholders of Seller shall not, on the date the Information Statement is first mailed to such stockholders and on the Closing Date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consents for the approval of the transactions contemplated by this Agreement which has become false or misleading.

4.27                           SEC Filings of Buyer.  Seller hereby acknowledges and agrees that (i) Buyer is delinquent in the filing of its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC); (ii) Buyer has received a notice of delisting of its Common Stock from the Nasdaq Global Market; and (iii) the Audit Committee of Buyer’s Board of Directors is currently conducting a review of various accounting matters, including Buyer’s historic revenue recognition practices.

4.28                           Disclosure.  None of the representations or warranties made by Seller (as modified by the Seller Disclosure Schedule), nor any representation made in any closing certificate furnished by Seller to Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain at the Closing any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1                                 Organization and Standing.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

5.2                                 Authority.  Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the rules of law governing specific performance, injunctive relief or other equitable remedies.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1                                 Access.

(a)                                  Pending the Closing.  From and after the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, Seller will, upon reasonable prior notice from Buyer, (i) afford to Buyer and its representatives, at all reasonable times during normal business hours, full and complete access to Seller’s personnel (including all officers), professional advisors, properties, Contracts, Books and Records, and other documents and data; (ii) furnish Buyer and its representatives with true, correct, and complete copies of all such Contracts, Books and Records, and other existing documents and data as Buyer may reasonably request; and (iii) furnish Buyer and its representatives with such additional financial, operating, and other data and information (including Tax Returns and supporting documentation) as Buyer may reasonably request, in each case relating to the Acquired Assets.  No information or knowledge obtained in any investigation pursuant to this Section 6.1(a) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

(b)                                 Post-Closing.  Following the Closing, each party will afford the other party, its counsel, and its accountants, during normal business hours, reasonable access to the Books and Records and other data relating to the Acquired Assets, the Assumed Liabilities, the Excluded Assets, the Excluded Liabilities and the business of the Seller before the Closing, in each case in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the other party in connection with (i) the preparation of Tax Returns; (ii) the determination or enforcement of rights and obligations under this Agreement; (iii) compliance with the requirements of any Governmental Entity; (iv) in connection with any actual or threatened Action or Proceeding or (v) for Seller, to complete the Seller Liquidation.

6.2                                 Affirmative Covenants.  From and after the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement and except as Buyer may otherwise agree in writing, Seller shall:

(a)                                  conduct its business relating to the Acquired Assets in the Ordinary Course of Business;

(b)                                 use commercially reasonable, good faith efforts to preserve intact the current business organization of Seller relating to the Acquired Assets, keep available through the Closing the services of all current Employees, and maintain the relations and goodwill with suppliers, customers, distributors, licensors, licensees, landlords, trade creditors, employees, agents and others having business relationships with Seller relating to the Acquired Assets, all with the goal of preserving unimpaired the current status and condition of the Acquired Assets at the Closing for the benefit of Buyer;

(c)                                  confer with Buyer prior to making or implementing business or operational decisions of a material nature relating to the Acquired Assets;

(d)                                 cause appropriate personnel to deliver to Buyer on or before the Closing documentation of all Seller Intellectual Property in a form and with detail reasonably acceptable to Buyer;

(e)                                  maintain the Books and Records in the Ordinary Course of Business;

(f)                                    report promptly to Buyer concerning any material event or occurrence relating to the business of Seller that is not in the Ordinary Course of Business, and report promptly to Buyer any material event relating to any Acquired Asset or any Employee;

(g)                                 prepare a complete and accurate Information Statement regarding the Acquisition, this Agreement and the Collateral Agreements for purposes of soliciting the Required Supermajority Approvals (the “Information Statement”).

6.3                                 Negative Covenants.  Expect as otherwise expressly permitted herein, from and after the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, Seller will not take, without the prior written consent of Buyer, any action, or fail or omit to take any reasonable action within its control, as a result of which any of the changes or events described in Section 4.6 of this Agreement would occur.  In addition, without the prior written consent of Buyer, Seller agrees not to do any of the following:

(a)                                  take any action to impair, encumber, create a Lien against, or otherwise adversely affect any Acquired Asset;

(b)                                 enter into any Contract(s) (other than Collateral Agreements) if (i) such Contract is outside the Ordinary Course of Business; (ii) such Contract creates any Liability(ies) for Buyer or Seller in excess of $5,000 individually or, if all such Contracts are aggregated, in excess of $25,000; or (iii) such Contract is not terminable at the will of Seller without penalty or recourse;

(c)                                  amend, modify, or waive any right with respect to, or breach, violate, or default under any Assigned-In License Contract, Additional Assigned Contract or any other Material Contract;

(d)                                 sell, lease, license, or otherwise transfer or dispose of any Seller Intellectual Property (other than in the Ordinary Course of Business), or purchase, lease, license, or otherwise acquire any Intellectual Property from any Person ;

(e)                                  grant to any Person any market, distribution, or similar rights of any type or scope with respect to any product or Technology of Seller (including, without limitation, any Seller Product);

(f)                                    commence or settle any Actions or Proceedings or obtain any release of any threatened Actions or Proceedings;

(g)                                 declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any shares of its capital stock, or split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or repurchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, warrants, or other rights exercisable therefor;

(h)                                 issue, grant, deliver, or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities, except upon exercise of options or warrants to acquire Seller capital stock outstanding on the date of this Agreement and the conversion of any shares of Seller capital stock outstanding on the date of this Agreement pursuant to the Seller Charter Documents;

(i)                                     cause or permit any amendment to any of the Seller Charter Documents;

(j)                                     acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets from any Person;

(k)                                  sell, lease, license, or otherwise transfer or dispose of any of its properties or assets, except for the sale of inventory in the Ordinary Course of Business;

(l)                                     incur any Indebtedness or guarantee any Indebtedness or issue or sell any debt securities or guarantee any debt securities of any other Person;

(m)                               make or grant any loan to any Person or amend the terms of any outstanding Contract relating to Indebtedness;

(n)                                 change or amend the salaries, rates of remuneration, or amount or terms of any bonuses or other benefits or any other terms of Seller’s relationship with any Employee (whether payable in cash, equity compensation, or otherwise) or otherwise amend any Employee Contract;

(o)                                 grant any severance or termination pay to any Employee (whether payable in cash, equity compensation, or otherwise), offer any retention or other special bonus to any Employee, or adopt any severance, termination, or retention plan, or amend, modify or alter any existing severance or termination or retention plan, agreement, or arrangement relating to any Employee;

(p)                                 except in connection with termination of Employee Plans as of the Closing, adopt or amend, except as required by law or preparations for the Seller Liquidation, any Employee Plan (including taking any action to accelerate or modify the accrual of rights or benefits under any Employee Plan);

(q)                                 revalue any of its assets;

(r)                                    take any action to accelerate or modify the vesting of any options, warrants, restricted stock, or other rights to acquire shares of the capital stock of Seller;

(s)                                  except as contemplated by this Agreement, pay, discharge, or satisfy any Liability not incurred in the Ordinary Course of Business or pay, discharge, or satisfy any other Liability in an individual amount in excess of $5,000 or an aggregate amount of $25,000, other than the payment, discharge, or satisfaction in the Ordinary Course of Business of accounts payable and accrued Liabilities to the Persons and in the amounts shown on Schedule 4.5(d) of the Seller Disclosure Schedule;

(t)                                    enter into any strategic alliance or joint marketing arrangement;

(u)                                 hire or, except as contemplated by this Agreement, terminate any Employee or encourage the resignation of any Employee;

(v)                                 take any action, or fail or omit to take any reasonable action within its control, that would result in any of the representations and warranties of Seller set forth in Article IV ceasing to be true or correct or that would reasonably be expected to result in such representations and warranties not being true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date:

(w)                               take any action prohibited by Section 5.2 of the Loan Agreement executed in connection with the Secured Bridge Loans;

(x)                                   take, or agree in writing or otherwise to take, any of the actions described in Sections 6.3(a) through 6.3(w) above, or any other action that would prevent Seller from performing, or cause Seller not to perform, any covenant set forth herein.

6.4                                 Confidentiality.  The parties acknowledge that Buyer and Seller have previously entered into the Confidentiality Agreement dated as of March 7, 2007, which shall remain in full force and effect in accordance with its terms; provided, however, that as of the Closing, non-public information regarding the Acquired Assets shall be deemed to be Confidential Information of Buyer and not Confidential Information of Seller.

6.5                                 Notification of Certain Matters.   From and after the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms:

(a)                                  Seller shall use its good faith efforts to give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate at any time prior to the Closing, and (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5(a) shall not (i) limit or otherwise affect any remedies available to Buyer or (ii) constitute an acknowledgment or admission of a breach of this Agreement.  No disclosure by Seller pursuant to this Section 6.5 shall be deemed to amend or supplement the Seller Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(b)                                 Buyer shall use its good faith efforts to give prompt notice to Seller of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate at any time prior to the Closing, and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5(b) shall not (i) limit or otherwise affect any remedies available to Seller or (ii) constitute an acknowledgement or admission of a breach of this Agreement.

6.6                                 Public Disclosure.  Unless otherwise required by Law, neither Buyer nor Seller shall issue any statement or communication to any third party (whether or not in response to an inquiry) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other parties hereto.  Seller acknowledges and agrees that Buyer shall be entitled to make such disclosures and public filings regarding this Agreement and the Asset Acquisition as are required by the Securities and Exchange Act of 1934, as amended, the rules promulgated thereunder and the Rules of the NASDAQ Stock Market.  Nothing in this Section 6.6 shall bar Seller from informing third parties as necessary of the pendancy of the Acquisition Transaction in order to effect actions which are required by this Agreement (including, by way of example, obtaining contractual consents and terminating Employees or the mailing of the Information Statement).

6.7                                 Consents.  Seller shall use its commercially reasonable best efforts to obtain the Required Supermajority Approvals and all consents, waivers, and approvals required under any of the Material Contracts so as to permit the sale and transfer of all the Acquired Assets to Buyer pursuant to this Agreement.

6.8                                 Legal Requirements.  Seller and Buyer will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection herewith or therewith.  Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party in connection with this Agreement and the Collateral Agreements and consummating the transactions contemplated hereby and thereby or the taking of any action contemplated by this Agreement or the Collateral Agreements.

6.9                                 Additional Documents and Further Assurances.  At any time or from time to time after the Closing, at the request of Buyer and without any further consideration, Seller, as the case may require, shall (i) execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation; (ii) provide such materials and information; (iii) assign such additional Seller Contracts as reasonably requested by Buyer to provide Buyer with the reasonably anticipated benefits of the Acquired Assets, subject to any required third party consents, which Buyer shall be responsible for obtaining, provided such Contracts have not been terminated by Seller, and (iv) take such other actions, as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey, and assign to Buyer and to confirm its title to all of the Acquired Assets, and, to the fullest extent permitted by Law, to put Buyer in actual possession and operating control of each of the Acquired Assets and to assist Buyer in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Collateral Agreements.

6.10                           Covenants Regarding Employees.

(a)                                  Effective as of the Closing Date, Seller shall terminate (i) the employment of each Identified Employee of Seller and (ii) all Employee Contracts, Employee Plans, and all other commitments and arrangements relating to Identified Employees of Seller.  On or prior to the Closing Date, Seller shall (i) have fully satisfied any and all Liabilities of Seller to the Identified Employees and any other Employees of Seller, including but not limited to, Liabilities of Seller under the Employee Bonus Plan, if any, and (ii) shall have obtained signed releases of Seller and Buyer and signed non-solicitation agreements from at least 90% of such Employees in a form satisfactory to Buyer.  All documentation relating to the termination of Employees and settlement of Seller obligations to Employees shall be provided to Buyer in advance of distribution to Employees.

(b)                                 Buyer shall offer coverage under its group health plan to “M&A Qualified Beneficiaries” of the Acquisition (within the meaning of Treasury Regulation 54.4980B-9, Q&A 4) under COBRA or an applicable state statute for the minimum statutorily required period following the Closing, provided that the M&A Qualified Beneficiaries shall remain personally responsible for making all timely elections and paying all associated premiums.  Seller shall retain responsibility for, pay or otherwise discharge, and indemnify and hold harmless, Buyer and the Buyer Indemnitees against any Losses they suffer as a result of Buyer’s compliance with this Section 6.10(b).

(c)                                  Buyer may at its option make offers of employment to each of the current Employees listed on Schedule 6.10(c) (the “Identified Employees”), such offers to be on such terms and conditions as Buyer may reasonably determine to be appropriate, based on such Identified Employee’s anticipated responsibility with Buyer, and his or her experience, education, and performance status.  Seller shall use all commercially reasonable efforts to support Buyer in extending employment offers to the Identified Employees and encouraging Identified Employees to accept such offers from Buyer.

6.11                           Attorney-in-Fact.  Effective on the Closing Date, Seller hereby constitutes and appoints Buyer the true and lawful attorney of Seller, with full power of substitution, in the name of Seller, but on behalf of and for the benefit of Buyer, (i) to demand and receive from time to time any and all of the Acquired Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all actions, suits, proceedings, arbitration, or governmental or regulatory investigations or audits (“Actions or Proceedings”) that Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Acquired Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Buyer shall deem desirable.  Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.  Seller shall deliver to Buyer at the Closing an acknowledged power of attorney to the foregoing effect executed by Seller, as the case may require.

6.12                           Allocation of Purchase Price.  The parties hereto intend that the purchase be treated as a taxable transaction for federal and state income tax purposes.  Within 30 days of the Closing Date, Buyer shall submit to Seller in writing a proposed allocation of the Purchase Price among the Acquired Assets (the “Allocation”).  The Allocation, if agreed to, shall be conclusive and binding upon Buyer and Seller for all purposes, and the parties agree that all returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a Tax Return position inconsistent with) the Allocation unless required by the IRS or any other applicable taxing authority.  If no agreement with respect to the Allocation is reached, each party shall provide the other party with its final version of Form 8594 and shall timely file its final version of such Form 8594 in the time and manner required by law.

6.13                           No Solicitation .  From and after the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, Seller will not, and Seller will each cause its directors, officers, Employees, representatives, investment bankers or financial advisors, agents and Affiliates not to, directly or indirectly (a) solicit, initiate, or encourage the submission of any Acquisition Proposal (as defined herein) by any Person or group (other than Buyer and its Affiliates, agents and representatives) or (b) participate in any discussions or negotiations with, or disclose any information concerning Seller to, or afford access to the properties, Books and Records of Seller, or otherwise assist or facilitate, or enter into any Contract with, any Person or group (other than Buyer and its Affiliates, agents, and representatives) in connection with any Acquisition Proposal.  For purposes of this Agreement, an “Acquisition Proposal” shall mean any proposal or offer relating to (a) any merger, consolidation, recapitalization, sale, transfer, lease, or license of any assets, or similar transactions involving Seller; (b) sales by Seller of any shares of its capital stock; (c) raising capital for Seller in the form of debt or equity; or (d) any partnership, joint venture, strategic relationship, or other material transaction with any Person.  Seller will immediately cease any and all existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.  Seller will promptly (a) notify Buyer if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Buyer of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making the Acquisition Proposal.  In addition, from and after the date of this Agreement, until the earlier to occur of the Closing Date or termination of this Agreement pursuant to its terms, Seller will not, and will instruct its officers, directors, Employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any Person or group of Persons other than Buyer.

6.14                           Liquidation of Seller.  In connection with the solicitation of shareholder approval of the Acquisition Transaction, the Seller shall seek approval for the voluntary winding up and dissolution of the Seller from and after the Closing pursuant to Chapters 19 and 20 of the California Law.  Subject to such approval being obtained, promptly after the Closing, the Seller shall file a certificate of election to wind up with the California Secretary of State and shall, from and after the Closing, cease to carry on business except to the extent necessary for the winding up of the Seller as a California corporation.  Seller shall use commercially reasonable efforts to complete its winding up as expeditiously as reasonably possible after the Closing.  When Seller may attest to the matters required under Section 1905 of the California law, including, without limitation, having actually paid or made adequate provision for as far as assets permit all known debts and liabilities of the Seller, Seller shall file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Secretary of State of California pursuant to California Law.  Buyer acknowledges that Seller’s Board of Directors may elect to await termination of the Escrow Period and resolution under Article 8 of all timely filed claims of Losses against the Escrow Fund before filing its Certificate of Dissolution as contemplated under this Section 6.14.

6.15                           Termination of 401(k) Plan.  Seller agrees to adopt resolutions to terminate its 401(k) plan prior to Closing.  Seller’s Board of Directors shall have adopted resolutions to terminate all 401(k) plans, effective no later than the day immediately preceding the Closing Date.

6.16                           Creditor Releases.  Seller shall use its commercially reasonable efforts to obtain a signed settlement and release agreement in a form satisfactory to Buyer from each of the creditors of Seller set forth on the Closing Liabilities Certificate, which release agreements shall include a general release of Seller and Buyer from all claims arising from or related to events that occurred prior to the Closing Date, which release shall be subject only to the payment to the creditor of the amount designated by Seller for payment to such creditor on Closing pursuant to Section 3.2(c) (the “Creditor Releases”).  Seller shall also cause all unexpired UCC financing statements filed with the State of California or Alameda County naming Seller as a debtor (other than such statements filed by Buyer) to be terminated prior to the Closing or provide Buyer with evidence prior to Closing that all security interests reflected in such UCC financing statements have been terminated and released by the named secured parties.

6.17                           Protection of Seller Creditors.  From and after the Closing Date, Seller will not make any distribution, dividend, liquidation disbursement or other payment of cash, stock or property to its shareholders until the date at which Seller has satisfied in full or, in the reasonable judgment of Seller’s Board of Directors, has made adequate provision to satisfy in full, each Liability set forth on the Closing Liabilities Certificate and any other Liabilities of Seller.

6.17                           Bulk Transfer Law Compliance.  Immediately upon execution of this Agreement, Seller shall provide Buyer all information required by Buyer to comply with the requirements of Division 6 of the California Commercial Code, as amended (the “Bulk Sales Laws”).  Seller agrees to indemnify Buyer and the Buyer Indemnitiees pursuant to Article VIII of this Agreement for all Losses (that are not Assumed Liabilities) that arise as a result of the Bulk Sales Laws or any other bulk sales and/or bulk transfer laws which apply to the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE CLOSING

7.1                                 Conditions to Obligations of Each Party.  The respective obligations of each party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)                                  No Order.  No Governmental Order shall be in effect that has the effect of making the transactions contemplated hereby illegal or otherwise prohibits the consummation of the transactions contemplated hereby.

(b)                                 No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending.

7.2                                 Additional Conditions to the Obligations of Buyer.  The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

(a)                                  Representations, Warranties and Covenants.   The representations and warranties of Seller in this Agreement (including in the Seller Disclosure Schedule, the Collateral Agreements, and any exhibit, schedule or certificate delivered pursuant hereto) shall be true and correct in all respects.  Seller shall have performed and complied in all respects with all covenants, obligations, and conditions set forth in this Agreement (including the Seller Disclosure Schedule, the Collateral Agreements, and any exhibit, schedule or certificate delivered pursuant hereto) that is required to be performed and complied with by Seller as of the Closing.

(b)                                 Consents.  All Contract Consents and Assignments described on Schedule 7.2(b) of the Seller Disclosure Schedule and any other consents required to assign to Buyer all rights of Seller under the Assigned In-License Contracts and the Additional Assigned Contracts (excluding any such consents required to assign Contracts that were added to or removed from Schedule 2.1(b) or Schedule 2.1(c) by Buyer following the execution of this Agreement and prior to Closing, shall have been obtained (without any limitation, restriction, or condition not otherwise applicable to Seller being imposed on Buyer or its ownership or use of any Acquired Asset).

(c)                                  No Seller Material Adverse Effect.  No event, circumstance, or condition of any character shall have occurred since the date of this Agreement that has resulted or would reasonably be expected to result in a Seller Material Adverse Effect.

(d)                                 Collateral Agreements; Deliveries.  Seller shall have delivered to Buyer originally executed copies of each of the Collateral Agreements and shall have delivered, transferred, and assigned (as the case may be) all of the Acquired Assets as set forth in Article II hereof

(e)                                  Release of Liens.  Any and all Liens affecting any of the Acquired Assets shall have been released (other than Permitted Encumbrances), including any such Liens referenced in UCC financing statements filed in California that name Seller as the debtor.

(f)                                    Employee Matters.  Buyer shall have received (i) evidence that all existing and former Employees of Seller have received or will receive simultaneously with the Closing all amounts owning to them by Seller including amounts payable pursuant to Seller’s Employee Bonus Plan, if any, (ii) signed releases of Buyer and Seller from at least 90% of Seller’s Employees, (iii) evidence that all existing and former Employees of Seller have executed Seller’s form of proprietary information, confidentiality and assignment agreement in the form attached as Schedule 4.11(j) or such other agreement regarding proprietary information, confidentiality and assignment of inventions as is reasonably satisfactory to Buyer, and (iv) accepted offer letters, confidentiality and protection of invention and non-solicitation agreements from each of the Identified Employees (other than such Identified Employees that Buyer elects not to make an employment offer to prior to the Closing).

(g)                                 Creditor Releases.  Buyer shall have received signed Creditor Releases from each creditor of Seller listed on the Closing Liabilities Certificate, other than creditors to whom Seller’s Liability is less than $10,000 individually or $100,000 in the aggregate for all such creditors.

(h)                                 Bulk Sales Laws.  The requirements of the Bulk Sales Laws shall have been met to Buyer’s satisfaction.

(i)                                     Bridge Financing Agreements.  Buyer shall have received complete fully-executed copies of all notes and agreements relating to all outstanding promissory notes of Seller.

7.3                                 Additional Conditions to Obligations of Seller.  The obligations of Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

(a)                                  Representations, Warranties and Covenants.  The representations and warranties of Buyer in this Agreement (including in the Collateral Agreements and any exhibit, schedule or certificate delivered pursuant hereto) shall be true and correct in all respects.  Buyer shall have performed and complied in all respects with all covenants, obligations, and conditions set forth in this Agreement (including the Collateral Agreements and any exhibit, schedule or certificate delivered pursuant hereto) that is required to be performed and complied with by Buyer as of the Closing.

(b)                                 Officer’s Certificate.  Buyer shall have delivered the Buyer’s Officers’ Certificate, dated as of the Closing Date.

(c)                                  Deliveries.  Buyer shall have delivered the Initial Cash Consideration less the Excess Bridge Loan Amount to Seller and/or creditors of Seller in accordance with Section 3.2(c) and shall have delivered the Escrow Amount to the Escrow Agent, all as set forth in Section 3.2 (c).

ARTICLE VIII

INDEMNIFICATION; ESCROW FUND

8.1                                 Survival of Representations, Warranties, and Covenants.  The representations and warranties of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (including any Collateral Agreement), shall terminate on the Closing Date.  The representations and warranties of Seller contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (including any Collateral Agreement) shall terminate on the first Business Day falling on or after the one year anniversary of the Closing Date.  Neither the period of survival nor the Liability of Seller or any Indemnifying Party shall be reduced by any investigation made at any time by or on behalf of Buyer.  If a written notice of claim pursuant to this Article VIII and the Escrow Agreement has been given prior to the Termination Date by Buyer, then the relevant representations and warranties shall continue to survive as to such claim until the claim has been finally resolved.

8.2                                 Escrow Arrangements.

(a)                                  Creation of Escrow Fund.  At the Closing, (i) Buyer shall deliver the Escrow Amount to the Escrow Agent in accordance with the Escrow Agreement and Section 3.2(c) of this Agreement, and (ii) Seller shall be deemed, without any act of Seller, to have received and deposited the Escrow Amount with the Escrow Agent.  Deposit of the Escrow Amount with the Escrow Agent pursuant to the Escrow Agreement and this Agreement shall constitute the creation of an escrow fund (the “Escrow Fund”) to be governed by the terms and conditions set forth in this Article VIII and the Escrow Agreement.  The Escrow Fund shall be available to compensate Buyer for Losses as described below.

(b)                                 Indemnification.  Seller (the “Indemnifying Party”) shall indemnify and hold harmless Buyer and its officers, directors, employees, agents, and Affiliates (each, a “Buyer Indemnitee” and collectively, the “Buyer Indemnitees”) against any and all Losses (as defined below) incurred or sustained by a Buyer Indemnitee or Buyer Indemnitees, directly or indirectly, as a result of (i) any inaccuracy in or breach of (or any claim by any third party alleging, constituting, or involving an inaccuracy in or breach of) any representation or warranty of Seller contained in this Agreement or in any Collateral Agreement or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or any Collateral Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties, any update, or supplement to, or modification of the Seller Disclosure Schedule made or purported to be made after the date of this Agreement shall be disregarded, regardless of whether such update, supplement, or modification is otherwise required pursuant to this Agreement or a Collateral Agreement); (ii) any failure by Seller to perform or comply with any covenant applicable to it contained in this Agreement or any Collateral Agreement or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or any Collateral Agreement; (iii) any Excluded Liabilities or Excluded Assets, including without limitation, any Liabilities arising from or relating to Seller’s ownership, use, and operation of the Acquired Assets prior to the Closing; (iv) any Contract Consent Payment paid by Buyer after the Closing; (v) any Employee Termination Liability, any other Liability to Employees of Seller and any Losses resulting directly or indirectly from Seller’s failure to obtain release agreements from any Employees of Seller, (vi) any Losses associated with accounts receivable of Seller, as reported in the Closing Date Accounts Certificate, other than the Russian Receivables, that remain uncollected as of March 1, 2008 despite Buyer’s commercially reasonable collection efforts, (vii) any Losses arising out of or related to the Bulk Sales Laws or any similar bulk sales or bulk transfer laws, whether or not Buyer attempts to comply with the requirements of such laws, and (viii) any actual or alleged infringement or misappropriation of any third party Intellectual Property Rights, provided that (A) the claim, demand, assertion of liability, action, suit or proceeding alleging such infringement or misappropriation (“Escrow IP Claim”) is first made or brought by an unrelated third party against Buyer between the Closing Date and the twelve-month anniversary of the Closing Date and (B) the third party seeks (including by way of demand letter or similar communication to Buyer) or obtains (by way of court order, judgment or decree or settlement agreement) either injunctive relief or monetary damages relating to any Seller Product or Seller Intellectual Property (provided that Buyer will not enter into any such settlement agreement without the consent of Seller, which will not unreasonably be withheld) (and for the avoidance of doubt, the indemnity provided in this clause (viii) shall apply irrespective of any disclosures in the Seller Disclosure Schedule, whether or not Seller had knowledge of such potential claim, demand, assertion of liability, action, suit or proceeding or of any basis therefor), and whether or not the third party prevails in obtaining injunctive relief or monetary damages (by way of court order, judgment or decree or settlement agreement) (such events, the “Escrow IP Claim Events”), and provided further that Seller shall reimburse Buyer for all costs and expenses (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs) to evaluate, respond to and defend against Escrow IP Claims Events as they are incurred.  The calculation of Losses pursuant to this Section 8.2(b) shall be made without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in this Agreement, the Collateral Agreements, or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement.  For purposes of this Agreement, “Loss” or “Losses” shall mean any claims, losses, Liabilities, damages, deficiencies, costs, and expenses, including reasonable attorneys’ fees and the expenses of investigation and defense.

(c)                                  Compensation for Losses.  The Escrow Fund shall be available to compensate the Buyer Indemnitees for Losses in accordance with this Agreement and the Escrow Agreement. The Buyer Indemnitees may recover all Losses for which there is no objection from Seller or any objection has been resolved in accordance with the provisions of this Article VIII and the Escrow Agreement.  The procedures for the Buyer Indemnitees to make claims for Losses against the Escrow Fund, for Seller to object to such claims, and for Buyer and Seller to resolve any such objections shall be as set forth in the Escrow Agreement.

(d)                                 Nature of Remedy; Limitation of Liability.  Other than Losses attributable to fraud or intentional or willful breach or intentional or willful misrepresentation or the matters referred to in Section 8.2(b)(ii) or (iii), claims against the Escrow Fund shall be the sole and exclusive remedy of the Buyer Indemnitees for recovery of Losses.  Buyer or the Buyer Indemnitees must assert claims for Losses hereunder on or before 5:00 p.m. (Pacific Time) on the last day of the Escrow Period.

8.3                                 Third-Party Claims.  In the event Buyer becomes aware of a third-party claim (a “Third-Party Claim”) which Buyer reasonably believes may result in a claim for indemnification for Losses pursuant to this Article VIII and the Escrow Agreement, Buyer shall promptly notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim.  Buyer shall have the right in its sole discretion to conduct the defense of and to settle any such Third-Party Claim; provided, however, that except with the consent of Seller, no settlement of any such Third-Party Claim shall be determinative of the amount of Losses or the indemnification obligation of the Indemnifying Parties with respect to such Losses.  In the event that Seller consents to any such settlement of a Third-Party Claim, no Indemnifying Party shall have any power or authority under this Article VIII or the Escrow Agreement to object to the amount of Buyer’s claim for Losses with respect thereto.

ARTICLE IX

TERMINATION; AMENDMENT AND WAIVER

9.1                                 Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)                                  by the mutual written agreement of each of Buyer and Seller;

(b)                                 by either Buyer or Seller, if

(i)                                     there shall be in effect a final nonappealable order of a federal or state court preventing consummation of the transactions contemplated hereby;

(ii)                                  there shall be any legal requirement enacted, promulgated, or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation of the transactions contemplated hereby illegal; or

(iii)                               the Closing shall not have occurred on or before October 19, 2007.

(c)                                  by Buyer, if it is not in material breach of its obligations under this Agreement and:

(i)                                     there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and as a result of such breach the conditions set forth in Sections 7.2(a) or 7.2(d) would not then be satisfied; provided, however, if such breach is curable by Seller within ten (10) days through the exercise of reasonable efforts, then for so long as Seller continues to exercise such reasonable efforts, Buyer may not terminate this Agreement pursuant to this Section 9.1(c)(i) unless such breach is not cured within ten (10) days (but no cure period shall be required for any breach which by its nature cannot be cured); or

(ii)                                  any event or circumstance shall have occurred since the date of this Agreement which has had or is reasonably likely to have, independently or together with other events or circumstances, a Seller Material Adverse Effect; or

(iii)                               there shall be any action taken, or any legal requirement enacted, promulgated, or issued after the date of this Agreement by any Governmental Entity, which would (i) prohibit or adversely restrict ownership or use of the Acquired Assets by Buyer or (ii) compel

Buyer to dispose of or hold separate all or any portion of the Acquired Assets or any assets of Buyer as a result of the transactions contemplated by this Agreement.

(d)                                 by Seller, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and as a result of such breach the conditions set forth in Sections 7.3(a) or 7.3(b) would not then be satisfied; provided, however, if such breach is curable by Buyer within ten (10) days through the exercise of reasonable efforts, then for so long as Buyer continues to exercise such reasonable efforts, Seller may not terminate this Agreement pursuant to this Section 9.1(d)(i) unless such breach is not cured within ten (10) days; provided, however, that no cure period shall be required for any such breach which by its nature cannot be cured.

9.2                                 Effect of Termination.  In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties to this Agreement, this Agreement shall terminate (subject to the provisions of this Section 9.2), and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.  If this Agreement is terminated as provided herein:

(a)                                  upon request therefor, each party shall deliver all documents, work papers, diligence materials, and other materials of any other party relating to the transactions contemplated hereby, whether obtained on or after the execution hereof, to the party furnishing the same; and

(b)                                 no party hereto shall have any Liability or further obligation to any other party to this Agreement resulting from such termination, except (i) that the provisions of Section 6.4 (Confidentiality), Section 6.6 (Public Disclosure), this Section 9.2 (Effect of Termination), and Article X shall remain in full force and effect and survive any termination of this Agreement, and (ii) nothing herein shall relieve any party from Liability for fraud in connection with, or any willful or intentional breach of, this Agreement.

9.3                                 Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

9.4                                 Extension; Waiver.  At any time prior to the Closing, Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein or in any of the Collateral Agreements.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE X

GENERAL PROVISIONS

10.1                           Notices.  All notices, requests, demands, claims, and other communications required or permitted hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by recognized commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via facsimile (with acknowledgment of complete transmission and confirmed in writing by mail simultaneously dispatched) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                  if to Buyer, to:

Occam Networks, Inc.

6868 Cortona Dr., Santa Barbara, CA 93117

Attention: Chris Farrell, CFO

Telephone No.:   (805) 692-2900

Facsimile No.:     (805) 692-2999

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Robert F. Kornegay

Telephone No.:   (650) 493-9300

Facsimile No.:     (650) 493-6811

(b)                                 if to Seller, to:

Terawave Communications, Inc.

30680 Huntwood Avenue

Hayward, CA 94544

Attention:  Chief Executive Officer

Telephone No.:   (510) 429-5300

Facsimile No.:     (510) 401-6513

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention:  Richard Dickson

Telephone No.:   (650) 335-7679

Facsimile No.:     (650) 938-5200

10.2                           Expenses.  All fees and expenses incurred in connection with this Agreement and the Collateral Agreements, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Collateral Agreements, and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, in the event the Acquisition is completed, Buyer will pay, at the Closing, the reasonable fees and expenses, not to exceed in the aggregate Two Hundred Thousand Dollars ($200,000), of legal counsel and accountants to Seller incurred in connection with the Acquisition.

10.3                           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, without limitation, any trustee appointed for Seller) and permitted assigns, but shall not be assignable or delegable by any party without the prior written consent of the other party.

10.4                           Entire Agreement; Assignment.  This Agreement, the Exhibits hereto, the Collateral Agreements, the Seller Disclosure Schedule, and the closing certificates referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof and thereof.  This Agreement may not be assigned by Seller by operation of Law or otherwise without the express written consent of Buyer (which consent may be granted or withheld in the sole discretion of Buyer).  Buyer must remain liable for the performance of its obligations hereunder in the event it elects to assign this Agreement before the Closing to any entity which is not an affiliate or subsidiary of Buyer without Seller’s express written consent (which consent shall not be unreasonably withheld).

10.5                           Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6                           Other Remedies.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.7                           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.8                           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

10.9                           Specific Performance.  The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.10                     Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  Delivery of executed signature pages by facsimile or electronic transmission shall have the same legal effect as delivery of an original executed signature page by the transmitting party to the receiving party.

*****

IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be signed as of the date first written above.

“BUYER”	OCCAM NETWORKS, INC.
a Delaware corporation

	By:	Bob Howard-Anderson

President and Chief Executive Officer

“SELLER”	TERAWAVE COMMUNICATIONS, INC.
a California corporation

	By:	Raymond Lin

President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

TERAWAVE COMMUNICATIONS, INC.

FORM OF ACCOUNTS CERTIFICATE

October   , 2007

Pursuant to Section 3.3(vii) of that certain Asset Purchase Agreement, dated as of September 27, 2007, by and among Occam Networks, Inc., a Delaware corporation (“Purchaser”) and Terawave Communications, Inc., a California corporation (“Seller”) (the “Purchase Agreement”), I, Robert Dilfer, Chief Financial Officer of Seller do hereby certify on behalf of Seller that:

(1)           The following represents a complete and accurate summary of the following accounts of Seller (in each case, relating solely to product revenue) as of the date hereof:

Accounts Receivable, net of reserves	$

Prepaid Expenses	$

Realizable Inventory (excluding inventory acquired pursuant to Realizable Inventory Purchase Commitments)	$

Accounts Payable (excluding Realizable Inventory Purchase Commitments and excluding accounts payable incurred after August 17, 2007 without the prior written consent of Buyer)	$

(2)           Attached as Exhibit A hereto is a true, complete and detailed breakdown of the amounts set forth above.

(3)           Attached as Exhibit B is a true and correct copy of the Closing Balance Sheet.

Capitalized terms not otherwise defined in this Closing Accounts Certificate shall have such meaning ascribed to them in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

TERAWAVE COMMUNICATIONS, INC.

By:
	Name:	Robert Dilfer
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO TERAWAVE COMMUNICATIONS, INC. ACCOUNTS CERTIFICATE]

EXHIBIT A

DETAILED BREAKDOWN OF CLOSING ACCOUNTS

EXHIBIT B

CLOSING BALANCE SHEET

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of October    , 2007, by and between Terawave Communications, Inc., a California corporation (“Terawave”), and Occam Networks, Inc., a Delaware corporation (“Occam”). Terawave and Occam are herein referred to individually as the “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Terawave and Occam are parties to an Asset Purchase Agreement dated September 27, 2007 (the “Asset Purchase Agreement”) pursuant to which Terawave agreed to sell, and Occam agreed to purchase, substantially all of the assets of Terawave;

WHEREAS, this Agreement is contemplated by the Asset Purchase Agreement, pursuant to which, Terawave has agreed to assign certain rights and agreements to Occam, and Occam has agreed to assume certain obligations of Terawave as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Terawave and Occam agree as follows:

1.             Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Asset Purchase Agreement.

2.             Assignment of Certain Assets. Effective as of 12:00 pm (Pacific Time) on October 25, 2007 (the “Effective Time”), Terawave hereby assigns, sells, conveys, transfers and sets over to Occam all of Terawave’s right, title, benefit, privileges, and interest in, to, and under the agreements identified in Exhibit A (the “Assigned Contracts”).

3.             Assumption of Certain Liabilities. Subject to the terms and conditions of the Asset Purchase Agreement and effective at the Effective Time, Occam hereby covenants and agrees to assume, perform and discharge the Assumed Liabilities, including the executory obligations of Terawave under the Assigned Contracts that accrue on or after the Effective Time, which Assumed Liabilities shall specifically exclude, by way of illustration and not limitation, the Excluded Liabilities. Terawave agrees and acknowledges that it shall remain liable for all obligations, duties, and liabilities under the Assigned Contracts other than the Assumed Liabilities.

4.             Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including, but not limited to, Terawave’s representations, warranties, covenants, agreements, and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Terawave acknowledges and agrees that the representations, warranties, covenants, agreements, and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby and shall remain in full force and effect to the full extent provided therein. In the event that any provision of this Agreement should be construed to conflict with a provision of the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall control.

5.             Further Actions. Each of the Parties hereto covenants and agrees, at its own expense respectively, to execute and deliver, at the request of the other Party, such further instruments of transfer and assignment and to take such other action as such other Party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

6.             No Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of the respective Parties and their assigns, transferees and successors. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person other than the Parties and their respective assigns, transferees and successors, any remedy or claim under or by reason of this Agreement.

7.             Notices. All notices and other communications under this Agreement shall be pursuant to and in accordance with Section 10.1 of the Asset Purchase Agreement.

8.             Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

9.             Amendments. No amendment or modification of this Agreement shall be effective unless it is set forth in writing, signed by each of the Parties, and specifically references this Agreement.

10.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery of executed signature pages by facsimile or electronic transmission shall have the same legal effect as delivery of an original executed signature page by the transmitting Party to the receiving Party.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed and delivered by a duly authorized representative of each of the Parties as of the date first above written.

TERAWAVE COMMUNICATIONS, INC.

By:

Name:

Title:

OCCAM NETWORKS, INC.

By:

Name:

Title:

Exhibit A

Assigned Contracts

Licensing and Supply Agreement between Terawave Communications, Inc. and Ikanos Communications, Inc., dated June 28, 2007

ELCP OEM Source Code License Agreement between Terawave Communications, Inc. and Tdsoft Ltd., dated November 2, 2005

Patent License Agreement between Terawave Communications, Inc. and Telcordia Technologies, Inc., dated September 9, 2005

Software License Agreement between Terawave Communications, Inc. and Unicoi Systems, Inc., dated November 27, 2006

Software License Agreement between Terawave Communications, Inc. and Flextronics Software Systems, Ltd. dated December 22, 2005

Design, Development & Sales Agreement between Terawave Communications, Inc. and Mindspeed Technologies, Inc. dated July 14, 2006

Object Design PSE Pro Royalty Agreement between Terawave Communications, Inc. and Progress Software Corporation, dated August 12, 1999, as amended by First Amendment to Object Design PSE Pro Royalty Agreement dated November 1, 2006

Asic Design, Development & Sales Agreement, dated February 1, 2005, by and between Terawave and K-Micro (a/k/a Kawasaki Microelectronics America, Inc.)

All Proprietary Information, Confidentiality and Invention Assignment Agreements (excluding employment agreements) with past and present employees of Terawave

Terawave Lease Agreement for its headquarters located at 30680 Huntwood Avenue, Hayward, California, as amended.

Exhibit A to the Assignment and Assumption Agreement

EXHIBIT C

OCCAM NETWORKS, INC.

FORM OF BUYER OFFICER’S CERTIFICATE

October     , 2007

Reference is hereby made to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) made and entered into as of September 27, 2007, by and between Terawave Communications, Inc., a California corporation (“Terawave”) and Occam Networks, Inc. (“Occam”), a Delaware corporation. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

Pursuant to Section 7.3(b) of the Asset Purchase Agreement, the undersigned hereby certify, for and on behalf of Occam, as follows:

1.             Chris Farrell is the Chief Financial Officer of Occam and is authorized to execute and deliver this Certificate for and on behalf of Occam in his capacity as the Chief Financial Officer of Terawave.

2.             The representations and warranties of Occam in the Asset Purchase Agreement (including in the Collateral Agreements and any exhibit, schedule or certificate, delivered pursuant thereto) are true and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Buyer Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made and on and as of the date hereof as if made on and as of the date hereof (other than any representations or warranties that speak only as of any earlier date).

3.             Occam has performed and complied in all respects with all covenants, obligations and conditions set forth in the Asset Purchase Agreement (including in the Collateral Agreements and any exhibit, schedule or certificate delivered pursuant thereto) that is required to be performed and complied with by Occam as of the Closing.

[the remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Officer’s Certificate as of the date first written above.

OCCAM NETWORKS, INC.

By:
Chris Farrell
Chief Financial Officer

Signature Page to Officer’s Certificate

EXHIBIT D

TERAWAVE COMMUNICATIONS, INC.

CLOSING LIABILITIES CERTIFICATE

October    , 2007

Pursuant to Section 3.3(viii) of that certain Asset Purchase Agreement, dated as of September 27, 2007, by and among Occam Networks, Inc., a Delaware corporation (“Purchaser”) and Terawave Communications, Inc., a California corporation (“Seller”) (the “Purchase Agreement”), I, Robert Dilfer, Chief Financial Officer of Seller do hereby certify on behalf of Seller that:

(1)           The following summary information regarding the Seller’s Liabilities is true and correct as of the date hereof:

Accounts Payable:	$

Employee Termination Liabilities	$

All other Liabilities of Seller	$

Realizable Inventory Purchase Commitments Approved by Buyer:	$

(2)           Attached hereto as Exhibit A is a complete and accurate breakdown of each of Seller’s accounts payable, Employee Termination Liabilities and all other Liabilities of Seller as of the Closing Date, including wire instructions for making payment to any listed creditor owed more than $10,000.

Capitalized terms not otherwise defined in this Closing Liabilities Certificate shall have such meaning ascribed to them in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

TERAWAVE COMMUNICATIONS, INC.

By:
	Name:	Robert Dilfer
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO TERAWAVE COMMUNICATIONS, INC. CLOSING LIABILITIES CERTIFICATE]

EXHIBIT A

DETAILED BREAKDOWN OF SELLER’S OUTSTANDING LIABILITIES AS OF THE CLOSING DATE

EXHIBIT E

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made as of this       day of October, 2007 (the “Closing Date”), by and among Occam Networks, Inc., a Delaware corporation (“Buyer”), Terawave Communications, Inc., a California corporation (“Seller”), and U.S. Bank National Association, as escrow agent (the “Escrow Agent”). Buyer and Seller agree between themselves that capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement, as defined below. Capitalized words required in order for the Escrow Agent to understand its duties under this Agreement are defined herein.

RECITALS

WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement, dated as of September 26, 2007 (the “Purchase Agreement”), pursuant to which Buyer shall purchase from Seller the Acquired Assets described therein;

WHEREAS, it is contemplated under the Purchase Agreement that Buyer shall deliver to the Escrow Agent a total of Four Hundred Thousand Dollars ($400,000) (the “Escrow Amount”), to be held by the Escrow Agent in accordance with this Agreement and Article VIII of the Purchase Agreement (which Article VIII is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the “Escrow Provisions”) as a fund against which the Buyer Indemnitees may recover Losses;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Appointment and Agreement of Escrow Agent. The Escrow Agent is hereby appointed by the other parties hereto to serve as, and the Escrow Agent hereby agrees to act as, escrow agent on the terms and conditions set forth in the Escrow Provisions.

Section 2. Establishment of Escrow Fund. At the Closing, Buyer shall deliver the Escrow Amount to the Escrow Agent. The Escrow Agent may assume without inquiry that the Escrow Amount has been correctly determined in accordance with the Purchase Agreement and that the Escrow Agent is not required to hold any other funds pursuant to the Escrow Provisions, other than income earned on investments made in accordance with Section 9(f). Deposit of the Escrow Amount with the Escrow Agent shall constitute the creation of an escrow fund (together with such investment income, the “Escrow Fund”). The Escrow Fund will be held by the Escrow Agent to secure the indemnification obligations provided for in Article VIII of the Purchase Agreement. The Escrow Agent shall treat the Escrow Fund as a trust fund in accordance with the terms of the Escrow Provisions and shall hold and dispose of the Escrow Fund only in accordance with the terms of the Escrow Provisions.

Section 3. Escrow Claims.

(a)       If, at any time on or prior to 5:00 p.m. (Pacific Time) on the date twelve months after the Closing Date, (the “Termination Date”), a Buyer Indemnitee wishes to make a claim (each, an “Indemnification Claim”) against the Escrow Fund for which it reasonably believes it is entitled to recovery under Article VIII of the Purchase Agreement, the Buyer Indemnitee shall deliver to the Escrow Agent a certificate of such Buyer Indemnitee, executed by an authorized signatory of such Buyer Indemnitee (a “Buyer Indemnitee’s Certificate”), which Buyer Indemnitee’s Certificate shall:

(i)        state that such Buyer Indemnitee has paid, incurred or reasonably anticipates incurring Losses for which Buyer Indemnitee is entitled to recovery under Article VIII of the Purchase Agreement;

(ii)       state the facts or circumstances giving rise to such right of indemnification in reasonable detail;

(iii)      state the specific provisions of the Purchase Agreement under which such Buyer Indemnitee believes it is entitled to recovery; and

(iv)     state the amount of such Losses incurred or that such Buyer Indemnitee reasonably anticipates to incur.

Buyer Indemnitee shall also deliver any documentation which it has which reasonably supports its claim including, in the case of a third-party claim, any demand letter or complaint which Buyer Indemnitee may have received.

(b)      When delivering said Buyer Indemnitee’s Certificate to the Escrow Agent, the Buyer Indemnitee shall simultaneously deliver a copy of such Buyer Indemnitee’s Certificate and supporting documentation to Seller.

Section 4. Objections to Claims; Resolution of Conflicts.

(a)       If Seller shall object to any amount, other than the settlement amount of a Third-Party Claim to which Seller has consented, claimed in connection with any Indemnification Claim specified in any Buyer Indemnitee’s Certificate (a “Contested Claim”), Seller shall, within 20 Business Days after delivery to the Escrow Agent of such Buyer Indemnitee’s Certificate, deliver to the Escrow Agent a certificate, executed by an authorized officer of Seller (a “Indemnifying Parties’ Certificate”),

(i)    specifying each such amount to which Seller objects; and

(ii)   specifying in reasonable detail the nature and basis for each such objection.

(b)      Buyer and Seller shall negotiate in good faith and use commercially reasonable efforts to agree upon the rights of the respective parties with respect to any Contested Claim. If Buyer and Seller so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and, if provided by the memorandum, distribute funds from the Escrow Fund in accordance with the terms thereof.

(c)       If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the claim or claims is or are in pending litigation with a third party, in which event arbitration shall not be commenced until such litigation is resolved, either by settlement, final judgment or other termination; and in either such event the Contested Claim shall be resolved by arbitration conducted by three arbitrators. Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the extent as a competent court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Indemnifying Parties’ Certificate and, if disputed, as to the liability of Seller under the Escrow Provisions with respect thereto shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions that shall set forth the award, judgment, decree or order awarded by the arbitrators.

(d)      Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator, and the administrative fee of the American Arbitration Association.

Section 5. Payments from the Escrow Fund.

(a)       If the Escrow Agent shall not have received an Indemnifying Parties’ Certificate objecting to the amount claimed with respect to an Indemnification Claim within 20 Business Days of delivery to the Escrow Agent and the Seller of a Buyer Indemnitee’s Certificate specifying such Indemnification Claim, Seller shall be deemed to have acknowledged the correctness of the amount claimed on such Buyer Indemnitee’s Certificate with respect to such Indemnification Claim and liability for the Indemnification Claim under the Escrow Provisions, and the Escrow Agent shall thereafter transfer to Buyer as soon as administratively permissible out of the Escrow Fund the amount as set forth in the Buyer Indemnitee’s Certificate. The Escrow Amount shall then be reduced by the same amount.

(b)      If the Escrow Agent receives, within 20 Business Days after delivery to the Escrow Agent of a Buyer Indemnitee’s Certificate, an Indemnifying Parties’ Certificate objecting to the amount claimed with respect to any Indemnification Claim specified in such Buyer Indemnitee’s Certificate, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Escrow Fund, except in accordance with either:

(i)    a memorandum executed by Seller and Buyer in accordance with Section 4(b) of this Agreement; or

(ii)   a final written decision of the arbitrators in accordance with Section 4(c) of this Agreement,

after which time the Escrow Agent shall transfer to Buyer as soon as administratively practicable out of the Escrow Fund the amount as set forth in the written memorandum or written decision of the arbitrators referred to in subsections (i) or (ii) above, as the case may be. The Escrow Amount shall then be reduced by the same amount.

Section 6. Distribution upon Termination of the Escrow Agreement.

(a)       Upon the termination of this Agreement in accordance with Section 10 and receipt of a notice from Buyer and Seller acknowledging such termination, the Escrow Agent shall promptly, but in no event prior to the first Business Day after the Termination Date, liquidate the Escrow Fund and transfer to Seller the amount, if any, then remaining in the Escrow Fund. Escrow Agent’s last distribution after termination of amounts remaining in the Escrow Fund after resolution of all Indemnification Claims timely presented under the Escrow Provisions shall be referred to herein as the “Final Distribution”.

(b)      Notwithstanding the limitations set forth in this Agreement, following the Termination Date, any Buyer Indemnitee shall be entitled to prosecute any Indemnification Claims set forth in all Buyer Indemnitee’s Certificates delivered pursuant to Section 3(a) prior to the Termination Date until all such claims are fully and finally resolved. For purposes of this Agreement, the “Reserved Amount” shall be equal to the aggregate of the amounts claimed and unpaid in the Buyer Indemnitee’s Certificates referred to in the preceding sentence, to the extent such claims shall not have been fully and finally resolved on or prior to the Termination Date.

(i)        If, on the Termination Date, the Reserved Amount is less than the remaining Escrow Fund, then promptly after the Termination Date, the Escrow Agent shall (A) retain in the Escrow Fund the Reserved Amount and (B) transfer to Seller the amount, if any, then remaining in the Escrow Fund.

(ii)       If, on the Termination Date, the Reserved Amount is greater than or equal to the Escrow Fund, the Escrow Agent shall retain all of the Escrow Fund until all amounts claimed and unpaid with respect to all the Buyer Indemnitee Certificates delivered to the Escrow Agent prior to the Termination Date are paid or otherwise resolved.

(c)       Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if instructed in writing jointly by Buyer and Seller pay amounts from the Escrow Fund as so instructed.

Section 7. Maintenance of the Escrow Fund. The Escrow Agent shall continue to maintain the Escrow Fund until the termination of this Agreement and completion of Final Distribution, if any.

Section 8. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that Buyer may assign this Agreement to any Person who purchases all or substantially all of the assets of Buyer, or any successor corporation to Buyer by reason of a merger or other combination without the consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

Section 9. Escrow Agent.

(a)       Except as expressly contemplated by this Agreement or by joint written instructions from Buyer and Seller, the Escrow Agent shall not transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

(b)      The duties and obligations of the Escrow Agent shall be determined solely by the Escrow Provisions, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Escrow Provisions.

(c)       In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement or the Purchase Agreement has been duly authorized to do so.

(d)      The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)       The Escrow Agent shall have no duty as to the collection of the Escrow Fund, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of the Escrow Fund actually in its possession.

(f)       The Escrow Agent shall invest and reinvest the Escrow Fund in such Permitted Investments as the Buyer and Seller shall from time to time direct by written notice to the Escrow Agent. A “Permitted Investment” is an investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed fully as to payment of interest, principal and premium (if any) by the United States or any agency thereof, that, in each case, mature within one year from the date of its acquisition by the Escrow Fund, (ii) demand or time deposits with or certificates of deposit or bankers’ acceptances issued by any office located in the

United States of any bank or trust company which is organized under the laws of the United States or any state thereof, is a member of the Federal Reserve System and has capital, surplus and undivided profits aggregating at least $5,000,000,000, that, in each case, matures within one year from the date of its acquisition by the Escrow Fund, (iii) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (ii) above, (iv) common trust funds, mutual funds, or money market funds (including any investment products maintained by the Escrow Agent) that invest solely in one or more investments described in clauses (i) through (iii) above; provided that the net asset value of any such fund as of any date is publicly available and that the Escrow Fund’s investment in such fund may be redeemed by the Escrow Agent at any time at 100% of the pro rata portion of such net asset value. The Escrow Agent shall have no responsibility for the review of proposed investments or otherwise to confirm whether any proposed investments meet the criteria for Permitted Investments prescribed in the preceding sentence and may rely conclusively upon a written investment instruction of Buyer and the Seller as authorized in accordance with such criteria. If no such instructions are provided, then the Escrow Agent shall invest the Escrow Fund in the Escrow Agent’s Money Market Fund. Any income earned on the Escrow Amount while it is part of the Escrow Fund shall be added to the Escrow Fund.

(g)      As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid by Buyer.

(h)      Buyer and Seller shall jointly and severally reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred without negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of its duties and obligations under this Agreement;  provided that to the extent that amounts paid by Buyer pursuant to this Section 9(h) are in excess of half of the aggregate amount of any such reimbursement or indemnification (an “Excess Payment”), such Excess Payment shall be a Loss recoverable by Buyer from the Escrow Fund in accordance with the terms of this Agreement; provided, however, that notwithstanding the foregoing, if any such reimbursement or indemnification is a result of acts solely attributable to Seller, the entire amount of such reimbursement or indemnification paid by Buyer shall be a Loss recoverable by Buyer from the Escrow Fund in accordance with the terms of this Agreement, and if any such reimbursement or indemnification is a result of acts solely attributable to Buyer, Buyer shall not be entitled to recover any of such reimbursement or indemnification paid by Buyer from the Escrow Fund.

(i)        The Escrow Agent may at any time resign by giving 20 Business Days’ prior written notice of resignation to Buyer and Seller. If the Escrow Agent shall resign, a successor Escrow Agent, which shall be a bank or trust company having (or, in the case of a subsidiary of a bank holding company, its holding company parent shall have) assets in excess of $500 million, and which shall be reasonably acceptable to Buyer and Seller, shall be appointed by a written instrument executed by Buyer and Seller and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Buyer and Seller, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 20 Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor and, until such appointment has been made, the Escrow Agent’s sole responsibility shall be to hold the Escrow Fund until the earlier of (i) its receipt of designation of a successor Escrow Agent, a joint written instruction by Buyer and Seller or (ii) termination of this Agreement in accordance with its terms and completion of Final Distribution, if any.

(j)        If any controversy arises between the parties to this Agreement concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means. In such event, the Escrow Agent will not be liable for interest or damages.

Section 10. Termination. This Agreement shall terminate on the occurrence of the latest of (a) the date on which there are no funds or other property remaining in the Escrow Account, (b) ten Business Days following the date on which all claims made in Buyer Indemnitee’s Certificates delivered to the Escrow Agent prior to the Termination Date shall have been resolved and the completion of the Final Distribution, if any, or (c) the Termination Date and the completion of the Final Distribution, if any.

Section 11. Notices. All notices, requests, demands, claims, and other communications required or permitted hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by recognized commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via facsimile (with acknowledgment of complete transmission and confirmed in writing by mail simultaneously dispatched) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)       if to Buyer, to:

Occam Networks, Inc.

6868 Cortona Dr., Santa Barbara, CA 93117

Attention: Chris Farrell, CFO

Telephone No.: (805) 692-2900

Facsimile No.:  (805) 692-2999

with a copy (which shall not constitute notice) to :

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Robert F. Kornegay

Telephone No.: (650) 493-9300

Facsimile No.:  (650) 493-6811

(b)      if to Seller, to:

Terawave Communications, Inc.

30680 Huntwood Avenue

Hayward, CA 94544

Attention:  Chief Executive Officer

Telephone No.: (510) 429-5300

Facsimile No.:  (510) 401-6513

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention:  Richard Dickson

Telephone No.: (650) 335-7679

Facsimile No.:  (650) 938-5200

(c)       if to Escrow Agent, to:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention:  Corporate Trust Services

    (Occam/Terawave 2007 escrow)

Telephone No.:  (213) 615-6043

Facsimile No.:   (213) 615-6197

Notices to the Escrow Agent shall be effective only upon receipt. If any Buyer Indemnitee’s Certificate, Indemnifying Parties’ Certificate or any other document is required to be delivered to the Escrow Agent and any other party, the Escrow Agent may assume without inquiry that such document was received by such other party on the date on which it was received by the Escrow Agent.

Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable provisions of conflicts of laws thereof.

Section 13. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer and Seller or (b) by a waiver in accordance with Section 14 of this Agreement.

Section 14. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 16. Entire Agreement. The Escrow Provisions constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Buyer and Seller with respect to the subject matter hereof. For the avoidance of doubt, the provisions of this Agreement are not intended to alter in any manner the provisions of the Purchase Agreement unrelated to the Escrow Provisions and are intended, with respect to the provisions of Article VIII of the Purchase Agreement to supplement but not amend such provisions.

Section 17. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 18. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 19. Counterparts; Effectiveness; Facsimile. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Delivery of executed signature pages by facsimile or electronic transmission shall have the same legal effect as delivery of an original executed signature page by the transmitting party to the receiving party.

Section 20. USA Patriot Act Information. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The escrow parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

Section 21. Tax Reporting Information and Certification of Tax Identification Numbers.

(a)           Seller shall be treated as the owner of the Escrow Fund for federal, state and local income tax purposes. Seller shall take into account in determining its taxable income, and the Escrow Agent shall report to Seller, all items of income, deduction and credit realized on the investment of the Escrow Fund during the term hereof.

(b)           Buyer and Seller each agrees to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 or Forms W-8 (in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the U.S. Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OCCAM NETWORKS, INC.,
a Delaware corporation

By:

Name:

Title:

TERAWAVE COMMUNICATIONS, INC.,
a California corporation

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

By:

Name:

Title:

SCHEDULE A

Escrow Agent Fees

APPENDIX I

ARTICLE VIII

INDEMNIFICATION; ESCROW FUND

8.1           Survival of Representations, Warranties, and Covenants. The representations and warranties of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (including any Collateral Agreement), shall terminate on the Closing Date. The representations and warranties of Seller contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (including any Collateral Agreement) shall terminate on the first Business Day falling on or after the one year anniversary of the Closing Date. Neither the period of survival nor the Liability of Seller or any Indemnifying Party shall be reduced by any investigation made at any time by or on behalf of Buyer. If a written notice of claim pursuant to this Article VIII and the Escrow Agreement has been given prior to the Termination Date by Buyer, then the relevant representations and warranties shall continue to survive as to such claim until the claim has been finally resolved.

8.2           Escrow Arrangements.

(a)           Creation of Escrow Fund. At the Closing, (i) Buyer shall deliver the Escrow Amount to the Escrow Agent in accordance with the Escrow Agreement and Section 3.2(c) of this Agreement, and (ii) Seller shall be deemed, without any act of Seller, to have received and deposited the Escrow Amount with the Escrow Agent. Deposit of the Escrow Amount with the Escrow Agent pursuant to the Escrow Agreement and this Agreement shall constitute the creation of an escrow fund (the “Escrow Fund”) to be governed by the terms and conditions set forth in this Article VIII and the Escrow Agreement. The Escrow Fund shall be available to compensate Buyer for Losses as described below.

(b)           Indemnification. Seller (the “Indemnifying Party”) shall indemnify and hold harmless Buyer and its officers, directors, employees, agents, and Affiliates (each, a “Buyer Indemnitee” and collectively, the “Buyer Indemnitees”) against any and all Losses (as defined below) incurred or sustained by a Buyer Indemnitee or Buyer Indemnitees, directly or indirectly, as a result of (i) any inaccuracy in or breach of (or any claim by any third party alleging, constituting, or involving an inaccuracy in or breach of) any representation or warranty of Seller contained in this Agreement or in any Collateral Agreement or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or any Collateral Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties, any update, or supplement to, or modification of the Seller Disclosure Schedule made or purported to be made after the date of this Agreement shall be disregarded, regardless of whether such update, supplement, or modification is otherwise required pursuant to this Agreement or a Collateral Agreement); (ii) any failure by Seller to perform or comply with any covenant applicable to it contained in this Agreement or any Collateral Agreement or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or any Collateral Agreement; (iii) any Excluded Liabilities or Excluded Assets, including without limitation, any Liabilities arising from or relating to Seller’s ownership, use, and operation of the Acquired Assets prior to the Closing; (iv) any Contract Consent Payment paid by Buyer after the Closing; (v) any Employee Termination Liability, any other Liability to Employees of Seller and any Losses resulting directly or indirectly from Seller’s failure to obtain release agreements from any Employees of Seller, (vi) any Losses associated with accounts receivable of Seller, as reported in the Closing Date Accounts Certificate, other than the Russian Receivables, that remain uncollected as of March 1, 2008 despite Buyer’s commercially reasonable collection efforts, (vii) any Losses arising out of or related to the Bulk Sales Laws or any similar bulk sales or bulk transfer laws, whether or not Buyer attempts to comply with the requirements of such laws, and (viii) any actual or alleged infringement or misappropriation of any third party Intellectual Property Rights, provided that (A) the claim, demand, assertion of liability, action, suit or proceeding alleging such infringement or misappropriation (“Escrow IP Claim”) is first made or brought by an unrelated third party against Buyer between the Closing Date and the twelve-month anniversary of the Closing Date and (B) the third party seeks (including by way of demand letter or similar communication to Buyer) or obtains (by way of court order, judgment or decree or settlement agreement) either injunctive relief or monetary damages relating to any Seller Product or Seller Intellectual Property (provided that Buyer will not enter into any such settlement agreement without the consent of Seller, which will not unreasonably be withheld) (and for the avoidance of doubt, the indemnity provided in this clause (viii) shall apply irrespective of any disclosures in the Seller Disclosure Schedule, whether or not Seller had knowledge of such potential claim, demand, assertion of liability, action, suit or proceeding or of any basis therefor), and whether or not the third party prevails in obtaining injunctive relief or monetary damages (by way of court order, judgment or decree or settlement agreement) (such events, the “Escrow IP Claim Events”), and provided further that Seller shall reimburse Buyer for all costs and expenses (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs) to evaluate, respond to and defend against Escrow IP Claims Events as they are incurred. The calculation of Losses pursuant to this Section 8.2(b) shall be made without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in this Agreement, the Collateral Agreements, or in any certificate, instrument, or other document delivered by Seller pursuant to this Agreement. For purposes of this Agreement, “Loss” or “Losses” shall mean any claims, losses, Liabilities, damages, deficiencies, costs, and expenses, including reasonable attorneys’ fees and the expenses of investigation and defense.

(c)           Compensation for Losses. The Escrow Fund shall be available to compensate the Buyer Indemnitees for Losses in accordance with this Agreement and the Escrow Agreement. The Buyer Indemnitees may recover all Losses for which there is no objection from Seller or any objection has been resolved in accordance with the provisions of this Article VIII and the Escrow Agreement. The procedures for the Buyer Indemnitees to make claims for Losses against the Escrow Fund, for Seller to object to such claims, and for Buyer and Seller to resolve any such objections shall be as set forth in the Escrow Agreement.

(d)           Nature of Remedy; Limitation of Liability. Other than Losses attributable to fraud or intentional or willful breach or intentional or willful misrepresentation or the matters referred to in Section 8.2(b)(ii) or (iii), claims against the Escrow Fund shall be the sole and exclusive remedy of the Buyer Indemnitees for recovery of Losses. Buyer or the Buyer Indemnitees must assert claims for Losses hereunder on or before 5:00 p.m. (Pacific Time) on the last day of the Escrow Period.

8.3           Third Party Claims. In the event Buyer becomes aware of a third-party claim (a “Third-Party Claim”) which Buyer reasonably believes may result in a claim for indemnification for Losses pursuant to this Article VIII and the Escrow Agreement, Buyer shall promptly notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Buyer shall have the right in its sole discretion to conduct the defense of and to settle any such Third-Party Claim; provided, however, that except with the consent of Seller, no settlement of any such Third-Party Claim shall be determinative of the amount of Losses or the indemnification obligation of the Indemnifying Parties with respect to such Losses. In the event that Seller consents to any such settlement of a Third-Party Claim, no Indemnifying Party shall have any power or authority under this Article VIII or the Escrow Agreement to object to the amount of Buyer’s claim for Losses with respect thereto.

EXHIBIT F

TERAWAVE COMMUNICATIONS, INC.

FORM OF SELLER OFFICERS’ CERTIFICATE

October       , 2007

Reference is hereby made to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) made and entered into as of September 27, 2007 by and between Terawave Communications, Inc., a California corporation (“Terawave”) and Occam Networks, Inc., a Delaware corporation (“Occam”). Any capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

Reference is also made to that certain Officer’s Certificate of Terawave dated October 11, 2007 where certified copies of a list of Terawave’s current, past and retired employees and a list of Terawave’s current and past contractors and consultants are attached. The October 11, 2007 Officer’s Certificate including the above-mentioned lists is hereby fully incorporated by reference as part of this Certificate.

Pursuant to Section 3.3(a)(x) of the Asset Purchase Agreement, the undersigned hereby certify, for and on behalf of Terawave, as follows:

1.             Raymond Lin is the President and Chief Executive Officer of Terawave and is authorized to execute and deliver this Certificate for and on behalf of Terawave in his capacity as the President and Chief Executive Officer of Terawave.

2.             Robert Dilfer is the Secretary of Terawave and is authorized to execute and deliver this Certificate on behalf of Terawave in his capacity as the Secretary of Terawave.

3.             The representations and warranties of Terawave in the Asset Purchase Agreement (including in the Seller Disclosure Schedule, the Collateral Agreements, and any exhibit, schedule or certificate delivered pursuant thereto) are true and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Seller Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made and on and as of the date hereof as if made on and as of the date hereof (other than any representations or warranties that speak only as of any earlier date).

4.             Terawave has performed and complied in all material respects with all covenants, obligations and conditions set forth in the Asset Purchase Agreement (including in the Seller Disclosure Schedule, the Collateral Agreements, and any exhibit, schedule or certificate delivered pursuant thereto) that is required to be performed and complied with by Terawave as of the Closing, except such covenants, obligations and conditions as have been expressly waived in a signed writing from Buyer to Seller referencing the specific section or subsection being waived.

5.             No event, circumstance, or condition of any character has occurred since the date of the Asset Purchase Agreement, or exists as of the Closing, that has resulted or would reasonably be expected to result in a Seller Material Adverse Effect.

6.             Terawave has delivered, transferred and assigned (as the case may be) all of the Acquired Assets as set forth in Article II of the Asset Purchase Agreement. Pursuant to 3.3(a) of the Asset Purchase Agreement, Terawave has caused all Acquired Assets to be delivered to Terawave’s principal place of business located at 30680 Huntwood Ave., Hayward, CA 94544. The Acquired Assets listed on Exhibit A were transmitted to Occam in electronic format only and were not delivered to Occam in tangible form on any equipment or other media storage device delivered to Occam.

7.             Attached hereto as Exhibit B is a true, complete and correct copy of the Amended and Restated Articles of Incorporation of Terawave, as filed with the Secretary of the State of California on September 8, 2005, which have not been amended, modified or rescinded, and are in full force and effect on the date hereof.

8.             Attached hereto as Exhibit C is a true, complete and correct copy of the Bylaws of Terawave as adopted on January 4, 1999 and amended as of February 26, 1999 ,  October 11, 2000 and September 7, 2005, which has not been amended, modified or rescinded and are in full force and effect on the date hereof.

9.             Attached hereto as Exhibit D is a true, complete and correct copy of a certificate of good standing of Terawave obtained from the Secretary of State of the State of California on October         , 2007.

10.           Attached hereto as Exhibit E is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of Terawave in a meeting held on September 26, 2007 authorizing and approving the execution, delivery and performance of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby. Such resolutions have not been amended, modified or rescinded, and are in full force and effect on the date hereof.

11.           Attached hereto as Exhibit F is a true, complete and correct copy of the resolutions duly adopted by the shareholders of Terawave as of September 26, 2007 authorizing and approving the execution, delivery and performance of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby. Such resolutions have not been amended, modified or rescinded, and are in full force and effect on the date hereof.

[the remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate on behalf of Terawave Communications, Inc.

Dated: October , 2007	TERAWAVE COMMUNICATIONS, INC.

Raymond Lin
President and Chief Executive Officer

Robert Dilfer
Secretary

Exhibit A

Acquired Asset That Were Transferred In Electronic Format Only

Exhibit B

Articles of Incorporation

Exhibit C

Bylaws

Exhibit D

Good Standing Certificate

Exhibit E

Board of Directors Resolutions

Exhibit F

Shareholder Resolutions

EXHIBIT G

TERAWAVE COMMUNICATIONS, INC.

FORM OF TRANSACTION EXPENSE CERTIFICATE

October     , 2007

Pursuant to Section 3.3(xi) of that certain Asset Purchase Agreement, dated as of September 27, 2007, by and among Occam Networks, Inc., a Delaware corporation (“Purchaser”) and Terawave Communications, Inc., a California corporation (“Seller”) (the “Purchase Agreement”), I, Robert Dilfer, Chief Financial Officer of Seller do hereby certify on behalf of Seller that:

(1)           The aggregate amount of Transaction Expenses is $                         .

(2)           Attached hereto as Exhibit A is the final detailed invoice of Fenwick & West LLP evidencing the amount of Transaction Expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Capitalized terms not otherwise defined in this Transaction Expense Certificate shall have such meaning ascribed to them in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

TERAWAVE COMMUNICATIONS, INC.

By:
Name: Robert Dilfer
Title: Chief Financial Officer

[SIGNATURE PAGE TO TERAWAVE COMMUNICATIONS, INC. TRANSACTION EXPENSE CERTIFICATE]

EXHIBIT A

TRANSACTION EXPENSES INVOICES

SCHEDULE 2.1(a)

Seller Owned Intellectual Property

Patents

DOCKET #	SERIAL #	FILING DATE	PATENT NUMBER	ISSUE DATE	TITLE	INVENTORS	STATUS
21660-04934/US	9576984	22-May-00	6700903	2-Mar-04	Upstream Scrambler Seeding System And Method In A Pasive Optical Network	Barry A. Perkins, Douglas A. Puchalski, Edward W. Boyd	Issued
21660-05053/US	9614653	12-Jul-00	6785344	31-Aug-04	Fast Threshold Determination For Packet-Multiplexed Digital Communication	Jing Wen Jiang, Robert Joseph Deri	Issued
21660-04965/US	9576099	22-May-00	6801547	5-Oct-04	Ranging Cell Detection In A Noisy Environment	Barry A. Perkins, Edward W. Boyd, Jamie Riotto, Robert Joseph Deri, Ross G. Werner, Wai Y. Kan	Issued
21660-05933/US	9833528	11-Apr-01	6996123	7-Feb-06	Adaptive Bit Rate Transponder	Jing Wen Jiang, Lawrence J. Pelz, Robert Joseph Deri, Xiaojun Fang	Issued

Trademarks

MARK	COUNTRY	CLASSES	APP. NUMBER	APP. DATE	REG. NUMBER	REG. DATE	STATUS
GIGAPON	United States	09	75/934,217	3/ 3/2000			Abandoned
IDWDM	United States	09	75/884,218	12/29/1999			Abandoned
IPON	United States	09	75/884,222	12/29/1999			Abandoned
IWDM	United States	09	75/884,470	12/29/1999			Abandoned
LIGHTING THE FIRST MILE	United States	09	75/937,938	3/7/2000	2,636,266	10/15/2002	Registered
Miscellaneous Design (Terawave Design)	United States	09	76/015,249	3/31/2000	2,526,066	1/ 1/2002	Registered

PONNAVIGATOR	United States	09	76/085,098	7/6/2000			Abandoned
PONPILOT	United States	09	76,085,099	7/6/2000			Abandoned
REPEATERPON	United States	09	76/015,233	3/31/2000			Abandoned
SALSA	United States	09	75/934,204	3/3/2000			Abandoned
TERAPON	United States	09	75/934,201	3/3/2000			Abandoned
TERAWAVE	United States	09	75/625,062	1/22/1999	2,713,742	5/6/2003	Registered
TERAWAVE	China (People’s Republic Of)						Proposed
THE DAWN OF OPTICAL ACCESS	United States	09	75/937,926	3/7/2000			Abandoned
TMS	United States	09					Dropped
TW	United States	09	76/015,241	3/31/2000	3,114,509	7/11/2006	Registered
VIRTUALPON	United States	09	75/939,743	3/7/2000			Abandoned
V-PON	United States	09	75/939,743	3/7/2000			Abandoned

Trade Secrets

Seller relies on trade secret protection and takes steps in connection with such protection consistent with industry standards.

Internet Properties

www.terawave.com

Schedule 2.1(b)

Assigned In-License Contracts

Licensing and Supply Agreement between Terawave Communications, Inc. and Ikanos Communications, Inc., dated June 28, 2007

ELCP OEM Source Code License Agreement between Terawave Communications, Inc. and Tdsoft Ltd., dated November 2, 2005

Patent License Agreement between Terawave Communications, Inc. and Telcordia Technologies, Inc., dated September 9, 2005

Software License Agreement between Terawave Communications, Inc. and Unicoi Systems, Inc., dated November 27, 2006

Software License Agreement between Terawave Communications, Inc. and Flextronics Software Systems, Ltd. dated December 22, 2005.

Design, Development & Sales Agreement between Terawave Communications, Inc. and Mindspeed Technologies, Inc. dated July 14, 2006

Object Design PSE Pro Royalty Agreement between Terawave Communications, Inc. and Progress Software Corporation, dated August 12, 1999, as amended by First Amendment to Object Design PSE Pro Royalty Agreement dated November 1, 2006

Asic Design, Development & Sales Agreement, dated February 1, 2005, by and between Seller and K-Micro (a/k/a Kawasaki Microelectronics America, Inc.).

ii

Schedule 2.1(c)

Additional Assigned Contracts

All Proprietary Information, Confidentiality and Invention Assignment Agreements (excluding employment agreements) with past and present employees of Seller.

Seller Lease Agreement for its headquarters located at 30680 Huntwood Avenue, Hayward, California.

iii

Schedule 4.5(c) Inventory List

DATE OF PURCHASE	PART_ID	PART_DESC	STOCK ON HAND
22-Oct-07	35-00020-01	LABEL,ESD CAUTION,YELLOW,2”X2”,OTS	118,775.00
22-Oct-07	71-00002-01	RES,402,TF,1206,1/8W,1%	26,500.00
22-Oct-07	35-00017-01	LABEL,ESD,1.25”x0.25”,BLACK ON YELLOW	21,154.00
22-Oct-07	71-00004-55	RES,150,TF,0805,1/10W,1%	19,450.00
22-Oct-07	71-00003-01	RES,113,TF,1206,1/8W,1%	19,030.00
22-Oct-07	51-00028-02	CAP,0.47UF,X7R,1206,25V,10%	18,890.00
22-Oct-07	71-00004-26	RES,130,TF,0805,1/10W,1%	17,858.00
22-Oct-07	71-00001-15	RES,ARRAY,24x4,ISO,1608,5%	17,590.00
22-Oct-07	71-00004-17	RES,71.5,TF,0805,1/10W,1%	16,937.00
22-Oct-07	51-00100-01	CAP,0.1uF,X5R,0402,10V,10%,PbF	16,617.00
22-Oct-07	55-00013-03	IND,15NH,0402,130MA,1500MHZ,5%	16,458.00
22-Oct-07	32-00032-05	SCREW,MS,LOCK,PATCH,M3X0.5X8,FLAT_90,CHR	16,182.00
22-Oct-07	71-00004-02	RES,1.33K,TF,0805,1/10W,1%	15,848.00
22-Oct-07	51-00165-01	CAP,47pF,NPO,0201,16V,5%,RoHS	14,564.00
22-Oct-07	51-00025-01	CAP,0.1uF,X7R,0603,16V,10%	13,867.00
22-Oct-07	51-00001-01	CAP,0.001UF,X7R,0805,50V,20%	13,368.00
22-Oct-07	71-00004-11	RES,33.2,TF,0805,1/10W,1%	12,745.00
22-Oct-07	71-00037-11	RES,160,TF,0603,1/16W,5%	12,492.00
22-Oct-07	71-00047-02	RES,ARRAY,0x4,ISO,1608,Jumper,PbF	12,360.00
22-Oct-07	71-00004-48	RES,15.4,TF,0805,1/10W,1%	11,798.00
22-Oct-07	71-00006-01	RES,2.7,TF,1206,1/4W,5%	11,069.00
22-Oct-07	71-00035-03	RES,ARRAY,33x4,ISO,1608,2%	11,008.00
22-Oct-07	71-00004-43	RES,75,TF,0805,1/10W,1%	10,705.00
22-Oct-07	71-00004-42	RES,21.5,TF,0805,1/10W,1%	9,995.00
22-Oct-07	71-00004-72	RES,200K,TF,0805,1/10W,1%	9,690.00
22-Oct-07	71-00054-02	RES,10K,TF,0402,1/16W,1%	9,557.00
22-Oct-07	71-00078-03	RES,6.49K,TF,0402,1/16W,1%,PbF	9,530.00
22-Oct-07	71-00054-13	RES,49.9K,TF,0402,1/16W,1%	9,480.00
22-Oct-07	71-00054-19	RES,39,TF,0402,1/16W,1%	9,480.00
22-Oct-07	71-00081-07	RES,52.3K,TF,0603,1/16W,1%,PbF	9,476.00
22-Oct-07	51-00059-01	CAP,1.2PF,NPO,0402,25V,+-0.25PF	9,460.00
22-Oct-07	51-00115-03	CAP,56pF,NPO,0402,16V,2%	9,260.00
22-Oct-07	55-00013-05	IND,6.8nH,0402,130mA,1500MHz,5%	9,260.00
22-Oct-07	51-00115-04	CAP,120pF,NPO,0402,16V,2%	9,240.00
22-Oct-07	34-00044-01	HDWR,CLIP,EMI,Shielding,1Finger,STD,ZINC	9,166.00
22-Oct-07	71-00079-03	RES,6.49K,TF,0603,1/10W,1%,PbF	9,166.00
22-Oct-07	71-00078-05	RES,100,TF,0402,1/16W,1%,PbF	9,155.00
22-Oct-07	71-00008-72	RES,154,TF,0603,1/16W,1%	9,140.00
22-Oct-07	71-00054-26	RES,475,TF,0402,1/16W,1%	9,140.00
22-Oct-07	71-00004-46	RES,59,TF,0805,1/10W,1%	9,085.00
22-Oct-07	51-00115-02	CAP,39pF,NPO,0402,16V,2%	9,060.00
22-Oct-07	51-00115-01	CAP,10pF,NPO,0402,16V,2%	8,980.00
22-Oct-07	71-00054-04	RES,20,TF,0402,1/16W,1%	8,688.00
22-Oct-07	71-00053-01	RES,169,TF,0805,1/10W,1%	8,636.00
22-Oct-07	71-00004-20	RES,31.6,TF,0805,1/10W,1%	8,586.00
22-Oct-07	71-00030-05	RES,3.48K,TF,1206,1/8W,1%	8,545.00
22-Oct-07	51-00115-05	CAP,270pF,NPO,0402,16V,2%	8,540.00
22-Oct-07	71-00054-27	RES,200,TF,0402,1/16W,1%	8,520.00
22-Oct-07	71-00004-37	RES,12.1K,TF,0805,1/10W,1%	8,497.00
22-Oct-07	71-00008-45	RES,12.1K,TF,0603,1/16W,1%	8,480.00
22-Oct-07	71-00044-04	RES,47K,TF,1206,1/8W,5%	8,390.00
22-Oct-07	71-00078-08	RES,200,TF,0402,1/16W,1%,PbF	8,304.00

22-Oct-07	71-00065-02	RES,90.9K,TF,0603,1/10W,1%	8,295.00
22-Oct-07	71-00004-63	RES,2.32K,TF,0805,1/10W,1%	8,262.00
22-Oct-07	71-00007-08	RES,2.2K,TF,0805,1/10W,5%	8,260.00
22-Oct-07	71-00004-57	RES,267,TF,0805,1/10W,1%	8,220.00
22-Oct-07	71-00078-06	RES,130,TF,0402,1/16W,1%,PbF	8,194.00
22-Oct-07	71-00078-07	RES,82.5,TF,0402,1/16W,1%,PbF	8,131.00
22-Oct-07	71-00008-49	RES,140K,TF,0603,1/16W,1%	7,973.00
22-Oct-07	51-00004-01	CAP,0.10uF,X7R,0805,25V,20%	7,880.00
22-Oct-07	71-00054-28	RES,402,TF,0402,1/16W,1%	7,860.00
22-Oct-07	71-00004-38	RES,37.4,TF,0805,1/10W,1%	7,797.00
22-Oct-07	71-00008-43	RES,4.12K,TF,0603,1/16W,1%	7,788.00
22-Oct-07	71-00030-03	RES,102,TF,1206,1/8W,1%	7,780.00
22-Oct-07	20-00175-01	FAB,LABEL,BLANK,1.00”Lx0.38”W	7,700.00
22-Oct-07	71-00054-11	RES,100,TF,0402,1/16W,1%	7,685.00
22-Oct-07	71-00054-14	RES,150,TF,0402,1/16W,1%	7,672.00
22-Oct-07	71-00030-02	RES,10,TF,1206,1/8W,1%	7,579.00
22-Oct-07	55-00002-01	IND,1.000UH,0805,50MA,10%	7,471.00
22-Oct-07	71-00004-70	RES,9.09K,TF,0805,1/10W,1%	7,471.00
22-Oct-07	71-00008-78	RES,1.24K,TF,0603,1/16W,1%	7,296.00
22-Oct-07	51-00086-01	CAP,CER,27pF,NPO Auto-Tin,0603,100V,5%,-	7,170.00
22-Oct-07	71-00008-44	RES,5.62K,TF,0603,1/16W,1%	7,090.00
22-Oct-07	20-00159-01	FAB,LABEL,BLANK,2.50INL X 0.75INW	7,000.00
22-Oct-07	20-00204-01	FAB,LABEL,BLANK,1.00INL X 0.25INW	7,000.00
22-Oct-07	71-00078-04	RES,0.0,TF,0402,Jumper,PbF	6,928.00
22-Oct-07	51-00003-02	CAP,470PF,X7R,0805,50V,20%	6,916.00
22-Oct-07	71-00007-16	RES,33K,TF,0805,1/10W,5%	6,866.00
22-Oct-07	20-00148-01	FAB,LABEL,Blank,3.0”x4.0”	6,780.00
22-Oct-07	71-00007-09	RES,510,TF,0805,1/10W,5%	6,376.00
22-Oct-07	71-00029-01	RES,1.1K,TF,1206,1/8W,1%	6,361.00
22-Oct-07	71-00001-06	RES,ARRAY,47KX4,ISO,1608,5%	6,250.00
22-Oct-07	71-00004-05	RES,10K,TF,0805,1/10W,1%	6,219.00
22-Oct-07	71-00004-39	RES,2.21K,TF,0805,1/10W,1%	6,210.00
22-Oct-07	60-00055-01	IC,74LVC1G32A,SO5-1,3.3V,SINGLE 2-INPUT	6,170.00
22-Oct-07	51-00122-02	CAP,100pF,X7R,0603,25V,20%,PbF	6,158.00
22-Oct-07	71-00054-09	RES,82.5,TF,0402,1/16W,1%	6,110.00
22-Oct-07	61-00008-01	IC,FLASH,SST39VF160,TRC=90NS,3.3V,0/+70	6,080.00
22-Oct-07	71-00054-10	RES,130,TF,0402,1/16W,1%	6,080.00
22-Oct-07	51-00040-01	CAP,680PF,NPO,0805,50V,5%	5,970.00
22-Oct-07	51-00075-01	CAP,3300pF,,X7R,0603,50V,5%	5,846.00
22-Oct-07	51-00015-01	CAP,150UF,AE,SMT,10V,20%,10DX8H	5,761.00
22-Oct-07	71-00066-01	THERMISTOR,PTC,SMT,50ohm,600V,2W,20%	5,714.00
22-Oct-07	44-00009-01	FERRITE,Bead,0603,470ohm @ 100MHz,600ohm	5,616.00
22-Oct-07	51-00118-02	CAP,0.10uF,X7R,0805,25V,20%,PbF	5,610.00
22-Oct-07	71-00004-44	RES,100K,TF,0805,1/10W,1%	5,597.00
22-Oct-07	71-00054-06	RES,332,TF,0402,1/16W,1%	5,586.00
22-Oct-07	71-00054-05	RES,0.0,TF,0402,JUMPER	5,580.00
22-Oct-07	71-00037-05	RES,2.7K,TF,0603,1/16W,5%	5,571.00
22-Oct-07	51-00052-02	CAP,18NF,X7R,0603,25V,10%	5,556.00
22-Oct-07	54-00014-01	RECTIFIER,SIDACTOR,DO-214,25VS,6VDRM,100	5,489.00
22-Oct-07	32-00005-01	SCREW,SHLDR,CAPTIVE,CUSTOM	5,389.00
22-Oct-07	51-00078-03	CAP,47pF,NPO,0603,50V,2%	5,356.00
22-Oct-07	71-00004-03	RES,10.0,TF,0805,1/10W,1%	5,336.00
22-Oct-07	71-00071-02	RES,ARRAY,68.1x4,ISO,1608,1%	5,250.00
22-Oct-07	51-00055-01	CAP,0.022uF,Y5V,0402,25V,+80/-20%	5,193.00
22-Oct-07	71-00054-01	RES,1K,TF,0402,1/16W,1%	5,193.00

22-Oct-07	44-00016-01	FERRITE,BEAD,1206,800OHM@100MHZ,500MA,DC	5,095.00
22-Oct-07	71-00094-05	RES,1.21K,TF,0603,1/10W,0.5%,RoHS	5,050.00
22-Oct-07	71-00008-04	RES,20.0,TF,0603,1/16W,1%	5,018.00
22-Oct-07	20-00145-01	FAB,LABEL,BLANK,0.500INL X 0.375INW	5,000.00
22-Oct-07	20-00149-01	FAB,LABEL,Blank,1.00”Lx0.38”W	5,000.00
22-Oct-07	71-00004-68	RES,22.6K,TF,0805,1/10W,1%	5,000.00
22-Oct-07	71-00071-04	RES,ARRAY,100x4,ISO,1608,1%	5,000.00
22-Oct-07	71-00088-01	RES,100,Thin Film,0603,1/16W,0.1%,PbF	5,000.00
22-Oct-07	71-00093-07	RES,20.5K,TF,0603,1/16W,1%,PbF	5,000.00
22-Oct-07	20-00174-01	FAB,LABEL,BLANK,2.00INL X 0.02INW	4,976.00
22-Oct-07	71-00079-31	RES,7.32K,TF,0603,1/10W,1%,PbF	4,975.00
22-Oct-07	71-00079-64	RES,113K,TF,0603,1/10W,1%,PbF	4,974.00
22-Oct-07	71-00079-80	RES,28.7K,TF,0603,1/10W,1%,PbF	4,974.00
22-Oct-07	71-00079-82	RES,51.1K,TF,0603,1/10W,1%,PbF	4,974.00
22-Oct-07	71-00079-84	RES,26.1K,TF,0603,1/10W,1%,PbF	4,974.00
22-Oct-07	71-00079-73	RES,340K,TF,0603,1/10W,1%,PbF	4,970.00
22-Oct-07	71-00079-79	RES,9.31K,TF,0603,1/10W,1%,PbF	4,954.00
22-Oct-07	71-00079-86	RES,18.7K,TF,0603,1/10W,1%,PbF	4,950.00
22-Oct-07	71-00094-04	RES,191,TF,0603,1/10W,0.5%,RoHS	4,943.00
22-Oct-07	71-00081-01	RES,75.0K,TF,0603,1/16W,1%	4,940.00
22-Oct-07	71-00008-99	RES,402K,TF,0603,1/16W,1%	4,930.00
22-Oct-07	71-00008-42	RES,4.02K,TF,0603,1/16W,1%	4,924.00
22-Oct-07	71-00031-02	RES,130,TF,1210,1/4W,5%	4,912.00
22-Oct-07	71-00094-02	RES,287,TF,0603,1/10W,0.5%,RoHS	4,910.00
22-Oct-07	71-00037-03	RES,820,TF,0603,1/16W,5%	4,907.00
22-Oct-07	71-00004-75	RES,0.47,TF,0805,1/10W,1%	4,900.00
22-Oct-07	71-00008-88	RES,76.8K,TF,0603,1/16W,1%	4,900.00
22-Oct-07	71-00094-03	RES,10.7K,TF,0603,1/10W,0.5%,RoHS	4,893.00
22-Oct-07	71-00083-11	RES,0.47,TF,0805,1/10W,1%,PbF	4,890.00
22-Oct-07	71-00094-01	RES,15K,TF,0603,1/10W,0.5%,RoHS	4,870.00
22-Oct-07	71-00079-43	RES,5.62K,TF,0603,1/10W,1%,PbF	4,866.00
22-Oct-07	71-00079-56	RES,3.16K,TF,0603,1/10W,1%,PbF	4,866.00
22-Oct-07	71-00086-06	RES,102,TF,1206,1/8W,1%,PbF	4,860.00
22-Oct-07	71-00093-06	RES,634,TF,0603,1/16W,1%,PbF	4,860.00
22-Oct-07	71-00085-10	RES,ARRAY,15x4,ISO,1608,5%,PbF	4,850.00
22-Oct-07	71-00079-81	RES,332,TF,0603,1/10W,1%,PbF	4,847.00
22-Oct-07	71-00079-83	RES,14K,TF,0603,1/10W,1%,PbF	4,847.00
22-Oct-07	71-00079-85	RES,442,TF,0603,1/10W,1%, PbF	4,843.00
22-Oct-07	71-00083-14	RES,22.6K,TF,0805,1/8W,1%,PbF	4,843.00
22-Oct-07	71-00004-89	RES,2.2,TF,0805,1/10W,+/- 1%	4,840.00
22-Oct-07	71-00065-07	RES,750K,TF,0603,1/10W,1%	4,840.00
22-Oct-07	71-00086-07	RES,464K,TF,1206,1/8W,1%,PbF	4,840.00
22-Oct-07	71-00086-10	RES,20,TF,1206,1/4W,1%,PbF	4,840.00
22-Oct-07	71-00090-01	RES,470K,TF,1210,1/4W,5%,PbF	4,840.00
22-Oct-07	71-00079-63	RES,150K,TF,0603,1/10W,1%,PbF	4,833.00
22-Oct-07	71-00093-11	RES,390K,TF,0603,1/16W,5%,PbF	4,833.00
22-Oct-07	71-00086-08	RES,8.2K,TF,1206,1/8W,1%,PbF	4,830.00
22-Oct-07	61-00045-04	IC,ASIC,Rocky_B(Rev3.0),PBGA256,Atmel	4,827.00
22-Oct-07	71-00081-04	RES,130,TF,0603,1/16W,1%	4,820.00
22-Oct-07	71-00037-15	RES,510K,TF,0603,1/16W,5%	4,816.00
22-Oct-07	71-00008-35	RES,30.1K,TF,0603,1/16W,1%	4,812.00
22-Oct-07	71-00079-16	RES,118,TF,0603,1/10W,1%,PbF	4,810.00
22-Oct-07	71-00008-98	RES,2.43K,TF,0603,1/16W,1%	4,800.00
22-Oct-07	71-00093-02	RES,18,TF,0603,1/16W,1%,PbF	4,800.00
22-Oct-07	71-00093-05	RES,390,TF,0603,1/16W,1%,PbF	4,800.00

22-Oct-07	71-00079-69	RES,12.1K,TF,0603,1/10W,1%,PbF	4,797.00
22-Oct-07	71-00081-08	RES,78.7K,TF,0603,1/16W,1%,PbF	4,795.00
22-Oct-07	51-00098-01	CAP,1uF,X5R,0402,6.3V,10%	4,787.00
22-Oct-07	61-00273-03	IC,ASIC,BMDR,PBGA-233,GPON,V1.2,Burst	4,786.00
22-Oct-07	71-00079-46	RES,24.9,TF,0603,1/10W,1%,PbF	4,780.00
22-Oct-07	71-00079-71	RES,82.5K,TF,0603,1/10W,1%,PbF	4,780.00
22-Oct-07	71-00086-05	RES,10,TF,1206,1/4W,1%,PbF	4,780.00
22-Oct-07	71-00090-02	RES,10K,TF,1210,1/4W,5%,PbF	4,780.00
22-Oct-07	71-00079-72	RES,287K,TF,0603,1/10W,1%,PbF	4,774.00
22-Oct-07	71-00037-17	RES,390K,TF,0603,1/16W,5%	4,763.00
22-Oct-07	71-00083-12	RES,1.0,TF,0805,1/10W,1%,PbF	4,756.00
22-Oct-07	71-00008-62	RES,232,TF,0603,1/16W,1%	4,750.00
22-Oct-07	71-00093-03	RES,47,TF,0603,1/16W,1%,PbF	4,740.00
22-Oct-07	71-00079-27	RES,90.9,TF,0603,1/10W,1%,PbF	4,734.00
22-Oct-07	71-00037-08	RES,3.9M,TF,0603,1/16W,5%	4,723.00
22-Oct-07	71-00079-45	RES,27.4K,TF,0603,1/10W,1%,PbF	4,719.00
22-Oct-07	71-00093-08	RES,200K,TF,0603,1/16W,1%,PbF	4,719.00
22-Oct-07	61-00072-01	IC,PS2701-1,SO4,SM,ISOLATOR,OPTICALLY	4,718.00
22-Oct-07	71-00079-44	RES,5.49K,TF,0603,1/10W,1%,PbF	4,716.00
22-Oct-07	71-00093-01	RES,6.65K,TF,0603,1/16W,1%,PbF	4,713.00
22-Oct-07	71-00028-01	RES,1K,TF,1206,1/8W,1%	4,710.00
22-Oct-07	71-00085-14	RES,ARRAY,330x4,ISO,1608,5%,PbF	4,709.00
22-Oct-07	71-00079-42	RES,20K,TF,0603,1/10W,1%,PbF	4,705.00
22-Oct-07	71-00079-40	RES,6.65K,TF,0603,1/10W,1%,PbF	4,699.00
22-Oct-07	71-00079-76	RES,73.2K,TF,0603,1/10W,1%,PbF	4,686.00
22-Oct-07	71-00081-05	RES,523,TF,0603,1/16W,1%,PbF	4,680.00
22-Oct-07	71-00037-13	RES,200K,TF,0603,1/16W,5%	4,671.00
22-Oct-07	71-00079-47	RES,1.27K,TF,0603,1/10W,1%,PbF	4,663.00
22-Oct-07	71-00004-23	RES,221,TF,0805,1/10W,1%	4,660.00
22-Oct-07	71-00079-05	RES,120KTF,0603,1/10W,1%,PbF	4,646.00
22-Oct-07	71-00079-77	RES,127K,TF,0603,1/10W,1%,PbF	4,645.00
22-Oct-07	71-00079-78	RES,121K,TF,0603,1/10W,1%,PbF	4,645.00
22-Oct-07	71-00008-58	RES,18.2,TF,0603,1/16W,1%	4,640.00
22-Oct-07	71-00004-69	RES,5.11K,TF,0805,1/10W,1%	4,635.00
22-Oct-07	71-00065-12	RES,6.34K,TF,0603,1/10W,1%	4,635.00
22-Oct-07	71-00065-10	RES,97.6K,TF,0603,1/10W,1%	4,633.00
22-Oct-07	71-00079-26	RES,68.1,TF,0603,1/10W,1%,PbF	4,628.00
22-Oct-07	51-00097-01	CAP,1uF,X7R,0603,6.3V,10%	4,622.00
22-Oct-07	71-00004-62	RES,374K,TF,0805,1/10W,1%	4,620.00
22-Oct-07	71-00008-41	RES,2.74K,TF,0603,1/16W,1%	4,620.00
22-Oct-07	71-00022-06	RES,4.02K,THIN FILM,0603,1/16W,0.1%	4,620.00
22-Oct-07	71-00007-02	RES,240,TF,0805,1/10W,5%	4,617.00
22-Oct-07	71-00083-13	RES,2.2,TF,0805,1/10W,+/- 1%,PbF	4,616.00
22-Oct-07	71-00086-04	RES,1.1K,TF,1206,1/8W,1%,PbF	4,616.00
22-Oct-07	71-00065-11	RES,66.5K,TF,0603,1/10W,1%	4,613.00
22-Oct-07	71-00008-80	RES,5.11K,TF,0603,1/16W,1%	4,610.00
22-Oct-07	71-00079-74	RES,2.74K,TF,0603,1/10W,1%,PbF	4,602.00
22-Oct-07	71-00079-20	RES,2.87K,TF,0603,1/10W,1%,PbF	4,600.00
22-Oct-07	71-00092-02	RES,100K,TF,1206,1/8W,5%,PbF	4,595.00
22-Oct-07	71-00083-03	RES,1K,TF,0805,1/10W,1%,PbF	4,590.00
22-Oct-07	71-00079-12	RES,110,TF,0603,1/10W,1%,PbF	4,582.00
22-Oct-07	71-00008-37	RES,56.2,TF,0603,1/16W,1%	4,570.00
22-Oct-07	51-00040-04	CAP,47PF,NPO,0805,50V,5%	4,564.00
22-Oct-07	71-00079-75	RES,4.22K,TF,0603,1/10W,1%,PbF	4,562.00
22-Oct-07	71-00004-16	RES,7.5K,TF,0805,1/10W,1%	4,554.00

22-Oct-07	71-00081-02	RES,280,TF,0603,1/16W,1%	4,550.00
22-Oct-07	71-00081-03	RES,42.2K,TF,0603,1/16W,1%	4,550.00
22-Oct-07	71-00092-01	RES,4.7,TF,1206,1/8W,5%,PbF	4,549.00
22-Oct-07	71-00008-48	RES,46.4K,TF,0603,1/16W,1%	4,547.00
22-Oct-07	71-00079-60	RES,4.02K,TF,0603,1/10W,1%,PbF	4,546.00
22-Oct-07	71-00079-51	RES,118K,TF,0603,1/10W,1%,PbF	4,526.00
22-Oct-07	71-00079-14	RES,14.7K,TF,0603,1/10W,1%,PbF	4,516.00
22-Oct-07	71-00008-60	RES,75.0,TF,0603,1/16W,1%	4,511.00
22-Oct-07	71-00079-68	RES,30.1K,TF,0603,1/10W,1%,PbF	4,509.00
22-Oct-07	71-00008-77	RES,24.9,TF,0603,1/16W,1%	4,490.00
22-Oct-07	71-00093-09	RES,249K,TF,0603,1/16W,1%,PbF	4,471.00
22-Oct-07	71-00083-05	RES,402K,TF,0805,1/10W,1%,PbF	4,470.00
22-Oct-07	71-00079-25	RES,6.04K,TF,0603,1/10W,1%,PbF	4,461.00
22-Oct-07	71-00093-10	RES,499K,TF,0603,1/16W,1%,PbF	4,461.00
22-Oct-07	71-00008-86	RES,45.3,TF,0603,1/16W,1%	4,460.00
22-Oct-07	51-00040-06	CAP,10pF,NPO,0805,50V,5%	4,458.00
22-Oct-07	32-00035-08	SCREW,MS,12-24X1/2,PAN,CHR,SST,ANSI B18.	4,455.00
22-Oct-07	71-00085-07	RES,ARRAY,100x4,ISO,1608,5%,PbF	4,450.00
22-Oct-07	71-00044-07	RES,2.4K,TF,1206,1/8W,5%	4,446.00
22-Oct-07	71-00079-49	RES,137K,TF,0603,1/10W,1%,PbF	4,445.00
22-Oct-07	71-00030-06	RES,205,TF,1206,1/8W,1%	4,411.00
22-Oct-07	71-00079-36	RES,1M,TF,0603,1/10W,1%,PbF	4,398.00
22-Oct-07	71-00008-40	RES,2.67K,TF,0603,1/16W,1%	4,394.00
22-Oct-07	71-00079-50	RES,56.2K,TF,0603,1/10W,1%,PbF	4,392.00
22-Oct-07	51-00029-01	CAP,1000PF,X7R,0402,50V,10%	4,378.00
22-Oct-07	71-00091-03	RES,510,TF,0603,1/16W,5%,PbF	4,370.00
22-Oct-07	71-00037-10	RES,82,TF,0603,1/16W,5%	4,366.00
22-Oct-07	71-00083-07	RES,3.01K,TF,0805,1/10W,1%,PbF	4,363.00
22-Oct-07	71-00086-03	RES,1K,TF,1206,1/8W,1%,PbF	4,356.00
22-Oct-07	71-00004-91	RES,3.01K,TF,0805,1/10W,1%	4,350.00
22-Oct-07	71-00079-15	RES,1.24K,TF,0603,1/10W,1%,PbF	4,344.00
22-Oct-07	71-00065-13	RES,9.09K,TF,0603,1/10W,1%	4,335.00
22-Oct-07	51-00023-11	CAP,68pF,NPO,0603,50V,5%	4,326.00
22-Oct-07	71-00083-10	RES,10.0,TF,0805,1/10W,1%,PbF	4,315.00
22-Oct-07	71-00065-03	RES,69.8K,TF,0603,1/10W,1%	4,306.00
22-Oct-07	71-00004-56	RES,499,TF,0805,1/10W,1%	4,297.00
22-Oct-07	71-00091-04	RES,3.9M,TF,0603,1/16W,5%,PbF	4,292.00
22-Oct-07	71-00083-06	RES,17.4K,TF,0805,1/10W,1%,PbF	4,290.00
22-Oct-07	71-00083-08	RES,2K,TF,0805,1/10W,1%,PbF	4,289.00
22-Oct-07	71-00079-48	RES,2.21K,TF,0603,1/10W,1%,PbF	4,264.00
22-Oct-07	71-00081-06	RES,26.7K,TF,0603,1/16W,1%,PbF	4,251.00
22-Oct-07	71-00008-12	RES,294,TF,0603,1/16W,1%	4,243.00
22-Oct-07	71-00004-08	RES,22.1K,TF,0805,1/10W,1%	4,230.00
22-Oct-07	51-00023-07	CAP,39PF,NPO,0603,50V,5%	4,226.00
22-Oct-07	71-00079-30	RES,5.11K,TF,0603,1/10W,1%,PbF	4,226.00
22-Oct-07	71-00030-04	RES,22.1K,TF,1206,1/8W,1%	4,217.00
22-Oct-07	71-00008-65	RES,1.69K,TF,0603,1/16W,1%	4,214.00
22-Oct-07	71-00045-01	RES,0.0,TF,1206,JUMPER	4,194.00
22-Oct-07	71-00030-11	RES,750K,TF,1206,1/8W,1%	4,190.00
22-Oct-07	71-00065-14	RES,86.6K,TF,0603,1/10W,1%	4,185.00
22-Oct-07	71-00079-28	RES,232K,TF,0603,1/10W,1%,PbF	4,180.00
22-Oct-07	71-00008-59	RES,37.4,TF,0603,1/16W,1%	4,170.00
22-Oct-07	71-00008-06	RES,49.9,TF,0603,1/16W,1%	4,164.00
22-Oct-07	71-00079-04	RES,15K,TF,0603,1/10W,1%,PbF	4,162.00
22-Oct-07	71-00008-74	RES,10.2K,TF,0603,1/16W,1%	4,150.00

22-Oct-07	71-00008-97	RES,82.5K,TF,0603,1/16W,1%	4,138.00
22-Oct-07	71-00037-06	RES,3K,TF,0603,1/16W,5%	4,135.00
22-Oct-07	71-00044-17	RES,1.0,TF,1206,1/8W,5%	4,134.00
22-Oct-07	71-00008-89	RES,3.16K,TF,0603,1/16W,1%	4,126.00
22-Oct-07	75-00005-01	XSTR,FMMT3904,SOT23,NPN	4,100.00
22-Oct-07	71-00008-56	RES,33.2,TF,0603,1/16W,1%	4,094.00
22-Oct-07	71-00008-87	RES,1.3K,TF,0603,1/16w,1%	4,090.00
22-Oct-07	71-00079-38	RES,4.75K,TF,0603,1/10W,1%,PbF	4,078.00
22-Oct-07	51-00026-10	CAP,680pF,X7R,0603,50V,10%	4,060.00
22-Oct-07	71-00037-01	RES,2K,TF,0603,1/16W,5%	4,051.00
22-Oct-07	71-00091-02	RES,75,TF,0603,1/16W,5%,PbF	4,034.00
22-Oct-07	71-00001-02	RES,ARRAY,10KX4,ISO,1608,5%	4,023.00
22-Oct-07	71-00004-59	RES,63.4,TF,0805,1/10W,1%	4,013.00
22-Oct-07	60-00242-01	IC,B1101UA,MS-013(Jedec),SLIC Protector,	4,002.00
22-Oct-07	51-00026-01	CAP,0.01uF,X7R,0603,50V,10%	4,000.00
22-Oct-07	71-00004-82	RES,113,TF,0805,1/10W,1%	3,991.00
22-Oct-07	51-00054-01	CAP,15PF,NPO,0603,50V,+/-10%	3,980.00
22-Oct-07	51-00070-02	CAP,220pF,NPO,0805,50V,2%	3,980.00
22-Oct-07	51-00159-01	CAP,150pF,X7R,0603,50V,10%,PbF	3,974.00
22-Oct-07	71-00079-01	RES,49.9,TF,0603,1/10W,1%,PbF	3,972.00
22-Oct-07	71-00079-41	RES,27,TF,0603,1/10W,1%,PbF	3,969.00
22-Oct-07	71-00079-21	RES,1K,TF,0603,1/10W,1%,PbF	3,925.00
22-Oct-07	71-00031-20	RES,0.27,TF,1210,1/4W,5%	3,919.00
22-Oct-07	51-00131-02	CAP,47pF,NPO,0805,200V,10%,PbF	3,918.00
22-Oct-07	71-00004-86	RES,8.25K,TF,0805,1/10W,1%	3,916.00
22-Oct-07	71-00004-87	RES,1.3K,TF,0805,1/10W,1%	3,916.00
22-Oct-07	71-00008-19	RES,10K,TF,0603,1/16W,1%	3,906.00
22-Oct-07	71-00008-26	RES,182K,TF,0603,1/16W,1%	3,905.00
22-Oct-07	20-00158-01	FAB,LABEL,Blank,1.00inL x 0.50inW	3,900.00
22-Oct-07	51-00156-01	CAP,CER,0.22uF,X7R,0603,10V,10%,RoHS	3,893.00
22-Oct-07	51-00122-09	CAP,1500pF,,X7R,0603,50V,10%,PbF	3,890.00
22-Oct-07	71-00085-15	RES,ARRAY,51x4,ISO,1608,5%,RoHS	3,890.00
22-Oct-07	51-00046-01	CAP,220pF,NPO,0402,50V,5%	3,885.00
22-Oct-07	71-00035-07	RES,ARRAY,100x4,ISO,1608,2%	3,885.00
22-Oct-07	51-00052-03	CAP,0.022uF,X7R,0603,25V,10%	3,880.00
22-Oct-07	71-00087-02	RES,0.0,TF,2512,Jumper,PbF	3,855.00
22-Oct-07	71-00047-01	RES,ARRAY,0X4,ISO,1608,JUMPER	3,848.00
22-Oct-07	71-00093-04	RES,180,TF,0603,1/10W,1%,PbF	3,847.00
22-Oct-07	51-00122-13	CAP,1nF,X7R,0603,100V,10%,PbF	3,846.00
22-Oct-07	60-00014-01	IC,TPS76825Q,TSSOP20,2.5VFAST-TRANSIENT	3,844.00
22-Oct-07	71-00004-88	RES,90.9,TF,0805,1/10W,1%	3,842.00
22-Oct-07	51-00122-08	CAP,CER,0.068uF,X7R,0603,16V,10%,PbF	3,840.00
22-Oct-07	75-00002-01	XSTR,M61N02F,SOT-23,MOSFET,N-CHANNEL 20V	3,840.00
22-Oct-07	71-00008-67	RES,14.7K,TF,0603,1/16W,1%	3,835.00
22-Oct-07	71-00004-53	RES,3.32K,TF,0805,1/10W,1%	3,830.00
22-Oct-07	71-00079-39	RES,510K,TF,0603,1/10W,1%,PbF	3,828.00
22-Oct-07	71-00085-13	RES,ARRAY,10Kx4,ISO,1608,5%,PbF	3,824.00
22-Oct-07	71-00083-02	RES,10K,TF,0805,1/8W,1%,PbF	3,823.00
22-Oct-07	51-00160-01	CAP,33pF,NPO,0603,50V,5%,PbF	3,816.00
22-Oct-07	51-00160-02	CAP,22pF,NPO,0603,50V,5%,PbF	3,816.00
22-Oct-07	71-00008-94	RES,2K,TF,0603,1/16W,1%	3,816.00
22-Oct-07	51-00145-01	CAP,15nF,NPO,0805,25V,5%,PbF	3,810.00
22-Oct-07	51-00146-01	CAP,10nF,NPO,0805,50V,5%,PbF	3,800.00
22-Oct-07	51-00167-01	CAP,150pF,NPO,0805,100V,5%,RoHS	3,800.00
22-Oct-07	71-00008-85	RES,130K,TF,0603,1/16W,1%	3,799.00

22-Oct-07	51-00143-01	CAP,CER,0.68uF,X5R,0603,10V,10%,PbF	3,790.00
22-Oct-07	51-00147-01	CAP,3.3nF,npo,1206,50v,5%,PbF	3,790.00
22-Oct-07	51-00023-03	CAP,47PF,NPO,0603,50V,5%	3,780.00
22-Oct-07	71-00008-66	RES,7.32K,TF,0603,1/16W,1%	3,762.00
22-Oct-07	71-00007-10	RES,4.7,TF,0805,1/10W,5%	3,754.00
22-Oct-07	51-00122-10	CAP,47nF,X7R,0603,25V,10%,PbF	3,744.00
22-Oct-07	51-00133-03	CAP,0.01uF,X7R,1206,100V,20%,PbF	3,736.00
22-Oct-07	51-00133-02	CAP,0.01uF,X7R,1206,200V,20%,PbF	3,715.00
22-Oct-07	71-00004-15	RES,49.9,TF,0805,1/10W,/1%	3,714.00
22-Oct-07	71-00008-51	RES,5.49K,TF,0603,1/16W,1%	3,698.00
22-Oct-07	51-00124-03	CAP,15pF,NPO,0603,50V,+/-10%,PbF	3,680.00
22-Oct-07	71-00004-04	RES,100,TF,0805,1/10W,1%	3,670.00
22-Oct-07	37-00031-01	BAG,POLY,3INW X 4INL,4MIL	3,660.00
22-Oct-07	71-00004-79	RES,681K,TF,0805,1/10W,1%	3,655.00
22-Oct-07	71-00008-96	RES,69.8TF,0603,1/16W,1%	3,655.00
22-Oct-07	51-00124-02	CAP,5pF,NPO,0603,50V,+/-0.25pF,PbF	3,645.00
22-Oct-07	71-00008-79	RES,2.32K,TF,0603,1/16W,1%	3,622.00
22-Oct-07	44-00040-01	FERRITE,Bead,0603,220ohms@100MHz,200ma	3,620.00
22-Oct-07	71-00008-16	RES,750,TF,0603,1/16W,1%	3,620.00
22-Oct-07	32-00070-01	RETAINER_CLIP,3/16in (0.188) Shaft Dia x	3,604.00
22-Oct-07	71-00084-02	RES,0.036,TF,2010,1/2W,1%,PbF	3,601.00
22-Oct-07	20-00147-01	FAB,LABEL,Blank,4.0”x6.5”	3,600.00
22-Oct-07	71-00008-73	RES,1.91K,TF,0603,1/16W,1%	3,590.00
22-Oct-07	71-00001-12	RES,ARRAY,33x4,ISO,1608,5%	3,578.00
22-Oct-07	54-00045-01	RECTIFIER,MURS320T3,200V,3A,CASE 403-03	3,577.00
22-Oct-07	51-00011-01	CAP,0.01UF,X7R,1206,200V,20%	3,569.00
22-Oct-07	44-00002-01	FERRITE,Bead,0805,600ohm@100MHz,500MA	3,559.00
22-Oct-07	51-00122-12	CAP,2200pF,,X7R,0603,50V,10%,PbF	3,542.00
22-Oct-07	71-00025-01	RES,1M,TF,0805,1/10W,5%	3,542.00
22-Oct-07	51-00118-03	CAP,22nF,X7R,0805,100V,10%,PbF	3,540.00
22-Oct-07	51-00133-01	CAP,68nF,X7R,1206,100V,10%,PbF	3,540.00
22-Oct-07	51-00122-11	CAP,3300pF,,X7R,0603,50V,5%,PbF	3,535.00
22-Oct-07	32-00032-03	SCREW,MS,LOCK,PATCH,M3X0.5X6,FLAT_90,CHR	3,532.00
22-Oct-07	71-00022-04	RES,1K,THIN FILM,0603,1/16W,0.1%	3,500.00
22-Oct-07	44-00012-02	FERRITE,BEAD,0805,120 OHM@100MHZ,25%,300	3,492.00
22-Oct-07	51-00053-06	CAP,6.8PF,NPO,0603,50V,+/-0.5PF	3,483.00
22-Oct-07	51-00084-02	CAP,100pF,NPO,0805,200V,5%	3,477.00
22-Oct-07	51-00131-01	CAP,47pF,NPO,0805,100V,10%,PbF	3,466.00
22-Oct-07	51-00026-02	CAP,0.001UF,X7R,0603,50V,10%	3,458.00
22-Oct-07	44-00031-02	FERRITE,Bead,0603,120ohm @100MHz,2000mA,	3,449.00
22-Oct-07	71-00008-07	RES,100,TF,0603,1/16W,1%	3,449.00
22-Oct-07	51-00026-11	CAP,2700pF,X7R,0603,50V,10%	3,445.00
22-Oct-07	51-00078-02	CAP,120PF,NPO,0603,50V,2%	3,413.00
22-Oct-07	51-00123-01	CAP,0.033uF,X7R,0603,25V,10%,PbF	3,410.00
22-Oct-07	71-00079-32	RES,75.0K,TF,0603,1/10W,1%,PbF	3,410.00
22-Oct-07	71-00079-70	RES,2K,TF,0603,1/10W,1%,PbF	3,387.00
22-Oct-07	51-00037-02	CAP,1000pF,X7R,1206,16V,10%	3,375.00
22-Oct-07	71-00044-03	RES,4.7K,TF,1206,1/8W,5%	3,373.00
22-Oct-07	41-00007-01	CONN,HEADER,8P x 2R,SMT,2.54mm x 2.54mm,	3,338.00
22-Oct-07	71-00079-13	RES,232,TF,0603,1/10W,1%,PbF	3,330.00
22-Oct-07	71-00004-10	RES,2K,TF,0805,1/10W,1%	3,328.00
22-Oct-07	71-00079-09	RES,249,TF,0603,1/10W,1%,PbF	3,314.00
22-Oct-07	71-00065-01	RES,80.6K,TF,0603,1/10W,1%	3,285.00
22-Oct-07	71-00065-09	RES,6.04K,TF,0603,1/10W,1%	3,283.00
22-Oct-07	60-00035-01	IC,74ACT175,TSSOP16,QUAD D FLIP-FLOP	3,256.00

22-Oct-07	71-00004-41	RES,267K,TF,0805,1/10W,1%	3,251.00
22-Oct-07	71-00060-03	RES,0.02,TF,1206,1/4W,1%	3,251.00
22-Oct-07	71-00065-04	RES,40.2K,TF,0603,1/10W,1%	3,223.00
22-Oct-07	71-00065-16	RES,90.9,TF,0603,1/10W,1%	3,198.00
22-Oct-07	51-00023-04	CAP,56PF,NPO,0603,50V,5%	3,184.00
22-Oct-07	51-00026-07	CAP,560PF,,X7R,0603,50V,10%	3,160.00
22-Oct-07	71-00091-01	RES,22,TF,0603,1/16W,5%,PbF	3,159.00
22-Oct-07	51-00124-01	CAP,10pF,NPO,0603,50V,+/-0.5pF,PbF	3,147.00
22-Oct-07	44-00035-01	FERRITE,Bead,0805,120ohm@100MHz,3.5A,DCR	3,124.00
22-Oct-07	71-00079-35	RES,150,TF,0603,1/10W,1%,PbF	3,108.00
22-Oct-07	51-00007-02	CAP,820pF,X7R,0805,16V,20%	3,101.00
22-Oct-07	51-00132-03	CAP,CER,10uF,X5R,0805,10V,10%,PbF	3,096.00
22-Oct-07	44-00040-03	FERRITE,Bead,0603,470ohm@100MHz,1000mA,P	3,082.00
22-Oct-07	71-00044-15	RES,470,TF,1206,1/8W,5%	3,081.00
22-Oct-07	51-00023-06	CAP,18PF,NPO,0603,50V,5%	3,050.00
22-Oct-07	51-00133-04	CAP,470pf,,X7R,1206,2000V,10%,PbF	3,045.00
22-Oct-07	51-00052-04	CAP,47nF,X7R,0603,25V,10%	3,035.00
22-Oct-07	71-00079-22	RES,511,TF,0603,1/10W,1%,PbF	3,032.00
22-Oct-07	51-00128-01	CAP,22uF,Y5V,1210,10V,+80%/-20%,PbF	3,026.00
22-Oct-07	71-00008-69	RES,768,TF,0603,1/16W,1%	3,022.00
22-Oct-07	71-00065-05	RES,4.32K,TF,0603,1/10W,1%	3,009.00
22-Oct-07	44-00038-02	FERRITE,Bead,0805,120ohm@100MHz,250mA,Pb	2,994.00
22-Oct-07	51-00008-01	CAP,100UF,AE,SMT,10V,20%,6X8	2,991.00
22-Oct-07	54-00060-01	RECTIFIER,MBR052OLT,SOD-123,20V,500mA,SC	2,990.00
22-Oct-07	51-00122-05	CAP,0.001uF,X7R,0603,50V,10%,PbF	2,988.00
22-Oct-07	51-00026-12	CAP,0.015uF,X7R,0603,50V,10%	2,973.00
22-Oct-07	71-00008-25	RES,150K,TF,0603,1/16W,1%	2,967.00
22-Oct-07	54-00098-01	DIODE,MMBZ5240B,10V,20mA,350mW,SOT-23	2,950.00
22-Oct-07	75-00032-01	XSTR,BSS123,SOT-23,MOSFET,N-Channel,100V	2,950.00
22-Oct-07	54-00085-01	DIODE,SDM10K45,SOD-323,RoHS,40VDC,100mA,	2,943.00
22-Oct-07	71-00001-10	RES,ARRAY,15X4,ISO,1608,5%	2,941.00
22-Oct-07	54-00093-01	DIODE,SR70,SOT-143,PbF,TVS ARRAY,70V	2,935.00
22-Oct-07	54-00100-01	DIODE,BZT52C7V5S,7.5V,200mW,SOD-323,ZEN,	2,931.00
22-Oct-07	71-00095-01	VARISTOR,MLV,0805,PbF,30Vrms,200pF,5mW	2,930.00
22-Oct-07	75-00025-01	XSTR,BSS119,SOT-23,MOSFET,N-CHANNEL,100V	2,925.00
22-Oct-07	51-00137-03	CAP,4.7uF,Y5V,1206,10V,+80% -20%,PbF	2,920.00
22-Oct-07	54-00071-05	DIODE,MMSZ5248B,18V,500mW,SOD123,ZEN,PbF	2,915.00
22-Oct-07	51-00009-01	CAP,10uF,Y5V,1206,10V,+80/-20%	2,911.00
22-Oct-07	54-00084-01	DIODE,MMBD4448H,SOT-23,RoHS,80VDC,500mA,	2,898.00
22-Oct-07	54-00088-01	DIODE,MMBD1401A,250V,600mA,SOT-23,SIG,Pb	2,872.00
22-Oct-07	51-00026-09	CAP,3900pF,,X7R,0603,50V,10%	2,871.00
22-Oct-07	60-00055-02	IC,74LVC1G32A,SO5-1,3.3V,Single 2-Input	2,870.00
22-Oct-07	69-00002-01	VR,LT1117,3.3V,800MA,DDPKG,SMT	2,859.00
22-Oct-07	71-00004-35	RES,6.81K,TF,0805,1/10W,1%	2,858.00
22-Oct-07	71-00008-68	RES,60.4,TF,0603,1/16W,1%	2,857.00
22-Oct-07	51-00028-01	CAP,0.33UF,X7R,1206,25V,10%	2,850.00
22-Oct-07	71-00008-13	RES,200,TF,0603,1/16W,1%	2,850.00
22-Oct-07	51-00118-01	CAP,0.01uF,X7R,0805,50V,20%,PbF	2,838.00
22-Oct-07	51-00081-01	CAP,22nF,X7R,0805,100V,10%	2,830.00
22-Oct-07	75-00022-02	XSTR,MBT3946DW1T1,SOT363,DUAL(NPN/PNP),2	2,820.00
22-Oct-07	71-00079-37	RES,47.5K,TF,0603,1/10W,1%,PbF	2,814.00
22-Oct-07	51-00070-05	CAP,47pF,NPO,0805,50V,2%	2,800.00
22-Oct-07	54-00044-02	DIODE,BAT54LT1,SOT-23,30VDC,200mA,Schott	2,799.00
22-Oct-07	51-00122-07	CAP,820pF,,X7R,0603,50V,10%,PbF	2,797.00
22-Oct-07	60-00041-01	IC,QS3257,QSOP16,QUAD 2 TO 1 MUX/DEMUX,C	2,793.00

22-Oct-07	75-00012-01	XSTR,IRLML6401,SOT23,MOSFET,P-Channel,Vd	2,780.00
22-Oct-07	54-00075-01	RECTIFIER,B560C,60V,5A,SMT,SCHOT,-55/+12	2,766.00
22-Oct-07	71-00004-07	RES,1K,TF,0805,1/10W,1%	2,747.00
22-Oct-07	71-00044-12	RES,100K,TF,1206,1/8W,5%	2,744.00
22-Oct-07	51-00017-01	CAP,330PF,X7R,0805,50V,10%	2,721.00
22-Oct-07	54-00017-01	RECTIFIER,SIDACTOR,DO-214,77VS,58VDRM,50	2,718.00
22-Oct-07	54-00063-03	DIODE,CMR1U-02,200V,1A,SMB,UFASTREC,PbF	2,708.00
22-Oct-07	74-00001-01	XFMR,T1064,T1,QUAD	2,702.00
22-Oct-07	54-00071-04	DIODE,MMSZ5248B,18V,500mW,SOD123,ZEN	2,690.00
22-Oct-07	75-00028-01	XSTR,FDC645N,SSOT6,MOSFET,PbF,N-Chan,30V	2,689.00
22-Oct-07	71-00008-31	RES,127,TF,0603,1/16W,1%	2,675.00
22-Oct-07	54-00091-01	RECTIFIER,MBRM140,40V,1A,Case 457,PbF,SC	2,673.00
22-Oct-07	54-00018-03	DIODE,MMBD914LT1,SOT-23,100VDC,500mA,Hig	2,669.00
22-Oct-07	60-00064-01	IC,74ACT00,TSSOP14(0.65MM) PITCH	2,668.00
22-Oct-07	51-00026-06	CAP,6800PF,,X7R,0603,50V,10%	2,665.00
22-Oct-07	71-00007-12	RES,2.7,TF,0805,1/10W,5%	2,654.00
22-Oct-07	71-00008-70	RES,1.13K,TF,0603,1/16W,1%	2,639.00
22-Oct-07	71-00037-12	RES,75,TF,0603,1/16W,5%	2,637.00
22-Oct-07	44-00031-01	FERRITE,Bead,0603,33ohm @100MHz,3.0A,DCR	2,630.00
22-Oct-07	51-00012-01	CAP,0.01UF,X7R,1206,100V,20%	2,630.00
22-Oct-07	71-00004-25	RES,200,TF,0805,1/10W,1%	2,627.00
22-Oct-07	71-00037-25	RES,10M,TF,0603,1/16W,5%	2,626.00
22-Oct-07	60-00191-01	IC,PI7AT04,Active Transmission Line Term	2,624.00
22-Oct-07	71-00079-06	RES,11.8K,TF,0603,1/10W,1%,PbF	2,605.00
22-Oct-07	54-00071-01	DIODE,MMSZ5256B,30V,500mW,SOD123,ZEN	2,595.00
22-Oct-07	41-00027-01	CONN,EDGE,38 POS,F,VERT,SMT,0.25[0.64],M	2,590.00
22-Oct-07	71-00023-01	RES,49.9K,THIN FILM,0805,1/10W,0.1%	2,575.00
22-Oct-07	51-00026-13	CAP,4.7nF,X7R,0603,50V,10%,PbF	2,559.00
22-Oct-07	71-00001-03	RES,ARRAY,4.7KX4,ISO,1608,5%	2,558.00
22-Oct-07	51-00016-02	CAP,1500PF,X7R,0805,50V,20%	2,545.00
22-Oct-07	71-00079-08	RES,0.0,TF,0603,Jumper,PbF	2,542.00
22-Oct-07	51-00122-06	CAP,1uF,X7R,0603,6.3V,10%,PbF	2,536.00
22-Oct-07	64-00005-01	OPTIC,OPTOCOUPLER,MOC207-M,SO8,Trans.	2,527.00
22-Oct-07	51-00084-01	CAP,56pF,NPO,0805,200V,5%	2,520.00
22-Oct-07	66-00001-01	OSC,HCMOS,24.704MHZ,+/-25PPM,SMT	2,519.00
22-Oct-07	71-00004-27	RES,150K,TF,0805,1/10W,1%	2,505.00
22-Oct-07	60-00070-02	IC,74LVC14A,TSSOP14,Hex Inverting Schmit	2,496.00
22-Oct-07	44-00037-01	FERRITE,Bead,2012,100ohm@100MHz,4A,DCR-0	2,486.00
22-Oct-07	54-00090-01	RECTIFIER,SIDACTOR,DO-214AA,PbF,77VS	2,480.00
22-Oct-07	55-00001-01	IND,0.330MH,0805,250MA,10%	2,472.00
22-Oct-07	71-00030-09	RES,464K,TF,1206,1/8W,1%	2,468.00
22-Oct-07	60-00013-02	IC,74LVTH573,TSSOP20,3.3V ABT OCT TRANS	2,463.00
22-Oct-07	60-00040-01	IC,74LVT16646A,TSSOP56,3.3V,16-BIT BUS T	2,462.00
22-Oct-07	61-00049-02	IC,SRAM,128KX8 BIT,TA=10NS,SOJ32,5V	2,449.00
22-Oct-07	75-00031-01	XSTR,PSMN006-20K,SO8,MOSFET,N-Channel,20	2,432.00
22-Oct-07	60-00033-02	IC,74LCX138,TSSOP16,1-OF-8 DEMUX,PbF	2,421.00
22-Oct-07	54-00073-01	RECTIFIER,MBRS1100T3,100V,1A,Case 403A,S	2,402.00
22-Oct-07	51-00133-07	CAP,0.1uF,X7R,1206,200V,10%,PbF	2,400.00
22-Oct-07	60-00241-02	IC,TISP6NTP2A,S08,SLIC Protector,Quad Pr	2,387.00
22-Oct-07	71-00008-75	RES,27.4K,TF,0603,1/16W,1%	2,373.00
22-Oct-07	75-00029-01	XSTR,BSS138,SOT-23,MOSFET,N-Channel,50V,	2,373.00
22-Oct-07	71-00037-18	RES,150,TF,0603,1/16W,5%	2,362.00
22-Oct-07	51-00133-05	CAP,220pf,,X7R,1206,2000V,10%,PbF	2,358.00
22-Oct-07	71-00065-08	RES,3.01K,TF,0603,1/10W,1%	2,358.00
22-Oct-07	75-00021-01	XSTR,NDT3055L,SOT223,MOSFET,N-Channel,60	2,357.00

22-Oct-07	61-00064-01	IC,EEPROM,M24C02,SO-8,2Kbit 2-Wire Bus I	2,345.00
22-Oct-07	51-00024-01	CAP,220PF,X7R,0603,50V,10%	2,335.00
22-Oct-07	71-00004-06	RES,11.8,TF,0805,1/10W,1%	2,320.00
22-Oct-07	54-00073-02	RECTIFIER,MBRS1100T3,100V,1A,Case 403A,S	2,307.00
22-Oct-07	54-00018-01	DIODE,MMBD914LT1,SOT-23,100VDC,500MA,HIG	2,303.00
22-Oct-07	75-00026-01	XSTR,SI4925BDY,S08,MOSFET,Dual P-Chan,30	2,303.00
22-Oct-07	71-00008-57	RES,12.7,TF,0603,1/16W,1%	2,302.00
22-Oct-07	44-00013-01	FERRITE,BEAD,0805,600OHM@100MHZ,200MA,DC	2,297.00
22-Oct-07	60-00063-03	IC,LM2903M,SO8,Comparator,Dual,Low Power	2,295.00
22-Oct-07	71-00054-15	RES,75,TF,0402,1/16W,1%	2,286.00
22-Oct-07	60-00239-02	IC,SN74LVC1G04,MO-203(Jedec),1.65 - 5.5V	2,285.00
22-Oct-07	66-00029-01	OSC,HCMOS,34.368MHZ,+/-20PPM,SMT,3.3V,0-	2,285.00
22-Oct-07	71-00085-08	RES,ARRAY,1Kx4,ISO,1608,5%,PbF	2,272.00
22-Oct-07	60-00003-01	IC,74LCX240,TSSOP20,OCTAL BUFFER/LINE DR	2,266.00
22-Oct-07	66-00001-02	OSC,HCMOS,1.544MHZ,+/-50PPM,SMT	2,264.00
22-Oct-07	75-00027-01	XSTR,SI4431DY,S08,PbF,MOSFET,P-Chan,-30V	2,258.00
22-Oct-07	51-00023-10	CAP,390PF,NPO,0603,50V,5%	2,256.00
22-Oct-07	71-00037-16	RES,1M,TF,0603,1/16W,5%	2,253.00
22-Oct-07	60-00070-01	IC,74LVC14A,TSSOP14,HEX INVERTING SCHMIT	2,226.00
22-Oct-07	51-00040-02	CAP,33PF,NPO,0805,50V,5%	2,211.00
22-Oct-07	51-00089-01	CAP,ACCU-F,1.8pF,0603,100V,+/-0,1pF,High	2,173.00
22-Oct-07	71-00079-33	RES,100,TF,0603,1/10W,1%,PbF	2,167.00
22-Oct-07	51-00023-05	CAP,22PF,NPO,0603,50V,5%	2,163.00
22-Oct-07	51-00122-03	CAP,0.1uF,X7R,0603,16V,10%,PbF	2,146.00
22-Oct-07	71-00079-02	RES,22,TF,0603,1/10W,1%,PbF	2,139.00
22-Oct-07	44-00022-01	FERRITE,Bead,1206,600ohm@100MHz,300mA,DC	2,135.00
22-Oct-07	51-00144-01	CAP,56nF,PF,Pkg(6.0mmL x 4.1mmW x 2.8mmH	2,129.00
22-Oct-07	71-00007-07	RES,47K,TF,0805,1/10W,5%	2,127.00
22-Oct-07	44-00039-02	FERRITE,Bead,1206,600ohm@100MHz,500mA,Pb	2,124.00
22-Oct-07	71-00004-12	RES,332,TF,0805,1/10W,1%	2,120.00
22-Oct-07	71-00037-07	RES,2M,TF,0603,1/16W,5%	2,115.00
22-Oct-07	71-00004-84	RES,14.7K,TF,0805,1/10W,1%	2,112.00
22-Oct-07	44-00010-01	FERRITE,BEAD,1806(L4.5XW1.6MM),80OHM@100	2,102.00
22-Oct-07	37-00055-01	CARTON,CORRUG,(20.50in x 12.00in x 14.38	2,097.00
22-Oct-07	71-00008-71	RES,9.76K,TF,0603,1/16W,1%	2,097.00
22-Oct-07	54-00064-01	RECTIFIER,MBRS190T3,90V,1A,Case 403A,SCH	2,081.00
22-Oct-07	60-00027-01	IC,DS1818R,SOT23,3.3V,10%,ECONORESET W/P	2,064.00
22-Oct-07	71-00008-61	RES,110,TF,0603,1/16W,1%	2,064.00
22-Oct-07	71-00026-01	RES,470,TF,0805,1/10W,5%	2,056.00
22-Oct-07	51-00023-09	CAP,220PF,NPO,0603,50V,5%	2,050.00
22-Oct-07	61-00038-01	IC,EEPROM,PCA8581C,SO8,128 X 8-BIT W/I2C	2,026.00
22-Oct-07	51-00137-01	CAP,22uF,Y5V,1206,10V,-82/+22%,PbF	2,023.00
22-Oct-07	71-00001-01	RES,ARRAY,1KX4,ISO,1608,5%	2,023.00
22-Oct-07	71-00023-02	RES,14.0K,THIN FILM,0805,1/10W,0.1%	2,020.00
22-Oct-07	71-00037-19	RES,51,TF,0603,1/16W,5%	2,020.00
22-Oct-07	51-00083-01	CAP,0.1uF,X7R,1210,100v,10%,PbF	2,012.00
22-Oct-07	20-00317-01	FAB,CAST,PCB Mounting Rail,High Speed,TW	2,011.00
22-Oct-07	51-00021-01	CAP,4.7uF,Y5V,1206,10V,+80% -20%	2,011.00
22-Oct-07	71-00004-30	RES,4.75K,TF,0805,1/10W,1%	2,005.00
22-Oct-07	37-00057-02	FOAM, 1.25” Thick,SIM,Clamshell,TW-300	2,000.00
22-Oct-07	40-00027-01	FUSE,POLYSWITCH,0.30A,60V,RESET,PbFree,R	2,000.00
22-Oct-07	71-00004-24	RES,121,TF,0805,1/10W,1%	1,999.00
22-Oct-07	55-00024-01	IND,LL2012FH,390nH,0805,150mA,5%	1,992.00
22-Oct-07	51-00030-01	CAP,33PF,NPO,0603,50V,5%	1,980.00
22-Oct-07	55-00057-01	IND,1.8uH,SMT(3.2mmX2.5mmX2.2mm),PbF	1,959.00

22-Oct-07	54-00070-02	DIODE,MMBD1404,200V,200mA,CC,SOT-23,SIG,	1,956.00
22-Oct-07	41-00192-02	CONN,DSUB HD,F,RA,15P,THD,Threaded w/o S	1,955.00
22-Oct-07	51-00141-01	CAP,0.1uF,X7R,1210,200V,10%,PbF	1,950.00
22-Oct-07	44-00035-02	FERRITE,Bead,0805(PbFree),120ohm@100MHz,	1,947.00
22-Oct-07	40-00026-01	FUSE,PTC,1.1A,6V,1206,RESET,-40/85C,PbF	1,940.00
22-Oct-07	32-00033-04	SCREW,MS,LOCK,PATCH,2-56X1/4,PAN,CHR,SST	1,934.00
22-Oct-07	51-00058-01	CAP,0.1UF,,X7R,0508,16V,20%,LOW ESL	1,920.00
22-Oct-07	60-00027-02	IC,DS1818R,SOT23,3.3V,10%,EconoReset w/P	1,903.00
22-Oct-07	54-00055-01	DIODE,SLO5,SOT23,TVS,5V,5pF,-55/+125C	1,895.00
22-Oct-07	51-00132-02	CAP,4.7uF,X5R,0805,6.3V,10%,PbF	1,886.00
22-Oct-07	60-00306-01	IC,TISP6NTP2C,SO8,Hi Voltage RSLIC Prote	1,871.00
22-Oct-07	71-00065-06	RES,2.87K,TF,0603,1/10W,1%	1,866.00
22-Oct-07	71-00008-01	RES,0.0,TF,0603,Jumper	1,850.00
22-Oct-07	71-00060-04	RES,200K,TF,1206,1/4W,1%	1,839.00
22-Oct-07	60-00005-01	IC,74LCX32,TSSOP14,Quad 2-Input OR Gate	1,835.00
22-Oct-07	71-00008-55	RES,182,TF,0603,1/16W,1%	1,832.00
22-Oct-07	37-00045-01	CLAMSHELL,ESD,SIM	1,821.00
22-Oct-07	54-00074-01	RECTIFIER,MURS120T3,200V,1A,Case 403A,Ul	1,821.00
22-Oct-07	51-00019-01	CAP,100pF,X7R,0603,25V,20%	1,819.00
22-Oct-07	54-00063-02	DIODE,CMR1U-04,400V,1A,SMB,UFASTREC	1,801.00
22-Oct-07	98-20092-01	Filler Panel,TW-600	1,787.00
22-Oct-07	73-00001-01	SOUNDER,PIEZO,30V,4KHz,THD,RoHS,-40/+85C	1,785.00
22-Oct-07	71-00008-23	RES,100K,TF,0603,1/16W,1%	1,780.00
22-Oct-07	44-00038-01	FERRITE,Bead,0805,600ohm@100MHz,500ma,Pb	1,770.00
22-Oct-07	51-00070-04	CAP,10pF,NPO,0805,50V,2%	1,770.00
22-Oct-07	51-00108-01	CAP,CER,10uF,X5R,0805,10V,10%	1,770.00
22-Oct-07	32-00002-01	NUT,PEM BROACHING,M3X0.5,SST,PC BOARDS	1,736.00
22-Oct-07	51-00048-01	CAP,4.7UF,TAN,SMT(L=6.0MM X W=3.2MM X H=	1,736.00
22-Oct-07	71-00008-20	RES,20K,TF,0603,1/16W,1%	1,730.00
22-Oct-07	71-00096-01	RES,4.7K,TF,2512,1W,5%,PbF	1,726.00
22-Oct-07	71-00004-01	RES,0.0,TF,0805,JUMPER	1,710.00
22-Oct-07	51-00134-01	CAP,10uF,X5R,1206,25V,10%,PbF	1,704.00
22-Oct-07	32-00038-03	SCREW,MS,LOCK,PATCH,M4X0.7X6,PAN,CHR,SST	1,700.00
22-Oct-07	32-00008-01	SCREW,MS,M4X8,HEX SOCKET,SST	1,692.00
22-Oct-07	71-00085-09	RES,ARRAY,33x4,ISO,1608,5%,PbF	1,684.00
22-Oct-07	54-00004-01	LED,GREEN,SMT	1,675.00
22-Oct-07	60-00186-01	IC,PI3A125,SOT23,SPST ANALOG/BUS SWITCH,	1,670.00
22-Oct-07	60-00023-01	IC,74FST3245,TSSOP20,OCTAL (8-BIT) BUS S	1,659.00
22-Oct-07	51-00014-01	CAP,22PF,NPO,0805,50V,5%	1,656.00
22-Oct-07	71-00035-02	RES,ARRAY,130X4,ISO,1608,2%	1,649.00
22-Oct-07	60-00139-02	IC,MC74VHC1G08,SOT353,Single 2-Input AND	1,628.00
22-Oct-07	71-00065-15	RES,68.1,TF,0603,1/10W,1%	1,623.00
22-Oct-07	20-00131-01	FAB,CAST,COVER,LATCH,TW-600	1,615.00
22-Oct-07	71-00004-34	RES,5.62K,TF,0805,1/10W,1%	1,611.00
22-Oct-07	71-00023-04	RES,5.76K,THIN FILM,0805,1/10W,0.1%	1,598.00
22-Oct-07	55-00035-01	IND,WIREWOUND,560nH,0805,Ceramic,230mA,5	1,595.00
22-Oct-07	71-00083-04	RES,0.0,TF,0805,Jumper,PbF	1,585.00
22-Oct-07	51-00057-03	CAP,220pf,,X7R,1206,2000V,10%	1,578.00
22-Oct-07	60-00195-01	IC,AM79R241,PLCC32,Intelligent RSLIC (IS	1,566.00
22-Oct-07	51-00020-01	CAP,10UF,TAN,EIA3528,10V,10%	1,558.00
22-Oct-07	51-00026-03	CAP,470PF,,X7R,0603,50V,10%	1,553.00
22-Oct-07	66-00018-01	OSC,HCMOS/TTL,51.84MHZ,+/-25PPM,3.3V,SMT	1,552.00
22-Oct-07	60-00108-01	IC,74CBTLV16210,TSSOP48,0.5MM,20BIT FET	1,543.00
22-Oct-07	20-00051-01	FAB,MOLDED,HANDLE,INSERT	1,529.00
22-Oct-07	66-00019-01	OSC,HCMOS,EC26,SMT,37.056MHZ,+/-25PPM	1,519.00

22-Oct-07	51-00070-01	CAP,33PF,NPO,0805,50V,2%	1,518.00
22-Oct-07	51-00122-04	CAP,0.01uF,X7R,0603,50V,10%,PbF	1,517.00
22-Oct-07	55-00033-01	IND,4.7uH,1210,350mA,20%	1,516.00
22-Oct-07	71-00079-18	RES,330,TF,0603,1/10W,1%,PbF	1,514.00
22-Oct-07	51-00007-01	CAP,100PF,X7R,0805,16V,20%	1,501.00
22-Oct-07	20-00049-01	FAB,MOLDED,OPTICAL CABLE COVER,TW-100/30	1,479.00
22-Oct-07	41-00188-01	CONN,RJ45,4Px1R,RA,THD,Shielded	1,471.00
22-Oct-07	60-00142-01	IC,74AVC16374,TVSOP48,D-Flip Flop,3-Stat	1,458.00
22-Oct-07	66-00015-02	CRYSTAL,20MHz,+/-30ppm,18pF,SMT,-40/+85	1,455.00
22-Oct-07	54-00023-02	RECTIFIER,BRIDGE,DF02S,1.5 AMPERE,200V,1	1,454.00
22-Oct-07	51-00057-01	CAP,100pf,X7R,1206,2000V,10%	1,452.00
22-Oct-07	71-00004-31	RES,82.5,TF,0805,1/10W,1%	1,443.00
22-Oct-07	69-00016-01	VR,ML6554,PSOP16,2.3V/4V,3A,Switching,0/	1,441.00
22-Oct-07	20-00168-01	FAB,GASKET,TETHER,PAU FACEPLATE,OPTICAL	1,434.00
22-Oct-07	20-00146-01	FAB,LABEL,BLANK,0.325INL X 0.115INW	1,428.00
22-Oct-07	51-00026-05	CAP,2200PF,,X7R,0603,50V,10%	1,428.00
22-Oct-07	75-00007-01	XSTR,MMDF3N03HD,SO8,TMOS DUAL N-CHANNEL,	1,426.00
22-Oct-07	60-00071-02	IC,74LVT162244,TSSOP48,3.3V,16 Bit Buffe	1,409.00
22-Oct-07	32-00032-06	SCREW,MS,LOCK,PATCH,M3X0.5X10,FLAT_90,CH	1,394.00
22-Oct-07	61-00003-02	IC,T7698,BQFP100,0.635MM,Quad T1/E1 Line	1,386.00
22-Oct-07	61-00006-02	IC,LC03-6,SO8,Low Capacitance Surface Mo	1,377.00
22-Oct-07	51-00132-01	CAP,6.8uF,X5R,0805,6.3V,10%,PbF	1,374.00
22-Oct-07	71-00008-33	RES,49.9K,TF,0603,1/16W,1%	1,342.00
22-Oct-07	20-00110-01	FAB,CAST,EJECTOR,TW-600/1600	1,333.00
22-Oct-07	51-00078-05	CAP,150PF,NPO,0603,50V,2%	1,318.00
22-Oct-07	55-00028-01	IND,PCC-N6,4.6uH,SMT 12.5mm x 12.5mm	1,306.00
22-Oct-07	32-00075-02	NUT,HEX,KEPS,M4x0.7,CS,ZINC	1,304.00
22-Oct-07	20-00008-01	FAB,SHTMTL,BRACKET,MOUNTING,TW-600/1600	1,300.00
22-Oct-07	71-00037-24	RES,130,TF,0603,1/16W,5%	1,289.00
22-Oct-07	32-00031-03	SCREW,MS,LOCK,PATCH,M3X0.5X6,PAN,CHR,SST	1,288.00
22-Oct-07	71-00037-02	RES,4.7K,TF,0603,1/16W,5%	1,277.00
22-Oct-07	51-00023-08	CAP,180PF,NPO,0603,50V,5%	1,273.00
22-Oct-07	40-00013-01	FUSE,SMT,3A,32V,SMT,1206,SLO	1,267.00
22-Oct-07	32-00099-01	NUT,PEM,SMT,RoHS,6-32,CS,PCB	1,266.00
22-Oct-07	51-00095-01	CAP,10uF,X5R,1210,16V,10%	1,253.00
22-Oct-07	51-00005-02	CAP,470nF,X7R,0805,16V,10%	1,240.00
22-Oct-07	51-00082-01	CAP,0.82uF,X7R,0805,10V,10%	1,240.00
22-Oct-07	71-00008-63	RES,301,TF,0603,1/16W,1%	1,238.00
22-Oct-07	71-00089-01	THERMISTOR,PTC,SMT,35ohm,425V,2W,+15%/-2	1,238.00
22-Oct-07	51-00057-02	CAP,470PF,,X7R,1206,2000V,10%	1,214.00
22-Oct-07	44-00006-03	FERRITE,BEAD,0603,600 Ohms,25%,100ma,PbF	1,200.00
22-Oct-07	51-00051-01	CAP,2.2UF,Y5V,1206,16V,+80/-20%	1,195.00
22-Oct-07	74-00032-01	XFMR,VDSL2 EP7,4:3,470uH,SMT,-40/+85C	1,195.00
22-Oct-07	32-00052-03	SCREW,MCH_SEMS,M3X0.5X6,PAN,CHR,DBL SEMS	1,191.00
22-Oct-07	55-00055-01	IND,FIXED,15uH,SMT,PbF,4.6A,20%	1,190.00
22-Oct-07	71-00008-03	RES,10.0,TF,0603,1/16W,1%	1,185.00
22-Oct-07	55-00036-01	IND,WIREWOUND,470nH,0805,Ceramic,250mA,5	1,180.00
22-Oct-07	51-00006-01	CAP,1.0UF,Y5V,0805,16V,+80/-20	1,172.00
22-Oct-07	71-00079-19	RES,130,TF,0603,1/10W,1%,PbF	1,168.00
22-Oct-07	20-00005-01	FAB,MOLDED,GROUND COVER,TW-100/300	1,153.00
22-Oct-07	61-00061-04	IC,ASIC,BMDR,FBGA-144,Burst Mode Data Re	1,137.00
22-Oct-07	71-00030-10	RES,8.2K,TF,1206,1/8W,1%	1,133.00
22-Oct-07	66-00028-01	OSC,HCMOS,44.736MHZ,+/-20PPM,SMT,3.3V,0-	1,132.00
22-Oct-07	71-00007-11	RES,470K,TF,0805,1/10W,5%	1,121.00
22-Oct-07	71-00004-73	RES,174,TF,0805,1/10W,1%	1,120.00

22-Oct-07	71-00079-24	RES,3.01K,TF,0603,1/10W,1%,PbF	1,120.00
22-Oct-07	32-00085-01	NUT,SQR,M3x0.5,SST,DIN 562 A2,RoHS	1,117.00
22-Oct-07	71-00001-04	RES,ARRAY,330X4,ISO,1608,5%	1,109.00
22-Oct-07	20-00003-01	FAB,MOLDED,FRAME,POWER,TW-100/300	1,104.00
22-Oct-07	71-00008-32	RES,4.75K,TF,0603,1/16W,1%	1,092.00
22-Oct-07	51-00122-01	CAP,220pF,X7R,0603,50V,10%,PbF	1,083.00
22-Oct-07	51-00003-01	CAP,0.01uF,X7R,0805,50V,20%	1,073.00
22-Oct-07	75-00001-01	XSTR,2N7002LT1,TMOS	1,055.00
22-Oct-07	60-00008-01	IC,74LVT245,TSSOP20,3.3V,OCTAL TRANSCEIV	1,039.00
22-Oct-07	60-00036-01	IC,74LVTH574,TSSOP20,OCTAL D-TYPE FLIP-F	1,038.00
22-Oct-07	60-00007-01	IC,74LVT244,TSSOP20,3.3V,OCTAL BUFFER/LI	1,032.00
22-Oct-07	71-00037-20	RES,510,TF,0603,1/16W,5%	1,019.00
22-Oct-07	47-00016-01	CABLE TIE,NYLON 6/6,0.070”Wx0.030”T	1,013.00
22-Oct-07	51-00068-02	CAP,150uF,Polymer TAN,EIA7343,10V,20%,Lo	1,000.00
22-Oct-07	51-00119-02	CAP,330uF,AE,SMT,35V,20%,10mmDx10.2mmH	1,000.00
22-Oct-07	51-00065-02	CAP,CER,1000pF,NPO,1812,SMT,2000V,10%	990.00
22-Oct-07	51-00016-01	CAP,3300PF,X7R,0805,50V,20%	970.00
22-Oct-07	41-00217-01	CONN,BT601A,UK Jack,RoHS	969.00
22-Oct-07	32-00018-01	NUT,HEX,M4,SST	964.00
22-Oct-07	51-00053-02	CAP,10PF,NPO,0603,50V,+/-0.5PF	955.00
22-Oct-07	34-00032-01	HDWR,PLUG,O.F. Connector,Square,0.06-0.1	954.00
22-Oct-07	20-00184-06	FAB,SHTMTL,FACEPLATE,AIM,ETSI,TW-600/160	949.00
22-Oct-07	32-00097-02	SCREW,MCH_SQR_CONE_SEMS,4-40x3/8in,PAN,C	946.00
22-Oct-07	71-00004-60	RES,301,TF,0805,1/10W,1%	943.00
22-Oct-07	51-00060-02	CAP,47uF,AE,SMT,16V,20%,5.3sqBasex5mmDx5	937.00
22-Oct-07	32-00021-01	RIVET,1/8,0.275,0.063-0.125 GRIP,CSKH_12	935.00
22-Oct-07	34-00044-02	HDWR,CLIP,EMI,SHIELDING,2FINGER,STD,ZINC	934.00
22-Oct-07	54-00056-01	DIODE,USB50405C,SOT143,TVS ARRAY,+-5V,-5	930.00
22-Oct-07	71-00008-15	RES,499,TF,0603,1/16W,1%	928.00
22-Oct-07	71-00079-17	RES,4.7K,TF,0603,1/10W,1%,PbF	926.00
22-Oct-07	75-00016-01	XSTR,MMBT5401LT1,SOT23,PNP,150V,500mA	925.00
22-Oct-07	69-00037-02	VR,LP38692,2.7 to 10Vi,1.25 to 9Vo,1A,SO	909.00
22-Oct-07	55-00038-01	IND,DO3316,100uH,SMT,1.2A,20%,-40/+85C	904.00
22-Oct-07	32-00031-08	SCREW,MS,LOCK,PATCH,M3X0.5X14,PAN,CHR,SS	897.00
22-Oct-07	51-00079-01	CAP,22uF,Y5V,1210,10V,+80%/-20%	895.00
22-Oct-07	71-00086-02	RES,0.02,TF,1206,1/4W,1%,PbF	892.00
22-Oct-07	56-00002-01	PWRMOD,15W,48VI/5VO,SMD	890.00
22-Oct-07	32-00088-01	NUT,HEX,KEPS,M3x0.5,SST,RoHS	875.00
22-Oct-07	60-00034-01	IC,74ALVC08,TSSOP14,QUADRUPLE 2-INPUT PO	874.00
22-Oct-07	71-00008-84	RES,113K,TF,0603,1/16W,1%	872.00
22-Oct-07	40-00008-01	FUSE,THERMAL,G7,144C	859.00
22-Oct-07	71-00079-10	RES,82.5,TF,0603,1/10W,1%,PbF	856.00
22-Oct-07	20-00166-01	FAB,CAST,FACEPLATE,CABLE MANAGER	854.00
22-Oct-07	32-00027-01	SCREW,MS,M3X8,FLAT_90,CHR,SST	851.00
22-Oct-07	66-00003-03	CRYSTAL,FPX,20MHZ,+/-50PPM,20pF,SMT,-10/	845.00
22-Oct-07	60-00163-02	IC,CLC021A,PQFP44,Digital Video Serializ	843.00
22-Oct-07	51-00040-03	CAP,150PF,NPO,0805,50V,5%	841.00
22-Oct-07	32-00012-02	SCREW,MS,M2.5X8,PAN,CHR,SST	839.00
22-Oct-07	32-00086-03	SCREW,MCH_SQR_CONE_SEMS,6-32x5/16in,PAN,	839.00
22-Oct-07	51-00090-01	CAP,220uF,AE,SMT,100V,20%,Low Imped,18mm	838.00
22-Oct-07	51-00087-01	CAP,470pF,X7R,0805,200V,10%,RoHS	835.00
22-Oct-07	32-00081-06	SCREW,MS,M2X0.4X10,PAN,CHR,SST,ANSI B18.	830.00
22-Oct-07	44-00005-01	FERRITE,BEAD,1UH,2520,10%	830.00
22-Oct-07	71-00079-29	RES,499,TF,0603,1/10W,1%,PbF	828.00
22-Oct-07	51-00099-01	CAP,CER,100uF,X5R,1210,6.3V,20%,PbF	821.00

22-Oct-07	20-00184-03	FAB, SHTMTL,FACEPLATE,OC3/OC3C,TW-600/16	817.00
22-Oct-07	61-00012-04	IC,MAX3226E,SSOP16,RS232 XCVR,-40/+85 C,	817.00
22-Oct-07	75-00002-02	XSTR,M61N02F,SOT-23,MOSFET,N-CHANNEL 20V	815.00
22-Oct-07	32-00052-08	SCREW,MCH_SEMS,M3X0.5X12,PAN,CHR,DBL SEM	813.00
22-Oct-07	37-00040-01	BAG,BUBBLE,6INW X 8INL,PINK,ANTI-STATIC	800.00
22-Oct-07	34-00019-01	HDWR,CLIP,EMI,SHIELDING,STRIP,7INL	799.00
22-Oct-07	41-00150-01	CONN,MT-RJ(SFP),F,RA,20P,SMT,0.8mm pitch	794.00
22-Oct-07	51-00150-01	CAP,47uF,AE,SMT,RoHS,16V,20%,Low Imp,Hig	792.00
22-Oct-07	51-00026-08	CAP,1500PF,,X7R,0603,50V,10%	784.00
22-Oct-07	51-00078-01	CAP,82PF,NPO,0603,50V,2%	783.00
22-Oct-07	35-00021-01	LABEL,WARRANTY VOID,TAMPER SEAL	778.00
22-Oct-07	51-00127-01	CAP,1.0uF,Y5V,0805,16V,+80/-20,PbF	778.00
22-Oct-07	51-00130-01	CAP,POLYESTER,1.8uF,THD,250V,10%,PbF	775.00
22-Oct-07	32-00052-02	SCREW,MCH_SEMS,M3X0.5X5,PAN,CHR,DBL SEMS	766.00
22-Oct-07	32-00088-02	NUT,HEX,KEPS,M4x0.7,SST,RoHS	765.00
22-Oct-07	32-00032-02	SCREW,MS,LOCK,PATCH,M3X0.5X5,CHR	764.00
22-Oct-07	37-00005-01	BAG,POLY,18INW X 24INL,4MIL,PINK,ANTI-ST	754.00
22-Oct-07	55-00026-01	IND,LL1608FS,220NH,0603,150MA,5%	754.00
22-Oct-07	54-00040-03	LED,ARRAY,1X4,(RED,BLANK,GRN,YEL),RND,TH	751.00
22-Oct-07	71-00067-02	RES,0.01,MF,2010,1W,1%	751.00
22-Oct-07	61-00087-02	IC,LIU,CX28331,ETQFP80,Single Channel, E	750.00
22-Oct-07	20-00140-01	FAB,MCHND,Cable Nob,Power Entry,TW-600	740.00
22-Oct-07	69-00006-03	VR,SC1566,2.5V,3A,TO-263-5L,Very Low	740.00
22-Oct-07	60-00183-01	IC,OPA,AD8055,SOT23-5,HIGH SPEED,SINGLE,	736.00
22-Oct-07	51-00058-02	CAP,1.0uF,X7R,0508,16V,20%,Low ESL	734.00
22-Oct-07	32-00032-07	SCREW,MS,LOCK,PATCH,M3X0.5X12,FLAT_90	711.00
22-Oct-07	60-00060-01	IC,74LCX157,TSSOP-16,QUAD 2-INPUT MULTIP	711.00
22-Oct-07	32-00013-07	SCREW,MCH_SEMS,M3X8,PAN,CHR,SST	704.00
22-Oct-07	51-00161-01	CAP,CER(MLC),4700pF,X7R,1812,SMT,2000Vdc	704.00
22-Oct-07	41-00192-01	CONN,DSUB HD,F,RA,15P,THD,Threaded w/o S	700.00
22-Oct-07	37-00053-01	CARTON,Mailer,SIM,Clamshell,TW-300	695.00
22-Oct-07	54-00066-03	LED,Bi-Color,(RED/GRN),RND,THD,RA,0.200i	690.00
22-Oct-07	51-00093-03	CAP,220uF,AE,SMT,6.3V,20%,8Dx7H,-55/+105	689.00
22-Oct-07	51-00064-02	CAP,68uF,AE,RDL,100V,20%,10Dx16H,-40/105	688.00
22-Oct-07	54-00044-01	DIODE,BAT54LT1,SOT-23,30VDC,200MA,SCHOTT	685.00
22-Oct-07	55-00029-01	IND,LL2012FH,560NH,0805,50MA,5%	682.00
22-Oct-07	71-00022-03	RES,75,THIN FILM,0603,1/16W,0.1%	680.00
22-Oct-07	34-00006-01	HDWR,GUIDE PIN,1.000,BACKPLANE	666.00
22-Oct-07	32-00069-05	SCREW,MCH,DBL-SEMS,M3X0.5X8,PAN,CHR	665.00
22-Oct-07	51-00142-01	CAP,CER,1000pF,NPO,1812,SMT,2000Vdc,10%,	664.00
22-Oct-07	34-00002-01	HDWR,CLIP,SNAP LOCK,WIRE ROUTING,NYL FLA	662.00
22-Oct-07	51-00060-01	CAP,220UF,AE,SMT,16V,20%,6.3DX8H	656.00
22-Oct-07	75-00020-02	XSTR,BCP69T1,SOT223-4,PNP,20V,1A,Tj=-65/	654.00
22-Oct-07	51-00120-02	CAP,10uF,Y5V,1206,10V,+80/-20%,PbF	652.00
22-Oct-07	47-00008-01	CABLE,Power,US,C13,R/A	650.00
22-Oct-07	66-00015-01	CRYSTAL,20MHz,+/-30ppm,20pF,SMT,-10/+70	645.00
22-Oct-07	32-00013-05	SCREW,MCH_SEMS,M3X12,PAN,CHR,SST	638.00
22-Oct-07	66-00025-01	OSC,PECL,77.76MHz,+/-20ppm,DIP-14,3.3V	634.00
22-Oct-07	71-00027-01	RES,0.01,MF,1206,1/2W,5%	627.00
22-Oct-07	71-00008-34	RES,1K,TF,0603,1/16W,1%	610.00
22-Oct-07	51-00038-01	CAP,100uF,TAN,EIA7343,10V,20%,Low ESR(Ma	600.00
22-Oct-07	71-00035-05	RES,ARRAY,25x4,ISO,1608,2%	600.00
22-Oct-07	55-00030-01	IND,LL2012FH,680NH,0805,50MA,5%	599.00
22-Oct-07	51-00074-01	CAP,47uF,TAN,SMT,EIA6032,6V,20%	598.00
22-Oct-07	32-00060-03	SCREW,MS,LOCK,PATCH,2.5X6,PAN,CHR,SST,AN	597.00

22-Oct-07	20-00294-01	FAB,LABEL,Regulatory,AC,(FCC,UL,CE),TW-3	592.00
22-Oct-07	20-00123-01	FAB,OVERLAY,FACEPLATE,FILLER PANEL	591.00
22-Oct-07	32-00053-14	SCREW,MS,LOCK,PATCH,6-32X7/8,PAN,CHR,SST	591.00
22-Oct-07	60-00063-01	IC,LM393,SO8,COMPARATOR,DUAL,LOW POWER/O	591.00
22-Oct-07	30-00016-01	TERM,PIN,CRIMP,UNINSUL,20-24 AWG,3.0mm	589.00
22-Oct-07	20-00368-01	FAB,MOLDED,Faceplate,Fan Tray,TW-400	588.00
22-Oct-07	66-00024-01	OSC,HCMOS/TTL,2.048MHZ,+/-50PPM,5.0VDC,S	587.00
22-Oct-07	54-00067-01	DIODE,ARRAY,SRDA3.3-4,SO8,TVS	584.00
22-Oct-07	20-00293-01	FAB,LABEL,Regulatory,DC,(FCC,UL,CE),TW-3	573.00
22-Oct-07	55-00022-01	IND,LQH43MN,22uH,1812,320mA,10%	571.00
22-Oct-07	32-00029-01	STNDF,JACK SCREW,F/M,HEX,4X40 X 0.250,PA	569.00
22-Oct-07	51-00052-01	CAP,0.033UF,X7R,0603,25V,10%	568.00
22-Oct-07	34-00002-02	HDWR,CLIP,Snap Lock,Wire Routing,NYL Fla	564.00
22-Oct-07	92-00022-01	ASY,CABLE,Ribbon,34 Conductor,28AWG,3in	561.00
22-Oct-07	71-00060-01	RES,0.05,TF,1206,1/4W,1%	555.00
22-Oct-07	20-00376-01	FAB,MOLDED,Filler,TW-400	552.00
22-Oct-07	55-00015-01	CHOKE,24UH,8P SMT,4 LINES,0.22 OHM DCR M	552.00
22-Oct-07	41-00034-02	CONN,HEADER,LOCK,1R x 3P,M,THD,VERT,2.54	549.00
22-Oct-07	32-00086-01	SCREW,MCH_SQR_CONE_SEMS,6-32x0.5in,PAN,C	548.00
22-Oct-07	56-00001-01	PWRMOD,15W,48VI/3.3VO,SMD	547.00
22-Oct-07	32-00031-01	SCREW,MS,LOCK,PATCH,M3X0.5X4,PAN,CHR,SST	541.00
22-Oct-07	51-00135-01	CAP,220uF,AE,SMT,16V,20%,6.3Dx8H,PbF	541.00
22-Oct-07	71-00048-01	VARISTOR,18V,150A,0.35J,0805,1000PF	541.00
22-Oct-07	37-00068-01	FOAM,Front/Back,300 LAN,TxWxL	538.00
22-Oct-07	44-00003-01	FERRITE,Bead,1206,120ohm@100MHz,3000mA	538.00
22-Oct-07	37-00025-01	CARTON,MASTER PKG,21.375IN X 16.625IN X	535.00
22-Oct-07	37-00078-01	BAG,POLY,24‡x18‡,4mil,Pink,Anti-Static,T	533.00
22-Oct-07	41-00186-01	CONN,RJ45 (8Contacts) ,Array 4x2,RA,THD	531.00
22-Oct-07	20-00208-01	FAB,MOLDED,FACEPLATE,PAU W/ EMI POCKET,T	512.00
22-Oct-07	32-00041-01	RIVET,5/32,0.550,0.251-0.375 GRIP,CSKH_1	511.00
22-Oct-07	61-00074-01	IC,T7290A,SOJ28,LINE INTERFACE,DS1/T1/CE	511.00
22-Oct-07	51-00104-01	CAP,CER(MLC),5600pF,X7R,1812,1500V,10%	508.00
22-Oct-07	61-00025-02	IC,MC,MPC850,BGA256,66MHZ,IT,TJ=0/+95 C	508.00
22-Oct-07	37-00043-01	CARTON,CORRUG,6X4X2, DIE CUT, OFF-SHELF	506.00
22-Oct-07	37-00067-01	FOAM,Top/Bot,300 LAN,TxWxL	506.00
22-Oct-07	41-00061-01	CONN,EDGE,F,VERT,2R X 60P,THD,0.050IN(1.	505.00
22-Oct-07	20-00121-01	FAB,MOLDED,FACEPLATE,FILLER PANEL,TW-300	500.00
22-Oct-07	51-00068-01	CAP,100uF,Polymer TAN,EIA7343,10V,20%	500.00
22-Oct-07	51-00125-03	CAP,22uF,AE,SMT,100V,20%,10Dx10H,105C,Pb	500.00
22-Oct-07	66-00031-01	OSC,HCMOS/TTL,49.152MHZ,+/-25PPM,3.3V	497.00
22-Oct-07	32-00031-12	SCREW,MS,LOCK,PATCH,M3X0.5X25,PAN,CHR,SS	492.00
22-Oct-07	51-00026-04	CAP,820PF,,X7R,0603,50V,10%	491.00
22-Oct-07	71-00079-34	RES,100K,TF,0603,1/10W,1%,PbF	488.00
22-Oct-07	71-00004-40	RES,33.2K,TF,0805,1/10W,1%	483.00
22-Oct-07	20-00295-01	FAB,LABEL,Regulatory,DC,(FCC,UL,CE),TW-6	482.00
22-Oct-07	51-00005-01	CAP,0.33UF,X7R,0805,16V,10%	477.00
22-Oct-07	60-00010-01	IC,74CBTLV16800,TSSOP48,0.04MM,20BIT FET	477.00
22-Oct-07	51-00088-01	CAP,100uF,AE,SMT,35V,20%,10mmDx10.2mmH,-	472.00
22-Oct-07	60-00018-01	IC,74LCX125,TSSOP14,QUAD BUFFER	471.00
22-Oct-07	54-00043-01	RECTIFIER,B34,40V,3A,Case 403-03 Issue B	470.00
22-Oct-07	61-00203-03	IC,SDRAM,128Mb(4Mx32)(1Mx32x4banks), 5ns	470.00
22-Oct-07	51-00106-01	CAP,33uF,AE,SMT,100V,20%,10mmDx10.2mmH,-	469.00
22-Oct-07	20-00375-01	FAB,MOLDED,Faceplate,Power Tray,TW-400	467.00
22-Oct-07	51-00071-01	CAP,1000PF,NPO,0805,25V,2%	466.00
22-Oct-07	40-00021-02	FUSE,POLYSWITCH,0.13A,60V,SMT,PbF	463.00

22-Oct-07	55-00056-01	IND,820uH,SMT(4.5x3.2x3.2mm),PbF	463.00
22-Oct-07	20-00299-01	FAB,OVERLAY,Power Entry,TW-300 AC	455.00
22-Oct-07	55-00022-02	IND,LQH43MN,22uH,1812,320mA,10%,PbF	450.00
22-Oct-07	71-00007-14	RES,5.1,TF,0805,1/10W,5%	449.00
22-Oct-07	20-00428-01	FAB,OVERLAY,TW-300 SME	448.00
22-Oct-07	75-00006-01	XSTR,2VN4310G,SOT223,MOSFET	446.00
22-Oct-07	34-00031-01	HDWR,SPRING,Compression,Flat Wire,0.375i	445.00
22-Oct-07	51-00028-05	CAP,1.0UF,X7R,1206,25V,10%	443.00
22-Oct-07	41-00223-01	CONN,HEADER,1Rx2P,M,THD,VRT,0.165Px0.138	440.00
22-Oct-07	20-00326-01	FAB,LABEL,Regulatory,High Speed,DC,(FCC,	438.00
22-Oct-07	46-00005-02	SWITCH,PSHBTN,THD,Momentary,Dual,PbF	435.00
22-Oct-07	71-00004-29	RES,1.96K,TF,0805,1/10W,1%	430.00
22-Oct-07	74-00024-01	XFMR,10/100Base-T,Quad Port,PoE,1CT:1CT,	430.00
22-Oct-07	44-00042-01	FERRITE,Bead,THD,998ohm@100MHz,5A,PbF	428.00
22-Oct-07	47-00009-01	CABLE,Power,EC,C13,R/A	428.00
22-Oct-07	71-00079-55	RES,402K,TF,0603,1/10W,1%,PbF	428.00
22-Oct-07	61-00056-01	IS,SRAM,71V416,TSOP44,4MB (256K X 16),15	427.00
22-Oct-07	34-00029-01	HDWR,HANDLE,4.25inL x 1.50inH,6-32,AL,CL	420.00
22-Oct-07	32-00020-01	SCREW,MS,M4X0.7X8,FLAT_90,CHR,SST,ANSI B	419.00
22-Oct-07	92-00023-01	ASY,Harness,12V,Forked,TW-300_SME	418.00
22-Oct-07	32-00078-01	NUT,PEM,BROACHING,M3x0.5,ST,PCB	415.00
22-Oct-07	20-00169-01	FAB,GASKET,EBM/PAPST,BOTTOM,FAN TRAY	414.00
22-Oct-07	32-00028-01	SCREW,MS,M5X0.8X10,PAN,CHR,SST,ANSI 18.6	413.00
22-Oct-07	66-00004-02	OSC,CMOS,19.44MHZ,+/-20PPM,SMT,OUTPUT EN	409.00
22-Oct-07	98-10059-01	Filler Panel,SIM,TW-300/400	408.00
22-Oct-07	44-00006-02	FILTER,EMI,120 OHMS,1.6X0.8MM(EIA0603),2	401.00
22-Oct-07	38-00008-01	CASE,CD,Clamshell,D-Type,Clear	400.00
22-Oct-07	51-00158-01	CAP,CER,2200pF,RDL,2000V,10%,RoHS	400.00
22-Oct-07	51-00166-01	CAP,CER,2.2uF,X7R,1812,100V,10%,RoHS	400.00
22-Oct-07	60-00285-01	IC,ICS83905,TSSOP16,3.3V/2.5V/1.8V,CLOCK	400.00
22-Oct-07	68-00010-01	P/S,40W,UAC,(90-264VAC-12VDC),3‡x5‡	400.00
22-Oct-07	20-00213-01	FAB,OVERLAY,4XENET,10BASET,TW-300	399.00
22-Oct-07	55-00003-01	IND,22MH,D73C,90A,+-20%,w/FERRITE SHIELD	399.00
22-Oct-07	47-00023-01	WIRE,STRAND,20AWG,PVC,BLUDK,80 Degrees,U	398.00
22-Oct-07	71-00079-11	RES,33.2,TF,0603,1/10W,1%,PbF	398.00
22-Oct-07	41-00069-01	CONN,HEADER,1R,3P,F,	396.00
22-Oct-07	60-00037-02	IC,74ACT163,SO16,SYNCHRONOUS BINARY COUN	393.00
22-Oct-07	32-00095-01	SCREW,MS,LOCK,Patch,4-40x1 3/8,PAN,SLOT,	392.00
22-Oct-07	74-00030-01	XMFR,4P,T1/E1,1:1 RX,1:2 TX,SMT,-PbF,40/	392.00
22-Oct-07	69-00006-02	VR,SC1566,1.8V,3A,TO-263-5L,Very Low Dro	391.00
22-Oct-07	44-00006-01	FILTER,EMI,220 OHMS,0603,25%,200MA	390.00
22-Oct-07	51-00073-02	CAP,33uF,AE,SMT,25V,20%,6Dx6H,85C	390.00
22-Oct-07	51-00138-01	CAP,47uF,Y5V,1210,6.3V,+80/-20%,PbF	390.00
22-Oct-07	32-00094-01	SCREW,MS,LOCK,Patch,4-40x1 3/8,FLAT_100,	388.00
22-Oct-07	60-00197-01	IC,AM79Q2242,PLCC68,Quad Intelligent SLA	388.00
22-Oct-07	32-00075-01	NUT,HEX,KEPS,M3x0.5,CS,ZINC	384.00
22-Oct-07	51-00107-01	CAP,CER,1uF,X7R,1812,100V,10%	382.00
22-Oct-07	41-00051-01	CONN,BNC,M,RA,THD,75 OHM	381.00
22-Oct-07	20-00407-01	FAB,LABEL,Regulatory,AC,(FCC,UL,CE),TW-3	380.00
22-Oct-07	37-00039-01	BAG,POLY,12INW X 15INL,4MIL,PINK,ANTI-ST	379.00
22-Oct-07	60-00157-01	IC,MK2731,SO16,MPEG AUDIO CLOCK SYNTHESI	378.00
22-Oct-07	32-00077-01	SCREW,MCH_SEMS,6-32x0.5,PAN,CHR,DBL SEMS	376.00
22-Oct-07	60-00009-01	IC,74LVT16245,TSSOP48,3.3V,16-BIT TRANSC	369.00
22-Oct-07	74-00031-01	XFMR,FLYBACK,Power,500V,3uH,1:4,SMT,RoHS	367.00
22-Oct-07	37-00027-01	BAG,ANTISTAT,12”x15”x0.003”	363.00

22-Oct-07	71-00008-76	RES,392,TF,0603,1/16W,1%	362.00
22-Oct-07	34-00047-01	HDWR,STANDOFF,Hex 6mm,M-F,M3x0.5,16mm,A	358.00
22-Oct-07	51-00119-01	CAP,100uF,AE,SMT,10V,20%,6.3Dx5.4H,PbF	357.00
22-Oct-07	52-00007-01	RELAY,DPDT,3.3VDC,SMT,NON-LATCHING	357.00
22-Oct-07	60-00158-01	IC,ADG451,SO16,QUAD SPST ANALOG SWITCH	352.00
22-Oct-07	54-00040-04	LED,ARRAY,1X4,BI-COLOR(YEL-GRN),RND,THD,	348.00
22-Oct-07	61-00270-01	IC,FLASH,S29GL128M,4M x 8/16M x 8,TSOP56	348.00
22-Oct-07	60-00031-01	IC,AD780,SO8,2.5V/3.0V HIGH PRECISION RE	344.00
22-Oct-07	32-00023-01	STNDF,PEM,M3X0.5,16MML,SST	339.00
22-Oct-07	54-00067-02	DIODE,ARRAY,SRDA3.3-4,SO8,TVS,PbF	336.00
22-Oct-07	51-00162-01	CAP,680uF,AE,SMT,16V,30%,10Dx10.2H,RoHS,	330.00
22-Oct-07	20-00313-01	FAB,MOLDED,FACEPLATE,VSIM/ASIM	324.00
22-Oct-07	60-00153-01	IC,TL072,SO8,LOW NOISE,JFET INPUT OP AMP	323.00
22-Oct-07	61-00060-02	IC,PM8315,PBGA324,REV E,TEMUX	321.00
22-Oct-07	20-00573-01	FAB,EXTRUDED,Blank,TW-124G	319.00
22-Oct-07	41-00007-02	CONN,HEADER,2Rx8P,M,SMT,VERT,2.54mm x 2.	319.00
22-Oct-07	51-00125-01	CAP,330uF,AE,SMT,35V,20%,10mmDx10.2mmH,-	309.00
22-Oct-07	41-00224-01	CONN,HEADER,1Rx4P,M,THD,VERT,0.156in Pit	305.00
22-Oct-07	55-00054-01	IND,FIXED,33uH,SMT,PbF,1.9A,20%	305.00
22-Oct-07	44-00012-01	FERRITE,Bead,0805,120 OHM@100MHz,25%,300	296.00
22-Oct-07	54-00036-05	LED,GRN,RND,THD,RA,PbF	295.00
22-Oct-07	20-00582-01	FAB,MCHND,Screw,Slot,Shldr,Mounting Heat	291.00
22-Oct-07	51-00093-02	CAP,470uF,AE,SMT,6.3V,20%,8Dx10.5H,-55/+	291.00
22-Oct-07	51-00155-01	CAP,3.9mF,AE,RDL,16V,20%,16Dx25mmH,Low E	291.00
22-Oct-07	55-00003-02	IND,22MH,D73C,90A,+-20%,w/FERRITE SHIELD	291.00
22-Oct-07	71-00004-76	RES,1.0,TF,0805,1/10W,1%	288.00
22-Oct-07	41-00010-04	CONN,HEADER,2R X 3P,THD,VERT,0.100,0.025	285.00
22-Oct-07	32-00087-01	STNDF,PEM,BROACHING,RoHS,M3.6 x 4mmL,CS,	282.00
22-Oct-07	51-00015-02	CAP,220uF,AE,SMT,6V,20%,10Dx8H	282.00
22-Oct-07	25-00046-02	PCB,THERMAL(BACKPLANE),TW-600,2LAYERS,0.	280.00
22-Oct-07	47-00004-01	TUBING,HEATSHRINK,POLYOLEFIN,0.187”	280.00
22-Oct-07	41-00205-01	CONN,HEADER,2R x 17P,M,SMT,VERT,0.100”	277.00
22-Oct-07	37-00069-01	CARTON,CORRUG,300 LAN	275.00
22-Oct-07	61-00127-04	IC,SRAM,K7N163645A,4ns(250Mhz)TQFP100,ZB	275.00
22-Oct-07	51-00163-01	CAP,CER,47uF,X5R,1210,16V,20%,RoHS	274.00
22-Oct-07	71-00083-09	RES,75,TF,0805,1/10W,1%,PbF	274.00
22-Oct-07	20-00563-02	FAB,GASKET,2.50L x 0.188W x 0.063H,TW-12	272.00
22-Oct-07	37-00006-01	BAG,POLY,12INW X 12INL,4MIL,TW-300	272.00
22-Oct-07	40-00001-02	FUSE,POLYSWITCH,PbF	271.00
22-Oct-07	51-00074-02	CAP,22uF,TAN,SMT,EIA6032,6V,20%	269.00
22-Oct-07	51-00125-02	CAP,100uF,AE,SMT,35V,20%,10Dx10.2H,-40/+	269.00
22-Oct-07	60-00026-01	IC,74LV123,SSOP16(,DUAL RETRIGGER MONOST	268.00
22-Oct-07	20-00187-01	FAB,DIE-CUT,Divider,Nomex,SIM	264.00
22-Oct-07	20-00372-01	FAB,OVERLAY,Module,Power Supply,DC,120W,	264.00
22-Oct-07	61-00164-01	IC,ITVC15,PBGA452,MPEG-2 Encoder/Decoder	264.00
22-Oct-07	74-00035-01	XFMR,T1/CEPT/ISDN-PRI,SMTR/XCVR,1CT:1CT/	263.00
22-Oct-07	44-00032-01	FERRITE,Bead,3.05 x 5.1mm,31ohm@10MHz.5.	259.00
22-Oct-07	60-00001-01	IC,74LCX08,TSSOP14,QUAD 2-INPUT AND GATE	258.00
22-Oct-07	20-00332-01	FAB,EXTRUDED,HEATSINK,0.85”x0.45”	255.00
22-Oct-07	69-00006-01	VR,SC1566,2.5V,3A,TO-263-5L,Very Low Dro	252.00
22-Oct-07	71-00008-47	RES,34.0K,TF,0603,1/16W,1%	252.00
22-Oct-07	25-00149-02	PCB,8xPOTS,Sister Card,TW-200,8Layers,7.	251.00
22-Oct-07	51-00042-01	CAP,47UF,TAN,EIA7343,10V,20%	250.00
22-Oct-07	61-00127-02	IC,SRAM,K7N163645M,TQFP100,ZBT,16MB (512	250.00
22-Oct-07	20-00427-01	FAB,SHTMTL,Enclosure,Cover,TW-300 SME	249.00

22-Oct-07	34-00011-07	HDWR,CLIP,EMI,Shielding,Strip,6.52inL	249.00
22-Oct-07	32-00055-01	NUT,HEX,M3X0.5,STEEL,ZINC PLATING	248.00
22-Oct-07	34-00035-01	HDWR,STANDOFF,Hex 4.5mm,F-F,M3x0.5,11mm,	247.00
22-Oct-07	34-00011-08	HDWR,CLIP,EMI,Shielding,Strip,8.02inL	245.00
22-Oct-07	66-00102-01	OSC,HCMOS,35.328MHz,+/-50ppm,SMT, RoHS,3	245.00
22-Oct-07	75-00015-01	XSTR,IRLR2908,D-PAK(TO-252AA),MOSFET	244.00
22-Oct-07	32-00054-01	SPCR,RND,0.033”ID,0.255” OD,0.480”L,NYL,	243.00
22-Oct-07	32-00064-01	NUT,HEX,2.5MMT X 16.0MMH X 14.0MMW,BNC	242.00
22-Oct-07	54-00070-01	DIODE,MMBD1404,200V,200mA,CC,SOT-23,SIG	242.00
22-Oct-07	66-00109-01	OSC,LVPECL,155.52MHz,+/-50ppm,SMT,RoHS,3	242.00
22-Oct-07	20-00267-01	FAB,EXTRUDED,HEATSINK,8260,TW-300	240.00
22-Oct-07	20-00426-01	FAB,SHTMTL,Enclosure,Base,TW-300 SME	240.00
22-Oct-07	51-00119-03	CAP,470uF,AE,SMT,6.3V,20%,8Dx10.5H,-55/+	240.00
22-Oct-07	55-00050-01	IND,22uH,D75C,1.09A,+-20%,w/FERRITE SHIE	239.00
22-Oct-07	34-00016-01	HDWR,OPTIC TRANSCEIVER SHIELD,EMI	238.00
22-Oct-07	34-00035-02	HDWR,STANDOFF,Hex 4.5mm,F-F,M3x0.5,14mm,	238.00
22-Oct-07	60-00009-04	IC,74LVT16245,TSSOP48,3.3V,16-Bit Transc	237.00
22-Oct-07	37-00037-01	BAG,POLY,10INW X 12INL,4MIL,PINK,ANTI-ST	236.00
22-Oct-07	30-00054-01	TERM,PIN,CRIMP,FEMALE,26-30, AWG,TIN,RoH	235.00
22-Oct-07	20-00550-01	FAB,EXTRUDED,Heatsink,1.05inW x 1.10inL	233.00
22-Oct-07	66-00021-01	IC,CY2291F,SOIC20,CLOCK,76.923 MHZ,5V	232.00
22-Oct-07	34-00003-01	SPRING,COMPRESSION,0.24INOD X 1.00INL X	231.00
22-Oct-07	61-00173-01	IC,DS21372,Bit Error Rate Tester,TQFP32,	231.00
22-Oct-07	38-00035-01	CD,CD-R,700MB,80Min,16x,5.25in,Printable	230.00
22-Oct-07	61-00022-01	IC,MC92501,GTBGA256,ATM CELL PROCESSOR,5	230.00
22-Oct-07	41-00032-01	CONN,HEADER,2PX4R,M,THD,VERT,2.0MM X 2.0	226.00
22-Oct-07	30-00028-01	TERMBLK,PLUG,3.5MM,1R,3POS,8A,160V,SCREW	225.00
22-Oct-07	32-00065-01	WASHER,EXTLK,12.8MMID,15.9MMOD,0.5THK,BN	225.00
22-Oct-07	61-00171-01	IC,SRAM,BGA119,128Kx24,Ta=12ns,3.3V,0/+7	225.00
22-Oct-07	55-00043-01	IND,FOIL,5.1uH,SMT(13mm x 13mm),12.79A I	224.00
22-Oct-07	37-00012-01	INSERT,FOAM,CONVOLUTE,SIM/PAU,TW-300	221.00
22-Oct-07	44-00004-01	FERRITE,Bead,0805,120ohm @ 100MHz,20%	221.00
22-Oct-07	60-00297-01	IC,74LVC1G02A,SC-70,3.3V,Single 2-Input	221.00
22-Oct-07	54-00040-10	LED,ARRAY,1X4,BI-COLOR(RED-GRN,YEL-GRN,R	220.00
22-Oct-07	68-00008-01	P/S,120W,DC (-36 to -72VDC),(3.45V/15A,5	220.00
22-Oct-07	41-00130-01	CONN,EDGE,AGP,F,VERT,124 POS,THD,1mm Pit	219.00
22-Oct-07	98-20088-01	Fan Tray,TW-600	218.00
22-Oct-07	20-00047-01	FAB,MOLDED,CABLE MANAGEMENT,TW-600/1600	217.00
22-Oct-07	66-00043-01	XTAL,HC49,4MHZ,SMD,12X5MM,20PF,+-50PPM,-	217.00
22-Oct-07	74-00026-01	XFMR,T1/CEPT/ISDN-PRI,XMTR/XCVR,1CT:1CT/	214.00
22-Oct-07	37-00014-01	CARTON,CORRUG,SIM,Single	213.00
22-Oct-07	71-00008-30	RES,82.5,TF,0603,1/16W,1%	213.00
22-Oct-07	54-00001-01	DIODE,SRDA05-4,SO8,TVS ARRAY	212.00
22-Oct-07	44-00023-01	FILTER, EMI, COMMON MODE CHOKE, CMA=49DB	211.00
22-Oct-07	41-00093-01	CONN,BNC,M,RA,THD,75Ohm,Low Profile,Meta	210.00
22-Oct-07	51-00103-01	CAP,CER(MLC),1000pF,X7R,1812,2000V,10%,P	210.00
22-Oct-07	54-00052-02	LED,ARRAY,1X2,(RED/GRN BI-COLOR),RND,THD	210.00
22-Oct-07	61-00218-01	IC,SDRAM,128Mb(1Mx32x4banks),200MHz(5ns)	210.00
22-Oct-07	20-00164-01	FAB,SHTMTL,BRACKET,RACK MOUNTING,19”,TW	209.00
22-Oct-07	60-00152-01	IC,AD8170,SOIC8,HIGH SPEED ANALOG,2:1 MU	208.00
22-Oct-07	69-00010-01	VR,ADP3335,3.3V,500mA,MSO8,-40/+85 C	208.00
22-Oct-07	30-00027-01	TERMBLK,HEADER,3.5MM,1R,3POS,8A,160V,SCR	206.00
22-Oct-07	66-00007-01	OSC,CMOS,25MHZ,+/-50PPM,SMT,OUTPUT ENABL	205.00
22-Oct-07	20-00064-01	FAB,EXTRUDED,HEATSINK 8260,TW-300	203.00
22-Oct-07	20-00194-01	FAB,MCHND,EJECTOR,SCREW,SHLDR,M3X8,PAN,S	202.00

22-Oct-07	41-00010-03	CONN,HEADER,1Rx2P,THD,VERT,0.100,0.025,S	202.00
22-Oct-07	32-00080-05	SCREW,MS,M4x0.5x8,PAN,CHR,CS,ZI,ANSI B18	200.00
22-Oct-07	34-00011-04	HDWR,CLIP,EMI,Shielding,Strip,3.16inL	199.00
22-Oct-07	51-00004-02	CAP,0.047UF,X7R,0805,25V,20%	199.00
22-Oct-07	60-00139-01	IC,MC74VHC1G08,SOT353,SINGLE 2-INPUT AND	195.00
22-Oct-07	51-00072-01	CAP,4.7UF,TAN,SMT,EIA3216,10V,20%	194.00
22-Oct-07	20-00335-01	FAB,MOLDED,FACEPLATE,NAU,2xOC-3,TW-300	190.00
22-Oct-07	41-00064-02	CONN,RJ45,RA,THD,Shielded,PbF	189.00
22-Oct-07	61-00167-01	IC,CS4224,SSOP28,24BIT AUDIO CODEC W/ VO	188.00
22-Oct-07	34-00035-04	HDWR,STANDOFF,Hex 4.5mm,F-F,M3x0.5,27mm,	185.00
22-Oct-07	44-00039-01	FERRITE,Bead,1206,120ohm@100MHz,3000mA,P	184.00
22-Oct-07	51-00025-02	CAP,CER,0.068uF,X7R,0603,16V,10%	180.00
22-Oct-07	69-00029-01	VR,TPS72501,3.3Vi,1.22Vo-5Vo,1A,SOT22	180.00
22-Oct-07	30-00001-01	TERMINAL,Test Point,SMT,12mmW x 4mmP,RoH	179.00
22-Oct-07	44-00025-01	FILTER,MODULE,SMD,-40DB@48.25MHZ,75OHM,0	178.00
22-Oct-07	32-00020-03	SCREW,MS,M4X0.7X6,FLAT_90,CHR,SST,ANSI	176.00
22-Oct-07	32-00052-05	SCREW,MCH_SEMS,M3X0.5X8,PAN,CHR,DBL SEMS	174.00
22-Oct-07	41-00221-02	CONN,HEADER,LOCK,1R x 3P,M,THD,RA,2.54mm	174.00
22-Oct-07	37-00028-01	BAG,POLY,30X30,4MIL,PINK,ANTI-STATIC,TW-	173.00
22-Oct-07	37-00079-01	FOAM,Filler,1”x5”x21-1/2”,MDU	173.00
22-Oct-07	61-00044-04	IC,ASIC,BULLWINKLE_B(REV 3.0),PBGA256,AT	171.00
22-Oct-07	75-00004-01	XSTR,FMMT3906,SOT23,PNP	171.00
22-Oct-07	37-00070-01	CARTON,CORRUG,RSC,300 SME,21-3/4x12-5/8x	168.00
22-Oct-07	41-00203-02	CONN,RJ45,2Px2R,RA,THD,No Chokes,Shielde	167.00
22-Oct-07	34-00037-01	HDWR,LED,Optical Light Pipe,Quad High	166.00
22-Oct-07	41-00029-03	CONN,HEADER,2Rx5P,M,THD,RA, 2.54 mm	165.00
22-Oct-07	25-00094-02	PCB,VSIM,10bT/RS232,Audio Sat,12L	164.00
22-Oct-07	74-00007-01	XMFR,T1/E1,1:2.42,SMT,TOU/5,0/+70 C	162.00
22-Oct-07	51-00126-01	CAP,CER,47uF,X5R,1210,6.3V,20%,PbF	159.00
22-Oct-07	20-00563-01	FAB,GASKET,1.50L x 0.188W x 0.063H,TW-12	157.00
22-Oct-07	60-00263-01	IC,ICS661,TSSOP16,Precision Audio Source	157.00
22-Oct-07	41-00199-01	CONN,HEADER,2Rx4P,M,SMT,VERT,2.54mm x 2.	156.00
22-Oct-07	51-00139-01	CAP,220uF,AE,SMT,RoHS,6.3V,20%,8Dx10.8H,	156.00
22-Oct-07	60-00252-01	IC,CS8416,TSSOP28,192kHz,Receiver,Digita	154.00
22-Oct-07	54-00036-01	LED,GRN,RND,THD,RA	153.00
22-Oct-07	61-00166-01	IC,AD1895,SSOP28,192KHz Stereo Sample Ra	153.00
22-Oct-07	34-00044-04	HDWR,CLIP,EMI,SHIELDING,4FINGER,STD,ZINC	150.00
22-Oct-07	51-00092-01	CAP,330uF,AE,SMT,35V,20%,10mmDx10.2mmH,-	150.00
22-Oct-07	20-00418-01	FAB,OVERLAY,VSIM,Generic,RS-232/10bT,w/a	149.00
22-Oct-07	60-00318-01	IC,ADS7887,SOT23-6,10-BIT A/D Converter,	148.00
22-Oct-07	34-00049-01	HDWR,SPRING,Compression,Flat Wire,0.437i	146.00
22-Oct-07	34-00033-01	HDWR,STANDOFF,Hex 4.5mm,F-F,M3x0.5,16mm,	145.00
22-Oct-07	69-00012-01	VR,TPS54610,0.9VDC TO 3.3VDC,6A,TSSOP28,	145.00
22-Oct-07	61-00100-02	IC,FPGA,XCV600E,BGA432,1.8V,(SPEED -7),T	143.00
22-Oct-07	54-00037-05	LED,Array,1x2,(YEL-YEL),RND,THD,RA	142.00
22-Oct-07	61-00021-01	IC,RS8250,BGA156,15MM,ATM PHY,3.3V,-40/+	141.00
22-Oct-07	61-00042-01	IC,SDRAM,128Mb (8 Meg x 16) (2 Meg x 16	141.00
22-Oct-07	61-00130-01	IC,SY100EPT21L,MSOP8,Single LVPECL-to-LV	141.00
22-Oct-07	20-00312-01	FAB,MOLDED,FACEPLATE,NAU,2XDS3,TW-300	140.00
22-Oct-07	97-00183-01	ASY,MECH,HEAT-STAKE,4XENET	139.00
22-Oct-07	41-00075-01	CONN,RJ45,RA,THD,T1 W/CHOKE,SHIELDED	135.00
22-Oct-07	41-00212-01	CONN,20mm,Button Cell Holder,THD,RoHS	135.00
22-Oct-07	51-00013-01	CAP,22UF,AE,SMT,100V,20%,10DX10H,105C	135.00
22-Oct-07	92-00043-01	ASY,HARNESS,Power AC,UAC,TW-124	135.00
22-Oct-07	51-00018-01	CAP,1UF,Y5V,1206,25V,+80%/-20%	134.00

22-Oct-07	98-10125-01	TW-300_LAN,2xLAN,SFF	134.00
22-Oct-07	71-00037-09	RES,330,TF,0603,1/16W,5%	133.00
22-Oct-07	25-00096-02	PCB,Interposer,VSIM/TSIM,6Layer,1.01inW	130.00
22-Oct-07	37-00002-01	ENDCAP,FOAM,TW-300/Lite	130.00
22-Oct-07	74-00020-02	XFMR,10/100Base-T,1CT:1CT,Auto MDIX,Sing	130.00
22-Oct-07	41-00029-02	CONN,HEADER,2Rx5P,M,SMT,VERT, 2.54mm x 2	129.00
22-Oct-07	55-00021-01	IND,PTL1608,10nH,0603,250mA,250MHz,4%	129.00
22-Oct-07	41-00010-05	CONN,HEADER,2R x 4P,THD,VERT,0.100,0.025	128.00
22-Oct-07	30-00053-01	HDWR,SFP Dust Cover,94-V0,RoHS	127.00
22-Oct-07	61-00222-01	IC,EEPROM,AT25HP256,SO8,256K,8 Bit,2.7V	126.00
22-Oct-07	71-00008-52	RES,47.5K,TF,0603,1/16W,1%	125.00
22-Oct-07	74-00020-03	XFMR,10/100Base-T,1CT:1CT,Auto MDIX,Sing	124.00
22-Oct-07	55-00047-01	IND,DO3316,10uH,SMT,3.9A,20%,-40/+85C	123.00
22-Oct-07	34-00011-02	HDWR,CLIP,EMI,Shielding,Strip,2.00inL	122.00
22-Oct-07	47-00010-02	CABLE,Power,UK,320C5,BS 1363A	122.00
22-Oct-07	65-00004-02	OPTIC,PM,Adapter,SC,No FLG,Straight Spli	122.00
22-Oct-07	98-20153-01	PCU,622SM,SC,IR,32MB/16MB,TW-600	122.00
22-Oct-07	20-00487-02	FAB,OVERLAY,MDU,1xPON,4xTDM,0xPoE	121.00
22-Oct-07	71-00079-23	RES,10K,TF,0603,1/10W,1%,PbF	121.00
22-Oct-07	96-00038-01	ASY,PRGM,CYPRESS,MULTI-CLOCK GENERATOR,T	121.00
22-Oct-07	37-00023-02	CARTON,CORRUG,Chassis,TW-600,w/ Cover Op	120.00
22-Oct-07	60-00286-01	IC,ICS853011,SO8,3.3V/2.5V,CLOCK DRIVER,	120.00
22-Oct-07	60-00295-01	IC,LE88211,ELQFP80,Dual Chan Track Batt	120.00
22-Oct-07	20-00046-01	FAB,SHTMTL,Rack Mount,23” ETSI,TW-600	119.00
22-Oct-07	20-00555-01	FAB,LABEL,Regulatory,(FCC,UL,CE),TW-148G	119.00
22-Oct-07	60-00175-01	IC,SK100ELT20W,MSOP8,TTL-to-Diff PECL Tr	119.00
22-Oct-07	47-00009-02	CABLE,Power,EC,320C5,CEE 7/7	117.00
22-Oct-07	69-00025-01	VR,LT1170,60V,5A,DD 5-Lead,SMT	115.00
22-Oct-07	36-00010-01	OEM,ASY,Molded Enclosure,ADC,TW-124G	114.00
22-Oct-07	60-00063-02	IC,LM393,SO8,Comparator,Dual,Low Power/O	113.00
22-Oct-07	20-00041-01	FAB,OVERLAY,FAN TRAY,TW-600	112.00
22-Oct-07	61-00043-01	IC,SDRAM,64Mb (4Mx16) (1Mx16x4 banks),6n	112.00
22-Oct-07	98-10069-01	NAU,ATM,2xDS3c,TW-300	112.00
22-Oct-07	51-00136-01	CAP,680uF,AE,SMT,35V,20%,12.5mmDx13.5mmH	111.00
22-Oct-07	54-00040-08	LED,ARRAY,1X4,(YEL-GRN BI-COLOR,BLANK,BL	111.00
22-Oct-07	60-00266-01	IC,QS3VH245,TSSOP20,OCTAL(8-BIT) High Ba	111.00
22-Oct-07	34-00021-01	HDWR,CLIP,EMI,SHIELDING,STRIP,0.375INH X	110.00
22-Oct-07	37-00034-01	CARTON,CORRUG,12.625IN X 10.125IN X 4.50	110.00
22-Oct-07	51-00114-01	CAP,CER,0.68uF,X5R,0603,10V,10%	110.00
22-Oct-07	60-00166-01	IC,CLC007,SO8,DIGITAL VIDEO CABLE DRIVER	110.00
22-Oct-07	61-00041-03	IC,SDRAM,256Mb (16Mx16) (4Mx16x4 banks),	110.00
22-Oct-07	66-00089-03	OSC,LVPECL/LVDS,155.52MHz,+/-25ppm,SMT,3	110.00
22-Oct-07	69-00009-01	VR,ADP3335,2.5V,500mA,MSO8,-40/+85 C	110.00
22-Oct-07	92-00015-01	ASY_HARNESS,DC,Power Cord,TW-400	110.00
22-Oct-07	60-00288-01	IC,SY89858U,MLF32,1:8 Fanout Buffer,2.5/	109.00
22-Oct-07	61-00170-01	IC,SP721,SO8,LOW CAPACITANCE ESD PROTECT	109.00
22-Oct-07	61-00179-02	IC,FPGA,EP20K300E,BGA652,(Speed -2),1.8V	109.00
22-Oct-07	61-00168-01	IC,SP3238,SSOP28,RS-232 XCVR,5Tx/3 Rx,3V	108.00
22-Oct-07	98-10011-02	PAU,622SM,ETSI,IR,SC,TW-300/400	108.00
22-Oct-07	52-00006-01	RELAY,SPDT,5VDC,Dual Latching,High Frequ	107.00
22-Oct-07	55-00019-01	IND,ELL6SH,2.7UH,SMT 6.0MM X 6.4MM,2.4A,	107.00
22-Oct-07	60-00250-01	IC,MK2703,SO8,PLL Audio Clock Synthesize	106.00
22-Oct-07	60-00287-01	IC,FXLP34,SC70,3.3V/1V,SIGNAL LEVEL CONV	106.00
22-Oct-07	61-00133-01	IC,SDRAM,MT48LC4M32B2,TSOP86,128Mb (4Mx3	106.00
22-Oct-07	66-00052-01	CLOCK,AD9851BRS,DDS,SSOP28,180MHz	106.00

22-Oct-07	20-00569-01	FAB,OVERLAY,UIM,Dual Slot,1xGPON,	105.00
22-Oct-07	34-00028-02	HDWR,STANDOFF,HEX 4.5MM,F-F,M3X0.5,39.4M	105.00
22-Oct-07	41-00114-01	CONN,RJ45,1000 BASE-T,Single Port w/Mag	105.00
22-Oct-07	60-00066-01	IC,PLL,(TRU-050),38.88MHZ/19.44MHZ,3.3V	105.00
22-Oct-07	60-00155-01	IC,LT1358,SO8,25MHz, Dual Op Amp,-+18V,-	105.00
22-Oct-07	60-00277-01	IC,GS9092,QFN56(PbFree/RoHS),Digital Vid	105.00
22-Oct-07	60-00278-01	IC,GS9090,QFN56(PbFree/RoHS),Digital Vid	105.00
22-Oct-07	60-00279-01	IC,GS9074A,QFN16(PbFree/RoHS),Adaptive C	105.00
22-Oct-07	74-00025-01	XFMR,AES3,Digital Audio,500VDC,110ohm,1:	105.00
22-Oct-07	75-00013-01	XSTR,IRF7811A,SO8,MOSFET,N-Channel,28V,1	105.00
22-Oct-07	20-00309-01	FAB,SHTMTL,FACEPLATE,VSIM/ASIM,TW-300	104.00
22-Oct-07	32-00016-07	SCREW,MS,M3X25,PAN,CHR,SST	103.00
22-Oct-07	55-00046-02	IND,3.0mH,SMT(LLCI-50),2.50A,Common Mode	103.00
22-Oct-07	66-00080-03	CLOCK,CY22392,TSSOP16,Clk Generator,200M	103.00
22-Oct-07	20-00348-01	FAB,SHTMTL,Faceplate,NIM,IP,2xGIGE,TW-60	102.00
22-Oct-07	55-00048-01	IND,XFTPRH1207,33.92uH 20% Parallel,SMT,	102.00
22-Oct-07	61-00083-01	IC,SRAM,MT55L256L18P,TQFP100,5NS,100MHZ,	102.00
22-Oct-07	20-00493-01	FAB,LABEL,Regulatory,(FCC,UL,CE),TW-300_	101.00
22-Oct-07	41-00206-01	CONN,HEADER,1Rx3P,M,THD,RA,0.165Pitch, 0	101.00
22-Oct-07	60-00073-01	IC,TPS76818Q,TSSOP20,1.8V,FAST-TRANSIENT	101.00
22-Oct-07	20-00316-01	FAB,SHTMTL,BRACKET,MOUNTING,FACEPLATE,VS	100.00
22-Oct-07	20-00441-01	FAB,SHTMTL,Bracket, Wall Mount,TW-300_SM	100.00
22-Oct-07	20-00533-02	FAB,LABEL,Regulatory,(FCC,CE),UAC,TW-124	100.00
22-Oct-07	20-00564-01	FAB,LABEL,Regulatory,(FCC,UL,CE),UAC,SAG	100.00
22-Oct-07	20-00570-01	FAB,LABEL,Regulatory,(FCC,UL,CE),SAGEM,B	100.00
22-Oct-07	20-00570-02	FAB,LABEL,Regulatory,(FCC,CE),SAGEM,Broa	100.00
22-Oct-07	20-00571-01	FAB,LABEL,Regulatory,(FCC,UL,CE),SAGEM,B	100.00
22-Oct-07	32-00079-05	SCREW,MS,M3x0.5x8,PAN,CHR,ZI,ANSI B18.6.	100.00
22-Oct-07	32-00091-01	SCREW,Captive,Panel,M3x0.5,8mm x 8mm Hd	100.00
22-Oct-07	34-00012-01	HDWR,Handle,Round,4”Lx1”H,6-32,SST,Passi	100.00
22-Oct-07	41-00216-01	CONN,EDGE,F,VERT,2R X 40P,SMT,RoHS,0.315	100.00
22-Oct-07	51-00117-01	CAP,1.5F,NF,RDL,21.5mmD.,5.5V,30%,-25	100.00
22-Oct-07	60-00022-02	IC,2309,TSSOP-16,ZERO DELAY BUFFER,3.3V,	100.00
22-Oct-07	60-00320-01	IC,OPA343NA,SOT23-5,Op Amp,RoHS,-40/+85C	100.00
22-Oct-07	66-00002-01	OSC,HCMOS,38.880MHZ,+/-100PPM,SMT	100.00
22-Oct-07	66-00018-02	OSC,HCMOS,51.84MHZ,+/-25ppm,3.3V,SMT,RoH	100.00
22-Oct-07	66-00075-01	OSC,PECL,180MHz,+/-50ppm,SMT,3.3V,0/+70C	99.00
22-Oct-07	34-00035-03	HDWR,STANDOFF,Hex 4.5mm,F-F,M3x0.5,25mm,	98.00
22-Oct-07	54-00087-01	RECTIFIER,PDS5100H,100V,5A,PowerDI-5,RoH	98.00
22-Oct-07	25-00138-01	PCB,Backplane,TW-300lite,4Layers,7.91inL	97.00
22-Oct-07	41-00191-01	CONN,RECEPT,AC,RoHS	97.00
22-Oct-07	41-00200-01	CONN,RJ45,10/100Base-T POE,Single Port	97.00
22-Oct-07	60-00071-01	IC,74LVT162244,TSSOP48,3.3V,16 BIT BUFFE	97.00
22-Oct-07	41-00033-01	CONN,HEADER,LOCK,2 POS,2P x 1R,M,THD,VER	96.00
22-Oct-07	60-00319-01	IC,TPS2111A,TSSOP8,Analog,2:1 Power MUX,	96.00
22-Oct-07	98-10116-01	Power Supply,120W,AC,(3.45V/15A,5.1V/5A,	96.00
22-Oct-07	41-00213-02	CONN,HEADER,1Rx2P,M,THD,RA,0.165Pitch, 0	95.00
22-Oct-07	54-00040-12	LED,Array,1x4,Bi-Color(RED-GRN),RND,THD,	95.00
22-Oct-07	60-00257-02	IC,SY58026U,MLF32,2:1 MUX,2.5-to-3.3V,-4	95.00
22-Oct-07	60-00300-01	IC,PCA9564D,SO20,RoHS,Parallel to I2C Bu	95.00
22-Oct-07	66-00020-01	OSC,HCMOS,19.44MHZ,+/-25ppm,SMT,3.3V,0/+	95.00
22-Oct-07	66-00103-01	OSC,LVPECL,155.52MHz,+/-20ppm,SMT,RoHS,3	95.00
22-Oct-07	98-10001-01	Chassis,AC,TW-300	95.00
22-Oct-07	25-00144-02	PCB,SIM,2x/4xV.35,DB26,TW-300/400,10Laye	94.00
22-Oct-07	34-00009-01	HDWR,Rubber Foot,0.75inW x 0.14inH,Chass	94.00

22-Oct-07	20-00331-01	FAB,EXTRUDED,HEATSINK,0.50”Wx0.33”L	93.00
22-Oct-07	20-00456-01	FAB,OVERLAY,ASIM,Generic,RS-232	92.00
22-Oct-07	52-00001-01	RELAY,DPDT,5V,SMT,Non-Latching	92.00
22-Oct-07	66-00080-04	CLOCK,CY22392,TSSOP16,Clk Generator,200M	92.00
22-Oct-07	71-00052-01	VARISTOR,450PF,THD,ZOV,130VRMS, 35J	92.00
22-Oct-07	40-00001-01	FUSE,POLYSWITCH	91.00
22-Oct-07	61-00299-01	IC,SRAM,CY7C1041CV33,SOJ44, PbF,4Mb(256K	91.00
22-Oct-07	20-00184-04	FAB,SHTMTL,FACEPLATE,PCU,155/622,TW-600/	90.00
22-Oct-07	20-00482-01	FAB,OVERLAY,SIM,X.21,Generic,2xD15	90.00
22-Oct-07	20-00562-01	FAB,OVERLAY,Module,Power Supply,24VDC	90.00
22-Oct-07	41-00237-01	CONN,HEADER,Micro BMI,4Px2R,M,THD,RA	90.00
22-Oct-07	61-00142-03	IC,FLASH,S29AL032D ,4M x 8/2M x 16,TSOP4	90.00
22-Oct-07	74-00027-01	XFMR,1000bT,Dual Port,PoE,1CT:1CT,SMT,Pb	90.00
22-Oct-07	98-10134-08	MDU,24P,2xBPON,4xDS1/E1,0xPoE,12V	90.00
22-Oct-07	98-10100-01	SIM,DS1/E1,Structured,8 Port,RJ-48,TW-30	89.00
22-Oct-07	54-00094-01	RECTIFIER,MBRS330T3,30V,3A,Case 403-03 I	88.00
22-Oct-07	46-00010-02	SWITCH,TACTILE,Flat,RA,THD,50mA,50VDC,15	87.00
22-Oct-07	54-00023-01	IC,DF02S,RECTIFIER,BRIDGE,1.5 AMPERE,200	87.00
22-Oct-07	20-00420-01	FAB,MOLDED,Faceplate,SIM,Generic,TW-300/	86.00
22-Oct-07	32-00073-01	WASHER,INTLK,#4,SST	86.00
22-Oct-07	37-00042-01	CARTON,CORRUG,13X10X2, DIE CUT, OFF-SHEL	86.00
22-Oct-07	92-00024-01	ASY,Harness,AC Ground,SME/BIZ/GPON	86.00
22-Oct-07	40-00024-01	FUSE,POLYSWITCH,9.00A,16V,RDL,RESET	85.00
22-Oct-07	54-00046-01	DIODE,SLVU2.8-4,SO8,SMT,EPD TVS ARRAY	85.00
22-Oct-07	60-00268-01	IC,LE88221,ELQFP80,Dual Channel (ABS) Vo	85.00
22-Oct-07	20-00531-01	FAB,LABEL,Regulatory,(FCC,UL,CE),TW-800	84.00
22-Oct-07	20-00533-01	FAB,LABEL,Regulatory,(FCC,UL,CE),UAC	84.00
22-Oct-07	51-00103-03	CAP,CER,1uF,X7R,1812,100V,10%,PbF	84.00
22-Oct-07	54-00040-01	LED,ARRAY,1X4,(GRN,GRN,GRN,GRN),RND EXTE	83.00
22-Oct-07	60-00067-01	IC,74LVC162244A,TSSOP48 (TYPE II),0.5MM	83.00
22-Oct-07	66-00113-01	OSC,HCMOS,50.000MHz,+/-25ppm,3.3V,SMT,+/	83.00
22-Oct-07	20-00328-01	FAB,DIE-CUT,Divider,Nomex,NAU	82.00
22-Oct-07	20-00483-01	FAB,OVERLAY,SIM,ATM,ANSI,1xDS3,BNC,TW-30	82.00
22-Oct-07	20-00488-02	FAB,SHTMTL,Enclosure,Base,1xPON,TW-300_M	82.00
22-Oct-07	60-00296-01	IC,PEF 88601,TSSOP-16,VDSL2 LINE DRIVER,	82.00
22-Oct-07	61-00294-01	IC,PEF 88102E,BGA676,VDSL2 W/ ANALOG FRO	82.00
22-Oct-07	98-20001-03	Chassis,DC -48V,TW-601,w/o Cover,w/o DS3	82.00
22-Oct-07	20-00487-08	FAB,OVERLAY,MDU,2xPON,4xTDM,0xPoE	81.00
22-Oct-07	74-00002-01	XFMR,T3001,T3/DS3,EXT. TEMP.	81.00
22-Oct-07	20-00472-01	FAB,LABEL,Regulatory,High Speed,DC,(FCC,	80.00
22-Oct-07	20-00566-04	FAB,OVERLAY,1xGPON,8x1000bT,1xGE,UAC	80.00
22-Oct-07	20-00585-01	FAB,SHTMTL,Bracket,Rack Mounting,19in,TW	80.00
22-Oct-07	37-00035-01	INSERT,FOAM,SET,POLY,ESD,FAN TRAY,TW-600	80.00
22-Oct-07	37-00041-01	BAG,BUBBLE,12INW X 15-1/2INL,PINK,ANTI-S	80.00
22-Oct-07	41-00058-01	CONN,CUSTOM,BACKPLANE,F,RA,6RX24P(144)	80.00
22-Oct-07	41-00231-01	CONN,RJ45,6/6,3Px2R,RA,THD,Shielded,RoHS	80.00
22-Oct-07	44-00041-01	FILTER,MODULE,XDSL Splitter,BT-SIN-346	80.00
22-Oct-07	61-00034-01	IC,CPLD,XC95288XL,TQFP-144,7ns,5V IO Tol	80.00
22-Oct-07	61-00207-02	IC,SRAM,K7N803649B,4.0ns(250Mhz),TQFP100	78.00
22-Oct-07	66-00108-01	OSC,HCMOS,44.928MHz,+/-25ppm,3.3V,SMT	78.00
22-Oct-07	98-70041-01	ACSY,CONVERTER,AC/DC,48V,1.0A,w/ Strippe	78.00
22-Oct-07	41-00165-01	CONN,HEADER,1Rx3P,M,THD,VERT,0.165in Pit	77.00
22-Oct-07	54-00040-09	LED,ARRAY,1X4,BI-COLOR(RED-GRN),RND	77.00
22-Oct-07	69-00037-01	VR,LP38692,2.7 to 10Vi,1.25 to 9Vo,1A,SO	77.00
22-Oct-07	98-10124-01	TW-300_SME,8xFXS,2xLAN	77.00

22-Oct-07	20-00459-02	FAB,OVERLAY,w/POTS,UAC,TW-300_BIZ	76.00
22-Oct-07	60-00039-02	IC,100ELT22,SO8,3.3V,Dual TTL-to-DIFF	76.00
22-Oct-07	63-00087-01	OPTIC,AM,Transceiver,SFP,155Mbs,15km,131	76.00
22-Oct-07	60-00267-02	IC,88E6063,PQFP128,1.5V,Integrated 7-Por	75.00
22-Oct-07	66-00093-01	CLOCK,AD9833,DDS,MSOP10(RoHS),25MHz,2.3V	75.00
22-Oct-07	69-00026-02	VR,TPS54310,0.9VDC to 3.3VDC,3A,TSSOP20,	75.00
22-Oct-07	20-00535-02	FAB,OVERLAY,PAU,1xGPON,2x100bT,UAC,TW-12	74.00
22-Oct-07	75-00013-02	XSTR,IRF7811A,SO8,MOSFET,N-Channel,28V,1	74.00
22-Oct-07	34-00046-01	HDWR,HANDLE,0.1875 DIA x 1.25inL x 1inH,	73.00
22-Oct-07	41-00236-02	CONN,HEADER,12Px1R,M,THD,VERT,2mm Pitch,	73.00
22-Oct-07	60-00056-02	IC,QS3VH126,QSOP16,3.3V Quad Active High	73.00
22-Oct-07	60-00135-04	IC,MIC39100,SOT223,1A Low-Voltage/Dropou	73.00
22-Oct-07	60-00266-02	IC,QS3VH245,TSSOP20,OCTAL(8-BIT) High Ba	73.00
22-Oct-07	60-00321-01	IC,PCA9555,SSOP24,I2C/SMB I/O Port,2.3-5	73.00
22-Oct-07	66-00106-01	OSC,HCMOS,44.736MHz,+/-25ppm,3.3V,SMT,Ro	73.00
22-Oct-07	20-00083-01	FAB,OVERLAY,NIM,ATM,ANSI,1xOC-12c,SC,SM,	72.00
22-Oct-07	54-00066-02	LED,Bi-Color,(YEL/GRN),RND,THD,RA,0.200i	72.00
22-Oct-07	69-00024-01	VR,TLV431,2.5-36V,100mA,SOIC8,Program Sh	72.00
22-Oct-07	20-00370-01	FAB,OVERLAY,SIM,Video,NLL/LL	71.00
22-Oct-07	60-00033-01	IC,74LCX138,TSSOP16,1-OF-8 DEMUX	71.00
22-Oct-07	92-00026-01	ASY,MECH,Fan,w/Conn,Whisper	71.00
22-Oct-07	98-10003-02	PAU,622SM,ANSI,IR,SC,TW-300/400	71.00
22-Oct-07	25-00093-02	PCB,VSIM,BASE MODULE,12L	70.00
22-Oct-07	34-00034-01	HDWR,STANDOFF,Rnd 0.75in Dia,0.218 THRU,	70.00
22-Oct-07	40-00024-02	FUSE,POLYSWITCH,9.00A,16V,RDL,RESET,PbF	70.00
22-Oct-07	60-00002-02	IC,74LCX11,TSSOP14,Triple 3-Input AND Ga	70.00
22-Oct-07	60-00005-02	IC,74LCX32,TSSOP14,Quad 2-Input OR Gate	70.00
22-Oct-07	60-00008-03	IC,74LVT245,TSSOP20,3.3V,Octal,PbF	70.00
22-Oct-07	66-00050-01	OSC,HCMOS,25.000MHz,+/-20ppm,SMT,3.3V,0/	70.00
22-Oct-07	66-00069-01	OSC,HCMOS,76.8MHZ,+/-2.5PPM,DIP14,3.3V,A	70.00
22-Oct-07	66-00104-01	XTAL,32.768KHz,+/-20ppm,12.5pF,SMT,7.9mm	70.00
22-Oct-07	71-00075-02	VARISTOR,14V,4000pf,THD,-55/+85C,PbF	70.00
22-Oct-07	54-00040-06	LED,ARRAY,1X4,(RED,YEL,YEL,YEL),RND,THD,	69.00
22-Oct-07	60-00177-02	IC,LM87,TSSOP24,System Hardware Monitor,	69.00
22-Oct-07	66-00091-01	OSC,HCMOS,27.000MHz,+/-10ppm,SMT,3.3V,-1	69.00
22-Oct-07	66-00105-01	OSC,HCMOS,66.667MHz,+/-25ppm,3.3V,SMT,Ro	69.00
22-Oct-07	54-00081-01	LED,Array,1x4,(GRN,GRN,GRN,GRN)RND,THD,R	68.00
22-Oct-07	60-00236-01	IC,SP319,QFP80,XCVR,V.35 Interface/RS-23	68.00
22-Oct-07	61-00059-01	IC,PM73122,SBGA352,REV A,ALLIGATOR 32	68.00
22-Oct-07	63-00071-01	OPTIC,AM,Transceiver,SFP,GIGE,10km,1310n	68.00
22-Oct-07	20-00143-01	FAB,GASKET,EBM/PAPST,TOP,FAN TRAY,TW-600	67.00
22-Oct-07	20-00342-01	FAB,OVERLAY,NAU,ATM,2xOC-12c/STM-4c,TW-3	67.00
22-Oct-07	37-00036-01	BAG,ANTISTAT,12.0”x12.0x0.003”	67.00
22-Oct-07	40-00030-01	FUSE,PICO II,3A,125V,AXL,7.11x2.8mm,VFAS	67.00
22-Oct-07	51-00093-04	CAP,150uF,AE,SMT,6.3V,20%,8Dx7H,-55/+105	67.00
22-Oct-07	55-00037-01	IND,MSS1260,4.7uH,SMT,5.80A,20%,PbF	67.00
22-Oct-07	60-00112-01	IC,AD7801,SO20,8-BIT DAC,2.7V/+5.5V, -40	67.00
22-Oct-07	61-00122-01	IC,SDRAM,MT48LC2M32B2,TSOP86,64MB (2MEGX	67.00
22-Oct-07	92-00041-01	ASY,HARNESS,Power Battery,UAC,TW-124	67.00
22-Oct-07	96-00057-01	ASY,PRGM,OTP,MR. PEABODY,NO SHAPING,TDM,	67.00
22-Oct-07	41-00229-02	CONN,HEADER,LOCK,1Rx3P,M,THD,RA,2.54mm,0	66.00
22-Oct-07	54-00065-01	LED,Array,1x2,(GRN-GRN),RND,THD,RA,High	66.00
22-Oct-07	65-00032-01	OPTIC,PM,Adapter,SC,Bulkhead,Simplex	66.00
22-Oct-07	98-10134-01	MDU,24P,1xBPON,4xDS1/E1,0xPoE,12V	66.00
22-Oct-07	20-00535-03	FAB,OVERLAY,PAU,1xGPON,2x100bT,2xFXS,UAC	65.00

22-Oct-07	20-00552-01	FAB,OVERLAY,ENCLOSURE,BATTERY,TW-124G	65.00
22-Oct-07	60-00025-01	IC,CY2305,SO8,3.3V ZERO DELAY BUFFER	65.00
22-Oct-07	60-00301-01	IC,SY58012U,MLF16,PbF,5GHz 1:2 LVPECL	65.00
22-Oct-07	60-00304-01	IC,SN74LVC07A,TSSOP14,RoHS,1.6-5V,Hex Bu	65.00
22-Oct-07	66-00114-01	OSC,HCMOS,20.000MHz,+/-20ppm,SMT,3.3V,Ro	65.00
22-Oct-07	92-00004-01	ASY,HARNESS,Power DC,(PVC Insulation),TW	65.00
22-Oct-07	98-10002-01	Chassis,DC,TW-300	65.00
22-Oct-07	20-00417-01	FAB,OVERLAY,SIM,4xV.35,DB26,TW-300/400	64.00
22-Oct-07	20-00429-01	FAB,SHTMTL,Bracket,Mounting,Rack,TW-200	64.00
22-Oct-07	54-00066-01	LED,Bi-Color,(RED/GRN),RND,THD,RA,0.200i	64.00
22-Oct-07	60-00293-01	IC,MAX6650,5/12V Fan-Speed Regulator,3.3	64.00
22-Oct-07	54-00081-05	LED,Array,1x4,Bi-Color(YEL-GRN,YEL-GRN,Y	63.00
22-Oct-07	60-00315-01	IC,74VHCT541A,TSSOP20,5V,Octal Bus Buffe	63.00
22-Oct-07	61-00055-01	IC,LXT974A,PQFP160,FAST ETHERNET 10/100	63.00
22-Oct-07	63-00059-03	OPTIC,AM,Transceiver,ONU,LR,Lightron,DFB	63.00
22-Oct-07	74-00019-01	XFMR,T1/CEPT/ISDN-PRI,1CT:2.42CT/1CT:2.4	63.00
22-Oct-07	20-00440-01	FAB,LABEL,Regulatory,DC,(FCC,UL,CE),TW-3	62.00
22-Oct-07	40-00028-01	FUSE,PTC,8A,30V,TH,RESET,-40/85C	62.00
22-Oct-07	61-00025-03	IC,MC,MPC850,BGA256,50MHZ,3.3V,TJ= 0/+95	62.00
22-Oct-07	75-00023-01	XSTR,ZVN4310G,DPAK,MOSFET,100V,7.7A,RoHS	62.00
22-Oct-07	98-10121-01	Chassis,AC,TW-300lite	62.00
22-Oct-07	20-00393-01	FAB,OVERLAY,Power Entry/,TW-300 Lite	61.00
22-Oct-07	20-00567-01	FAB,OVERLAY,TSIM,8 BNC,SFP-GIGE,TW-400	61.00
22-Oct-07	37-00066-01	CARTON,CORRUG,Chassis,TW-300 Lite	61.00
22-Oct-07	37-00080-01	CARTON,CORRUG,Chassis,TW-124G,15Lx12Wx8D	61.00
22-Oct-07	69-00033-02	VR,SC2595,vo=vin/2, 1.5A,SOIC-8L EDP,Lin	61.00
22-Oct-07	41-00221-01	CONN,HEADER,LOCK,1R x 3P,M,THD,RA,2.54mm	60.00
22-Oct-07	54-00086-01	RECTIFIER,BRIDGE,GBU,8 AMPERE,1000V,pb F	60.00
22-Oct-07	61-00281-02	IC,MC,HV311LG,S08,HOT SWAP,Active LOW,-4	60.00
22-Oct-07	66-00033-01	OSC,PECL,155.5200MHZ,+/-20PPM,THD,3.3V	60.00
22-Oct-07	41-00027-02	CONN,EDGE,38 POS,F,VERT,SMT,0.25[0.64],M	59.00
22-Oct-07	20-00055-01	FAB,SHTMTL,FACEPLATE,4XENET	58.00
22-Oct-07	41-00031-01	CONN,PCB,8P X 1R,F,THD,VERT,3.96MM X 1.4	58.00
22-Oct-07	41-00165-02	CONN,HEADER,1Rx3P,M,THD,VERT,0.165in Pit	58.00
22-Oct-07	60-00021-01	IC,DS1721,SO8,2-WIRE DIGITAL THERMOMETER	58.00
22-Oct-07	61-00206-01	IC,SDRAM,128Mb(8Mx16)(2Mx16x 4banks),7.5	58.00
22-Oct-07	20-00358-01	FAB,OVERLAY,TSIM,4xRS-530,DB-15,TW-300/4	57.00
22-Oct-07	20-00581-01	FAB,BRAISED,Heatsink,1.65inW x 5.80inL x	57.00
22-Oct-07	60-00177-01	IC,LM87,TSSOP24,System Hardware Monitor,	57.00
22-Oct-07	60-00182-01	IC,TLV5614,SO16,QUAD 12-BIT DAC,2.7V/5V	57.00
22-Oct-07	60-00239-01	IC,SN74LVC1G04,MO-203(Jedec),1.65 - 5.5V	57.00
22-Oct-07	61-00082-01	IC,LIU,SY100EL56V,SO20,5V/3.3V DUAL DIFF	57.00
22-Oct-07	66-00070-01	OSC,HCMOS,25.000MHz,+/-25ppm,SMT,3.3V,0/	57.00
22-Oct-07	97-00332-01	ASY,Kit,Wall Mount,TW-124G	57.00
22-Oct-07	20-00165-01	FAB,SHTMTL,Rack Mount,23”,TW-300	56.00
22-Oct-07	20-00489-01	FAB,SHTMTL,Enclosure,Cover,TW-300_MDU	56.00
22-Oct-07	44-00040-02	FERRITE,Bead,0603,470ohm@100MHz,200mA,Pb	56.00
22-Oct-07	55-00018-01	IND,DO1608,47UH,SMT(0.26” X 0.175”),500M	56.00
22-Oct-07	61-00048-01	IC,MC,LTC1422,S08,HOT SWAP	56.00
22-Oct-07	61-00123-01	IC,SRAM,ZBT,MT55L512L18P,TQFP100,8Mb (51	56.00
22-Oct-07	98-10125-02	TW-300_LAN+,2xLAN,1xDS1/E1, Small	56.00
22-Oct-07	20-00389-01	FAB,OVERLAY,TSIM,2xATSC,TW-300	55.00
22-Oct-07	20-00411-01	FAB,OVERLAY,FACEPLATE,SIM,FXS,8P,VSI,2-w	55.00
22-Oct-07	60-00150-01	IC,ADV7194,LQFP80,10BIT ANALOG VIDEO ENC	55.00
22-Oct-07	60-00215-01	IC,ICS8304,SO8,Freq Clock Driver,LVCMOS/	55.00

22-Oct-07	60-00222-01	IC,TVP5145,TQFP80,10Bit NTSC/PAL/SECAM (	55.00
22-Oct-07	61-00189-01	IC,LXT971A,LQFP64,Dual Speed Ethernet 10	55.00
22-Oct-07	74-00003-01	XFMR,E1,4 XMTR 1:1.36T/4 RCVR, 1:1.36CT	55.00
22-Oct-07	41-00222-02	CONN,FCC 68 RJ45,CAT 5+,8P,THD,VERT,PbF	54.00
22-Oct-07	66-00013-01	IC,SY100ELT23L,SO8,Clock,Dual Diff LVPEC	54.00
22-Oct-07	66-00051-01	CLOCK,AD9834,DDS,TSSOP20,50MHz,2.5V/+5.5	54.00
22-Oct-07	20-00205-01	FAB,FORGED,HEATSINK,BMDR	53.00
22-Oct-07	40-00029-04	FUSE,GMA,6A,125VAC,CART,5x20mm,Fast,RoHS	53.00
22-Oct-07	41-00146-01	CONN,CAGE,SFP Transceiver, PFIT,GIGE	53.00
22-Oct-07	54-00036-03	LED,RED,RND,THD,RA	53.00
22-Oct-07	55-00038-02	IND,DO3316,100uH,SMT,1.2A,20%,RoHS,-40/+	53.00
22-Oct-07	60-00002-01	IC,74LCX11,TSSOP14,TRIPLE 3-INPUT AND GA	53.00
22-Oct-07	61-00202-01	IC,MC,BCM5421SKPF,10/100/1000 Transceive	53.00
22-Oct-07	61-00247-01	IC,CS4272,TSSOP28,24Bit,192kHz Stereo Au	53.00
22-Oct-07	61-00282-01	IC,FPGA,EP2C35,BGA672,(Speed -8),1.2V Co	53.00
22-Oct-07	66-00076-01	OSC,HCMOS,TCXO,77.76MHz,+/-1ppm,DIP14,3.	53.00
22-Oct-07	20-00117-01	FAB,SHTMTL,SPACER,DC MOUNTING,TW-100/300	52.00
22-Oct-07	20-00283-01	FAB,OVERLAY,AIM,ETSI	52.00
22-Oct-07	54-00037-01	LED,Array,1x2,(GRN-GRN),RND,THD,RA	52.00
22-Oct-07	56-00028-01	PWR_CONV,DC/DC,5VI,-+12VO,83MA,2W,-25/+7	52.00
22-Oct-07	60-00006-01	IC,74LVT16244,TSSOP48,3.3V,16 BIT BUFFER	52.00
22-Oct-07	61-00198-01	IC,FPGA,XC2V1500,BGA575,1.5V,(Speed-5),0	52.00
22-Oct-07	61-00254-01	IC,SRAM,GS76024AB,10ns,BGA119,256K x 24(	52.00
22-Oct-07	66-00094-01	OSC,HCMOS,76.8MHz,+/-50ppm,DIP14,3.3V,0/	52.00
22-Oct-07	96-00099-02	ASY,PRGM,Flash Binary Image,VSIM,100BT	52.00
22-Oct-07	96-00152-01	ASY,PRGM,Flash Binary Image,VSIM,100BT	52.00
22-Oct-07	20-00327-01	FAB,DIE-CUT,Divider,Nomex,VSIM	51.00
22-Oct-07	47-00008-02	CABLE,Power,US,320C5,5-15P	51.00
22-Oct-07	61-00169-01	IC,DSP56L307,MAP-BGA196,160MHZ,24BIT DSP	51.00
22-Oct-07	61-00186-02	IC,FPGA,EP20K600E,BGA652,(Speed-2),1.8V	51.00
22-Oct-07	61-00193-02	IC,SCIMITAR,BGA1413,OC-48,SAR,Rev. B2,6.	51.00
22-Oct-07	61-00255-01	IC,FPGA,EP1S10,FBGA484,16 Chan,(Speed -7	51.00
22-Oct-07	74-00021-02	XFMR,FLYBACK,1500V,1.4A,1:2.2 2:2.22:2.2	51.00
22-Oct-07	96-00137-01	ASY,PRGM,Flash,Binary Image,ASIM,RS-232/	51.00
22-Oct-07	20-00344-01	FAB,OVERLAY,NAU,ATM,OC-3c/STM-1c,TW-300	50.00
22-Oct-07	20-00422-01	FAB,SHTMTL,Bracket,Mounting,TW-300_LAN	50.00
22-Oct-07	20-00530-02	FAB,OVERLAY,4xGPON,2xGIGE,TW-800	50.00
22-Oct-07	25-00041-01	PCB,POWER ENTRY/CABLE CONNECTOR MODULE,T	50.00
22-Oct-07	25-00154-02	PCB,VSIM,Audio Sat,100bT,Analog 2x In /	50.00
22-Oct-07	25-00158-03	PCB,ASIM,Satellite,RS232,4P,(2Di-or-2Do)	50.00
22-Oct-07	25-00169-03	PCB,SIM/VAU,100Base-T,4P,2Ai+2Ao,MPEG-2,	50.00
22-Oct-07	60-00243-01	IC,LTC1696,SOT23,Overvoltage Protection	50.00
22-Oct-07	61-00001-01	IC,DS1834AS,SOIC8,Dual EconoReset with P	50.00
22-Oct-07	61-00015-01	VR,UC382TD-ADJ,TO-263,2.1V,3A,LINEAR REG	50.00
22-Oct-07	69-00014-01	VR,LM2663,-5VDC,200mA,SO8,Switched Capac	50.00
22-Oct-07	54-00081-02	LED,Array,1x4,Bi-Color(YEL-GRN,YEL-GRN,Y	49.00
22-Oct-07	66-00079-01	OSC,TTL/HCMOS,125MHz,+/-50ppm,SMT,3.3V,0	49.00
22-Oct-07	67-00001-01	BATTERY,LITHIUM,Coin Cell,3V,150mAh,20mm	49.00
22-Oct-07	25-00098-02	PCB,Interposer,NAU,TW-300,4Layers,0.95in	48.00
22-Oct-07	32-00053-06	SCREW,MS,LOCK,PATCH,6-32X3/8,PAN,CHR,SST	48.00
22-Oct-07	61-00130-02	IC,SY100EPT21L,MSOP8,Single LVPECL-to-LV	48.00
22-Oct-07	65-00004-01	OPTIC,PM,Adapter,SC/SC,Diecast,Ceramic	48.00
22-Oct-07	98-10163-02	TW-124FL,100BX10U,EC UAC	48.00
22-Oct-07	98-20138-01	NIM,IP,2xGIGE,IR,TW-600	48.00
22-Oct-07	20-00508-01	FAB,OVERLAY,NIM,IP,2xGIGE,TW-600	47.00

22-Oct-07	20-00588-02	FAB,LABEL,Regulatory,(FCC,UL,CE),TW-802	47.00
22-Oct-07	41-00183-01	CONN,Power Jack,F,RA,1POS,THD,94V-0,5A	47.00
22-Oct-07	52-00003-01	RELAY,DPDT,3VDC,COIL 178 X 28.1MA	47.00
22-Oct-07	60-00234-02	IC,HCPL-091J,SOIC16Narrow Body,HSDI,Quad	47.00
22-Oct-07	61-00037-01	IC,PM5342,SBGA256,SPECTRA-155,5V,-40/+85	47.00
22-Oct-07	66-00058-01	XTAL,14.31818MHZ,+-50PPM,32PF,HC49 SMT,-	47.00
22-Oct-07	20-00499-01	FAB,OVERLAY,Cable Routing Instructions,w	46.00
22-Oct-07	20-00500-01	FAB,OVERLAY,Cable Routing Instructions,w	46.00
22-Oct-07	44-00043-01	FILTER,EMI,LINE,342ohm@100MHz,10A,THD,Ro	46.00
22-Oct-07	56-00039-01	PWR_CONV,DC/DC,(3.3-to-16Vi),(-0.4-to-34	46.00
22-Oct-07	98-10113-01	T/A,Fan Tray,RG90,TW-400	46.00
22-Oct-07	37-00065-01	CARTON,CORRUG,Kraft RSC,WxLxH,Chassis,TW	45.00
22-Oct-07	46-00010-01	SWITCH,TACTILE,Flat,RA,THD,50mA,50VDC,15	45.00
22-Oct-07	55-00039-01	IND,DO3316,330uH,SMT,0.6A,20%,-40/+85C	45.00
22-Oct-07	66-00111-01	OSC,HCMOS,25.00MHz,+/-25ppm,SMT,3.3V,Tri	45.00
22-Oct-07	20-00306-01	FAB,OVERLAY,SIM,Telemetry,4xTTL,BNC,TW-3	44.00
22-Oct-07	41-00035-03	CONN,RJ45,4Px1R,10/100 MAGNTIC,w/1000pF	44.00
22-Oct-07	66-00032-01	OSC,HCMOS,77.76MHz,+/-25ppm,SMT,3.3V,Out	44.00
22-Oct-07	92-00042-01	ASY,HARNESS,Power DC,UAC,TW-124	44.00
22-Oct-07	98-10024-01	SIM,TDM,ETSI,8xE1,120ohm,TW-300	44.00
22-Oct-07	98-10071-01	TSIM,4xTTL,BNC,18MHz	44.00
22-Oct-07	98-10141-01	VSIM/VAU,100Base-T,4P,2Ai+2Ao,MPEG-2,TW-	44.00
22-Oct-07	20-00386-01	FAB,OVERLAY,Filler,PAU/NAU Slot,TW-400	43.00
22-Oct-07	51-00091-01	CAP,22uF,AE,SMT,50V,20%,7.8mmW x 6.6mmL,	43.00
22-Oct-07	54-00040-05	LED,ARRAY,1X4,(GRN,GRN,YEL,GRN),RND,THD,	43.00
22-Oct-07	54-00081-04	LED,Array,1x4,Bi-Color(RED-GRN,RED-GRN,R	43.00
22-Oct-07	61-00305-01	IC,TPS2393,TSSOP14,HOT SWAP Power Manage	43.00
22-Oct-07	98-10115-01	Power Supply,120W,DC,(3.45V/15A,5.1V/5A,	43.00
22-Oct-07	20-00141-01	FAB,GASKET,THERMAL PLENUM,TW-600	41.00
22-Oct-07	41-00056-01	CONN,CUSTOM,F,RA,6RX36P(216),THD,PCU	41.00
22-Oct-07	71-00086-01	RES,0.1,TF,1206,1/4W,1%,PbF	41.00
22-Oct-07	20-00032-01	FAB,OVERLAY,TDM,ETSI,8XE1,TW-300	40.00
22-Oct-07	20-00549-01	FAB,SHTMTL,Battery Clamp,UAC,TW-124G	40.00
22-Oct-07	20-00584-02	FAB,OVERLAY,2xGPON,8xGIGE,TW-802	40.00
22-Oct-07	37-00076-01	INSERT,CORRUG,Cover,TW-600	40.00
22-Oct-07	55-00052-02	IND,0.81mH,SMT(BIG FOOT),9.7A,Common Mod	40.00
22-Oct-07	56-00037-02	PWR_CONV,DC/DC,3.3Vi,1.2Vo,5A,6W,THD	40.00
22-Oct-07	65-00035-01	OPTIC,PM,Adapter,SC,FLG,Straight Split	40.00
22-Oct-07	71-00080-01	RES,4.42K,TF,2010,1/2W1%	40.00
22-Oct-07	98-10078-02	Chassis,Fixed Config,TW-400	39.00
22-Oct-07	98-20148-01	NIM,TDM,1xSTR OC3/STM,TW-600	39.00
22-Oct-07	98-70085-01	ACSY,KIT,Rack Mount,23in,TW-400	39.00
22-Oct-07	20-00415-01	FAB,SHTMTL,FACEPLATE,SIM,4xV.35,DB26,TW-	38.00
22-Oct-07	20-00416-01	FAB,MOLDED,FACEPLATE,SIM,4xV.35,DB26,TW-	38.00
22-Oct-07	30-00050-01	TERMBLK,Plug,3.81mm,1R,2Pos,STRAIGHT,8A,	38.00
22-Oct-07	41-00208-01	CONN,HEADER,1Rx3P,M,THD,RA,0.165Pitch, 0	38.00
22-Oct-07	61-00036-01	IC,PROM-OTP,XC1704L,VQFP44,3.3V,-40/+85	38.00
22-Oct-07	69-00032-01	VR,TPS54910,0.9 TO 2.5VDC,9A,TSSOP28,Syn	38.00
22-Oct-07	98-10097-02	T/A,Blower Tray,-48VDC,TW-300	38.00
22-Oct-07	52-00007-02	RELAY,DPDT,3.3VDC,SMT,Non-Latching,Minia	37.00
22-Oct-07	60-00056-01	IC,QS3VH126,QSOP16,3.3V	37.00
22-Oct-07	60-00206-02	IC,CY2304NZ,TSSOP8,Clock Buffer/Driver,3	37.00
22-Oct-07	98-10102-01	VSIM,SDI/LL,w/ Internal Audio,TW-400	37.00
22-Oct-07	20-00085-01	FAB,SHTMTL,FACEPLATE,SIM,ATM,ANSI,1XDS3,	36.00
22-Oct-07	20-00186-01	FAB,DIE-CUT,Divider,Fire Shield,PAU	36.00

22-Oct-07	20-00530-04	FAB,OVERLAY,2xGPON,2xGIGE,TW-800	36.00
22-Oct-07	20-00588-01	FAB,LABEL,Regulatory,(FCC,UL,CE),TW-804	36.00
22-Oct-07	34-00011-06	HDWR,CLIP,EMI,Shielding,Strip,1.29inL	36.00
22-Oct-07	51-00099-02	CAP,CER,47uF,X5R,1210,6.3V,20%	36.00
22-Oct-07	98-20002-01	AIM,ANSI	36.00
22-Oct-07	20-00300-01	FAB,OVERLAY,Power Entry,DC,TW-300	35.00
22-Oct-07	34-00040-01	HDWR,Gasket,Shielding,RFI/EMI,Dual Elast	35.00
22-Oct-07	51-00155-02	CAP,2.7mF,AE,RDL,16V,20%,16Dx20mmH,Low E	35.00
22-Oct-07	56-00040-01	PWR_CONV,DC/DC,3.3Vi,1.5vO,5A,6W,SMT,0/+	35.00
22-Oct-07	60-00013-01	IC,74LVTH573,TSSOP20,3.3V ABT OCT TRANS	35.00
22-Oct-07	60-00275-01	IC,PS8802-2,SO8,PbF,Photocoupler,2-Chan,	35.00
22-Oct-07	69-00030-01	VR,TPS61090,1.8-5.5Vi,ADJ Vo,2A,QFN16,Sy	35.00
22-Oct-07	47-00015-01	CABLE TIE,Nylon 66,0.10inWx0.045inT	34.00
22-Oct-07	54-00036-02	LED,YEL,RND,THD,RA	34.00
22-Oct-07	60-00149-03	IC,CY2309,CLOCK DRIVER,SOIC-16,SDRAM Buf	34.00
22-Oct-07	61-00287-01	IC,FLASH,S29GL64M,4Mx16/8Mx8,TSOP,3.3V,P	34.00
22-Oct-07	98-10080-01	NAU,ATM,2xOC-12c,TW-400	34.00
22-Oct-07	20-00207-01	FAB,GASKET,EMI,PAU,CONNECTOR	33.00
22-Oct-07	20-00219-01	FAB,FORGED,Heatsink,1.25inSQ x 0.50inH	33.00
22-Oct-07	20-00319-01	FAB,SHTMTL,Bracket,DSUB,High Speed,SIM,T	33.00
22-Oct-07	68-00009-01	P/S,,15W,12VDC,1.5-2.1A,TW-300 LAN/LAN+	33.00
22-Oct-07	20-00485-01	FAB,SHTMTL,Faceplate-Latching,SIM,ATM,AN	32.00
22-Oct-07	41-00187-02	CONN,DSUB HD (26POS),Array 1x2,F,RA,THD	32.00
22-Oct-07	54-00069-01	RECTIFIER,B330B,30V,3A,SMB,SCHOT,-55/+12	32.00
22-Oct-07	56-00021-01	PWR_CONV,DC/DC,48VI,3.3VO,4250MA,15W,THD	32.00
22-Oct-07	56-00077-01	PWR_CONV,DC/DC,4.5-14Vi,0.7-3.6Vo,50A,SM	32.00
22-Oct-07	60-00251-01	IC,ADG452,SO16,Quad SPST Analog Switch,+	32.00
22-Oct-07	96-00098-01	ASY,PRGM,CLOCK,NAU,SATELLITE,16XMULTIPLY	32.00
22-Oct-07	98-20003-01	AIM,ETSI	32.00
22-Oct-07	37-00064-01	FOAM,Front,TW-400,Poly,Die Cut,ESD,	31.00
22-Oct-07	40-00003-01	FUSE,POLYSWITCH,1.35A,60V,RDL,RESET	31.00
22-Oct-07	56-00064-01	PWR_CONV,DC/DC,7-36Vi,2.5-12.6Vo,6A,SMD	31.00
22-Oct-07	60-00211-01	IC,ICS83948I-147,LQFP32,Fanout Buffer,DI	31.00
22-Oct-07	96-00097-01	ASY.PRGM,CLOCK,NAU,SATELLITE,2XMULTIPLY	31.00
22-Oct-07	20-00425-01	FAB,OVERLAY,TW-300_LAN	30.00
22-Oct-07	20-00438-01	FAB,EXTRUDED,Heatsink,0.85”SQx0.75”H	30.00
22-Oct-07	20-00540-01	FAB,SHTMTL,Enclosure Cover,Left,UAC	30.00
22-Oct-07	30-00008-01	TERMBLK,HEADER PLUG,5.0MM,1R,3POS,12A,25	30.00
22-Oct-07	34-00005-01	HDWR,STANDOFF,4.5mm HEX,F-F,M3x40,AL,Iri	30.00
22-Oct-07	37-00063-01	FOAM,Bottom,TW-400,Poly,Die Cut,ESD	30.00
22-Oct-07	38-00062-01	MANUAL,Hardcopy,Safety and Compliance In	30.00
22-Oct-07	41-00028-02	CONN,RJ45 10 BASE-T,w/LEDS,F,THD	30.00
22-Oct-07	41-00043-01	CONN,BACKPLANE POWER MODULE,3 BLADE,THD	30.00
22-Oct-07	54-00096-01	LED,BI-COLOR,(RED/GRN),SMT,3.2x2.7mm,-25	30.00
22-Oct-07	56-00038-01	PWR_CONV,DC/DC,3.3Vi,2.5Vo,15A,37.5W,THD	30.00
22-Oct-07	60-00210-01	IC,ICS95V847,TSSOP24,Freq Clock Driver,S	30.00
22-Oct-07	60-00224-01	IC,MC10H680,4-Bit DIFF ECL Bus-to-TTL Bu	30.00
22-Oct-07	60-00316-01	IC,74ACT244,SSOP20,Octal Buffer w/3-Stat	30.00
22-Oct-07	61-00064-03	IC,EEPROM,M24C02,SO-8,2Kbit 2-Wire Bus I	30.00
22-Oct-07	63-00081-01	OPTIC,AM,Transceiver,OLT,622Mbs,1490nmTX	30.00
22-Oct-07	75-00018-01	XSTR,IRFL210,SOT223,HEX/MOSFET,N-Channel	30.00
22-Oct-07	20-00443-01	FAB,SHTMTL,Faceplate,NIM,TDM,Structured,	29.00
22-Oct-07	20-00537-01	FAB,SHTMTL,Optics Connector Cover,UAC,TW	29.00
22-Oct-07	30-00037-01	TERMBLK,Header,3.5mm,1R,4POS,8A,160V	29.00
22-Oct-07	41-00139-01	CONN,MCX,PCB Edge Card,VERT,Receptacle,S	29.00

22-Oct-07	54-00096-02	LED,BI-COLOR,(YEL/GRN),SMT,3.2x2.7mm,-30	29.00
22-Oct-07	61-00095-01	IC,CPLD,XC9572XL,5NS,VQFP64,3.3V,0-70C	29.00
22-Oct-07	69-00028-01	VR,TPS75701,3.3Vi,1.22Vo to 5Vo,1A,TO-26	29.00
22-Oct-07	20-00387-01	FAB,DIE-CUT,Spacer,RG90 Fan Tray,TW-400	28.00
22-Oct-07	20-00539-01	FAB,SHTMTL,Enclosure Cover,Right,UAC,TW-	28.00
22-Oct-07	46-00005-01	SWITCH,PSHBTN,THD,MOMENTARY,DUAL	28.00
22-Oct-07	61-00187-01	IC,MP,XPC8250(HIP4 Rev B),TBGA480,200/13	28.00
22-Oct-07	20-00023-01	FAB,OVERLAY,TDM,ANSI,8XDS1,TW-300	27.00
22-Oct-07	20-00409-01	FAB,SHTMTL,FACEPLATE,SIM,FXS,8P,VSI,2-wi	27.00
22-Oct-07	20-00460-01	FAB,LABEL,Regulatory,AC,TW-300 BIZ	27.00
22-Oct-07	20-00566-01	FAB,OVERLAY,1xGPON,4xDS1/E1,8x1000bT	27.00
22-Oct-07	20-00566-02	FAB,OVERLAY,1xGPON,8x1000bT,1xGE,16xFXS,	27.00
22-Oct-07	20-00566-03	FAB,OVERLAY,1xGPON,4xDS1/E1,8x1000bT	27.00
22-Oct-07	20-00566-11	FAB,OVERLAY,1xGPON,4xDS1/E1,8x1000bT,1xG	27.00
22-Oct-07	20-00566-12	FAB,OVERLAY,1xGPON,8x1000bT,1xGE,16xFXS,	27.00
22-Oct-07	20-00566-13	FAB,OVERLAY,1xGPON,4xDS1/E1,8x1000bT,1xG	27.00
22-Oct-07	20-00566-14	FAB,OVERLAY,1xGPON,8x1000bT,1xGE,UAC,TW-	27.00
22-Oct-07	30-00045-02	FUSEHLDR,CART,5x20mm,THD,RA,1 Pole,-40/+	27.00
22-Oct-07	56-00034-01	PWR_CONV,DC/DC,33/75Vi,3.3Vo,25A,82.5W,P	27.00
22-Oct-07	60-00219-01	IC,ICS8745,LQFP32,Freq Clock Driver,1-5	27.00
22-Oct-07	61-00012-02	IC,MAX3226E,SSOP16,RS232 XCVR,-40/+85 C	27.00
22-Oct-07	61-00208-01	IC,SRAM,K7N403609B,4.0ns(250Mhz),TQFP100	27.00
22-Oct-07	61-00209-02	IC,SRAM,K7N323645M,4.0ns(166Mhz),TQFP100	27.00
22-Oct-07	61-00225-01	IC,FPGA,EP1C3,TQFP144,1.5V Core,(Speed -	27.00
22-Oct-07	96-00112-01	ASY,PRGM,Clock,GIGE NIM,TW-600	27.00
22-Oct-07	96-00113-02	ASY,PRGM,PROM,Mr. Peabody #1,GIGE NIM,TW	27.00
22-Oct-07	96-00114-02	ASY,PRGM,PROM,Mr. Peabody #2,GIGE NIM,TW	27.00
22-Oct-07	96-00116-02	ASY,PRGM,PROM,PUL3 #2,GIGE NIM,TW-600	27.00
22-Oct-07	96-00117-02	ASY,PRGM,Flash,GIGE NIM, TW-600	27.00
22-Oct-07	98-10133-02	TW-300_BIZ,1xBPON,4xE1/T1,4xLAN,w/POTS,U	27.00
22-Oct-07	98-70082-01	ACSY,Cover,TW-600,ETSI (non-GIGE)	27.00
22-Oct-07	20-00184-07	FAB,SHTMTL,Faceplate,OC12/STM-4,TW-600/1	26.00
22-Oct-07	20-00433-01	FAB,LABEL,Regulatory,DC,(FCC,UL,CE),TW-3	26.00
22-Oct-07	25-00122-02	PCB,NIM,IP,2xGIGE,SM,IR,TW-600,24Layers,	26.00
22-Oct-07	55-00052-01	IND,0.81mH,SMT(BIG FOOT),9.7A,Common Mod	26.00
22-Oct-07	60-00227-03	IC,SY10EP11U,MSOP8,1:2 DIFF PECL/LVPECL/	26.00
22-Oct-07	61-00196-01	IC,NP,NP4GS3(R3.0),BSM-CCGA1088,OC48 Net	26.00
22-Oct-07	61-00197-01	IC,UDASL,CBGA360,DASL-to-UTOPIA Level 3	26.00
22-Oct-07	66-00061-01	OSC,HCMOS,66.000MHz,+/-20ppm,SMT,3.3V,0/	26.00
22-Oct-07	66-00088-01	OSC,TTL/HCMOS,44.928Mhz,+/-25ppm,SMD,3.3	26.00
22-Oct-07	96-00115-02	ASY,PRGM,PROM,PUL3 #1,GIGE NIM,TW-600	26.00
22-Oct-07	98-10110-01	TSIM,4xRS-530,DB-15,TW-300/400	26.00
22-Oct-07	20-00212-01	FAB,FORGED,HEATSINK,1”Wx1”L	25.00
22-Oct-07	20-00308-01	FAB,SHTMTL,FACEPLATE,NAU,2XDS3,TW-300	25.00
22-Oct-07	20-00419-01	FAB,OVERLAY,TSIM,SMPTE-310/SSI,TW-300/40	25.00
22-Oct-07	20-00565-01	FAB,FORGED,Heatsink,1.5inSQ x 0.450inH	25.00
22-Oct-07	25-00091-02	PCB,NAU,ATM,PHY SATELLITE,1XDS3/2XDS3	25.00
22-Oct-07	47-00010-01	CABLE,Power,UK,C13,R/A	25.00
22-Oct-07	61-00175-01	IC,MC,HV301LG,S08,HOT SWAP,-40/+85 C	25.00
22-Oct-07	61-00288-01	IC,SRAM,QDR2,512Kx36,250Mhz,165FBGA,1.8V	25.00
22-Oct-07	66-00100-01	XSTAL,25MHz,50ppm,20pF,SMT,13.2x5.0,RoHS	25.00
22-Oct-07	97-00278-01	ASY,MECH,Faceplate,TSIM,2xATSC,BNC,TW-30	25.00
22-Oct-07	98-70082-02	ACSY,Cover,TW-600,ANSI (GIGE)	25.00
22-Oct-07	20-00058-01	FAB,SHTMTL,FACEPLATE,8XDS1/E1,TW-300	24.00
22-Oct-07	74-00004-01	XMFR,T1/E1/CEPT/ISDN,XMTR/RCVR,1CT:2CT/1	24.00

22-Oct-07	97-00334-01	ASY,MECH,Molded Enclosure,UAC,TW-124G	24.00
22-Oct-07	98-20039-02	NIM,ATM,ANSI,1xOC-3c,SC,SM,IR,32MB,TW-60	24.00
22-Oct-07	20-00584-01	FAB,OVERLAY,4xGPON,8xGIGE,TW-804	23.00
22-Oct-07	41-00080-02	CONN,HEADER,2R x 17P,THD,M,VERT,0.100	23.00
22-Oct-07	44-00027-01	FILTER,EMI,ENTRY,6A,DC RFI Filter,Shield	23.00
22-Oct-07	60-00142-02	IC,74AVC16374,SSOP48,D-Flip Flop,3-State	23.00
22-Oct-07	61-00276-03	IC,MP,MPC8247,PBGA516,RoHS,400/200/100MH	23.00
22-Oct-07	95-00131-02	PCA,TSIM,Satellite,SMPTE-310/SSI,TW-300	23.00
22-Oct-07	36-00003-01	OEM,AIR FILTER,TW-600	22.00
22-Oct-07	37-00071-01	FOAM,Edge Cap,Pizza Box	22.00
22-Oct-07	41-00068-01	CONN,HEADER,2R,4P,F	22.00
22-Oct-07	69-00039-01	VR,MIC49150,ADJ(1.4-6.5Vi,0.9-6.0Vo),1.5	22.00
22-Oct-07	98-10111-01	SIM,2xV.35,DB26,TW-300/400	22.00
22-Oct-07	20-00369-01	FAB,SHTMTL,Faceplate,SIM,Video,NLL/LL,TW	21.00
22-Oct-07	20-00541-01	FAB,MACHINED,Heatsink,6.60inW x 8.30inL	21.00
22-Oct-07	25-00090-05	PCB,NAU,Base Module,TW-300,14L,5.95	21.00
22-Oct-07	41-00036-01	CONN,RJ45,10 BASE-T, w/MAGNETICS	21.00
22-Oct-07	60-00206-01	IC,CY2304NZ,TSSOP8,Clock Buffer/Driver,3	21.00
22-Oct-07	60-00228-01	IC,XRT8001,SOIC18,WAN Clock Syncronizer	21.00
22-Oct-07	66-00115-01	CLOCK,CY22381,SO8,Clk Generator,200MHz	21.00
22-Oct-07	71-00075-01	VARISTOR,4000pf,THD Standard Lead,14V,-5	21.00
22-Oct-07	75-00015-02	XSTR,IRLR2908,D-PAK(TO-252AA),MOSFET(HEX	21.00
22-Oct-07	20-00318-01	FAB,SHTMTL,Bracket,DSUB,High Speed,NAU/P	20.00
22-Oct-07	20-00345-01	FAB,SHTMTL,Faceplate,NAU,2xOC-12/STM-4,T	20.00
22-Oct-07	20-00371-01	FAB,SHTMTL,Bracket,Mounting,Faceplate	20.00
22-Oct-07	20-00454-01	FAB,SHTMTL,Retainer, Fan,TW-300_MDU-PtP	20.00
22-Oct-07	20-00488-01	FAB,SHTMTL,Enclosure,Base,2xPON,TW-300_M	20.00
22-Oct-07	32-00026-01	SCREW,CAPTIVE,PANEL,M3X0.5,SS,PASSIVATED	20.00
22-Oct-07	37-00075-01	CARTON,CORRUG,Cover,TW-600	20.00
22-Oct-07	60-00284-01	IC,CY2308-4,SO16,3.3V,Zero Delay Buffer/	20.00
22-Oct-07	60-00314-01	IC,MAX962,SO8,High Speed Comparator,Dual	20.00
22-Oct-07	61-00296-01	IC,FLASH,MD8832,FBGA 9mm x 10mm(69 Ball)	20.00
22-Oct-07	61-00306-01	IC,XRT83SL30,TQFP64,Single T1/E1 LIU,3.3	20.00
22-Oct-07	63-00110-01	OPTIC,AM,OLT,GPON,B+,1490nmTX,2.5GpbsDFB	20.00
22-Oct-07	66-00066-01	OSC,HCMOS,TCXO,20MHZ,+/-10PPM,DIP14,5V,0	20.00
22-Oct-07	66-00080-01	CLOCK,CY22392,TSSOP16,Clk Generator,200M	20.00
22-Oct-07	69-00026-01	VR,TPS54310,0.9VDC to 3.3VDC,3A,TSSOP20,	20.00
22-Oct-07	92-00039-01	ASY,HARNESS,Power Output,12VDC,BIZ/GPON	20.00
22-Oct-07	98-10070-01	NAU,ATM,2xOC-3c/STM-1c,TW-300	20.00
22-Oct-07	98-10165-02	TW-124GX,1xGPON,4xLAN,2xFXS	20.00
22-Oct-07	41-00241-01	CONN,MICRO-FIT, (3.0),2Rx6P,BMI,FLOATING	19.00
22-Oct-07	51-00164-01	CAP,330uF,AE,SMT,16V,20%,8Dx10H,Low ESR,	19.00
22-Oct-07	69-00040-02	VR,TPS78601,2.7-5.5Vi,1.2-5Vo,1.5A,TO-26	19.00
22-Oct-07	98-10096-01	VSIM,MPEG-2,10Base-T,2P,TW-300	19.00
22-Oct-07	98-10128-01	ASIM,RS232,4P,2Di+1Ai+1Ao,TW-300/400	19.00
22-Oct-07	98-20051-02	NIM,ATM,ETSI,1xSTM-1c,SC,SM,IR,32MB,TW-6	19.00
22-Oct-07	20-00258-01	FAB,EXTRUDED,HEATSINK,BGA,4FINS,TW-300	18.00
22-Oct-07	20-00430-01	FAB,FORGED,Heatsink,1.5inSQ x 0.30inH,12	18.00
22-Oct-07	20-00459-01	FAB,OVERLAY,TW-300_BIZ	18.00
22-Oct-07	37-00018-01	CARTON,CORRUG,NIM,Single	18.00
22-Oct-07	46-00007-01	SWITCH,PSHBTN,MOM,SPST,1A,24VAC/DC	18.00
22-Oct-07	61-00185-01	IC,SDRAM,MT48LC2M32B2,TSOP86,64MB (2MEGX	18.00
22-Oct-07	65-00006-01	OPTIC,PM,ADAPTER,SC/ST,DIECAST,CERAMIC	18.00
22-Oct-07	66-00040-01	CLOCK,CY2071,SO8,Clk Generator,2User Sel	18.00
22-Oct-07	71-00082-01	VARISTOR,18Vwork,42VClamp,0.3J,0805,PbF,	18.00

22-Oct-07	74-00018-01	XFMR,10Base-T,TX 1CT:2CT/RX1CT:2CT,CMC,S	18.00
22-Oct-07	20-00378-01	FAB,OVERLAY,Chassis,Filler,TW-400	17.00
22-Oct-07	34-00011-03	HDWR,CLIP,EMI,SHIELDING,STRIP,5.00INL	17.00
22-Oct-07	34-00036-01	HDWR,STANDOFF,Rnd 4.5mm,F-F,M3x0.5,32mm,	17.00
22-Oct-07	98-20015-01	NIM,TDM,ANSI,1xOC3,SM,SC,IR,TW-600/1600	17.00
22-Oct-07	20-00142-01	FAB,SHTMTL,THERMAL PLENUM,TW-600	16.00
22-Oct-07	25-00014-06	PCB,SIM,TDM,ANSI,8XDS1/8XE1,TW-300,8L	16.00
22-Oct-07	41-00193-02	CONN,RJ45,2Px1R,RA,THD,Shielded,PbF	16.00
22-Oct-07	61-00226-01	IC,MC,BCM5222,MQFP100,10/100Base-TX Dual	16.00
22-Oct-07	98-70076-01	ACSY,KIT,Wall Mount,TW-300_LAN	16.00
22-Oct-07	20-00502-02	FAB,SHTMTL,Faceplate-Latching,TSIM,8 BNC	15.00
22-Oct-07	25-00187-01	PCB,Power Entry Board,-48V,TW-802	15.00
22-Oct-07	34-00011-01	HDWR,CLIP,EMI,SHIELDING,STRIP,5.800”L	15.00
22-Oct-07	41-00223-02	CONN,HEADER,2Rx2P,M,THD,VRT,0.165Px0.138	15.00
22-Oct-07	43-00012-01	FAN,38mm SQUARE x 28mm THICK,12V,RoHS	15.00
22-Oct-07	56-00073-01	PWR_CONV,DC/DC,4.5-14Vi,0.69-5.5Vo,16A,S	15.00
22-Oct-07	60-00289-01	IC,SY89832U,MLF16,PbF,1:4 Fanout Buffer/	15.00
22-Oct-07	60-00291-01	IC,LE88241,RSLIC/CODE,Dual Channel,3.3v/	15.00
22-Oct-07	61-00075-02	IC,SY100ELT21L,SOIC8,3.3V Differential L	15.00
22-Oct-07	61-00244-01	FLASH-ISP,XCF02S,2Mb,TSSOP20,3.3V,-40/+8	15.00
22-Oct-07	61-00304-01	IC,SRAM,CY7C1061AV33,12ns,TSOP54,2MB(1Mx	15.00
22-Oct-07	63-00011-01	OPTIC,AM,Transceiver,155MBd,SM,ATM/SDH	15.00
22-Oct-07	63-00083-01	OPTIC,AM,Transceiver,SFP,GIGE,550m,850nm	15.00
22-Oct-07	98-10021-01	SIM,ATM,ANSI,1xDS3,TW-300	15.00
22-Oct-07	98-10119-01	T/A,Filler Panel,Single Slot,PAU/NAU,TW-	15.00
22-Oct-07	41-00189-01	CONN,RJ45,RA,THD,Shielded,No Tabs	14.00
22-Oct-07	41-00225-02	CONN,RJ45,2PX2R,RA,THD,w/EMI Choke	14.00
22-Oct-07	60-00178-01	IC,SN75LBC171,SSOP20,Triple Differential	14.00
22-Oct-07	61-00047-01	IC,PM73121,QFP240,AAL1GATOR	14.00
22-Oct-07	61-00228-02	IC,PM4351,MQFP80,Comet E1/T1 Transceiver	14.00
22-Oct-07	61-00297-01	IC,SDRAM,128Mb(8Mx16)(2Mx16x4banks),7.5n	14.00
22-Oct-07	61-00301-01	IC,FLASH,MD2534,FBGA 9.0mm x 12.0mm(115	14.00
22-Oct-07	63-00014-01	OPTIC,AM,Transceiver,622Mbps,SM,1300nm	14.00
22-Oct-07	66-00023-01	OSC,CMOS,CB3,32.7680MHZ,+-50PPM,5V,0-70C	14.00
22-Oct-07	98-10078-01	Chassis,High Speed,TW-400	14.00
22-Oct-07	98-10128-02	ASIM,RS232,4P,2Do+1Ai+1Ao,TW-300/400	14.00
22-Oct-07	98-20157-01	TW-804,4xGPON,8xGigE,-48V	14.00
22-Oct-07	20-00576-01	FAB,SHTMTL,Enclosure,Base,4xGPON,8xGIGE,	13.00
22-Oct-07	20-00577-01	FAB,SHTMTL,Enclosure,Cover,TW-804	13.00
22-Oct-07	20-00578-01	FAB,SHTMTL,Fantray Faceplate,TW-804	13.00
22-Oct-07	20-00580-01	FAB,SHTMTL,Fantray Fan Bracket,TW-804	13.00
22-Oct-07	41-00210-01	CONN,HEADER,2Rx100P,F,SMT,VERT,.80mm Pit	13.00
22-Oct-07	60-00072-01	IC,PCF8575,SSOP24,REMOTE 16 BIT	13.00
22-Oct-07	61-00004-01	IC,LXT905,PLCC28,10BASE-T Transceiver,3.	13.00
22-Oct-07	61-00240-03	IC,SRAM,QDR2,FBGA165,6.0ns,167Mhz,512K x	13.00
22-Oct-07	92-00050-01	ASY,HARNESS,FANS,TW-804	13.00
22-Oct-07	96-00157-02	ASY,PRGM,FLASH,TW802/4 Base Board(LOC U5	13.00
22-Oct-07	98-10136-01	TW-124G,1xGPON,2x100bT,UAC	13.00
22-Oct-07	20-00442-01	FAB,OVERLAY,NIM,TDM,Structured,SFP,TW-60	12.00
22-Oct-07	32-00089-01	SCREW,SHLDR,6mm Dia, 5mm Long, 10mm Dia.	12.00
22-Oct-07	34-00039-01	HDWR,SPRING,Compression,Flat Wire,0.375i	12.00
22-Oct-07	41-00064-01	CONN,RJ45,RA,THD,Shielded	12.00
22-Oct-07	41-00202-01	CONN,DSUB,Array 1x2,F,RA,15P/15P,THD,0.7	12.00
22-Oct-07	61-00011-06	IC,MP,XPC8260C2,TBGA480,200/133/66MHZ,2.	12.00
22-Oct-07	61-00103-01	IC,FLASH,AM29DL323,4M x 8/2M x 16,TSOP48	12.00

22-Oct-07	61-00137-02	IC,SRAM,GS8160Z36T,TQFP100,Flow-Thru ZBT	12.00
22-Oct-07	61-00256-01	IC,FLASH,AM29LV640,4Mx16/8Mx8,TSOP,3V,-4	12.00
22-Oct-07	63-00017-01	OPTIC,AM,Transceiver(3LV9),ATM,155SM,LR	12.00
22-Oct-07	69-00040-01	VR,TPS78601,2.7 to 5.5Vi,1.225 to 5Vo,1.	12.00
22-Oct-07	20-00220-01	FAB,FORGED,Heatsink,0.75inSQ x 0.50inH,9	11.00
22-Oct-07	30-00047-01	TERMBLK,Header,3.81mm,2R,2Pos,THD,RA,8A,	11.00
22-Oct-07	41-00054-01	CONN,EDGE,F,VERT,4 POWER CONTACTS,PFIT	11.00
22-Oct-07	56-00057-01	PWRMOD,80W,6-14Vi/0.8-5Vo,16A, SMT	11.00
22-Oct-07	60-00165-01	IC,GS9024,SO14,DIGITAL VIDEO CABLE EQUAL	11.00
22-Oct-07	60-00247-01	IC,MAX6651,QSOP16,5/12V Fan-Speed Regula	11.00
22-Oct-07	63-00102-01	OPTIC,AM,ONU, 2.5Gbps D/ 1.25Gbps U,GPON	11.00
22-Oct-07	66-00034-01	OSC,HCMOS,100MHZ,+/-50PPM,SMT,3.3V	11.00
22-Oct-07	66-00078-02	OSC,PECL,TCXO,155.52MHz,+/-10ppm,3.3V,Lo	11.00
22-Oct-07	98-10151-01	Power Supply,TW-500,48VDC	11.00
22-Oct-07	98-20042-01	NIM,ATM,ANSI,1xOC-12c,SC,SM,IR,TW600/160	11.00
22-Oct-07	98-70010-01	ACSY,SPLITTER,SM,1U LGX,1x2,EVEN,SC/UPC,	11.00
22-Oct-07	20-00033-01	FAB,SHTMTL,PLATE,DC MOUNTING,BACK,TW-100	10.00
22-Oct-07	20-00273-01	FAB,FORGED,Heatsink,0.5inSQ x 0.5inH	10.00
22-Oct-07	20-00434-01	FAB,MCHND,PCB,Mounting Rail,POTS/FXS,TW-	10.00
22-Oct-07	20-00439-01	FAB,OVERLAY,TDM,8xDS1/E1,Generic,TW-300/	10.00
22-Oct-07	20-00537-02	FAB,SHTMTL,Optics Connector Cover,UAC,TW	10.00
22-Oct-07	20-00539-02	FAB,SHTMTL,Enclosure Cover,Right,UAC,TW-	10.00
22-Oct-07	20-00540-02	FAB,SHTMTL,Enclosure Cover,Left,UAC,TW-1	10.00
22-Oct-07	25-00184-02	PCB,BASE,TW-802/4,16L,9.825inW x 14.750i	10.00
22-Oct-07	25-00185-01	PCB,SAT,18L,12V,TW-802/4	10.00
22-Oct-07	36-00008-02	HDWR,Lace Bar,Horiz.,1.5” Offset	10.00
22-Oct-07	37-00061-01	CARTON,CORRUG,Kraft RSC,22-1/8‡x14-3/8‡x	10.00
22-Oct-07	41-00061-02	CONN,EDGE,F,VERT,2R x 92P,THD,0.050in(1.	10.00
22-Oct-07	41-00170-01	CONN,HEADER,Mini BMI,5P x 2R,M,THD,VERT,	10.00
22-Oct-07	41-00176-01	CONN,HEADER,Mini BMI,5P x 2R,F,Panel Mou	10.00
22-Oct-07	43-00009-01	FAN,BLOWER,5.30in x 1.50in,BB,12DC,6W,24	10.00
22-Oct-07	56-00055-01	PWR_CONV,DC/DC,6-14Vi,0.75-3.63Vo,16A	10.00
22-Oct-07	56-00055-02	PWR_CONV,DC/DC,8.3-14Vi,0.75-3.63Vo,16A,	10.00
22-Oct-07	60-00313-01	IC,74LVC2G126,TSSOP8,Dual Buffer w/3-sta	10.00
22-Oct-07	61-00041-04	IC,SDRAM,256Mb (16Mx16) (4Mx16x4 banks),	10.00
22-Oct-07	61-00307-01	IC,CPLD,XC2C256,FBGA256,1.8V,RoHS,0/+70C	10.00
22-Oct-07	66-00089-01	OSC,LVPECL/LVDS,155.52MHz,+/-25ppm,SMT,3	10.00
22-Oct-07	66-00101-01	OSC,HCMOS/TTL,2.048MHz,+/-25ppm,3.2x5mm,	10.00
22-Oct-07	98-10154-05	TW-148G,1xGPON,8x1000bT,1xGE	10.00
22-Oct-07	30-00004-01	HDWR,COVER,FUSE,GMT	9.00
22-Oct-07	40-00009-01	FUSE,GMT,10A,125VAC/60VDC,CART,FAST	9.00
22-Oct-07	41-00021-03	CONN,RJ45,2Px4R,RA,THD,T1 w/Choke,Shield	9.00
22-Oct-07	44-00014-01	FERRITE,BEAD,BLK,CASE1.005INWX0.926INHX0	9.00
22-Oct-07	60-00205-01	IC,VSC8115,TSSOP20,Clock Recovery,3.3V,-	9.00
22-Oct-07	61-00156-01	IC,PM4354,PBGA208,Comet Quad E1/T1/J1 Fr	9.00
22-Oct-07	61-00276-02	IC,MP,MPC8247,PBGA516(PbFree),300/200/10	9.00
22-Oct-07	63-00092-01	OPTIC,AM,Transceiver,SFP,ONU,622Mbps	9.00
22-Oct-07	66-00083-01	OSC,HCMOS,27.000MHz,+/-25ppm,SMT,3.3V,-1	9.00
22-Oct-07	71-00051-01	THERMISTOR,NTC,PTH,10A,0.7 OHM,25%,15MM	9.00
22-Oct-07	74-00020-01	XFMR,10/100Base-T,1CT:1CT,Auto MDIX,Sing	9.00
22-Oct-07	92-00001-01	ASY,HARNESS,POWER SUPPLY,AC,TW-300	9.00
22-Oct-07	98-10019-01	SIM,TDM,ANSI,8xDS1,100ohm,TW-300	9.00
22-Oct-07	98-10023-01	SIM,4x10Base-T,TW-300	9.00
22-Oct-07	98-10123-01	VSIM/VAU,100Base-T,4P,2Ai+2Ao,MPEG-2,TW-	9.00
22-Oct-07	98-10152-01	Power Supply,TW-500,110/220VAC	9.00

22-Oct-07	98-70084-01	ACSY,KIT,Rack Mount,23in,TW-300	9.00
22-Oct-07	20-00367-01	FAB,SHTMTL,Top,Fan Tray,RG125,TW-400	8.00
22-Oct-07	20-00484-01	FAB,MOLDED,Faceplate-Latching,SIM,ATM,AN	8.00
22-Oct-07	30-00002-01	FUSEHLDR,CART,GMT 1 POLE	8.00
22-Oct-07	41-00047-08	CONN,HEADER,BACKPLANE W/GUIDE PIN-A KEY-	8.00
22-Oct-07	41-00050-03	CONN,HEADER,JR BMI/CPI,2Px2R,M,THD,VERT	8.00
22-Oct-07	41-00063-01	CONN,DSUB,F,RA,15P,THD	8.00
22-Oct-07	41-00141-01	CONN,DSUB,COMBO-D,VERT,SLDR,5 POS/50ohm	8.00
22-Oct-07	41-00214-01	CONN,HEADER,2Rx40P,F,SMT,VERT,.80mm Pitc	8.00
22-Oct-07	41-00214-02	CONN,HEADER,2Rx60P,F,VERT,SMT,0.80mm Pit	8.00
22-Oct-07	44-00018-02	FERRITE,Bead,Array,0402x4,220ohm@100MHz,	8.00
22-Oct-07	54-00095-01	LED,GRN,0.200 Sq,THD,VRT,0.52”H,PbF	8.00
22-Oct-07	56-00078-01	PWR_CONV,DC/DC,36/75Vi,12Vo,25A,300W,Neg	8.00
22-Oct-07	60-00253-01	IC,CS8406,TSSOP28,192kHz,Transmitter,Dig	8.00
22-Oct-07	60-00267-03	IC,88E6063,PQFP128,1.5V,Integrated 7-Por	8.00
22-Oct-07	60-00298-02	IC,LTC4007,SSOP24,Li-Ion Battery Charger	8.00
22-Oct-07	60-00303-01	IC,ISL1208,SOIC8,PbF,Real Time Clock/Cal	8.00
22-Oct-07	61-00157-01	IC,PM73123,PBGA324,AAL1GATOR-8,SAR,-40/+	8.00
22-Oct-07	61-00293-01	IC,FLASH,S29GL128N,8Mx16,TSOP56,3.3V,PbF	8.00
22-Oct-07	63-00059-02	OPTIC,AM,Transceiver,ONU,Lightron,622.08	8.00
22-Oct-07	66-00095-01	OSC,HCMOS,TCXO,20MHz,+/-4.6ppm,7x10mm,SM	8.00
22-Oct-07	80-00009-01	GAP FILLER,Thermally Conductive,Two Part	8.00
22-Oct-07	97-00349-01	ASY,KIT,Rack Mount,19”,TW-804/2	8.00
22-Oct-07	98-10068-01	VSIM,MPEG,RS-232,2P,TW-300	8.00
22-Oct-07	98-10099-01	SIM,FXS,8P,VSI,2-wire,RJ-48,TW-400	8.00
22-Oct-07	98-20004-02	PCU,622SM,SC,IR,32MB/16MB Flash,TW-600	8.00
22-Oct-07	30-00005-01	TERMBLK,6.35MM,1R,2POS,32A,500V,24-10AWG	7.00
22-Oct-07	40-00008-03	FUSE,THERMAL,G7,144C,PbF	7.00
22-Oct-07	41-00209-01	CONN,HEADER,2Rx100P,M,SMT,VERT,.80mm Pit	7.00
22-Oct-07	56-00059-01	PWR_CONV,DC/DC,3.3Vi,.8Vo to 2.5Vo,10A,S	7.00
22-Oct-07	56-00063-01	PWRMOD,DC/DC,3.3Vi,Adjustable Vo; PbF,-4	7.00
22-Oct-07	60-00135-03	IC,MIC39100,SOT223,RoHS,1A Low-Voltage/D	7.00
22-Oct-07	60-00311-01	IC,LM94,TSSOP56,TruTherm Hdw Monitor w/P	7.00
22-Oct-07	61-00011-09	IC,MP,MPC8280(HIP7),TBGA480,333/250/83MH	7.00
22-Oct-07	61-00163-01	IC,FLASH,AM29LV641,4M X 16,TSOP48,UNIFOR	7.00
22-Oct-07	61-00250-01	IC,SLK2511,PZP100,SONET/SDH Multirate Tr	7.00
22-Oct-07	61-00264-01	IC,XRT83SL34,TQFP128,Quad T1/E1 LIU,3.3V	7.00
22-Oct-07	61-00268-01	IC,MP,MPC8275,PBGA516,266/200/66MHz,1.5V	7.00
22-Oct-07	61-00298-01	IC,FPGA,EP2S130,FBGA1020,1.2V Core,(Spee	7.00
22-Oct-07	63-00086-01	OPTIC,AM,Transceiver,ONU,SFF,NEC,622Mbps	7.00
22-Oct-07	74-00034-01	XFMR,10/100Base-T,1CT:1CT,Auto MDIX,Sing	7.00
22-Oct-07	92-00040-01	ASY,HARNESS,Door Sensor,TW-124	7.00
22-Oct-07	96-00063-01	ASY,PRGM,CYPRESS CLOCK,ATM NIM,TW-60	7.00
22-Oct-07	96-00089-02	ASY,PRGM,FLASH,NAU System Boot/Program F	7.00
22-Oct-07	96-00096-01	ASY,PRGM,CPLD,NAU,SATELLITE	7.00
22-Oct-07	20-00259-01	FAB,EXTRUDED,HEATSINK,BMDR,5FINS	6.00
22-Oct-07	20-00448-01	FAB,OVERLAY,NAU,ATM,2xDS3/E3,Generic,TW-	6.00
22-Oct-07	37-00081-01	FOAM,End Cap,TW-124G	6.00
22-Oct-07	41-00039-01	CONN,EDGE,PCI,PS/2,40P	6.00
22-Oct-07	44-00007-01	FILTER,MODULE,10A,100Vdc,THD	6.00
22-Oct-07	54-00037-02	LED,Array,1x2,(RED-RED),RND,THD,RA	6.00
22-Oct-07	56-00059-02	PWR_CONV,DC/DC,3.3Vi,.8Vo to 2.5Vo,10A,T	6.00
22-Oct-07	60-00233-02	IC,HCPL-092J,SOIC16Narrow Body,HSDI,CMOS	6.00
22-Oct-07	61-00012-01	IC,MAX3226E,SSOP16,RS232 XCVR	6.00
22-Oct-07	61-00050-02	IC,CPLD,XC9572XL,Tptp delay=7.5ns,VQFP64	6.00

22-Oct-07	61-00129-01	IC,SY100EPT23L,MSOP8,Dual LVPECL-to-LVTT	6.00
22-Oct-07	61-00147-01	IC,MAX3244E,SSOP28,RS232 XCVR,-40/+85 C	6.00
22-Oct-07	61-00176-01	IC,SRAM,MT58L512Y32D,TQFP100,10ns,18Mb P	6.00
22-Oct-07	61-00219-01	IC,SM16LC12C,SO16,Low Capacitance BiDi T	6.00
22-Oct-07	63-00078-01	OPTIC,AM,Transceiver,622SM,OC-12/STM-4	6.00
22-Oct-07	63-00079-01	OPTIC,AM,Transceiver,155MM,OC-3/STM-1	6.00
22-Oct-07	69-00011-01	VR,MAX764,-5VDC,250mA,SO8,Switching	6.00
22-Oct-07	69-00031-01	VR,SP6648,0.95-4.5Vi,Adj Vo,0.5A,MSOP10	6.00
22-Oct-07	98-10139-01	SIM,X.21,TW-300/400	6.00
22-Oct-07	20-00200-01	FAB,SHTMTL,CHASSIS,COVER,TW-300	5.00
22-Oct-07	20-00201-01	FAB,SHTMTL,CHASSIS,TW-300	5.00
22-Oct-07	20-00304-01	FAB,OVERLAY,NAU,ATM,2XDS3,TW-300	5.00
22-Oct-07	20-00314-01	FAB,MOLDED,Faceplate,SIM,Telemetry,4xTTL	5.00
22-Oct-07	20-00346-01	FAB,MOLDED,Faceplate,NAU,2xOC-12/STM-4,T	5.00
22-Oct-07	20-00359-01	FAB,SHTMTL,Faceplate,TSIM,4xRS-530,DB-15	5.00
22-Oct-07	20-00388-01	FAB,SHTMTL,Faceplate,TSIM,2xATSC,TW-300	5.00
22-Oct-07	20-00497-01	FAB,OVERLAY,Faceplate,Power Entry,TW-601	5.00
22-Oct-07	25-00114-01	PCB,Interposer,NAU,TIC-S,TW-300,4Layers,	5.00
22-Oct-07	41-00047-03	CONN,HEADER,BACKPLANE W/GUIDE PIN	5.00
22-Oct-07	41-00050-04	CONN,HEADER,JR BMI/CPI,7P X 2R,M,THD,VER	5.00
22-Oct-07	41-00144-01	CONN,DSUB,COMBO-D,VERT,SLDR,8 POS/50ohm	5.00
22-Oct-07	41-00156-02	CONN,HEADER,Mini BMI,2R x 5P,F,THD,VERT	5.00
22-Oct-07	41-00173-01	CONN,HEADER,HCS,12P x 2R,M,THD,VERT,4.20	5.00
22-Oct-07	41-00195-01	CONN,CAGE,SFP Transceiver,2R x 1P,Std Pr	5.00
22-Oct-07	41-00213-01	CONN,HEADER,2Rx2P,M,THD,RA,0.165Pitch, 0	5.00
22-Oct-07	41-00215-03	CONN,HEADER,2Rx40P,M,SMT,VERT,.80mm Pitc	5.00
22-Oct-07	41-00225-03	CONN,RJ45,2PX2R,RA,THD,w/EMI Choke	5.00
22-Oct-07	41-00238-01	CONN,HEADER,Micro BMI,4Px2R,F,THD,RA,3mm	5.00
22-Oct-07	44-00024-01	FILTER,MODULE,SMD,-40DB@21.5MHZ,75OHM,0/	5.00
22-Oct-07	56-00056-01	PWR_CONV,DC/DC,3.3Vi,.8Vo to 2.5Vo,15A,S	5.00
22-Oct-07	56-00068-01	PWR_CONV,DC/DC,36/75Vi,12Vo,1.25a,15w,Ne	5.00
22-Oct-07	60-00050-01	IC,OPA340NA,SOT23,OP AMP	5.00
22-Oct-07	60-00241-01	IC,TISP6NTP2A,S08,SLIC Protector,Quad Pr	5.00
22-Oct-07	61-00011-02	IC,MP,MPC8260A3,TBGA480,200/133/66MHZ,2.	5.00
22-Oct-07	61-00012-03	IC,MAX3226E,SSOP16,RS232 XCVR,PbF	5.00
22-Oct-07	61-00017-02	IC,CY2292F,SOIC16,Clock,76.923 MHz	5.00
22-Oct-07	61-00041-01	IC,SDRAM,256Mb (16Mx16) (4Mx16x4 banks),	5.00
22-Oct-07	61-00072-03	IC,PS2701-1,SO4,SM,Isolator,Optically Co	5.00
22-Oct-07	61-00090-01	IC,SDRAM,64MB (8 MEG X 8) (2 MEG X 8 X 4	5.00
22-Oct-07	61-00091-01	IC,SRAM,MT58L256L32D,TQFP100,5ns,8Mb Pip	5.00
22-Oct-07	61-00127-01	IC,SRAM,MT55L512Y36P,10ns,TQFP100,ZBT,16	5.00
22-Oct-07	61-00162-01	IC,PM5384,STBGA196,S/UNI-IX 155,2.5V Cor	5.00
22-Oct-07	61-00220-01	IC,MP,ADSP-2191M,LQFP144,160MHz,2.5Vint/	5.00
22-Oct-07	61-00235-01	IC,SRAM,CY7C1355B,TQFP100,8.5ns,100MHz,8	5.00
22-Oct-07	61-00245-01	FLASH-ISP,XCF04S,4Mb,TSSOP20,3.3V,-40/+8	5.00
22-Oct-07	61-00278-04	IC,FPGA,EP2S180,FBGA1020,1.2V Core,(Spee	5.00
22-Oct-07	61-00286-01	IC,CPLD,XC2C128,TQFP144,1.8V,PbF,0/70C	5.00
22-Oct-07	61-00290-01	IC,MC,VSC8211,10/100/1000BT/1000BX PHY,L	5.00
22-Oct-07	61-00302-01	IC,FLASH,S29GL256N,16Mx16,TSOP56,3.3V	5.00
22-Oct-07	61-00303-01	IC,FPGA,EP2S15,FBGA484,1.2V Core	5.00
22-Oct-07	92-00025-01	ASY,Harness,AC Power,SME/BIZ/GPON	5.00
22-Oct-07	96-00076-02	ASY,PRGM,CY2292F,CLOCK,PAU 64BIT,30MHZ,U	5.00
22-Oct-07	98-70087-01	TW-101F,Media Convert,EC P/S	5.00
22-Oct-07	20-00037-01	FAB,SHTMTL,CHASSIS,COVER,MAIN,TW-600	4.00
22-Oct-07	20-00059-01	FAB,SHTMTL,FIRE BAFFLE,TW-300	4.00

22-Oct-07	20-00285-01	FAB,OVERLAY,PCU,622,ANSI,SC,SM,IR,TW-600	4.00
22-Oct-07	20-00323-01	FAB,SHTMTL,Combo-D,5W5,Straight PCB,50 O	4.00
22-Oct-07	20-00360-01	FAB,MOLDED,Faceplate,TSIM,4xRS-530,DB-15	4.00
22-Oct-07	20-00502-01	FAB,SHTMTL,Faceplate-Latching,TSIM,4xTTL	4.00
22-Oct-07	20-00574-01	FAB,FORGED,Heatsink,2.0inSQ x 0.450inH	4.00
22-Oct-07	41-00047-05	CONN,HEADER,BACKPLANE W/GUIDE PIN-B KEY-	4.00
22-Oct-07	41-00074-01	CONN,RJ45,10/100 BASE-T,w/MAGNETICS & EM	4.00
22-Oct-07	56-00037-01	PWR_CONV,DC/DC,3.3Vi,1.2Vo,5A,6W,SMT,0/+	4.00
22-Oct-07	56-00064-02	PWR_CONV,DC/DC,7-36Vi,2.5-12.6Vo,6A,THD,	4.00
22-Oct-07	60-00173-01	IC,DS92LV1023,SSOP28,LVDS Serializer,3.3	4.00
22-Oct-07	60-00245-02	IC,LTC3704,MSOP10,Pos-to-Neg DC/DC Contr	4.00
22-Oct-07	60-00249-01	IC,88E3082,TFBGA224,1.5V,8-Port 10/100Ba	4.00
22-Oct-07	60-00256-02	IC,SY58021U,MLF16,4GHz 1:4 LVPECL Fanout	4.00
22-Oct-07	61-00005-01	IC,LXT970A,PQFP64,Dual-Speed Transceiver	4.00
22-Oct-07	61-00011-08	IC,MP,MPC8260A(HIP4 Rev B),TBGA480,300/2	4.00
22-Oct-07	61-00011-10	IC,MP,MPC8280A(HIP7 Rev A),TBGA480,333/2	4.00
22-Oct-07	61-00039-02	IC,MC,MPC860,PGBA357,66MHz,Quad Integrat	4.00
22-Oct-07	61-00050-01	IC,CPLD,XC9572XL,TPTP DELAY=7.5NS,VQFP64	4.00
22-Oct-07	61-00059-03	IC,PM73122,SBGA352,Rev C,AAL1igator 32	4.00
22-Oct-07	61-00124-01	IC,SRAM,MT55L128L32P,TQFP100,ZBT,4Mb,(12	4.00
22-Oct-07	61-00152-01	IC,PROM-ISP,XC18V04,PQFP44,3.3V,0/+70 C	4.00
22-Oct-07	61-00279-02	IC,SDRAM,MT48LC32M16,512Mb (32Mx16) (8Mx	4.00
22-Oct-07	61-00291-01	IC,MC,VSC7389,16P GigE Switch,TBGA596,1.	4.00
22-Oct-07	63-00067-01	OPTIC,AM,Transceiver,622Mbps,OC-12/STM-4	4.00
22-Oct-07	63-00084-01	OPTIC,AM,Transceiver,SFP,GIGE,40km,1310n	4.00
22-Oct-07	66-00053-01	CLOCK,DS1511,DIP28,3.3V,Y2KC WATCHDOG RT	4.00
22-Oct-07	66-00055-01	OSC,HCMOS,20MHZ,+/-20PPM,SMT,OUTPUT ENAB	4.00
22-Oct-07	68-00003-01	P/S,50W,UAC (85-264VAC, 47-63HZ),COPPER	4.00
22-Oct-07	68-00004-01	P/S,50W,DC (-38 TO -60VDC),COPPER HEATSI	4.00
22-Oct-07	92-00011-01	ASY,HARNESS,Power Output,TW-400	4.00
22-Oct-07	96-00145-01	ASY,PRGM,FLASH,PCU 622SM EOL VERSION (LO	4.00
22-Oct-07	97-00245-01	ASY,MECH,Heat Stake,MOLDED/SHTMTL,NAU,2x	4.00
22-Oct-07	98-10143-02	TW-500F,24F,100bBX10-D,2xGigE,2x AC P/S	4.00
22-Oct-07	98-70087-05	TW-101F,Media Convert,US P/S	4.00
22-Oct-07	98-70096-01	ACSY,KIT,Rack Mount,23in,TW-600	4.00
22-Oct-07	20-00391-01	FAB,SHTMTL,Chassis,TW-300lite	3.00
22-Oct-07	20-00392-01	FAB,SHTMTL,Chassis,Cover,TW-300lite	3.00
22-Oct-07	20-00458-01	FAB,SHTMTL,Enclosure,Cover,TW-300_BIZ	3.00
22-Oct-07	25-00092-01	PCB,NAU,ATM,PHY Sat,1xOC-3/2xOC-3	3.00
22-Oct-07	25-00127-01	PCB,TSIM,Base,4xTTL/ECL/RS-530,BNC,w/o O	3.00
22-Oct-07	41-00215-02	CONN,HEADER,2Rx60P,M,SMT,VERT,0.80mm Pit	3.00
22-Oct-07	56-00036-01	PWR_CONV,DC/DC,3.3Vi,1.8Vo,5A,9W,SMT,0/+	3.00
22-Oct-07	56-00066-01	PWR_CONV,DC/DC,10.8-13.2Vi,1.2-5.5Vo,10A	3.00
22-Oct-07	60-00022-03	IC,2309,TSSOP-16,ZERO DELAY BUFFER,3.3V	3.00
22-Oct-07	60-00149-01	IC,CY2309,CLOCK DRIVER,SOIC-16,SDRAM Buf	3.00
22-Oct-07	60-00231-01	IC,HCPL-0900,SO8,HSDI,CMOS,Single Channe	3.00
22-Oct-07	60-00235-01	IC,LTC1871,MSOP10,Sync Switch Power Cont	3.00
22-Oct-07	60-00247-02	IC,MAX6651,QSOP16,5/12V Fan-Speed Reg.	3.00
22-Oct-07	60-00248-01	IC,BCM5650,PBGA841,1.25V,24FE+4GE Integr	3.00
22-Oct-07	60-00271-01	IC,88E6095,TQFP176,8FE+3GE Ethernet Swit	3.00
22-Oct-07	60-00284-02	IC,CY2308-3,SO16,3.3V,Zero Delay Buffer	3.00
22-Oct-07	60-00294-01	IC,CY23EP05,SO8,2.5V/3.3V; 1-5 Clock Di	3.00
22-Oct-07	61-00004-02	IC,LXT905,PLCC28,10BASE-T XCVR,3.3V/5V,-	3.00
22-Oct-07	61-00071-01	IC,MC,PM5357,SBGA304(1.27mm),S/UNI-622-A	3.00
22-Oct-07	61-00213-01	IC,PM73124,AAL1gator-4,PBGA324,SAR,-40/+	3.00

22-Oct-07	61-00239-02	IC,PM5320,CABGA196,1.8V Core,155 Channel	3.00
22-Oct-07	61-00241-01	IC,MP,MPC8270,TBGA480,333/250/83MHz,1.5V	3.00
22-Oct-07	61-00274-02	IC,MP,M82501,FBGA484,4 Channel Voice Ove	3.00
22-Oct-07	61-00277-01	IC,FPGA,XC3S1500,FBGA456,1.2V Core,(Spee	3.00
22-Oct-07	61-00278-02	FPGA,EP2S90,FBGA1020,(Speed -5),1.8V Cor	3.00
22-Oct-07	61-00280-02	IC,MP,M82511,FBGA484,16 Channel Voice Ov	3.00
22-Oct-07	68-00017-01	P/S,120W,DC (-18 to -36VDC),(3.45V/15A	3.00
22-Oct-07	96-00070-03	ASY,PRGM,FLASH,BINARY IMAGE,SIM,ATM,DS3	3.00
22-Oct-07	96-00072-01	ASY,PRGM,MULTI-CLOCK GENERATOR,CYPRESS,S	3.00
22-Oct-07	96-00095-01	ASY,PRGM,CPLD,ATM.OC-12	3.00
22-Oct-07	96-00101-01	ASY,PRGM,CPLD,NAU,OC3,Satellite	3.00
22-Oct-07	96-00103-01	ASY,PRGM,CPLD,XC9572XL,TSIM Satellite Co	3.00
22-Oct-07	96-00153-01	ASY,PRGM, Clock,TW-300-BIZ	3.00
22-Oct-07	96-00164-01	ASY,PRGM,CPLD,TW802/4 Base Board (LOC U3	3.00
22-Oct-07	97-00048-01	ASY,MODULE,BACKPLANE,TW-300	3.00
22-Oct-07	98-10098-01	TSIM,SMPTE-310/SSI,TW-300	3.00
22-Oct-07	98-10144-02	TW-500E,24E,10/100bT,2xGigE,2x AC P/S	3.00
22-Oct-07	98-10155-01	TSIM2,4xTTL,BNC,35MHz,GIGE I/F	3.00
22-Oct-07	98-20004-03	PCU,622SM,SC,FT,32MB/16MB Flash,TW-600	3.00
22-Oct-07	98-20027-01	NIM,TDM,ETSI,1xSTM-1,SC,TW-600/1600	3.00
22-Oct-07	98-20154-04	TW-800,2xGPON,2xGigE,-48V	3.00
22-Oct-07	98-70005-01	ACSY,SPLITTER,SM,1U LGX,1x2,10/90,SC/UPC	3.00
22-Oct-07	20-00361-01	FAB,OVERLAY,Fan Tray,TW-400	2.00
22-Oct-07	20-00373-01	FAB,SHTMTL,Bottom,Power Supply,TW-400	2.00
22-Oct-07	20-00374-01	FAB,SHTMTL,Top,Power Supply,TW-400	2.00
22-Oct-07	20-00457-01	FAB,SHTMTL,Enclosure,Base,TW-300_BIZ	2.00
22-Oct-07	20-00475-01	FAB,SHTMTL,Chassis,Base,TW-400	2.00
22-Oct-07	20-00501-01	FAB,MOLDED,Faceplate-Latching,TSIM,4xTTL	2.00
22-Oct-07	20-00529-01	FAB,SHTMTL,Enclosure,Cover,TW-800	2.00
22-Oct-07	25-00079-01	PCB,INTERPOSER,TW-600,6LAYERS,8.40INL X	2.00
22-Oct-07	41-00177-01	CONN,DSUB-HD,5P x 3R,Dual Position,F,RA	2.00
22-Oct-07	41-00193-01	CONN,RJ45,2Px1R,RA,THD,Shielded	2.00
22-Oct-07	54-00081-03	LED,Array,1x4,Bi-Color(YEL-GRN,YEL-GRN,Y	2.00
22-Oct-07	56-00014-01	PWRMOD,15W,48VI/5V,THD	2.00
22-Oct-07	60-00167-01	IC,MT9045,SSOP48,T1/E1/OC3 SYSTEM SYNC	2.00
22-Oct-07	60-00176-01	IC,TVP5040,TQFP80,10BIT ANALOG VIDEO DEC	2.00
22-Oct-07	60-00282-01	IC,XRT86VL32IB,PBGA225,Dual T1/E1/J1 Tra	2.00
22-Oct-07	61-00017-01	IC,CY2292F,SOIC16,Clock,76.923 MHz,6 Out	2.00
22-Oct-07	61-00073-01	IC,SRAM,MT55L256L36P,TQFP100,5ns,ZBT,8Mb	2.00
22-Oct-07	61-00089-03	IC,MC,APC64013,LBGA600,45x45mm,ATM Port	2.00
22-Oct-07	61-00137-01	IC,SRAM,GS8160Z36T,TQFP100,Flow-Thru ZBT	2.00
22-Oct-07	61-00186-01	IC,FPGA,EP20K600E,BGA652,(Speed-3),1.8V	2.00
22-Oct-07	61-00231-01	IC,PM8316,PBGA324,TEMUX-84 T1/E1 Framer	2.00
22-Oct-07	61-00232-01	IC,PM8610,UBGA552,SBS SBI Bus Serializer	2.00
22-Oct-07	61-00239-01	IC,PM5320,CABGA196,1.8V Core,155 Channel	2.00
22-Oct-07	61-00242-01	IC,FPGA,XC2V2000,1.5V,(Speed -5),0/+70C	2.00
22-Oct-07	61-00243-01	IC,FPGA,XC2S200,1.8V,(Speed -6),0/+85C	2.00
22-Oct-07	61-00252-03	IC,FPGA,XC3S50,PQ208,1.2V Core,(Speed -5	2.00
22-Oct-07	61-00266-02	IC,MC,BCM5461S,10/100/1000BT Transceiver	2.00
22-Oct-07	61-00271-02	IC,FPGA,EP2S30,FBGA484,1.2V Core	2.00
22-Oct-07	61-00303-02	IC,FPGA,EP2S15,FBGA484,1.2V Core,(Speed	2.00
22-Oct-07	66-00003-01	CRYSTAL,FPX,20MHZ,+/-50PPM,20pF,SMT,-10/	2.00
22-Oct-07	68-00016-01	P/S,75W,UAC,(90-264VAC-12VDC),3in x 5in	2.00
22-Oct-07	80-00007-01	ADHESIVE,Thermal,Acrylic,Loctite #3873	2.00
22-Oct-07	92-00012-01	ASY,HARNESS,Coaxial,HS,NAU	2.00

22-Oct-07	92-00014-01	ASY,HARNESS,Ground,Power Supply,TW-400	2.00
22-Oct-07	96-00012-01	ASY,PRGM,CLOCK,4XENET,TW-300	2.00
22-Oct-07	96-00047-03	ASY,PRGM,FLASH,SYSTEM PROGRAM,BOOTROM	2.00
22-Oct-07	96-00071-02	ASY,PRGM,OTP,CPLD,ROCKY INTERFACE,ATM SI	2.00
22-Oct-07	96-00087-01	ASY,PRGM,CLOCK,NAU UTOPIA BUS PLL,TW-300	2.00
22-Oct-07	96-00087-02	ASY,PRGM,Clock,NAU ATM OC-12c/STM-4c	2.00
22-Oct-07	96-00088-02	ASY,PRGM,CPLD,NAU Bus Control PLD,H4	2.00
22-Oct-07	96-00089-04	ASY,PRGM,Flash,NAU System Boot/Program	2.00
22-Oct-07	96-00090-02	ASY,PRGM,PROM,Mr.Peabody #1,ATM,OC-12	2.00
22-Oct-07	96-00091-02	ASY,PRGM,PROM,Mr.Peabody #2,ATM,OC-12	2.00
22-Oct-07	96-00093-02	ASY,PRGM,Flash,ATM,OC-12	2.00
22-Oct-07	96-00094-02	ASY,PRGM,PROM,ESI,ATM.OC-12	2.00
22-Oct-07	96-00097-02	ASY.PRGM,Clock,NAU,Satellite,2xMultiply	2.00
22-Oct-07	96-00098-02	ASY,PRGM,Clock,NAU,Satellite,16xMultiply	2.00
22-Oct-07	96-00099-01	ASY,PRGM,FLASH BINARY IMAGE,VSIM,TW-300/	2.00
22-Oct-07	96-00104-01	ASY,PRGM,TSIM System Boot/Flash Memory,T	2.00
22-Oct-07	96-00109-01	ASY,PRGM,CPLD,NAU,OC12,Satellite	2.00
22-Oct-07	96-00123-01	ASY,PRGM,CPLD,XC95208XL-7TQ144,FXS 8P,TW	2.00
22-Oct-07	96-00124-02	ASY,PRGM,CPLD,XC9572XL-7VQ64,FXS LED,TW-	2.00
22-Oct-07	96-00125-01	ASY,PRGM,CPLD,XC95208XL-7TQ144,V35,TW-30	2.00
22-Oct-07	96-00131-01	ASY,PRGM,Flash,NIM,STDM,TW-600	2.00
22-Oct-07	96-00132-02	ASY,PRGM,PROM,Mr.Peabody #1,NIM,STDM,TW-	2.00
22-Oct-07	96-00133-02	ASY,PRGM,PROM,Mr.Peabody #2,NIM,STDM,TW-	2.00
22-Oct-07	96-00134-01	ASY,PRGM,PROM,SHB,NIM,STDM,TW-600	2.00
22-Oct-07	96-00139-01	ASY,PRGM,Clock,Rocky 1,TW-300_MDU	2.00
22-Oct-07	96-00144-02	ASY,PRGM,CPLD,PCU 622SM EOL VERSION (LOC	2.00
22-Oct-07	96-00146-01	ASY,PRGM,CLOCK,PCU 622SM EOL VERSION (LO	2.00
22-Oct-07	96-00151-01	ASY,PRGM,Clock,FXS16-Port,Sat,TW-300/148	2.00
22-Oct-07	96-00154-01	ASY,PRGM,Flash,Binary Image,TW-300BIZ	2.00
22-Oct-07	96-00155-01	ASY,PRGM,Cypress,Multi-ClockGenerator,TW	2.00
22-Oct-07	96-00156-01	ASY,PRGM,Flash,System Program,BootROM, T	2.00
22-Oct-07	96-00157-01	ASY,PRGM,FLASH,Binary Image, Base Board(	2.00
22-Oct-07	96-00158-01	ASY,PRGM,CPLD,Base Board (LOC U35),TW-80	2.00
22-Oct-07	96-00160-01	ASY,PRGM,FLASH,ESW Image (MS82501),TW-12	2.00
22-Oct-07	96-00163-01	ASY,PRGM,Flash,Binary,Image,TSIM,4xTTL,3	2.00
22-Oct-07	97-00342-01	ASY,MECH,Kit,10-32 Screws,Clip Nuts,TW-4	2.00
22-Oct-07	98-10105-01	NAU,2xOC-3c/STM-1c,SM,LR,1550nm,(4xTDM,	2.00
22-Oct-07	98-10157-01	TW-124G,Sagem,1xGPON,2x100bT,UAC	2.00
22-Oct-07	98-70064-01	ACSY,CABLE,RS-530,6ft,DCE(HD D15/Male Pi	2.00
22-Oct-07	20-00062-01	FAB,OVERLAY,PAU,ETSI,SI,SC,TW-100/300	1.00
22-Oct-07	20-00325-01	FAB,OVERLAY,Module,Power Supply,AC,120W,	1.00
22-Oct-07	20-00377-01	FAB,OVERLAY,Brand Identifier,Terawave,TW	1.00
22-Oct-07	20-00410-01	FAB,MOLDED,FACEPLATE,SIM,FXS,8P,VSI,2-wi	1.00
22-Oct-07	20-00425-02	FAB,OVERLAY,TW-300_LAN+,SMALL	1.00
22-Oct-07	20-00477-01	FAB,SHTMTL,Plenum Filler,TW-400	1.00
22-Oct-07	20-00528-01	FAB,SHTMTL,Enclosure,Base,4xGPON,2xGIGE,	1.00
22-Oct-07	20-00553-01	FAB,SHTMTL,Enclosure,Base,1xGPON,TW-148G	1.00
22-Oct-07	25-00034-03	PCB,AIM,ETSI,TW-600/1600,6 LAYERS,9.50IN	1.00
22-Oct-07	25-00132-02	PCB,SIM,Base,FXS,8P,VSI,2-Wire,RJ-48,TW-	1.00
22-Oct-07	25-00181-01	PCB,TSIM,Sat,4xTTL,BNC,35MHz,GIGE,I/F,12	1.00
22-Oct-07	41-00046-04	CONN,HEADER,BACKPLANE W/GUIDE PIN-A KEY-	1.00
22-Oct-07	44-00028-01	FILTER,EMI,ENTRY,6A,AC RFI Filter,IEC,Sh	1.00
22-Oct-07	54-00040-15	LED,Array,1x8,Bi-Color,(RED/GRN),RND,THD	1.00
22-Oct-07	56-00011-01	PWR_CONV,DC/DC,48/60Vi,3.3Vo/20A,66W,Pos	1.00
22-Oct-07	56-00051-01	PWR_CONV,DC/DC,12Vi,1.2Vo to 5.5Vo,18A	1.00

22-Oct-07	56-00069-01	PWR_CONV,DC/DC,33/75Vi,3.3Vo,50a,165w,Ne	1.00
22-Oct-07	60-00001-02	IC,74LCX08,TSSOP14,Quad 2-Input AND Gate	1.00
22-Oct-07	60-00265-01	IC,ZL30407,LQFP80,SONET/SDH Network Elem	1.00
22-Oct-07	60-00269-01	IC,BCM56500,FCBGA1156,RoHS,24GbE Mutilay	1.00
22-Oct-07	60-00283-01	IC,KSZ8001L,TQFP48,10/100BaseT PHY,RMII/	1.00
22-Oct-07	60-00302-01	IC,ZL30116,CABGA100,SONET/SDH Low Jitter	1.00
22-Oct-07	61-00023-01	IC,PM7347,TBGA256,S/UNIJET NETWORK I/F	1.00
22-Oct-07	61-00039-01	IC,MC,MPC860,PGBA357,66MHz,Quad Integrat	1.00
22-Oct-07	61-00126-01	IC,FPGA,XCV1000E,BGA560,1.8V,(SPEED -7),	1.00
22-Oct-07	61-00150-01	IC,FPGA,XCV300E,FBGA352,1.8V,(Speed -6),	1.00
22-Oct-07	61-00161-01	IC,FPGA,EP20K100E,FBGA324,(SPEED-3),1.8V	1.00
22-Oct-07	61-00210-01	IC,FPGA,XCV600E,FBGA676,1.8V(Speed -6),T	1.00
22-Oct-07	61-00215-01	IC,SP508,TQFP100,20Mbps,Multi-Proto XCVR	1.00
22-Oct-07	61-00230-02	IC,PM5366,PBGA324,TEMAP-84 VT/TV Mapper	1.00
22-Oct-07	61-00233-01	IC,PM4332,PBGA324,TE-32 Hi-Density 32-CH	1.00
22-Oct-07	61-00241-02	IC,MP,MPC8270(HIP7),PBGA516,266/200/66MH	1.00
22-Oct-07	61-00262-01	IC,MP,MPC860DT,PGBA357,66MHz,Quad Integr	1.00
22-Oct-07	66-00067-01	CLOCK,SCG2000,77.76MHz,+/-20ppm Output,8	1.00
22-Oct-07	66-00067-02	CLOCK,SCG2050,77.76MHz,+/-20ppm Output	1.00
22-Oct-07	66-00068-01	FREQ_XLATOR,FX-500,19.44MHz Output,8KHz	1.00
22-Oct-07	68-00015-01	P/S,60W,UAC,(90-264VAC-15VDC),2inx4in,Ro	1.00
22-Oct-07	80-00001-01	ADHESIVE,LOCTITE #222MS,10ml Bottle	1.00
22-Oct-07	80-00010-01	ADHESIVE,Silicone,Sealant,White,205C,Max	1.00
22-Oct-07	92-00010-01	ASY,HARNESS,Power Input,TW-400	1.00
22-Oct-07	92-00013-01	ASY,HARNESS,Coaxial,HS,VSIM/TSIM	1.00
22-Oct-07	96-00086-01	ASY,PRGM,CLOCK,NAU CPU PLL,TW-300	1.00
22-Oct-07	96-00104-02	ASY,PRGM,TSIM System Boot/Flash Memory,T	1.00
22-Oct-07	96-00110-02	ASY,PRGM,XC95208XL-7TQ144,ST1/E1 Bus Int	1.00
22-Oct-07	96-00111-02	ASY,PRGM,XC9572XL-7VQ64,ST1/E1 LED Contr	1.00
22-Oct-07	96-00119-01	ASY,PRGM,CPLD,Rico,TSIM RS530 Satellite,	1.00
22-Oct-07	96-00130-01	ASY,PRGM,Clock,NIM,STDM,TW-600	1.00
22-Oct-07	96-00142-03	ASY,PRGM,PROM,BMDR,Rocky 1,Dual PON	1.00
22-Oct-07	96-00147-02	ASY,PRGM,Flash,Binary Image,TW-300_MDU,R	1.00
22-Oct-07	96-00159-01	ASY,PRGM,FLASH,ESW Image (MPC8247)	1.00
22-Oct-07	97-00244-01	ASY,MECH,Faceplate w/ Mntg Rails,NAU,2xO	1.00
22-Oct-07	98-10003-05	PAU,622SM,ANSI,SI,SC,LR,TW-300	1.00
22-Oct-07	98-10144-01	TW-500E,24E,10/100bT,2xGigE	1.00
22-Oct-07	98-20001-02	Chassis,DC -48V,TW-600,w/o Cover	1.00
22-Oct-07	98-20157-02	TW-802,2xGPON,8xGigE,-48V	1.00
22-Oct-07	98-70007-01	ACSY,SPLITTER,SM,1U LGX,1x2,20/80,SC/UPC	1.00
22-Oct-07	98-70008-01	ACSY,SPLITTER,SM,1U LGX,1x2,30/70,SC/UPC	1.00
22-Oct-07	98-70022-01	ACSY,SPLITTER,SM,2U LGX,1x8,Even,SC/UPC,	1.00
22-Oct-07	98-70024-01	ACSY,SPLITTER,SM,3U LGX,1x16,Even,SC/UPC	1.00
22-Oct-07	98-70026-01	ACSY,CHASSIS,Splitter,LGX,4 Slot,19/23in	1.00
22-Oct-07	98-70027-01	ACSY,CHASSIS,Splitter,LGX,12 Slot,19/23i	1.00

SCHEDULE 4.11(a)

SELLER PRODUCTS LIST

Product Family	Product	Description

Gigabit Passive Optical Networking (GPON)

Terawave GPON products address the critical service needs of both residential and business subscribers, including those in multiple tenant buildings and campuses.

TW-124GH ONT – GPON Secured ONT for Residential and SOHO & Small Business Sites

The Terawave TW-124GH Optical Network Terminals (ONTs) are compact, low-cost units designed to provide analog and IP voice, Ethernet data, and IP video services to individual homes, apartment units, and small, single-occupant offices over an ITU-T G.984 compliant Gigabit Passive Optical Network (GPON). Available in a hardened, secure form factor, the TW-124GH is designed to serve small subscribers in the most cost-effective manner possible.

TW-124GX ONT – GPON Indoor ONT for Residential and SOHO & Small Business Sites

The Terawave TW-124GX Optical Network Terminal (ONT) is a compact, low-cost unit designed to provide analog and IP voice, Ethernet data, and IP video services to individual homes, apartment units, and small, single-occupant offices over an ITU-T G.984 compliant Gigabit Passive Optical Network (GPON). Presented in an attractive package for desktop or indoor wall mount, the TW-124GX is designed to serve small subscribers in the most cost-effective manner possible.

TW-148G ONT – for Business Applications

The Terawave TW-148G Optical Network Terminals (ONT) is a powerful, compact unit designed to provide voice, data, and circuit services to businesses, hotels, government agencies, schools and hospitals over an ITUT G.984 compliant Gigabit Passive Optical Network (GPON). The TW-148G provides all services to virtually any small to medium business site, in a single unit.

TW-500E ONU – Multi-subscriber Ethernet aggregation

The Terawave TW-500E is a stackable 1.5 RU Optical Network Unit (ONU) with 24 10/100Base-T subscriber ports and two configurable optical network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of fiber or port failure.

TW-500F ONU – Multi-subscriber EFM aggregation

The Terawave TW-500F is a stackable, service-provider manageable 1.5 RU Optical Network Unit (ONU) with 24 100Base-BX10 EFM ports and two configurable network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of fiber or port failure. Dual, field-replaceable AC and/or DC power supplies and fan tray provide reliability, flexibility, and easy service.

TW-500V ONU – Multi-subscriber VDSL2 aggregation

The Terawave TW-500V is a stackable 1.5 RU Optical Network Unit (ONU) with 24 VDSL2 ports and two configurable network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of OLT port, fiber, or ONT port failure.

TW-804 OLT – GPON Optical Line Terminal

The TW-804 is a very compact, cost-effective GPON OLT that provides scalable FTTP access networking to homes, businesses, and government sites. Strictly and fully compliant with the ITU-T G.984 specifications, the TW-804 provides multi-vendor interoperability, even more bandwidth, more bandwidth efficiency, and more subscribers on a single-fiber, converged multiservice optical access network. Its small size and low cost facilitates pay-as-you-grow scalability.

Terawave Management System (TMS)

The Terawave Management System (TMS) is a powerful, integrated suite of applications that enables service providers to rapidly deploy and manage a Terawave access network of any size. TMS simplifies and automates the typical tasks performed by the network operations staff, reducing training and deployment time, reducing installation and operating costs, and increasing service velocity. It provides FCAPS element management support for the entire Terawave family of access products, streamlining fault, performance, configuration and service management functions for all nodes in any network configuration.

Broadband Passive Optical Networking (BPON)

Terawave has the industry’s broadest, most reliable, and highest performing BPON portfolio to meet the needs of business and institutional subscribers. These products are deployed today in over 90 customer networks on 5 continents.

And

ATM Integrated Access
Terawave’s Integrated Network Terminals (INTs) provide a staggering variety of services over a

TW-600 OLT

The highly modular TW-600 offers the intelligence and scalability to support a growing customer base and responds swiftly to demand for additional services. The pay-as-you grow economic model allows service providers to layer in services and add customers non-disruptively. Modular interfaces smoothly interpolate with IP routers, voice switches, ATM switches and TDM digital cross-connects, allowing the TW-600 to seamlessly integrate into any existing network infrastructure.

TW-400 ONT / INT

The Terawave TW-400 is a flexible, modular chassis that can be configured with a wide variety of network- and service interface modules to fit virtually any application. It features five slots for field-replaceable units, including one fan tray, one AC or DC power supply, two Service Interface Modules (SIMs), and one Network Access Unit (NAU) or PON Adapter Unit (PAU).

TW-401 ONT / INT

The Terawave TW-401 is a flexible, modular chassis that can be configured with a wide variety of network- and service interface modules to fit virtually any application. It features five slots for field-replaceable units, including one fan tray, one AC or DC power supply, two Service Interface Modules (SIMs), and one Network Access Unit (NAU) or PON Adapter Unit (PAU).

TW-400 OSP

The Terawave TW-400 OSP is a bundled solution that incorporates a specially-configured TW-400 ONT or INT in a NEMA/EEMAC Type 4 cabinet. It is designed to address several applications in which customers need to provide DS1/E1, Ethernet, and/or Telemetry services to locations — such as cellular and other wireless transmission towers, military ranges, launch pads and runways — that are not environmentally conditioned.

TW-300 ONT/INT

The affordable and flexible TW-300 ONT delivers cost-effective multi-service, multi-protocol voice, data and video over QoS- and SLA-aware Passive Optical Networks. Highly scalable, the TW-300 ONT is suited to the small- to medium-size businesses/enterprises. Working with Terawave’s TW-600 Optical Line Terminal, the TW-300 ONT seamlessly aggregates, grooms and transports service traffic over a single-fiber PON infrastructure and interfaces to any combination of SDH/SONET, IP or ATM metro or backbone networks. The device allows a broadband access infrastructure to handle varied content-plus dynamically standard ATM UNI operating at DS3, E3, OC3c, STM1c, OC12c, or STM4c rates.

alter service capabilities without degrading service delivery. Terawave’s patented Dynamic Bandwidth Allocation (DBA) enables smooth delivery of bursty data traffic, along with strict QoS guarantees for all traffic types.

TW-300 Lite

The Terawave TW-300 Lite is a compact, modular chassis that can be configured with a PON access unit (PAU) or ATM UNI network access unit (NAU) to allow service providers to deliver cost-effective TDM private lines, PBX access, Internet access, and Ethernet-based VPN’s to small and medium business and institutional sites. Carrier-class TDM Services

TW-300 SME

The Terawave TW-300 SME is a high-density, 1 RU optical network terminal (ONT) designed to allow service providers to deliver cost-effective TDM and IP voice, Ethernet, and TDM private line services to small and medium business and institutional sites.

TW-300 LAN Plus

The TW-300 LAN PLUS provides just the right amount of service to small-to-medium businesses – at just the right cost. Equipped with two 10/100BaseT service ports and one DS1/E1 port, the LAN PLUS can provide internet access, Ethernet private line, corporate VLAN-based VPNs (VPLNs) and standard PBX telephony over a single fiber. Terawave equipment allows independent SLA enforcement for each Ethernet port, with advanced features like explicit bit-rate control, group shaping, VLAN trunk-port frame forwarding, VLAN ID filtering and VLAN tag stacking (Q in Q). The DS1/E1 port provides full toll-quality circuit emulation service with guaranteed bandwidth and QoS, for delivery in the CO to Class 5 telephone switches or TDM private line networks.

TW-300 LAN

Whenever space or cost is a critical consideration in the choice of optical network terminals, the TW-300 LAN is the ideal LAN transport solution. Equipped with two 10/100BaseT service ports, and with independent SLA enforcement for each port, your network connects directly to the TW-300 with no additional IAD or auxiliary equipment cost. The TW-300 LAN has advanced features like explicit bit-rate control, group shaping, VLAN trunk-port frame forwarding, VLAN ID filtering and VLAN tag stacking. The TW-300 LAN is only 8.5 x 10 inches (215 mm x 250 mm) to fit in any service cabinet or on any desktop.

TW-300 MDU

The Terawave TW-300 MDU is a high-density, 1 RU optical network terminal (ONT) designed to allow service providers to deliver cost-effective Ethernet, TDM and IP voice, IP video, and private line services to multiple dwelling and multiple-tenant sites such as apartment buildings, office buildings, condominium and town home complexes.

Carrier Ethernet-in-the-First-Mile (EFM)	TW-101F FMC – Intelligent WDM Fiber Media Converter

The Terawave TW-101F Fiber Media Converter (FMC) is a compact, low-cost unit designed to provide 10/100Base-T Ethernet data services to individual homes, apartment and condominium units, and small, single-occupant offices. Service delivery is over a single point-to-point (p2p) fiber from a Terawave TW-500F, which is connected to the service provider central office over gigabit Ethernet, CWDM, or G.984 compliant Gigabit Passive Optical Network (GPON).

New in 2006, Terawave provides the	TW-124E MAG – Multi-service Ethernet Media	Terawave TW-124E Media Adapter Gateways (MAGs) are compact, low-cost units designed to provide analog and IP voice,

option to deliver up to 100 Mbps or business or residential services over 100Base-BX10, IEEE-compliant fiber links. Up to 96 subscribers can be served from a single logical GPON or GigE node.	Adapter Gateway

Ethernet data, and IP video services to individual homes, apartment units, and small, single-occupant offices over a 10/100 Base-T Ethernet from Terawave’s TW-500E connected to either a p2p GigE network or a point-to-multipoint (p2mp) ITU.T G.984 compliant Gigabit Passive Optical Network (GPON).

TW-124F MAG – EFM Media Adapter Gateway

The Terawave TW-124F Media Adapter Gateways (MAGs) are compact, low-cost units designed to provide analog and IP voice, Ethernet data, and IP video services to individual homes, apartment units, and small, single-occupant offices over a single point-to-point (p2p) fiber from Terawave’s TW-500F connected to either a p2p GigE network or a point-to-multipoint (p2mp) ITU.T G.984 compliant Gigabit Passive Optical Network (GPON).

TW-200E – 24-port Fast Ethernet Optical Access Switch

The Terawave TW-200E is a 1 RU layer-2 switch that is designed to allow service providers to deliver cost-effective IP data, voice, and video services over standard Ethernet Category 5 cabling to multiple individual subscribers in condominium and town home complexes, apartment buildings, office buildings, and industrial parks.

TW-500E ONU – Multi-subscriber Ethernet aggregation

The Terawave TW-500E is a stackable 1.5 RU Optical Network Unit (ONU) with 24 10/100Base-T subscriber ports and two configurable optical network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of fiber or port failure.

TW-500F ONU – Multi-subscriber EFM aggregation

The Terawave TW-500F is a stackable, service-provider manageable 1.5 RU Optical Network Unit (ONU) with 24 100Base-BX10 EFM ports and two configurable network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of fiber or port failure. Dual, field-replaceable AC and/or DC power supplies and fan tray provide reliability, flexibility, and easy service.

TW-500V ONU – Multi-subscriber VDSL2 aggregation

The Terawave TW-500V is a stackable 1.5 RU Optical Network Unit (ONU) with 24 VDSL2 ports and two configurable network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of OLT port, fiber, or ONT port failure.

Terawave Management System (TMS)

The Terawave Management System (TMS) is a powerful, integrated suite of applications that enables service providers to rapidly deploy and manage a Terawave access network of any size. TMS simplifies and automates the typical tasks performed by the network operations staff, reducing training and deployment time, reducing installation and operating costs, and increasing service velocity. It provides FCAPS element management support for the entire Terawave family of access products, streamlining fault, performance, configuration and service management functions for all nodes in any network configuration.

VDSL2 New in 2006,	TW-124V MAG - VDSL2 Media Adapter Gateway	The Terawave TW-124V Media Adapter Gateways (MAGs) are compact, low-cost units designed to provide analog and IP voice,

Terawave provides a simple, affordable, stackable, GigE or GPON-fed IP DSLAM providing up to 100 Mbps of IPTV, data, and voice service over existing Cat3 copper to 24 residential or business subscribers.

Ethernet data, and IP video services to individual homes, apartment units, and small, single-occupant offices from Terawave’s TW-500V connected to either a p2p GigE network or a p2mp ITU.T G.984 compliant Gigabit Passive Optical Network (GPON).

TW-500V ONU – Multi-subscriber VDSL2 aggregation

The Terawave TW-500V is a stackable 1.5 RU Optical Network Unit (ONU) with 24 VDSL2 ports and two configurable network interface slots for single or dual Gigabit Ethernet (GigE), CWDM, or ITU-T G.984 compliant Gigabit Passive Optical Network (GPON) uplinks. Dual uplinks provide carrier-class 50ms 1:1 protection in case of OLT port, fiber, or ONT port failure.

Modules for TW-600	PCU PON Controller Unit

Complementing the aggregation, grooming and transport capabilities of the TW-600 Optical Line Terminal, the PON Controller Unit (PCU) is the controlling unit for the ITU-T G.983.x series compatible (FSAN) Passive Optical Network architecture. The Terawave PCU supports single-fiber 622 Mbps bi-directional transmission with the added advantage of Dynamic Bandwidth Allocation (DBA). DBA gives a throughput boost for data services on the PON by near-instantaneously adjusting bandwidth allocation of traffic flows to match real-time bandwidth demands of each customer.

	NIMs ATM OC3/12/STM1/4	Terawave ATM network interface modules (NIMs) provide the TW-600 OLT with multiservice uplink and/or interconnect ports for aggregation, switching, and grooming of all types of traffic.
	NIM Gigabit Ethernet	The Terawave Gigabit Ethernet network interface module (GigE NIM) provides the TW-600 OLT with a high-speed connection to IP core networks.
Service Interface Modules (SIM) for TW-300 and TW-400	SIM DS1/E1 8 port

The DS1/E1 service interface module (SIM) is a compact modular unit that fits into the SIM slots of the Terawave TW-300 and TW-400 Optical Network Terminals (ONTs) or Integrated Network Terminals (INTs) to provide toll-quality circuit services over broadband PON or ATM networks.

SIM Data V.35 2 port

The V.35 Service Interface Module (SIM) is the component of Terawave’s family of Integrated Network Terminal (INT) and Optical Network Terminal (ONT) access platforms specifically designed to provide a direct V.35 DCE interface for the ONT and INT Optical Access Platforms at Nx64K data rates to connect together DTE (data terminating equipment) and DCE (data communication equipment) interfaces for data networking applications where a router or some other terminating equipment is connected to a DSU, channel bank, or some other wide area network access device.

SIM Data Ethernet 10/100 4 port

Terawave’s ESIM is ideal for expanding Ethernet service coverage as well as addressing the concerns of low transport efficiency. As an integral component of Terawave’s optical access product family, the ESIM can be utilized in any of its INT and/or ONT platforms.

SIM ATM DS3 1 port

The DS3 ATM service interface module (SIM) is a compact modular unit that fits into the SIM slots of the Terawave TW-300 and TW-400 Optical Network Terminals (ONTs) or Integrated Network Terminals (INTs) to provide ATM multiplexing and transport over broadband PON or ATM networks.

Service Interface Modules (SIM) for TW-400
SIM POTS/FXS 8 port

The FXS service interface module (SIM) is a compact modular unit that fits into either SIM slot in the Terawave TW-400 chassis to provide standard analog 2-wire POTS and FXS services into ATM or broadband PON access networks.

SIM Telemetry TTL 4 port

The TTL TSIM is installed into a Terawave TW-400 INT (Integrated Network Terminal) chassis to enable the transport of four independent telemetry streams at rates of 1Kbps to 20 Mbps. Four TTL compliant interfaces are supported per TTL TSIM. Each port can be individually configured via software as either an input or output port. A maximum bandwidth of 70Mbps is supported per TSIM module.

SIM Telemetry RS530 4 port

The RS530 TSIM is installed into a Terawave TW-400 INT (Integrated Network Terminal) chassis to enable the transport of four independent telemetry streams at rates of up to 15 Mbps. The ports are RS530, RS422, and MIL-188 compliant. Each port can be individually configured via software as either an input or output port. A maximum bandwidth of 70 Mbps is supported per TSIM module.

SIM Audio (ASIM)

The Audio/IRIG Service Interface Module (ASIM) installs into the Terawave TW-400 INT (Integrated Network Terminal) access platform to enable the transport of analog or digital audio streams and/or Inter-Range Instrumentation Group (IRIG) clock over SONET/SDH or asynchronous transfer mode (ATM) networks.

SIM Video Multi-format (VSIM)

The Video Service Interface Module (VSIM) installs into the Terawave TW-400 Integrated Network Terminal (INT) and Optical Network Terminal (ONT) access platforms to enable the transport of video streams over broadband networks. The VSIM contains a high quality video MPEG encoder & decoder that supports one and two-way transmission of real time video/audio signals over DVB-ASI, ATM, or IP Networks.

SIM Video Access Unit (VAU)

The VAU is a standalone, high-quality video MPEG-2 encoder & decoder with amazing flexibility to support one-way and two-way transmission of real-time video and audio signals over DVB/ASI and IP Networks. The MPEG encoder section of the VAU compresses an NTSC, PAL or SDI video signal using industry standard MPEG-2 compression algorithms and encapsulates it in either DVB/ASI or IP for transport.

	SIM Video SMPTE 310 2 port	The SMPTE 310M SIM can be installed into Terawave’s TW-400 Integrated Network Terminal (INT) chassis to transport two bidirectional SMPTE 310 compliant streams at rates of 19.39 Mbps.
SIM Video SDI Lossless 2 port

The VSIM 270 can be installed into Terawave’s TW-400 Integrated Network Terminal (INT) chassis to enable the transport of native digital video 270Mb/s serial data streams across broadband networks. The VSIM 270 is compliant with a range of 270 Mb/s streams including SDI (BT.656-5, SMPTE 259M), SDTI (SMPTE 305) and DVB-ASI (A010/EN50083-9). The VSIM 270 transports the entire 270Mb/s data stream with no compression or data loss, ensuring accurate transport of all ancillary data and embedded audio information.

Network Interface	ATM Integrated Network Access Units (NAUs)	Terawave is a leader in integrated, multiservice access, including both passive optical networking (PON) and ATM.

Modules for TW-300, TW-300 Lite, and TW-400	(DS3c, E3c, OC-3c/STM1c, OC12c/STM4c)

The DS3c, E3c, OC3c, STM1c, OC12c, and STM4c network access units (NAUs) turn the TW-400, TW-300, and TW-300 Lite modular chasses into powerful, flexible ATM integrated access (INT) multiplexers for all types of voice, data, video, and telemetry services.

PON Adapter Unit (PAU) for TW-300, TW-300 Lite, and TW-400

Complementing the aggregation, grooming and transport capabilities of the TW-600 Optical Line Terminal, the PON Controller Unit (PCU) is the controlling unit for the ITU-T G.983.x series compatible (FSAN) Passive Optical Network architecture. The Terawave PCU supports single-fiber 622 Mbps bi-directional transmission with the added advantage of Dynamic Bandwidth Allocation (DBA). DBA gives a throughput boost for data services on the PON by near-instantaneously adjusting bandwidth allocation of traffic flows to match real-time bandwidth demands of each customer.

Element Manager	Terawave Management System (TMS)

The Terawave Management System (TMS) is a powerful, integrated suite of applications that enables service providers to rapidly deploy and manage a Terawave access network of any size. TMS simplifies and automates the typical tasks performed by the network operations staff, reducing training and deployment time, reducing installation and operating costs, and increasing service velocity. It provides FCAPS element management support for the entire Terawave family of access products, streamlining fault, performance, configuration and service management functions for all nodes in any network configuration.